    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1997

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                             MINERAL ENERGY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            CALIFORNIA                               4939                         33-0732627
   (STATE OR OTHER JURISDICTION          (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                                 101 ASH STREET
                                P.O. BOX 129400
                            SAN DIEGO, CA 92112-9400
                                 (619) 239-7700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

  GARY W. KYLE, ESQ.             KEVIN C. SAGARA, ESQ.
MINERAL ENERGY COMPANY          MINERAL ENERGY COMPANY
C/O PACIFIC ENTERPRISES          C/O ENOVA CORPORATION
  555 W. FIFTH STREET               101 ASH STREET
 LOS ANGELES, CA 90013              P.O. BOX 129400
    (213) 895-5000             SAN DIEGO, CA 92112-9400
                                    (619) 239-7700

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENTS FOR SERVICE)
                            ------------------------

                                   Copies to:

 DAVID W. HELENIAK, ESQ.                 SHELDON ADLER, ESQ.
   SHEARMAN & STERLING        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
  599 LEXINGTON AVENUE                    919 THIRD AVENUE
NEW YORK, NEW YORK 10022              NEW YORK, NEW YORK 10022

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective and all conditions to the business combination described in the Joint Proxy Statement/Prospectus included herewith have been satisfied or waived.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box:    [ ]

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED            PROPOSED
                                                AMOUNT              MAXIMUM             MAXIMUM          AMOUNT OF
TITLE OF EACH CLASS OF                           TO BE          OFFERING PRICE         AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED                  REGISTERED(1)         PER SHARE       OFFERING PRICE(2)      FEE(3)
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value..............  252,590,100 shares          (2)           $5,305,130,000     $1,607,615.16
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Assumes that 118,000,000 shares of common stock, no par value, of Enova Corporation (the "Enova Corporation Common Stock") are each converted into one share of Mineral Energy Company common stock, no par value (the "Mineral Energy Company Common Stock"), and 89,500,000 shares of common stock, no par value, of Pacific Enterprises (the "Pacific Enterprises Common Stock") are each converted into 1.5038 shares of Mineral Energy Company Common Stock, in each case pursuant to a business combination of Pacific Enterprises and Enova Corporation (the "Business Combination").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(f)(1) and 457(c). Based upon (i) a price per share of Pacific Enterprises Common Stock of $29.94, which equals the average of the high and low sale prices for such common stock on the New York Stock Exchange Composite Tape on January 29, 1997, multiplied by 89,500,000, the maximum number of shares of Pacific Enterprises Common Stock that will be converted into Mineral Energy Common Stock in the Business Combination (as provided in footnote (1) above), plus (ii) a price per share of Enova Corporation Common Stock of $22.25, which equals the average of the high and low sale prices for such common stock on the New York Stock Exchange Composite Tape on January 29, 1997, multiplied by 118,000,000, the maximum number of shares of Enova Corporation Common Stock that will be converted into Mineral Energy Common Stock in the Business Combination (as provided in footnote (1) above). The proposed maximum offering price per share is based on the proposed maximum aggregate offering price divided by the number of shares to be registered.

(3) The maximum aggregate offering price (see footnote (2)) was multiplied by 1/33rd of 1% to determine the registration fee. Pursuant to Rule 457(b), the registration fee has been reduced by $1,065,997, the amount of the filing fee previously paid on November 15, 1996 upon the initial filing under the Securities Exchange Act of 1934, as amended, of preliminary proxy materials relating to the Business Combination. Therefore, the registration fee payable upon filing of this Registration Statement is $541,618.16.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                     [PACIFIC ENTERPRISES LOGO]

                                                     555 West Fifth Street

                                                     Los Angeles, CA 90013-1011

                                FEBRUARY 6, 1997
Dear Shareholder:

     On behalf of the Board of Directors, it is a pleasure to invite you to attend a Special Meeting of Shareholders at which you will be asked to approve a business combination of Pacific Enterprises and Enova Corporation, the holding company for San Diego Gas & Electric Company.

     Your Board of Directors believes that the strategic combination of Pacific Enterprises and Enova will create a company that is well positioned to compete vigorously in an energy marketplace undergoing rapid deregulation both here in California and on a national level. The combined companies will provide a broad range of energy services and be better able than either company alone to pursue opportunities for enhanced earnings growth in an increasingly competitive energy market. To pursue opportunities in the unregulated markets pending the expected completion of the business combination at the end of this year, Pacific Enterprises and Enova have already formed a joint venture to market energy products and services.

     Combining Pacific Enterprises and Enova makes sense because:

     - It is a natural, logical and timely response to competitive forces that brings together two companies of similar size and with similar views of the future energy marketplace.

     - It combines two California utilities with highly complementary operations that are geographically contiguous. Pacific Enterprises brings its experience and expertise as the nation's largest natural gas distribution utility and Enova brings its experience and expertise as an electric utility with proven power purchasing skills and the lowest electric rates of California investor-owned utilities.

     - It combines the management teams of two companies with a track record of streamlining operations and is expected to result in additional net cost savings and cost avoidances of $1.2 billion over ten years to be shared between customers and shareholders. The combined companies will be led by Richard D. Farman, President and Chief Operating Officer of Pacific Enterprises, who will become Chairman and Chief Executive Officer, and Stephen L. Baum, President and Chief Executive Officer of Enova, who will become Vice Chairman, President and Chief Operating Officer.

     - It will spur energy competition envisioned by California regulators and legislators, ultimately stimulating the California economy and benefiting all of the communities served by Southern California Gas Company and San Diego Gas & Electric.

               YOUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THIS
                             PROPOSED COMBINATION.

     Through this strategic combination, Pacific Enterprises and Enova are preparing for new opportunities emerging in the deregulated natural gas and electricity marketplace. In forging the combination, we intend to be aggressively prepared for this new environment, leading the way, and fashioning our own destiny as we do so.

     In the strategic business combination, Pacific Enterprises and Enova will become subsidiaries of a new holding company and holders of Pacific Enterprises and Enova Common Stock will become shareholders of the new holding company. Holders of Pacific Enterprises Common Stock will receive 1.5038 shares of Common Stock of the new holding company for each share of Pacific Enterprises Common Stock and holders of Enova Common Stock will receive one share of Common Stock of the new holding company for each share of Enova Common Stock. Shares of Pacific Enterprises Preferred Stock will not be converted and will remain outstanding as shares of Pacific Enterprises.

     This conversion ratio results in a 7.4% premium to holders of Pacific Enterprises Common Stock based upon the trading prices of Pacific Enterprises and Enova Common Stock immediately prior to the announcement of the combination. In addition, the new holding company intends to adopt the current annual dividend rate on Enova Common Stock of $1.56 resulting in holders of Pacific Enterprises Common Stock receiving an equivalent annual dividend of $2.35 for each share they now own -- an increase of 63% over Pacific Enterprises' $1.44 current annual rate.

     The completion of the business combination is subject to the satisfaction of a number of conditions, including approval of shareholders of Pacific Enterprises and Enova, approval by the California Public Utilities Commission and satisfaction of the other regulatory conditions described in the accompanying Joint Proxy Statement/Prospectus. Detailed information concerning the business combination and related transactions, together with financial and other information concerning Pacific Enterprises and Enova, are included in the Joint Proxy Statement/Prospectus. I urge you to review this information carefully.

     Pacific Enterprises' shareholder approval of the business combination requires the favorable vote of holders of a majority of the shares of Pacific Enterprises Common Stock and a majority of the shares of Pacific Enterprises Common and Preferred Stock (voting together as a single class) outstanding on the record date for the Special Meeting of Shareholders. THUS, FAILING TO VOTE YOUR SHARES WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE BUSINESS COMBINATION. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD OR VOTING INSTRUCTION IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE.

     PACIFIC ENTERPRISES' BOARD OF DIRECTORS HAS APPROVED THE BUSINESS COMBINATION OF PACIFIC ENTERPRISES AND ENOVA AND THE RELATED TRANSACTIONS CONTEMPLATED BY THE BUSINESS COMBINATION AND RECOMMENDS THAT PACIFIC ENTERPRISES SHAREHOLDERS VOTE FOR APPROVAL OF THE PRINCIPAL TERMS OF THE BUSINESS COMBINATION. THE BOARD'S REASONS FOR ITS RECOMMENDATION ARE SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS.

     The Special Meeting will be held at 10:00 a.m., local time, at The Westin Bonaventure Hotel, 404 South Figueroa Street, Los Angeles, California on March 11, 1997. If you have any questions prior to the Special Meeting or need further assistance, please call D.F. King & Co, Inc., who will be assisting Pacific Enterprises with the Special Meeting, at 1-800-431-9646.

     We thank you for your support.

                                          Sincerely yours,

                                            /s/  WILLIS B. WOOD, JR.
                                          ------------------------------
                                          Willis B. Wood, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer

                                      LOGO                  ENOVA CORPORATION
                                                            P.O. Box 129400
                                                            San Diego, CA
                                                            92112-9400

                                FEBRUARY 6, 1997

Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of Enova Corporation ("Enova") (the "Special Meeting") to be held at 10:00 a.m., San Diego time, on March 11, 1997 at the Del Mar Fairgrounds, the Mission Tower Building, 2260 Jimmy Durante Boulevard, Del Mar, California. At this important meeting, Enova shareholders will be asked to consider and vote upon a proposal to approve the principal terms of a business combination of Enova and Pacific Enterprises to be effected pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") described in the accompanying Joint Proxy Statement/Prospectus. As a result of the business combination, Enova and Pacific Enterprises will each become subsidiaries of a new holding company.

     Your Board of Directors believes that the combined enterprise will be well positioned to vigorously compete in an energy marketplace undergoing rapid deregulation, both here in California and on a national level. This strategic combination with Pacific Enterprises presents a unique opportunity for Enova shareholders to benefit from enhanced growth opportunities available to the combined company for many reasons, including the following:

     - Pacific Enterprises shares similar views with Enova regarding the future of the utility industry and the need to provide customers multiple energy products and services to enable effective competition in both regulated and unregulated markets.

     - A combination with Pacific Enterprises will cause the combined companies to benefit from the enhanced growth prospects of the faster growing natural gas market which will make up a larger portion of the combined company's revenues and income.

     - Pacific Enterprises' operations are highly complementary and geographically contiguous to those of Enova.

     - The combined companies will benefit from Pacific Enterprises' substantially larger and more diverse natural gas customer base and expertise and its natural gas purchasing and distribution capabilities in addition to Enova's customer and marketing expertise in both electricity and natural gas markets and its low cost electric generation, transmission and purchasing capabilities.

     - The combined companies will benefit from a larger and more diverse pool of management talent, as well as a prudent management succession plan that provides for Stephen L. Baum, President and Chief Executive Officer of Enova, to succeed Richard D. Farman, President and Chief Operating Officer of Pacific Enterprises, as its Chief Executive Officer upon the earlier of September 1, 2000 and the second anniversary of the completion of the business combination.

     The companies have already formed an energy marketing joint venture to pursue opportunities in the unregulated segment of the market for energy products and services.

     Each share of Common Stock of Enova issued and outstanding immediately prior to the business combination will be converted into one share of Common Stock of New Holding Company, and each share of Common Stock of Pacific Enterprises issued and outstanding immediately prior to the business combination will be converted into 1.5038 shares of Common Stock of New Holding Company. The Preferred Stock and Preference Stock of each of Enova's principal subsidiary, San Diego Gas & Electric Company ("SDG&E"), Pacific Enterprises and Pacific Enterprises' principal subsidiary, Southern California Gas Company, will be unchanged in the business combination and remain outstanding.

     Completion of the business combination is subject to the satisfaction of certain conditions, including approval of shareholders of Enova and Pacific Enterprises and obtaining certain regulatory approvals described in the accompanying Joint Proxy Statement/Prospectus. It is currently expected that the completion of the business combination will occur by the end of the year.

     A copy of the Merger Agreement and more detailed information concerning the transactions contemplated thereby, together with financial and other information concerning the businesses of Enova and Pacific Enterprises, are included in the enclosed Joint Proxy Statement/Prospectus. Please review the Joint Proxy Statement/Prospectus carefully.

     THE BOARD OF DIRECTORS OF ENOVA HAS UNANIMOUSLY APPROVED THE BUSINESS COMBINATION, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND, FOR THE REASONS SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS, RECOMMENDS THAT ENOVA SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PRINCIPAL TERMS OF THE BUSINESS COMBINATION.

     Enova's Board of Directors has received the written opinion of its financial advisor, Morgan Stanley & Co. Incorporated, dated the date hereof and subject to the assumptions made, matters considered and the limits of the review undertaken, as stated therein, to the effect that the conversion ratio in the business combination of one share of New Holding Company Common Stock for each share of Enova Common Stock pursuant to the Merger Agreement is fair to the holders of Enova Common Stock from a financial point of view. A copy of the opinion of Morgan Stanley is included in the Joint Proxy Statement/Prospectus as Annex D.

     Approval of the business combination by shareholders of Enova requires the approval of holders of a majority of the shares of Enova Common Stock outstanding on the meeting record date. THUS, FAILING TO VOTE YOUR SHARES WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE BUSINESS COMBINATION. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

     Promptly after completion of the business combination, a letter of transmittal will be mailed to each holder of record of shares of Enova Common Stock. PLEASE DO NOT SEND YOUR ENOVA COMMON STOCK CERTIFICATES (OR SDG&E COMMON STOCK CERTIFICATES THAT NOW REPRESENT ENOVA COMMON STOCK) WITH THE ENCLOSED PROXY CARD OR TO THE EXCHANGE AGENT UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL.

     If you have any questions prior to the Special Meeting or need further assistance, please call Georgeson & Company Inc., who will be assisting Enova with the Special Meeting, at 1-800-223-2064. The Special Meeting is only for the purpose of voting on the business combination. Unlike our Annual Meeting, there will be no reception or exhibits prior to the meeting. Finally, please note that Enova also intends to hold its Annual Meeting in the ordinary course.

                                          Sincerely yours,


                                          /s/  THOMAS A. PAGE
                                          ----------------------------------
                                          Thomas A. Page
                                          Chairman of the Board


                                          /s/  STEPHEN L. BAUM
                                          ----------------------------------
                                          Stephen L. Baum
                                          President and
                                          Chief Executive Officer

                              PACIFIC ENTERPRISES
                             555 WEST FIFTH STREET
                             LOS ANGELES, CA 90013
                                 (213) 895-5000

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, MARCH 11, 1997

To the Shareholders of Pacific Enterprises:

     A Special Meeting of Shareholders of Pacific Enterprises, a California corporation, will be held on Tuesday, March 11, 1997 at The Westin Bonaventure Hotel, 404 South Figueroa Street, Los Angeles, California commencing at 10:00 a.m., local time, to consider and vote upon a proposal to approve the principal terms of a business combination of Pacific Enterprises and Enova Corporation ("Enova").

     The terms of the business combination are set forth in an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), among Pacific Enterprises, Enova, Mineral Energy Company, a corporation formed to become a holding company for Pacific Enterprises and Enova (the "New Holding Company"), and subsidiaries of New Holding Company formed to effect the business combination. Pacific Enterprises and Enova will select a new name for the holding company prior to completing the business combination.

     The Merger Agreement provides for the merger of the subsidiaries of New Holding Company with and into Pacific Enterprises and Enova. Upon the completion of these mergers, each share of Pacific Enterprises Common Stock will be converted into 1.5038 shares of New Holding Company Common Stock and each share of Enova Common Stock will be converted into one share of New Holding Company Common Stock, and Pacific Enterprises and Enova will become subsidiaries of New Holding Company, all as more fully described in the accompanying Joint Proxy Statement/Prospectus to which the Merger Agreement and related agreements are attached. Approval by Pacific Enterprises' shareholders of the business combination will be deemed to be an approval and ratification of the Merger Agreement and the related agreements and the transactions contemplated thereby.

     The Board of Directors of Pacific Enterprises has fixed the close of business on January 13, 1997 as the record date for the determination of shareholders of Pacific Enterprises entitled to notice of and to vote at the Special Meeting of Shareholders and any adjournment or postponement thereof. Approval of the business combination by shareholders of Pacific Enterprises requires the affirmative vote by holders of a majority of the shares outstanding on the record date of (i) Pacific Enterprises Common Stock and (ii) Pacific Enterprises Common Stock and Preferred Stock, voting together as a single class, and is a condition to the business combination. The business combination is also subject to approval of Enova's shareholders, certain required regulatory approvals and other conditions.

     Pacific Enterprises' Bylaws permit each shareholder who desires to do so, to elect that his or her identity and individual vote be held confidential. Confidentiality will not apply to the extent that voting disclosure is required by applicable law or is appropriate to assert or defend any claim relating to shareholder voting. Confidentiality also will not apply with respect to any matter for which shareholder votes are solicited in opposition to the voting recommendations of the Board of Directors unless the persons engaged in the opposition solicitation provide shareholders with voting confidentiality (which, if not otherwise provided, will be requested by Pacific Enterprises) comparable to the voting confidentiality provided by Pacific Enterprises. Any shareholder desiring confidential voting must mark the appropriate box and return the enclosed proxy card.

     The employee benefit plans of Pacific Enterprises and its subsidiaries automatically provide for confidential voting of shares held on behalf of employees participating in the plans. Employees holding shares through these plans need not take any action to obtain confidential voting and may vote their shares by returning the enclosed voting instruction.

     Proxies and voting instructions that are timely received will be voted in the manner directed thereon. If no direction is given, they will be voted (as to the shares for which they are authorized to be voted) FOR approval of the principal terms of a business combination of Pacific Enterprises and Enova.

     ONLY SHAREHOLDERS OF PACIFIC ENTERPRISES ARE ENTITLED TO ATTEND THE SPECIAL MEETING. AN ADMISSION TICKET TO THE SPECIAL MEETING IS PRINTED ON THE INSIDE BACK COVER OF THIS JOINT PROXY STATEMENT/PROSPECTUS. IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE BRING THIS TICKET WITH YOU. IT WILL ADMIT YOU AND A GUEST OR FAMILY MEMBER TO THE SPECIAL MEETING.

     Shareholders who do not bring an admission ticket to the Special Meeting must have their share ownership verified to obtain admission. Shareholders of record will be admitted upon verification of record share ownership at the admission desk. Shareholders who own shares through banks, brokerage firms, nominees, employee benefit plans or other account custodians, must present proof of beneficial share ownership (such as a brokerage account or employee benefit plan statement) at the admission desk.

     If you expect to attend the Special Meeting in person, please check the attendance box provided on the enclosed proxy card or voting instruction. Seating is limited and will be on a first-come, first-serve basis. Doors will open at 9:00 a.m.

     A summary of certain provisions of Chapter 13 of the California General Corporation Law pertaining to the rights of dissenting shareholders in connection with the business combination is included in the Joint Proxy Statement/Prospectus in the section entitled "Dissenters' Rights." The complete text of Chapter 13 of the California General Corporation Law is set forth as Annex I to the Joint Proxy Statement/Prospectus.

     EVEN IF YOU NOW EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY OR VOTING INSTRUCTION IN THE ENCLOSED ADDRESSED POSTAGE-PAID ENVELOPE. If you are a shareholder of record and attend the Special Meeting, you may vote in person, whether or not you have sent in your proxy.

                                          By Order of the Board of Directors

                                          /s/ THOMAS C. SANGER
                                          Thomas C. Sanger
                                          Secretary

February 6, 1997

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                                      LOGO

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, MARCH 11, 1997

To the Shareholders of ENOVA CORPORATION:

     NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of Enova Corporation ("Enova") will be held on Tuesday, March 11, 1997 at 10:00 a.m., San Diego time, at the Del Mar Fairgrounds, the Mission Tower Building, 2260 Jimmy Durante Boulevard, Del Mar, California to consider and vote upon a proposal to approve the principal terms of a business combination of Enova and Pacific Enterprises as set forth in the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Enova, Pacific Enterprises, Mineral Energy Company ("New Holding Company"), G Mineral Energy Sub ("Enova Sub") and B Mineral Energy Sub ("Pacific Enterprises Sub"), providing for the merger of Enova Sub with and into Enova and the merger of Pacific Enterprises Sub with and into Pacific Enterprises, as a result of which each of Enova and Pacific Enterprises will become subsidiaries of New Holding Company. Enova and Pacific Enterprises will select a new name for the holding company prior to completing the business combination. Approval by the Enova shareholders of the principal terms of the business combination will be deemed to be approval and ratification of all transactions contemplated by the Merger Agreement, a copy of which is attached as Annex A to the Joint Proxy Statement/Prospectus.

     The Board of Directors of Enova has fixed the close of business on January 13, 1997 as the record date for the determination of holders of Enova Common Stock entitled to notice of and to vote at the Special Meeting of shareholders and any adjournment or postponement thereof. Approval of the principal terms of the business combination by holders of a majority of the shares of Common Stock of Enova outstanding on the record date is a condition to the completion of the business combination. The completion of the business combination is also subject to approval of Pacific Enterprises' shareholders, certain required regulatory approvals and other conditions.

     A summary of certain provisions of Chapter 13 of the California General Corporation Law pertaining to the rights of dissenting shareholders in connection with the business combination is included in the Joint Proxy Statement/Prospectus in the section entitled "Dissenters' Rights." The complete text of Chapter 13 of the California General Corporation Law is set forth as Annex I to the Joint Proxy Statement/Prospectus.

     Proxies and voting instruction that are timely received will be voted in the manner directed thereon. If no direction is given, they will be voted (as to the shares for which they are authorized to be voted) in accordance with the recommendations of Enova's Board of Directors.

     ALL SHAREHOLDERS, WHETHER OR NOT THEY PLAN TO ATTEND THE SPECIAL MEETING, ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPES. YOUR VOTE IS VERY IMPORTANT.

                                          By order of the Board of Directors

                                          /s/ THOMAS A. PAGE
                                          Thomas A. Page,
                                          Chairman of the Board

San Diego, California
February 6, 1997

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                             JOINT PROXY STATEMENT

                                       OF

                              PACIFIC ENTERPRISES

                                      AND

                               ENOVA CORPORATION

                            ------------------------

                                   PROSPECTUS
                                       OF
                             MINERAL ENERGY COMPANY
                    (TEMPORARY NAME OF NEW HOLDING COMPANY)

                            ------------------------

    This Joint Proxy Statement/Prospectus relates to a proposed business combination of Pacific Enterprises and Enova Corporation ("Enova"). Pacific Enterprises is a holding company for Southern California Gas Company ("Southern California Gas"), and Enova is a holding company for San Diego Gas & Electric Company ("SDG&E").

    Upon completion of the business combination, Pacific Enterprises and Enova will become subsidiaries of New Holding Company and holders of Pacific Enterprises Common Stock and Enova Common Stock will become holders of Common Stock of New Holding Company. New Holding Company has been temporarily named Mineral Energy Company; however, a new name will be selected prior to the completion of the business combination.

    The terms of the business combination are set forth in the Agreement and Plan of Merger and Reorganization dated as of October 12, 1996 and as amended as of January 13, 1997 (as amended, the "Merger Agreement") attached as Annex A to this Joint Proxy Statement/Prospectus. It provides for mergers of Pacific Enterprises and Enova with subsidiaries of New Holding Company in which Pacific Enterprises and Enova will be the surviving corporations and will become separate subsidiaries of New Holding Company. In the mergers, shares of Pacific Enterprises Common Stock and Enova Common Stock will be converted into shares of New Holding Company Common Stock and New Holding Company will be owned by the former shareholders of Pacific Enterprises and Enova. Each share of Pacific Enterprises Common Stock will be converted into 1.5038 shares of New Holding Company Common Stock and each share of Enova Common Stock will be converted into one share of New Holding Company Common Stock. Shares of Pacific Enterprises Preferred Stock will remain outstanding and unchanged as a result of the mergers.

    Based upon the capitalization of Pacific Enterprises and Enova and the ratios for the conversion of Pacific Enterprises and Enova Common Stock into New Holding Company Common Stock, Pacific Enterprises shareholders will own approximately 52% and Enova shareholders will own approximately 48% of New Holding Company Common Stock that will be outstanding upon completion of the business combination.

    This Joint Proxy Statement/Prospectus is being furnished to the shareholders of Pacific Enterprises in connection with the solicitation of proxies by the Pacific Enterprises Board of Directors for use at a Special Meeting of Shareholders of Pacific Enterprises to be held at 10:00 a.m., local time, on Tuesday, March 11, 1997, at The Westin Bonaventure Hotel, 404 South Figueroa Street, Los Angeles, California, and at any adjournment or postponement thereof. At the Pacific Enterprises Special Meeting, holders of Pacific Enterprises Common Stock and Pacific Enterprises Preferred Stock will be asked to approve the principal terms of the business combination of Pacific Enterprises and Enova.

    This Joint Proxy Statement/Prospectus is also being furnished to the shareholders of Enova in connection with the solicitation of proxies by the Enova Board of Directors for use at the Special Meeting of Shareholders of Enova to be held at 10:00 a.m., local time, on Tuesday, March 11, 1997, at the Del Mar Fairgrounds, the Mission Tower Building, 2260 Jimmy Durante Boulevard, Del Mar, California, and at any adjournment or postponement thereof. At the Enova Special Meeting, holders of Enova Common Stock will be asked to approve the principal terms of the business combination of Pacific Enterprises and Enova.

    This Joint Proxy Statement/Prospectus constitutes a prospectus of New Holding Company with respect to up to approximately 250 million shares of New Holding Company Common Stock to be issued in the business combination. All information herein with respect to Pacific Enterprises has been furnished by Pacific Enterprises and all information herein with respect to Enova has been furnished by Enova.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The date of this Joint Proxy Statement/Prospectus is February 6, 1997. This Joint Proxy Statement/Prospectus is first being mailed to shareholders of Pacific Enterprises and Enova on or about February 7, 1997.

                             AVAILABLE INFORMATION

     Both Pacific Enterprises and Enova are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and, accordingly, each files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed with the Securities and Exchange Commission are available for inspection and copying at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W, Washington, D.C. 20549, and at the Securities and Exchange Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a web site (at http://www.sec.gov) that contains information regarding Pacific Enterprises and Enova. Moreover, any such material and other information concerning Pacific Enterprises and Enova can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York 10005, on which exchange Pacific Enterprises Common Stock and Enova Common Stock are listed, and at the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104, on which exchange Pacific Enterprises Common Stock and Preferred Stock and Enova Common Stock are listed, and such material and other information concerning Pacific Enterprises can also be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on which exchange Pacific Enterprises Preferred Stock is listed.

     New Holding Company has filed a registration statement on Form S-4 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of New Holding Company Common Stock to be issued in the business combination. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The Registration Statement is available for inspection and copying at the locations set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS RELATING TO PACIFIC ENTERPRISES ARE AVAILABLE UPON REQUEST FROM SHAREHOLDER SERVICES DEPARTMENT, 555 WEST 5TH STREET, SUITE 2900, LOS ANGELES, CALIFORNIA 90013-1011,
(800) 722-5483. THE DOCUMENTS RELATING TO ENOVA ARE AVAILABLE UPON REQUEST FROM SHAREHOLDER SERVICES OFFICE, P.O. BOX 129400, SAN DIEGO, CALIFORNIA 92112-9400,
(800) 826-5942. TO ENSURE TIMELY DELIVERY, ANY REQUEST FOR DOCUMENTS SHOULD BE RECEIVED BY MARCH 4, 1997.

     Pacific Enterprises and Enova hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Joint Proxy Statement/Prospectus has been delivered, upon the written or oral request of such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Joint Proxy Statement/Prospectus by reference. Requests for such documents should be directed to the persons indicated above.

     The following documents, previously filed with the Securities and Exchange Commission by Pacific Enterprises (File No. 1-40) or Enova (File No. 1-11439) and SDG&E (File No. 1-3779) pursuant to the Securities Exchange Act, are hereby incorporated by reference:

          1. Pacific Enterprises' Annual Report on Form 10-K for the year ended December 31, 1995.

          2. Pacific Enterprises' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, as amended.

          3. Pacific Enterprises' Current Reports on Form 8-K dated October 15, 1996 and January 28, 1997.

          4. Annual Report on Form 10-K of Enova and SDG&E for the year ended December 31, 1995, as amended.

          5. Quarterly Reports on Form 10-Q of Enova and SDG&E for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, as amended.

          6. Current Reports on Form 8-K of Enova and SDG&E dated February 2, 1996, September 24, 1996, October 15, 1996 and January 29, 1997.

     The information relating to Pacific Enterprises and Enova contained in this Joint Proxy Statement/ Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

     All documents filed by Pacific Enterprises and Enova pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date hereof and prior to the date of the Pacific Enterprises Special Meeting of Shareholders, and any adjournment or postponement thereof, or the Enova Special Meeting of Shareholders, and any adjournment or postponement thereof, respectively, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of Pacific Enterprises or Enova or in the information set forth herein since the date of this Joint Proxy Statement/Prospectus.

     This Joint Proxy Statement/Prospectus does not cover any resale of the securities to be received by shareholders of Pacific Enterprises or Enova upon completion of the business combination, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        -----
AVAILABLE INFORMATION.................................................................      2
INCORPORATION BY REFERENCE............................................................      2
SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS...........................................      6
  The Companies.......................................................................      6
  The Special Meetings of Shareholders................................................      7
  Required Vote.......................................................................      7
  The Business Combination............................................................      8
  Exchange of Stock Certificates......................................................      8
  Energy Marketing Joint Venture......................................................      8
  Background..........................................................................      9
  Reasons for the Business Combination................................................      9
  Recommendations of Boards of Directors..............................................     10
  Fairness Opinions of Financial Advisors.............................................     10
  Interests of Certain Persons in the Business Combination............................     11
  Management of New Holding Company...................................................     13
  Conditions to the Business Combination..............................................     13
  Rights to Terminate, Amend or Waive Conditions......................................     13
  Certain Federal Income Tax Consequences.............................................     14
  Operations After the Business Combination...........................................     14
  Regulatory Matters..................................................................     14
  Accounting Treatment................................................................     15
  Dissenters' Rights..................................................................     15
  Dividends and Distributions.........................................................     15
  Comparison of Rights of Shareholders................................................     16
SELECTED HISTORICAL AND PRO FORMA DATA................................................     17
  Selected Historical Financial and Market Data.......................................     17
  Selected Unaudited Pro Forma Financial Data.........................................     20
  Notes to Selected Historical and Pro Forma Data.....................................     22
  Comparative Market Prices and Dividends.............................................     23
THE BUSINESS COMBINATION..............................................................     24
  Background..........................................................................     24
  Reasons for the Business Combination................................................     28
  Recommendations of Boards of Directors..............................................     30
  Fairness Opinions of Financial Advisors.............................................     34
  Interests of Certain Persons........................................................     49
  Certain Arrangements Regarding Directors and Management.............................     49
  Energy Marketing Joint Venture......................................................     54
  Certain Federal Income Tax Consequences.............................................     55
  Accounting Treatment................................................................     56
  Stock Exchange Listing of New Holding Company Common Stock..........................     56
  Federal Securities Law Consequences.................................................     57
REGULATORY MATTERS....................................................................     57
THE MERGER AGREEMENT..................................................................     60
  The Business Combination............................................................     60
  Conversion of Shares................................................................     60
  Fractional Shares...................................................................     61
  Exchange of Stock Certificates......................................................     61
  Energy Marketing Joint Venture......................................................     62
  Representations and Warranties......................................................     62

                                                                                        PAGE
                                                                                        -----
  Certain Covenants...................................................................     63
  No Solicitation of Acquisition Proposals............................................     64
  New Holding Company Board of Directors..............................................     64
  Indemnification.....................................................................     64
  Conditions to Obligations to Effect the Business Combination........................     65
  Benefit Plans.......................................................................     66
  Termination.........................................................................     66
  Termination Fees....................................................................     67
  Amendment and Waiver................................................................     67
  Standstill Provisions...............................................................     68
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION..........................     69
SELECTED INFORMATION CONCERNING PACIFIC ENTERPRISES AND ENOVA.........................     78
  Business of Pacific Enterprises.....................................................     78
  Business of Enova...................................................................     78
  Certain Business Relationships Between Pacific Enterprises and Enova................     78
NEW HOLDING COMPANY...................................................................     79
  Management of New Holding Company...................................................     79
  Dividends...........................................................................     79
DESCRIPTION OF NEW HOLDING COMPANY CAPITAL STOCK......................................     80
  General.............................................................................     80
  New Holding Company Common Stock....................................................     80
  New Holding Company Preferred Stock.................................................     80
  Certain Anti-Takeover Provisions....................................................     81
COMPARISON OF SHAREHOLDERS' RIGHTS....................................................     81
  Comparison of the Rights of Holders of Common Stock.................................     81
MEETINGS, VOTING AND PROXIES..........................................................     84
  Pacific Enterprises Special Meeting of Shareholders.................................     84
  Enova Special Meeting of Shareholders...............................................     86
  Shareholders Proposals for 1997 Annual Meetings.....................................     87
DISSENTERS' RIGHTS....................................................................     87
  Demand for Purchase.................................................................     88
  Vote Against the Business Combination...............................................     88
  Notice of Approval..................................................................     89
  Submission of Stock Certificates....................................................     89
  Purchase of Dissenting Shares.......................................................     89
EXPERTS...............................................................................     90
LEGAL MATTERS.........................................................................     90
Annex A Agreement of Plan of Merger and Reorganization................................    A-1
Annex B Fairness Opinion of Barr Devlin & Co. Incorporated............................    B-1
Annex C Fairness Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated........    C-1
Annex D Fairness Opinion of Morgan Stanley & Co. Incorporated.........................    D-1
Annex E Employment Agreement of Richard D. Farman.....................................    E-1
Annex F Employment Agreement of Stephen L. Baum.......................................    F-1
Annex G Employment Agreement of Warren I. Mitchell....................................    G-1
Annex H Employment Agreement of Donald E. Felsinger...................................    H-1
Annex I Chapter 13 of the California General Corporation Law (Dissenters' Rights).....    I-1
Annex J New Holding Company Articles of Incorporation.................................    J-1
Annex K New Holding Company Bylaws....................................................    K-1

     This Joint Proxy Statement/Prospectus contains forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including expectations regarding the benefits of the business combination and estimates of related cost savings and cost avoidances. The expectations reflected in such forward looking statements are necessarily based upon various assumptions that involve judgments with respect to, among other things, future national and regional economic, competitive and regulatory conditions, legislative developments, technological developments, inflation rates, weather conditions, financial market conditions, future business decisions and other uncertainties, all of which are difficult to predict and many of which are beyond the control of Pacific Enterprises and Enova. Accordingly, while the companies believe that these assumptions are reasonable, there can be no assurance that the assumptions will approximate actual experience or that the expectations or estimates will be realized. All subsequent written or oral forward looking statements attributable to Pacific Enterprises or Enova, or persons acting on their behalf, are expressly qualified in their entirety by the foregoing cautionary statements.

                  SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS

     The following is a summary of certain important terms and conditions of the business combination of Pacific Enterprises and Enova and related information. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information appearing in this Joint Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference. Shareholders are urged to read this Joint Proxy Statement/Prospectus and the Annexes hereto in their entirety.

THE COMPANIES

     New Holding Company. New Holding Company will be a holding company for Pacific Enterprises and Enova upon the completion of the business combination. Pacific Enterprises and Enova are intrastate holding companies exempt from the registration requirements of the Public Utility Holding Company Act and believe that the intrastate exemption will also be available to New Holding Company. See "Regulatory Matters" and "New Holding Company." The principal executive office of New Holding Company will be located at 101 Ash Street, P.O. Box 129400, San Diego, California 92112-9400, telephone number (619) 239-7700 or at an as yet undetermined new location in San Diego, California.

     Pacific Enterprises. Pacific Enterprises is a holding company engaged in supplying natural gas throughout most of southern and part of central California. These operations are conducted through Pacific Enterprises' primary subsidiary, Southern California Gas, the nation's largest natural gas distribution utility, providing natural gas service to residential, commercial, industrial, utility electric generation and wholesale customers through approximately 4.7 million meters in a 23,000 square mile service area with a population of approximately 17.4 million. Through other subsidiaries, Pacific Enterprises is also engaged in interstate and offshore natural gas transmission to serve its utility operations, natural gas marketing, alternate energy development, centralized heating and cooling for large building complexes, energy management services and investments in foreign utility operations. The principal executive office of Pacific Enterprises and Southern California Gas is, and after completion of the business combination will continue to be, located at 555 West Fifth Street, Los Angeles, California 90013-1011, telephone number (213) 895-5000. See "Selected Information Concerning Pacific Enterprises and Enova -- Business of Pacific Enterprises" and "New Holding Company."

     Enova. Enova is an energy management company providing electricity, natural gas and value-added products and services to customers throughout California and certain other states. Enova is the parent company of SDG&E and six other subsidiaries - Enova Energy, Enova Financial, Enova International, Enova Technologies, Califia Company and Pacific Diversified Capital Company. SDG&E is Enova's principal subsidiary and is a public utility that provides regulated electric service through 1.2 million meters in San Diego and southern Orange counties, and regulated natural gas service through 700,000 meters in San Diego County. SDG&E's service area encompasses 4,100 square miles, covering two counties and 25 cities with a population of approximately 3.0 million. Through other subsidiaries, Enova is also engaged in providing natural gas and electricity and related energy services, investing in affordable housing limited partnerships, developing and operating natural gas and electricity projects outside the United States, developing new technologies generally related to utilities and energy, leasing computer equipment and developing real estate. The principal executive office of Enova and SDG&E is, and after completion of the business combination will, in the case of SDG&E, continue to be, located at 101 Ash Street, P.O. Box 129400, San Diego, California 92112-9400, telephone number (619) 239-7700. The principal executive office of Enova after completion of the business combination will be located at 101 Ash Street, P.O. Box 129400, San Diego, California 92112-9400, telephone number (619) 239-7700 or at an as yet undetermined new location in San Diego, California. See "Selected Information Concerning Pacific Enterprises and
Enova -- Business of Enova" and "New Holding Company."

THE SPECIAL MEETINGS OF SHAREHOLDERS

     Pacific Enterprises. At the Pacific Enterprises Special Meeting of Shareholders, the holders of Pacific Enterprises Common Stock and the holders of Pacific Enterprises Common Stock and Pacific Enterprises Preferred Stock, voting together as a single class, will be asked to approve the principal terms of the business combination of Pacific Enterprises and Enova. The completion of the business combination is conditioned upon such approval having been obtained. See "Meetings, Voting and Proxies -- Pacific Enterprises Special Meeting of Shareholders."

     The Pacific Enterprises Special Meeting is scheduled to be held at 10:00 a.m., local time, on Tuesday, March 11, 1997 at The Westin Bonaventure Hotel, 404 South Figueroa Street, Los Angeles, California. The Pacific Enterprises Board of Directors has fixed the close of business on January 13, 1997 as the record date for the determination of holders of Pacific Enterprises Common Stock and Pacific Enterprises Preferred Stock entitled to notice of and to vote at the Pacific Enterprises Special Meeting.

     The Pacific Enterprises Board of Directors, by a unanimous vote of those present, has approved the Merger Agreement and the transactions contemplated thereby and recommends that Pacific Enterprises' shareholders vote FOR approval of the principal terms of the business combination.

     Enova. At the Enova Special Meeting of Shareholders, the holders of Enova Common Stock will be asked to approve the principal terms of the business combination of Pacific Enterprises and Enova. The completion of the business combination is conditioned upon such approval having been obtained. See "Meetings, Voting and Proxies -- Enova Special Meeting of Shareholders."

     The Enova Special Meeting, is scheduled to be held at 10:00 a.m., local time, on Tuesday, March 11, 1997, at the Del Mar Fairgrounds, the Mission Tower Building, 2260 Jimmy Durante Boulevard, Del Mar, California. The Enova Board of Directors has fixed the close of business on January 13, 1997 as the record date for the determination of holders of Enova Common Stock entitled to notice of and to vote at the Enova Special Meeting of Shareholders.

     The Enova Board of Directors, by a unanimous vote, has adopted and approved the Merger Agreement and the transactions contemplated thereby and recommends that Enova's shareholders vote FOR approval of the principal terms of the business combination.

REQUIRED VOTE

     Pacific Enterprises. Under the California General Corporation Law and the Articles of Incorporation of Pacific Enterprises, the approval of the business combination of Pacific Enterprises and Enova requires the approval of the principal terms of the business combination by the affirmative vote of a majority of the votes entitled to be cast at the Pacific Enterprises Special Meeting of Shareholders by (i) all holders of Pacific Enterprises Common Stock and (ii) all holders of Pacific Enterprises Common Stock and Pacific Enterprises Preferred Stock, voting together as a single class. On the record date for the Pacific Enterprises Special Meeting there were 84,167,910 shares of Pacific Enterprises Common Stock, and 800,253 shares of Pacific Enterprises Preferred Stock outstanding and entitled to vote. As of the record date, directors and executive officers of Pacific Enterprises, together with their affiliates as a group, owned less than 1% of the issued and outstanding shares of Pacific Enterprises Common Stock and Pacific Enterprises Preferred Stock. See "Meetings, Voting and Proxies -- Pacific Enterprises Special Meeting of Shareholders."

     Enova. Under the California General Corporation Law and the Articles of Incorporation of Enova, the approval of the business combination of Pacific Enterprises and Enova requires the approval of the principal terms of the business combination by the affirmative vote of a majority of the votes entitled to be cast at the Enova Special Meeting of Shareholders by all holders of Enova Common Stock. On the record date for the Enova Special Meeting, there were 116,628,735 shares of Enova Common Stock outstanding and entitled to vote. As of the record date, directors and executive officers of Enova, together with their affiliates as a group, owned less than 1% of the issued and outstanding shares of Enova Common Stock. See "Meetings, Voting and Proxies -- Enova Special Meeting of Shareholders."

THE BUSINESS COMBINATION

     The Merger Agreement provides for the business combination of Pacific Enterprises and Enova to be effected by (a) a merger of a subsidiary of New Holding Company with and into Pacific Enterprises, with Pacific Enterprises remaining as the surviving corporation and becoming a subsidiary of New Holding Company, and (b) a merger of another subsidiary of New Holding Company with and into Enova, with Enova remaining as the surviving corporation and also becoming a subsidiary of New Holding Company. In the Pacific Enterprises merger, each share of Pacific Enterprises Common Stock (other than shares owned by Enova, Pacific Enterprises, New Holding Company or any of their wholly owned subsidiaries and shares as to which dissenters' rights are perfected) will be canceled and converted into the right to receive 1.5038 shares of New Holding Company Common Stock. In the Enova merger, each share of Enova Common Stock (other than shares owned by Enova, Pacific Enterprises, New Holding Company or any of their wholly owned subsidiaries and shares as to which dissenters' rights are perfected) will be canceled and converted into the right to receive one share of New Holding Company Common Stock. See "The Merger Agreement -- Conversion of Shares." Pacific Enterprises shareholders will receive cash, in lieu of fractional shares of New Holding Company Common Stock. See "The Merger Agreement -- Fractional Shares."

     Shares of Pacific Enterprises and Southern California Gas Preferred Stock and SDG&E Preference Stock will not be converted in the business combination and will remain outstanding without any change in their respective rights, preferences and privileges. These shares will continue to be administered by their respective issuers following the completion of the business combination in a manner consistent with past practice. See "The Merger Agreement -- Conversion of Shares."

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the completion of the business combination, there will be mailed to holders of Pacific Enterprises and Enova Common Stock a letter of transmittal and instructions for surrendering their stock certificates in exchange for certificates representing New Holding Company Common Stock. Holders of certificates which prior to the completion of the business combination represented shares of Pacific Enterprises Common Stock or Enova Common Stock (including SDG&E Common Stock certificates that represent shares of Enova Common Stock) will not be entitled to receive any payment of dividends or other distributions on, or payment for any fractional share with respect to, such shares until certificates therefor have been surrendered for certificates representing shares of New Holding Company Common Stock. Cash will be paid to shareholders in lieu of fractional shares of New Holding Company Common Stock. Holders of shares of Pacific Enterprises Common Stock or Enova Common Stock should not submit certificates representing their shares for exchange until a form of letter of transmittal and instructions therefor are received. See "The Merger Agreement -- Exchange of Stock Certificates."

ENERGY MARKETING JOINT VENTURE

     As contemplated by the Merger Agreement, subsidiaries of Pacific Enterprises and Enova have formed an energy marketing joint venture to pursue energy marketing opportunities and provide related energy products and services. The joint venture is terminable by either company without economic penalty in the event the Merger Agreement is terminated. See "The Business
Combination -- Energy Marketing Joint Venture" and "The Merger
Agreement -- Energy Marketing Joint Venture."

BACKGROUND

     For a description of the background of the business combination, see "The Business Combination -- Background."

REASONS FOR THE BUSINESS COMBINATION

     Benefits of the Business Combination. Pacific Enterprises and Enova view the combination of the two companies as a natural outgrowth of utility deregulation and restructuring that is reshaping the natural gas and electric industries in California and throughout the nation. The combination joins two excellent companies of similar market capitalization, with similar views of the future of the utility and energy industries and with highly complementary operations that are geographically contiguous. The combination is expected to provide substantial strategic, financial and other benefits to the shareholders of the two companies, as well as to their employees and the customers and communities which they serve. These benefits are expected to include:

     - Support for Utility Deregulation -- The completion of the business combination is timed to coincide with California electric utility deregulation and ongoing natural gas utility deregulation and is intended to establish a company that, by providing to customers multiple energy products and services and lower costs than the companies could achieve individually, will have the ability to compete effectively in unregulated markets and serve customers more cost-effectively in regulated markets.

     - Competitive and Strategic Position -- The combination of the companies' complementary expertise and vision, including Pacific Enterprises' substantially larger and more diverse natural gas customer base and its customer expertise and gas purchasing and distribution capabilities and Enova's customer and marketing expertise in both electricity and natural gas markets and its low cost electricity generation, transmission and purchasing capabilities, provides New Holding Company with the size and scope to be an effective competitor in the emerging and increasingly competitive markets for energy and energy services.

     - Expanded Management Resources and Employment Opportunities -- New Holding Company will be able to draw on a larger and more diverse pool of management for leadership in an increasingly competitive environment. As a company better able to respond to competitive pressures, New Holding Company will offer better prospects for employees and be better able to retain and attract the most qualified employees.

     - Communities -- New Holding Company will continue to play a leading role in the economic development of the communities now served by Pacific Enterprises and Enova, and philanthropic and volunteer programs currently maintained by the two companies and their utility subsidiaries will be continued.

     Potential Cost Savings and Cost Avoidances Resulting from the Business Combination. Pacific Enterprises and Enova believe that the business combination will result in significant cost savings and cost avoidances that will benefit customers and shareholders. Operating synergies are expected to generate cost savings and cost avoidances, net of the costs to achieve such savings and avoidances, of approximately $1.2 billion over a ten-year period. The savings and avoidances in 1998, 1999 and 2000 are expected to be lower than any subsequent year's savings due to the costs of achieving and phasing-in certain cost savings. Estimated cost savings and cost avoidances have been limited to quantifiable savings expected by management to be achievable as a result of the business combination. The major components of the expected savings and avoidances are:

     - Integration of corporate functions -- The combined companies will have the ability to eliminate redundant functions in a variety of areas, including accounting and finance, human resources, information services, external relations, legal and executive administration.

     - Integration of corporate programs -- The combined companies will be able to integrate various corporate and administrative functions, thereby reducing certain non-labor costs in the areas of insurance, advertising, professional services, benefit plan administration, credit facilities, association dues, postage, research and development, shareholder services and information systems.

     - Integration of field support functions -- The combined companies will be able to integrate related field support or customer interface functions in the areas of customer service, marketing and sales, transmission and distribution operations, gas supply operations and support services, such as purchasing and materials management.

     - Streamlining of inventories and purchasing economics -- The combined companies will be able to centralize purchasing and inventory functions related to construction and maintenance activities, as well as headquarters functions.

     - Consolidation of facilities -- The combined companies' physical location and reduction in total personnel will enable reductions in expenditures for facilities.

     To the extent Section 854(b)(2) of the California Public Utility Act is applicable to the business combination, the California Public Utilities Commission will be required to find that the business combination equitably allocates short-term and long-term forecasted economic benefits of the business combination between shareholders and utility ratepayers with ratepayers receiving not less than 50% of the benefits from regulated operations. The accounting treatment of these cost savings and cost avoidances and the costs of attaining them will depend upon the regulatory treatment accorded by the California Public Utilities Commission. See "The Business Combination -- Reasons for the Business Combination -- Potential Cost Savings and Cost Avoidances Resulting From the Business Combination."

RECOMMENDATIONS OF BOARDS OF DIRECTORS

     Pacific Enterprises. The Pacific Enterprises Board of Directors, by a unanimous vote of those present, has approved and adopted the Merger Agreement and the transactions contemplated thereby. The Pacific Enterprises Board believes that the terms of the business combination are fair to, and in the best interests of, Pacific Enterprises' shareholders, and recommends that the shareholders of Pacific Enterprises vote FOR approval of the principal terms of the business combination. The Pacific Enterprises Board approved and adopted the Merger Agreement and the transactions contemplated thereby after consideration of a number of factors described under the heading "The Business
Combination -- Reasons for the Business Combination -- Recommendations of Boards of Directors."

     Enova. The Enova Board of Directors, by a unanimous vote, has approved and adopted the Merger Agreement and the transactions contemplated thereby. The Enova Board believes that the terms of the business combination are fair to, and in the best interests of, Enova's shareholders, and recommends that the shareholders of Enova vote FOR approval of the principal terms of the business combination. The Enova Board approved and adopted the Merger Agreement and the transactions contemplated thereby after consideration of a number of factors described under the heading "The Business Combination -- Reasons for the Business Combination -- Recommendations of Boards of Directors."

FAIRNESS OPINIONS OF FINANCIAL ADVISORS

     Pacific Enterprises. Barr Devlin & Co. Incorporated ("Barr Devlin") has delivered written opinions, dated October 11, 1996 and the date of this Joint Proxy Statement/Prospectus, to the Pacific Enterprises Board of Directors to the effect that, as of the dates of such opinions, the conversion ratio in the business combination of 1.5038 shares of New Holding Company Common Stock for each share of Pacific Enterprises Common Stock is fair to the holders of shares of Pacific Enterprises Common Stock from a financial point of view. The full text of the written opinion of Barr Devlin dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth assumptions made, procedures followed, matters considered and limits of the review undertaken by Barr Devlin in rendering its opinion is attached hereto as Annex B and is incorporated by reference in this Joint Proxy Statement/Prospectus. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") also delivered written opinions, dated October 11, 1996 and the date of this Joint Proxy Statement/Prospectus, to the Pacific Enterprises Board of Directors to the effect that, as of the dates of such opinions, the conversion ratio of 1.5038 shares of New Holding Common Stock for each share of Pacific Enterprises Common Stock and the conversion ratio of one share of New Holding Common Stock for each share of Enova Common Stock are fair to the holders of Pacific Enterprises Common Stock (other than Enova, New Holding Company and their affiliates) from a financial point of view. The full text of the written opinion of Merrill Lynch dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth certain assumptions made, procedures followed, matters considered and limits of the review undertaken by Merrill Lynch in rendering its opinion, is attached hereto as Annex C and is incorporated by reference in this Joint Proxy Statement/Prospectus. Holders of shares of Pacific Enterprises Common Stock should read such opinions in their entirety. See "The Business
Combination -- Fairness Opinions of Financial Advisors" and Annexes B and C.

     Enova. Morgan Stanley & Co. Incorporated ("Morgan Stanley") has delivered its written opinions, dated October 12, 1996 and the date of this Joint Proxy Statement/Prospectus, to the Enova Board of Directors to the effect that, as of the dates of such opinions, the conversion ratio in the business combination of one share of New Holding Company Common Stock for each share of Enova Common Stock pursuant to the Merger Agreement is fair to the holders of Enova Common Stock from a financial point of view. The full text of the written opinion of Morgan Stanley dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth assumptions made, matters considered and limits of the review undertaken in connection with the opinion, is attached hereto as Annex D and is incorporated by reference in this Joint Proxy Statement/Prospectus. Holders of shares of Enova Common Stock should read such opinion in its entirety. See "The Business Combination -- Fairness Opinions of Financial Advisors" and Annex D.

INTERESTS OF CERTAIN PERSONS IN THE BUSINESS COMBINATION

     Directorships. Upon the completion of the business combination, the Board of Directors of New Holding Company will be comprised of an equal number of directors designated by each of Pacific Enterprises and Enova. Among the directors of New Holding Company will be Richard D. Farman, President and Chief Operating Officer of Pacific Enterprises, and Stephen L. Baum, President and Chief Executive Officer of Enova. See "The Business Combination -- Certain Arrangements Regarding Directors and Management -- Board of Directors."

     Employment Agreements. Messrs. Farman, Baum, Warren I. Mitchell, President of Southern California Gas, and Donald E. Felsinger, President and Chief Executive Officer of SDG&E, have entered into employment agreements with New Holding Company to become effective upon the completion of the business combination and continuing for a term of five years or until mandatory retirement age at 65, whichever is earlier, subject to certain automatic renewal provisions. Upon completion of the business combination (i) Mr. Farman will serve as Chairman of the Board and Chief Executive Officer of New Holding Company until the earlier of September 1, 2000 or the second anniversary of the completion of the business combination, and thereafter as Chairman of the Board during the period, if any, until September 1, 2000, (ii) Mr. Baum will serve as Vice-Chairman, President and Chief Operating Officer of New Holding Company until the earlier of September 1, 2000 or the second anniversary of the completion of the business combination and during the period, if any, commencing on the second anniversary of the completion of the business combination and ending on September 1, 2000, he will be nominated to, and if elected serve as, the Vice Chairman of the Board, Chief Executive Officer and President of New Holding Company, and during the period, if any, commencing September 1, 2000 and ending on the expiration date of his employment agreement, Mr. Baum will be nominated to, and if elected will serve as, Chairman, Chief Executive Officer and President of New Holding Company, (iii) Mr. Mitchell will serve as President and the principal executive officer of New Holding Company's businesses that are economically regulated by the California Public Utilities Commission, and (iv) Mr. Felsinger will serve as President and the principal executive officer of New Holding Company's businesses that are not so regulated. See "The Business Combination -- Certain Arrangements Regarding Directors and
Management -- Employment Agreements." Copies of the employment agreements of Messrs. Farman, Baum, Mitchell and Felsinger are attached hereto as Annexes E, F, G and H, respectively, and are incorporated by reference in this Joint Proxy Statement/Prospectus.

     Enova Interim Employment Agreements. On September 18, 1996, Mr. Baum entered into an employment agreement with Enova to serve as its President and Chief Executive Officer and Mr. Felsinger entered into an employment agreement with SDG&E to serve as its President and Chief Executive Officer and as Executive Vice President of Enova, for the period prior to the completion of the business combination. These agreements will be superseded by the employment agreements with New Holding Company upon the completion of the business combination. See "The Business Combination -- Certain Arrangements Regarding Directors and Management -- Enova Interim Employment Agreements."

     Pacific Enterprises Severance Agreements. The Pacific Enterprises Board of Directors has adopted severance agreements covering 24 executives, officers and key employees of Pacific Enterprises and its subsidiaries to memorialize past severance practices and provide for the payment of severance benefits in the event of the actual or constructive termination of employment of a covered employee (other than for cause, death or disability) during the term of the agreements. The benefits payable under the agreements generally consist of (i) a lump sum cash payment equal to either 2.0 or 1.5 times annual base salary, depending upon employment position, and (ii) certain continued welfare benefits. If all covered individuals were to be terminated as of January 1, 1998 under circumstances giving rise to an entitlement to severance benefits, the aggregate value of the lump sum cash severance benefits so payable would be approximately $9 million. See "The Business Combination -- Certain Arrangements Regarding Directors and Management -- Pacific Enterprises Severance Agreements."

     Incentive/Retention Bonus Agreements. The Board of Directors of Pacific Enterprises has authorized incentive/retention bonus agreements with 23 selected executives, officers and key employees and the Board of Directors of Enova has authorized incentive/retention bonus agreements with 10 selected executives and officers to compensate covered individuals for the performance of services in connection with the business combination, and to provide an incentive for these individuals to continue their employment with the combined companies following the completion of the business combination. The amount payable under each agreement is equal to a specified multiple of the participant's base salary plus annual incentive bonus at target. The multiple is 1.0 or less except for two individuals for whom the multiple is 2.0. Payment of the bonuses is generally conditioned upon both (i) completion of the business combination or another business combination transaction and (ii) transition of the covered employee to employment with the combined companies. Amounts payable to Messrs. Farman and Mitchell and to all Enova participants are also subject to certain deferral conditions. The Pacific Enterprises agreements provide for maximum aggregate incentive/retention bonus payments of approximately $6 million and the Enova agreements provide for maximum aggregate incentive/retention bonus payments of approximately $4.7 million. The Boards have also authorized the managements of Pacific Enterprises and Enova to enter into agreements with non-officer employees providing for the payment of additional incentive/retention bonuses in the maximum aggregate amount of $5 million for each company. See "The Business Combination -- Certain Arrangements Regarding Directors and
Management -- Incentive/Retention Bonus Agreements."

     Vesting of Employee Stock Options. Under pre-existing terms of Pacific Enterprises' employee stock option and incentive plans, all outstanding employee stock options granted under the plans will become immediately exercisable in full upon approval of the business combination by the shareholders of Pacific Enterprises. See "The Business Combination -- Certain Arrangements Regarding Directors and Management -- Vesting of Employee Stock Options."

     Indemnification. Pursuant to the Merger Agreement, to the extent not provided by an existing right of indemnification or other agreement or policy, from and after the completion of the business combination, New Holding Company will, to the fullest extent not prohibited by applicable law, indemnify each person who, prior to that time, was an officer or director of Pacific Enterprises or Enova or any of their subsidiaries against certain liabilities
(i) arising out of actions or omissions occurring at or prior to the business combination that arise from or are based on such service as an officer or director, or (ii) that are based on, arise out of or pertain to the transactions contemplated by the Merger Agreement. To the fullest extent permitted by law, from and after the completion of the business combination, all rights to indemnification existing in favor of the employees, agents, directors or officers of Pacific Enterprises, Enova and their respective subsidiaries with respect to their activities as such prior to the business combination, will survive the business combination and will continue in full force and effect for a period of not less than six years from the completion of the business combination. See "The Merger
Agreement -- Indemnification."

MANAGEMENT OF NEW HOLDING COMPANY

     Directorships. Upon the completion of the business combination, New Holding Company's Board of Directors will be comprised of an equal number of directors designated by each of Pacific Enterprises and Enova. Among the directors of New Holding Company at the Effective Time will be Messrs. Farman and Baum. See "The Business Combination -- Certain Arrangements Regarding Directors and
Management -- Board of Directors."

     Employment Agreements. Each of Messrs. Farman, Baum, Mitchell and Felsinger has entered into an employment agreement with New Holding Company to become effective upon the completion of the business combination and continuing for a term of five years or until mandatory retirement at age 65, whichever is earlier, subject to certain automatic renewal provisions. See "The Business Combination -- Certain Arrangements Regarding Directors and
Management -- Employment Agreements."

CONDITIONS TO THE BUSINESS COMBINATION

     The obligations of Pacific Enterprises and Enova to complete the business combination are subject to the satisfaction of certain conditions, including the approval of the principal terms of the business combination by each company's shareholders, the receipt of all material statutory and governmental approvals, the absence of any injunction that prevents the completion of the business combination, the listing on the New York Stock Exchange of the shares of New Holding Company Common Stock to be issued in the business combination, the qualification of the business combination as a pooling of interests transaction for accounting purposes, the accuracy of the representations and warranties of the other company set forth in the Merger Agreement as of the completion date (except for inaccuracies which would not have a material adverse effect on such other company), the performance by the other company in all material respects, or waiver, of all obligations required to be performed under the Merger Agreement, there having been no material adverse effect on the other company or the ability of the companies to achieve the business objectives contemplated by the business combination, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the receipt of tax opinions that the business combination will be treated as an exchange under Section 351 of the Internal Revenue Code, the receipt of certain material third-party consents and the effectiveness of the Registration Statement for the shares of New Holding Company Common Stock to be issued in the business combination. See "The Merger Agreement -- Conditions to Obligations to Effect the Business Combination."

RIGHTS TO TERMINATE, AMEND OR WAIVE CONDITIONS

     The Merger Agreement contains reciprocal termination provisions which provide Pacific Enterprises and Enova with the ability to terminate the business combination under certain circumstances, including (i) the failure of the shareholders of either company to provide the requisite approval of the business combination on or before June 30, 1997, (ii) the withdrawal or adverse modification of the recommendation of the business combination by the other company's Board of Directors or the approval of a third party acquisition proposal by the other company's Board of Directors, or (iii) the occurrence of a third party acquisition proposal which the Board of Directors of the company that is the subject of the proposal determines in good faith, after consultation with outside counsel and after giving effect to all concessions which may be offered by the other company in the terms and conditions of the business combination, is reasonably necessary to accept in order to act in a manner consistent with its fiduciary duties under applicable law. The Merger Agreement requires that a termination fee of $72 million be paid and expenses of up to $10 million be reimbursed if the Merger Agreement is terminated under certain circumstances and, in the case of the termination fee, a third party acquisition proposal is accepted within one year of the termination. See "The Merger Agreement -- Termination" and "The Merger Agreement -- Termination Fees."

     The Merger Agreement may be amended by Pacific Enterprises and Enova at any time before or after the approval of the business combination by their respective shareholders, but, after that approval, no amendment may be made which by law requires further approval of the shareholders. At any time prior to the completion of the business combination, Pacific Enterprises or Enova may:
(a) extend the time for the performance of any of the obligations or other acts of the other company; (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement. See "The Merger Agreement -- Amendment and Waiver."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Pacific Enterprises' obligation to effect the business combination is conditioned on the delivery of an opinion to Pacific Enterprises from Skadden, Arps, Slate, Meagher and Flom LLP, counsel for Pacific Enterprises, and Enova's obligation to effect the business combination is conditioned upon the delivery of an opinion to Enova from Shearman & Sterling, counsel for Enova, each dated as date of completion of the business combination, based upon certain customary representations and assumptions set forth therein, substantially to the effect that, for federal income tax purposes, the business combination will be treated as an exchange under Section 351 of the Internal Revenue Code. Pacific Enterprises and Enova have the right to waive this condition, but have no intention of doing so. In the event the condition were to be waived by either company, each company would distribute a supplement to this Joint Proxy Statement/Prospectus to disclose the waiver and all material related consequences including risks to investors, and would resolicit the shareholder approval of the principal terms of the business combination.

     As such an exchange, in general: (i) no gain or loss will be recognized by Pacific Enterprises, Enova or New Holding Company pursuant to the business combination; (ii) except with respect to any cash received in respect of fractional shares, no gain or loss will be recognized by holders of Pacific Enterprises Common Stock upon the conversion of their Pacific Enterprises Common Stock into New Holding Company Common Stock in the business combination; and
(iii) no gain or loss will be recognized by holders of Enova Common Stock upon the conversion of their Enova Common Stock into New Holding Company Common Stock in the business combination. See "The Business Combination -- Certain Federal Income Tax Consequences."

     EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO SUCH SHAREHOLDER UNDER FEDERAL, STATE, LOCAL OR ANY OTHER APPLICABLE LAW.

OPERATIONS AFTER THE BUSINESS COMBINATION

     Upon completion of the business combination, Pacific Enterprises and Enova will be subsidiaries of New Holding Company and will continue to own and operate their primary subsidiaries, Southern California Gas and SDG&E, respectively. The headquarters of New Holding Company will be in San Diego, California. The headquarters of the two utility subsidiaries of New Holding Company will remain in their current locations, Southern California Gas in Los Angeles and SDG&E in San Diego. The Energy Marketing Joint Venture will be headquartered in Los Angeles. The utility subsidiaries, taken together, will provide natural gas service through 5.4 million meters throughout most of southern and part of central California and electric service through 1.2 million meters in San Diego and southern Orange counties in southern California. New Holding Company's non-utility subsidiaries will engage in unregulated natural gas and electricity marketing and offer energy related products and services. See "Regulatory Matters" and "New Holding Company."

REGULATORY MATTERS

     The approval of the California Public Utilities Commission under the applicable provisions of the California Public Utility Act, the approval or disclaimer of jurisdiction of the Federal Energy Regulatory Commission under the Federal Power Act, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the approval of the Securities and Exchange

Commission under the Public Utility Holding Company Act, and the approval of the Nuclear Regulatory Commission under the Atomic Energy Act are required in order to complete the business combination.

     Pacific Enterprises and Enova are currently exempt from the registration and other requirements of the Public Utility Holding Company Act (other than from Section 9(a)(2) thereof) as intrastate holding companies. The companies believe that this exemption will also be available to New Holding Company upon completion of the business combination.

     Under the Merger Agreement, Pacific Enterprises and Enova have agreed to use all reasonable efforts to obtain all necessary material permits, licenses, franchises and other governmental authorizations necessary or advisable to complete or effect the business combination and related transactions contemplated by the Merger Agreement. Various parties may seek intervention in these proceedings to oppose the business combination or to have conditions imposed upon the receipt of necessary approvals. While Pacific Enterprises and Enova believe that they will receive the requisite regulatory approvals for the business combination, there can be no assurance as to the timing of such approvals or the ability of the companies to obtain such approvals on satisfactory terms or otherwise. It is a condition to the completion of the business combination that final orders approving the business combination be obtained from the various federal and state commissions described above and neither such final orders nor any order, law or regulation of any governmental authority shall impose terms or conditions which, in the aggregate, could reasonably be expected to have a material adverse effect on (i) the ability of the companies to achieve the business objectives contemplated by the business combination or (ii) the operations, properties, assets or financial condition or results of operations of New Holding Company and its prospective subsidiaries taken as a whole, or which would be materially inconsistent with the agreements of the companies contained in the Merger Agreement. See "Regulatory Matters."

ACCOUNTING TREATMENT

     Pacific Enterprises and Enova believe that the business combination will be treated as a pooling of interests for accounting purposes. See "The Business Combination -- Accounting Treatment." The receipt by the companies of a letter from Deloitte & Touche LLP, their respective independent accountants, stating that the transaction will qualify as a pooling of interests, is a condition precedent to completion of the business combination. See "The Merger
Agreement -- Conditions to Obligations to Effect the Business Combination."

DISSENTERS' RIGHTS

     Under the California General Corporation Law, shareholders of record of Pacific Enterprises and Enova, as to whose shares there exists no restriction on the transfer, who do not wish to accept shares of New Holding Company will have the right to have the fair value of their Pacific Enterprises and Enova shares appraised by judicial determination and paid to them in cash only if demands for payment are duly filed with respect to five percent or more of the outstanding shares of the class of shares which they hold. In order to perfect such dissenters' rights, holders of Pacific Enterprises Common Stock and Enova Common Stock must comply with the certain procedural requirements, including filing written notice with Pacific Enterprises or Enova not later than the date of the Pacific Enterprises Special Meeting of Shareholders or Enova Special Meeting of Shareholders of an intention to dissent and demand payment of the fair value of his or her shares, voting against approval of the principal terms of the business combination and making a written demand for payment and depositing the certificates representing such shares within thirty days after notice is given by Pacific Enterprises and Enova of the results of the vote at the Special Meetings of Shareholders. See "Dissenters' Rights" and Annex I.

DIVIDENDS AND DISTRIBUTIONS

     Pacific Enterprises and Enova. Pursuant to the Merger Agreement, Pacific Enterprises and Enova have each agreed that they will not declare or pay any dividends on shares of Common Stock other than regular quarterly dividends not to exceed 110% of the dividends for the prior fiscal year. They have also each agreed that they will not purchase or otherwise acquire shares of their Common Stock other than the repurchase by each company of up to 4,250,000 shares. See "The Merger Agreement -- Certain Covenants."

     New Holding Company. New Holding Company intends initially to adopt Enova's current annual dividend rate of $1.56 per share. Based upon the number of shares of New Holding Company Common Stock expected to be issued in the business combination, New Holding Company's annual common share dividend requirements will increase by approximately $76 million over the current dividend requirements of Pacific Enterprises and Enova and will represent approximately 95% of the 1995 pro forma combined income of the two companies. See "New Holding Company" and "Description of New Holding Company Capital Stock -- New Holding Company Common Stock."

COMPARISON OF RIGHTS OF SHAREHOLDERS

     As a result of the business combination, holders of Pacific Enterprises Common Stock and Enova Common Stock (other than holders of dissenting shares), will become shareholders of New Holding Company. Their rights in New Holding Company will differ in certain respects from those as shareholders of Pacific Enterprises or Enova, as the case may be, due to differences between the Articles of Incorporation and Bylaws of Pacific Enterprises and Enova and those of the New Holding Company. For a comparison of the Articles of Incorporation and Bylaws provisions of Pacific Enterprises and Enova to New Holding Company, see "Comparison of Shareholders' Rights."

                     SELECTED HISTORICAL AND PRO FORMA DATA

     The summary below sets forth selected historical financial and market data and selected unaudited pro forma financial data. The financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of Pacific Enterprises and Enova, incorporated herein by reference, and in conjunction with the unaudited pro forma combined condensed financial statements and related notes thereto of New Holding Company included elsewhere in this Joint Proxy Statement/Prospectus. See "Unaudited Pro Forma Combined Condensed Financial Information." The results of operations for interim periods are not necessarily indicative of the results for a full year.

SELECTED HISTORICAL FINANCIAL AND MARKET DATA

     The selected historical financial data of Pacific Enterprises and Enova for the five years ended December 31, 1995, set forth below, have been derived from audited financial statements. The selected historical financial data of Pacific Enterprises and Enova as of and for the nine-month period ended September 30, 1996, set forth below, have been derived from unaudited financial statements. The selected historical market data of Pacific Enterprises and Enova set forth below are based on the closing sales prices of Pacific Enterprises Common Stock and Enova Common Stock as reported on the New York Stock Exchange Composite Tape for the dates indicated. The Aggregate Market Capitalization represents the product of the closing prices on the dates indicated multiplied by the number of outstanding shares on such dates.

RECENT DEVELOPMENTS

     Pacific Enterprises. On January 28, 1997, Pacific Enterprises announced consolidated net income of $203 million for the year ended December 31, 1996, representing an increase of 9.7% from consolidated net income of $185 million in 1996. Earnings for common shares were $2.37 per share for 1996, representing a 11.7% increase from $2.12 per common share in 1995. Earnings for common shares for 1996 includes net benefits of $9 million ($.11 per common share) from favorable non-recurring items. Consolidated operating revenues for 1996 were $2.6 billion, representing a 9.4% increase from consolidated operating revenues of $2.3 billion in 1995.

     On January 7, 1997, the Pacific Enterprises Board of Directors declared a quarterly dividend of $.36 per share on Pacific Enterprises Common Stock payable on February 14, 1997 to shareholders of record as of January 21, 1997.

     Enova. On January 27, 1997, Enova announced consolidated net income of $231 million for the year ended December 31, 1996, representing a 2.3% increase from consolidated net income of $226 million in 1995. Earnings for common shares were $1.98 per share for 1996, representing a 2.1% increase from $1.94 per common share in 1995. Consolidated operating revenues for 1996 were $2.0 billion, representing a 6.6% increase from consolidated operating revenues of $1.9 billion in 1995.

     On January 27, 1997, the Enova Board of Directors declared a quarterly dividend of $.39 per share on Enova Common Stock payable on April 15, 1997 to holders of record as of March 10, 1997.

                              PACIFIC ENTERPRISES
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                             NINE MONTHS
                                                ENDED                YEAR ENDED DECEMBER 31,
                                            SEPTEMBER 30,   ------------------------------------------
                                                1996         1995     1994     1993     1992     1991
                                            -------------   ------   ------   ------   ------   ------
INCOME STATEMENT DATA
  Operating Revenues......................     $ 1,787      $2,343   $2,664   $2,899   $2,900   $3,007
  Operating Income (a)....................         353         422      439      442      415      414
  Allowance for Borrowed and Other Funds
     Used During Construction.............           6           9        4        7        6        5
  Income from Continuing Operations.......         155         185      172      181      136      167
  Preferred Dividend Requirements.........           6          10       12       15       16       16
  Earnings for Common Shares from
     Continuing Operations (b)............         149         175      160      166      120      151
  Earnings per Common Share from
     Continuing Operations................        1.80        2.12     1.95     2.06     1.60     2.09
  Cash Dividends Declared per Common
     Share................................        1.06        1.34     1.26     0.60     0.44     2.62

                                                                           DECEMBER 31,
                                            SEPTEMBER 30,   ------------------------------------------
                                                1996         1995     1994     1993     1992     1991
                                            -------------   ------   ------   ------   ------   ------
BALANCE SHEET DATA
  Total Assets............................     $ 4,958      $5,259   $5,445   $5,596   $5,414   $5,462
  Long Term Debt..........................       1,296       1,371    1,550    1,394    1,915    1,925
  Short Term Debt (c).....................         217         334      406      325      432      148
  Preferred Stock.........................          80         188      218      258      258      258
  Common Stock Equity.....................       1,364       1,295    1,210    1,026      711    1,441
  Book Value per Common Share.............       16.48       15.71    14.74    12.19     9.44    19.74

                                                                           DECEMBER 31,
                                            SEPTEMBER 30,   ------------------------------------------
                                                1996         1995     1994     1993     1992     1991
                                            -------------   ------   ------   ------   ------   ------
MARKET DATA -- COMMON STOCK
  Aggregate Market Capitalization.........     $ 2,562      $2,395   $1,796   $1,999   $1,393   $1,916
  Closing Market Price per Share..........     $ 30.13      $28.25   $21.25   $23.75   $18.50   $26.25
  Ratio of Market Value to Book Value.....        1.83x       1.80x    1.44x    1.95x    1.96x    1.33x

       See accompanying Notes to Selected Historical and Pro Forma Data.

                                     ENOVA
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                        NINE MONTHS
                                           ENDED                   YEAR ENDED DECEMBER 31,
                                       SEPTEMBER 30,   -----------------------------------------------
                                           1996         1995      1994      1993      1992      1991
                                       -------------   -------   -------   -------   -------   -------
INCOME STATEMENT DATA
  Operating Revenues.................     $ 1,444      $ 1,871   $ 1,912   $ 1,897   $ 1,789   $ 1,700
  Operating Income (a) (f)...........         385          474       440       473       473       420
  Allowance for Borrowed and Other
     Funds Used During
     Construction....................           7            9         9        22        11         9
  Income from Continuing
     Operations......................         176          226       199       219       211       188
  Earnings for Common Shares from
     Continuing Operations (b).......         176          226       199       219       211       188
  Earnings per Common Share from
     Continuing Operations...........        1.51         1.94      1.71      1.89      1.86      1.68
  Cash Dividends Declared per Common
     Share...........................        1.17         1.56      1.52      1.48      1.44      1.39

                                                                        DECEMBER 31,
                                       SEPTEMBER 30,   -----------------------------------------------
                                           1996         1995      1994      1993      1992      1991
                                       -------------   -------   -------   -------   -------   -------
BALANCE SHEET DATA
  Total Assets.......................     $ 4,760      $ 4,670   $ 4,598   $ 4,643   $ 4,429   $ 3,978
  Long Term Debt.....................       1,443        1,350     1,339     1,411     1,491     1,156
  Short Term Debt (c)................          70          151       239       279       173       171
  Common Stock Equity................       1,559        1,520     1,474     1,516     1,441     1,350
  Book Value per Common Share........       13.38        13.04     12.65     13.01     12.53     12.00

                                                                        DECEMBER 31,
                                       SEPTEMBER 30,   -----------------------------------------------
                                           1996         1995      1994      1993      1992      1991
                                       -------------   -------   -------   -------   -------   -------
MARKET DATA -- COMMON STOCK
  Aggregate Market Capitalization....     $ 2,579      $ 2,769   $ 2,243   $ 2,898   $ 2,761   $ 2,531
  Closing Market Price per Share.....     $22.125      $23.750   $19.250   $24.875   $24.000   $22.500
  Ratio of Market Value to Book
     Value...........................        1.65x        1.82x     1.52x     1.91x     1.92x     1.88x

       See accompanying Notes to Selected Historical and Pro Forma Data.

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

     The following selected unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of Pacific Enterprises and Enova, including their respective subsidiaries, after giving effect to the business combination. The unaudited pro forma combined condensed balance sheet data at September 30, 1996, and December 31, 1995, 1994 and 1993 give effect to the business combination as if it had occurred at the respective balance sheet dates. The unaudited pro forma combined condensed statements of income for each of the years in the three-year period ended December 31, 1995, and for the nine-month period ended September 30, 1996, give effect to the business combination as if it had occurred at January 1, 1993. These statements are prepared on the basis of accounting for the business combination as a pooling of interests and are based on the assumptions set forth in the notes thereto. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the business combination been completed on the date as of which, or at the beginning of the periods for which, the business combination is being given effect nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Combined Condensed Financial Information."

                              NEW HOLDING COMPANY
                       UNAUDITED PRO FORMA FINANCIAL DATA

                                                      NINE MONTHS
                                                         ENDED           YEAR ENDED DECEMBER 31,
                                                     SEPTEMBER 30,     ----------------------------
                                                         1996           1995       1994       1993
                                                     -------------     ------     ------     ------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                        AMOUNTS)
INCOME STATEMENT DATA
  Operating Revenues...............................     $ 3,190        $4,166     $4,514     $4,716
  Operating Income (a).............................         738           896        879        915
  Allowance for Borrowed and Other Funds Used
     During Construction...........................          13            18         13         29
  Preferred Dividend Requirements..................           6            10         12         15
  Earnings for Common Shares from Continuing
     Operations (b)................................         325           401        359        385

                                                                              DECEMBER 31,
                                                    SEPTEMBER 30,     -----------------------------
                                                        1996           1995       1994       1993
                                                    -------------     ------     ------     -------
                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
  Total Assets (g)................................     $ 9,513        $9,758     $9,931     $10,181
  Long Term Debt..................................       2,739         2,721      2,889       2,805
  Short Term Debt (c).............................         287           485        645         604
  Preferred Stock.................................          80           188        218         258
  Common Stock Equity.............................       2,923         2,815      2,684       2,542

                                                                         YEAR ENDED DECEMBER 31,
                                                     SEPTEMBER 30,     ----------------------------
                                                         1996           1995       1994       1993
                                                     -------------     ------     ------     ------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE
                                                                        AMOUNTS)
PRO FORMA PER SHARE DATA
  NEW HOLDING COMPANY
     Earnings per Common Share (d).................      $1.35         $ 1.67     $ 1.50     $ 1.62
     Cash Dividends Declared per Common Share......       0.93           1.21       1.16       0.93
     Book Value per Common Share...................      12.13          11.70      11.18      10.60
PRO FORMA EQUIVALENT PER SHARE DATA (E)
  PACIFIC ENTERPRISES
     Earnings per Common Share.....................      $2.03         $ 2.51     $ 2.26     $ 2.44
     Cash Dividends Declared per Common Share......       1.40           1.82       1.74       1.40
     Book Value per Common Share...................      18.24          17.59      16.81      15.94
  ENOVA CORPORATION
     Earnings per Common Share.....................      $1.35         $ 1.67     $ 1.50     $ 1.62
     Cash Dividends Declared per Common Share......       0.93           1.21       1.16       0.93
     Book Value per Common Share...................      12.13          11.70      11.18      10.60

       See accompanying Notes to Selected Historical and Pro Forma Data.

NOTES TO SELECTED HISTORICAL AND PRO FORMA DATA

(a) Income from operations before interest and taxes.

(b) Net income from continuing operations after dividends on preferred stock.

(c) Includes bank and other notes payable, commercial paper borrowings and current portion of long term debt.

(d) Pro forma common share amounts give effect to the conversion of each outstanding share of Pacific Enterprises Common Stock into 1.5038 shares of New Holding Company Common Stock. See "The Merger Agreement -- The Business Combination." Pro forma common share amounts do not, however, give effect to the synergies and related cost savings of the business combination or transaction costs. For a description of the synergies, see "The Business Combination -- Reasons for the Business Combination; Recommendations of Boards of Directors."

(e) The data assume that the business combination was completed prior to the periods presented. Pro forma and equivalent pro forma per share amounts give effect to the conversion of each outstanding share of Pacific Enterprises Common Stock into 1.5038 shares of New Holding Company Common Stock and each outstanding share of Enova Common Stock into one share of New Holding Company Common Stock. Pro forma dividends declared per common share reflect the historical dividends declared by Pacific Enterprises and Enova divided by the pro forma average number of shares of New Holding Company Common Stock outstanding. The pro forma average number of outstanding shares of New Holding Company Common Stock was calculated by multiplying the average number of outstanding shares during the year of Pacific Enterprises Common Stock and Enova Common Stock by the exchange ratio for each company's Common Stock.

(f) Enova's operating income presentation has been restated from a utility presentation to conform to Pacific Enterprises. A reconciliation of the reported amount to the restated amount is as follows:

                                   NINE
                                  MONTHS
                                   ENDED                                     YEAR ENDED DECEMBER 31,
                                 SEPTEMBER                       ----------------------------------------------
                                 30, 1996           1995             1994             1993             1992             1991
                               -------------       ------           ------           ------           ------           ------
                                                                     (DOLLARS IN MILLIONS)
Operating Income as
  reported..................       $ 255            $     346        $     332        $     304        $     309        $     305
Plus: Income Taxes..........         128                  135              154              155              153              127
Other Income (pre-tax)......           7                    1)             (38               23               20)              (1
Preferred Dividend
  Requirement...............          (5))                 (8)              (8)              (9)              (9)             (11
                                  ------               ------           ------           ------           ------           ------
Restated Operating Income...       $ 385            $     474        $     440        $     473        $     473        $     420
                               ==========                ====             ====             ====             ====             ====

(g) Enova balance sheet presentation has been restated to conform to Pacific Enterprises. The restatement consists primarily of the reclassification of Enova regulatory accounts payable to conform to Pacific Enterprises' presentation of regulatory accounts receivable. A reconciliation of the reported amounts to the restated amounts is as follows:

                                                                                  DECEMBER 31,
                                                SEPTEMBER 30,    -----------------------------------------------
                                                    1996             1995             1994             1993
                                                -------------    -------------    -------------    -------------
                                                                     (DOLLARS IN MILLIONS)
Assets as reported...........................      $ 4,760          $    4,670       $    4,598       $    4,643
Plus: Accrued Taxes..........................                                                                (25)
Regulatory Accounts Receivable...............         (201)               (171)            (112)             (33)
Other........................................           (4)
                                                -------------    -------------    -------------    -------------
Restated Assets..............................      $ 4,555          $    4,499       $    4,486       $    4,585
                                                ==========              ======           ======           ======

COMPARATIVE MARKET PRICES AND DIVIDENDS

     Pacific Enterprises Common Stock and Enova Common Stock are traded on the New York Stock Exchange. The following table sets forth, for the periods indicated, the high and low sales price of the Pacific Enterprises Common Stock and the Enova Common Stock as reported on the New York Stock Exchange Composite Tape and dividends paid.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

                                        PACIFIC ENTERPRISES                            ENOVA
                                 ---------------------------------     -------------------------------------
                                  HIGH         LOW       DIVIDENDS       HIGH           LOW        DIVIDENDS
                                 -------     -------     ---------     ---------     ---------     ---------
1994
  First Quarter...............   $24.500     $20.000       $ .30        $ 25.000      $ 21.500       $ .38
  Second Quarter..............    23.250      19.750         .32          23.250        17.500         .38
  Third Quarter...............    22.000      19.250         .32          20.875        18.000         .38
  Fourth Quarter..............    21.625      20.000         .32          20.125        18.625         .38
1995
  First Quarter...............   $24.875     $21.000       $ .32        $ 21.625      $ 19.125       $ .39
  Second Quarter..............    26.375      23.000         .34          22.875        20.125         .39
  Third Quarter...............    25.375      22.375         .34          23.250        20.750         .39
  Fourth Quarter..............    28.625      24.625         .34          23.875        21.875         .39
1996
  First Quarter...............   $29.625     $25.250       $ .34        $ 24.750      $ 21.625       $ .39
  Second Quarter..............    29.625      24.500         .36          23.125        20.375         .39
  Third Quarter...............    31.375      28.500         .36          23.000        20.500         .39
  Fourth Quarter..............    32.500      28.375         .36          23.000        21.500         .39
1997
  First Quarter (through
     February 4)..............   $31.250     $29.750          (1)       $ 23.000      $ 21.750          (2)

---------------

(1) On January 7, 1997, the Pacific Enterprises Board of Directors declared a quarterly dividend of $.36 per share on Pacific Enterprises Common Stock payable on February 14, 1997 to shareholders of record as of January 21, 1997.

(2) On January 27, 1997, the Enova Board of Directors declared a quarterly dividend of $.39 per share on Enova Common Stock payable on April 15, 1997 to holders of record as of March 10, 1997.

     On October 11, 1996, the last full trading day before the public announcement of the execution and delivery of the Merger Agreement, the high, low and closing prices on the New York Stock Exchange Composite Tape of (i) Pacific Enterprises Common Stock were $31.625, $31.125 and $31.50, respectively, and (ii) Enova Common Stock were $22.625, $22.375 and $22.50, respectively.

     On February 4, 1997, the most recent date for which it was practicable to obtain market price data prior to printing this Joint Proxy Statement/Prospectus, the high, low and closing sales prices per share of Pacific Enterprises Common Stock on the New York Stock Exchange Composite Tape were $30.50, $30.25 and $30.375, respectively, and the high, low and closing sales price per share of Enova Common Stock on the New York Stock Exchange Composite Tape were $22.50, $22.125 and $22.25, respectively.

     The market prices of Pacific Enterprises Common Stock and Enova Common Stock are subject to fluctuation. Pacific Enterprises shareholders and Enova shareholders are urged to obtain current market quotations for Pacific Enterprises Common Stock and Enova Common Stock.

     Upon completion of the business combination, New Holding Company intends initially to adopt an annual dividend rate of $1.56 per share on New Holding Company Common Stock. See "New Holding Company -- Dividends."

                            THE BUSINESS COMBINATION

BACKGROUND

     Pacific Enterprises and Enova are neighboring public utility holding companies. Through Southern California Gas, Pacific Enterprises provides regulated natural gas service throughout most of southern California and portions of central California. Through SDG&E, Enova provides regulated electric and natural gas service throughout San Diego County and regulated electric service in portions of Orange County in southern California.

     In recent years both companies have turned their strategic attention to developments in California and federal regulatory policies that have substantially increased competition in the market for natural gas and are designed similarly to increase competition in the wholesale and retail markets for electricity. Against this background, each company independently reached the conclusion that a key factor contributing to success in the increasingly competitive markets for natural gas and electricity would be the ability to competitively market both energy sources together with related energy products and services on both a regulated basis and on an unregulated basis and both within and outside the areas served by their utility subsidiaries.

     In strategic planning sessions held during 1995, Pacific Enterprises' senior management reviewed the prospects for gas distribution utilities on a local, regional and national basis in view of ongoing deregulation and increasing competition for the transportation and distribution of natural gas and proposals for deregulation of electric utilities and concluded that deregulatory and economic forces were likely to result in an increasing overlap of natural gas and electricity markets. They considered these developments in view of Pacific Enterprises' large customer base, extensive experience in purchasing natural gas and reputation for high quality service and against the high market saturation for natural gas and slower population growth within the utility service territory of Southern California Gas and the resulting limited prospects for growth in traditional natural gas utility service within southern California. After considering all of these factors, they concluded that Pacific Enterprises' future competitive position and prospects for growth would be significantly enhanced by marketing electricity as well as natural gas and related products and services on a regional and eventually national and international basis.

     Pacific Enterprises' senior management discussed these conclusions with the Pacific Enterprises Board of Directors at a strategic planning meeting held on October 3, 1995 and at subsequent Pacific Enterprises Board meetings. Against this background, the Pacific Enterprises Board authorized Pacific Enterprises to evaluate the prospects of marketing both natural gas and electricity and related products and services and to explore the possibility of a strategic alliance, acquisition or other business combination with other utilities and gas and power marketers. Subsequently, Pacific Enterprises discussed on a preliminary basis possible marketing and other alliances with several other companies.

     In late 1995, Enova's management completed strategic planning work regarding the fundamental restructuring occurring in the electric industry and related energy markets, the effects of this restructuring on Enova's businesses and prospects and potential strategic alternatives available to Enova in the context of those developments. Enova's management concluded that Enova's competitive position in this new environment as well as its growth prospects would be significantly enhanced by, among other things, increasing the scale of its operations and customer base, pursuing opportunities in certain desirable lines of business, including opportunities based on electronic communications interconnection with customers, combining with or acquiring a natural gas distribution company or natural gas marketer so as to better be able to provide a full range of energy products and services and pursuing natural gas distribution and other energy related opportunities in Mexico. Pacific Enterprises was identified at this time as a potentially attractive combination partner.

     On January 17, 1996, Enova engaged Morgan Stanley & Co. Incorporated as its financial advisor to advise Enova with respect to a potential transaction involving Enova and Pacific Enterprises.

     On February 26, 1996, at a regularly scheduled meeting of the Enova Board of Directors, Enova senior management and representatives of Morgan Stanley briefed the Enova Board with regard to a potential "merger of equals" business combination with Pacific Enterprises. The Enova Board authorized Thomas A.

Page, Chairman of Enova, and Stephen L. Baum, President and Chief Executive Officer of Enova, to initiate discussions with Pacific Enterprises regarding such a business combination.

     On March 1, 1996, Mr. Page approached Willis B. Wood, Jr., Chairman and Chief Executive Officer of Pacific Enterprises, to discuss exploring the possibility of increasing the value of Pacific Enterprises and Enova through a combination of the two companies. During the ensuing discussion, Messrs. Page and Wood were each encouraged by the similarity of their respective companies' views as to the future of the utility industry and the potential benefits of such a business combination. The Pacific Enterprises Board of Directors was advised of this discussion at a regularly scheduled meeting held on March 3, 1996, and authorized further discussions between the two companies.

     Throughout March 1996 there were further discussions involving Messrs. Wood, Page and Baum as well as Richard D. Farman, President and Chief Operating Officer of Pacific Enterprises, for establishing a basis for combining the business and operations of the two companies. At these discussions, the two companies' views of the future of the utility industry were discussed as well as the possibility of a business combination structured as a merger of equals. The issues of competitive positioning, potential synergies and regulatory treatment were identified as significant issues to be explored and those of company valuation, dividend policies, combination structure, management succession, Board composition and headquarters locations were identified as significant points to be agreed upon. Discussions were also initiated at this time regarding the possibility of forming a joint venture to pursue marketing opportunities in the unregulated segment of the markets for energy products and services. In addition, representatives of Barr Devlin & Co. Incorporated provided financial advice to Pacific Enterprises on the possibility of a business combination with Enova.

     The Enova and Pacific Enterprises Boards of Directors were briefed on the status of these discussions at regularly scheduled meetings held on March 25 and April 2, 1996, respectively, and encouraged further discussions of a potential business combination.

     On April 3, 1996, Pacific Enterprises and Enova entered into a confidentiality agreement, pursuant to which they agreed to exchange non-public information. For a description of certain standstill provisions contained in the confidentiality agreement, see "The Merger Agreement -- Standstill Provisions."

     Throughout the remainder of April and during June and July 1996, Pacific Enterprises and Enova exchanged confidential financial and other information and numerous discussions were held among Messrs. Wood and Farman of Pacific Enterprises and Messrs. Page and Baum of Enova and the respective financial advisors and legal counsel for Pacific Enterprises and Enova. These discussions focused primarily upon the valuation of the two companies, dividend policy, management and headquarters locations of the combined companies. The status of these discussions was reviewed with the Pacific Enterprises Board of Directors at regularly scheduled meetings held on May 9 and June 4, and the Enova Board of Directors at regularly scheduled meetings held on April 23 and May 28.

     Following significant progress by Messrs. Wood, Farman, Page and Baum regarding the matters described in the preceding paragraph, the companies established working groups composed of representatives of both companies to examine various issues including structure, financial modeling, regulatory considerations, integration of employee benefit plans, communications and analysis of synergies and the feasibility of a joint venture to market natural gas and electricity and related products and services pending the completion of a business combination. An introductory meeting was held on July 16 and 17, 1996, attended by representatives of Pacific Enterprises and Enova and their respective counsel and financial advisors. Following this meeting, Deloitte & Touche Consulting Group, a division of Deloitte & Touche LLP, was jointly engaged by Pacific Enterprises and Enova to assist the managements of the two companies in their identification and quantification of the potential cost savings and cost avoidances from synergies resulting from a business combination. Deloitte & Touche Consulting Group was not retained to, nor did they, prepare or present any report, opinion or appraisal for or to the management or Board of Directors of Pacific Enterprises or Enova.

     In addition, to assist the Pacific Enterprises Board of Directors and management in understanding and performing appropriate due diligence with respect to the electric utility business and nuclear generation generally and with respect to Enova's electric utility business and nuclear generating facility in particular,

Pacific Enterprises retained Coopers & Lybrand Consulting Group as economic consultants and HGP, Inc., a management/technical consulting firm, as electrical generation (nuclear, fossil), and transmission and distribution consultants. Also in July, Pacific Enterprises received advice from Merrill Lynch, Pierce, Fenner & Smith Incorporated as an additional financial advisor with respect to a potential transaction with Enova.

     On July 19, 1996, Pacific Enterprises and Enova agreed that for a period of 60 days neither company would solicit proposals from third parties regarding a potential business combination or similar transaction.

     On July 22, 1996, at a regularly scheduled meeting, the Enova Board of Directors was briefed on the progress of negotiations with Pacific Enterprises.

     During the next several weeks, the various joint working groups continued their work with respect to synergies analysis, business plans, legal structures, regulatory plans, an energy marketing joint venture, due diligence and employee benefits. In addition, discussions were commenced between counsel for Pacific Enterprises and counsel for Enova with respect to terms of an agreement for the business combination and a joint venture agreement. A committee comprised of representatives of Enova and Pacific Enterprises, their respective counsel and compensation consultants was formed to assess, among other things, the reasonableness of the employment agreements to be entered into by New Holding Company and Messrs. Farman, Baum, Warren E. Mitchell, President of Southern California Gas, and Donald E. Felsinger, President and Chief Executive Officer of SDG&E.

     On August 6, 1996, at a regularly scheduled meeting, the Pacific Enterprises Board of Directors was briefed on the progress of the discussions with Enova. At this meeting, Barr Devlin and Merrill Lynch made preliminary presentations to the Pacific Enterprises Board regarding the proposed transaction, including potential strategic benefits of the business combination and associated potential risks. In addition, legal counsel described the duties and responsibilities of the Pacific Enterprises Board in considering a business combination. Following extensive discussions, the Pacific Enterprises Board authorized management to continue discussions with Enova and provided direction regarding certain issues with respect to an agreement for the business combination, particularly those relating to the circumstances allowing, and the consequences of, termination of the business combination.

     On August 26, 1996, at a regularly scheduled meeting, the Enova Board of Directors was briefed on the progress of negotiations with Pacific Enterprises.

     On September 3, 1996, at a regularly scheduled meeting, the Pacific Enterprises Board of Directors received a further update on the status of negotiations with Enova. Throughout the remainder of September there were numerous discussions regarding certain provisions of the agreement for the business combination, including termination fees and expense reimbursement, between Messrs. Wood and Farman of Pacific Enterprises and Messrs. Page and Baum of Enova and between legal counsel and financial advisors for Pacific Enterprises and Enova.

     On September 18, 1996, at a special meeting, the Enova Board of Directors was updated by senior management regarding the proposed business combination, including potential strategic benefits of the transaction, the status of negotiations on, and key terms and conditions of, a proposed business combination agreement and an energy marketing joint venture agreement, the regulatory plan for the transaction and the status of Enova's due diligence review of Pacific Enterprises. Representatives of Morgan Stanley presented a general overview of the financial aspects of the transaction. Legal counsel provided advice regarding the Enova Board's legal responsibilities and fiduciary duties to shareholders in evaluating the proposed transaction and the status of negotiations regarding a business combination agreement. The Enova Board authorized the senior management of Enova to continue discussions with representatives of Pacific Enterprises and provided direction regarding certain remaining business combination agreement issues.

     On September 25, 1996, at a special meeting held telephonically, and on October 1, 1996, at a regularly scheduled meeting, the Pacific Enterprises Board of Directors received advice from Pacific Enterprises' management, legal counsel and financial advisors regarding the remaining issues including advice from Merrill Lynch and Barr Devlin to the effect that the magnitude of the proposed termination fee and expense reimbursement for the business combination were within the range of fees provided for in comparable transactions.

     On October 8, 1996, at a day-long special meeting, the Pacific Enterprises Board of Directors received a presentation from Messrs. Page, Baum and Felsinger, regarding Enova's views regarding the future of the utility industry and the expected benefits of a potential business combination of Enova and Pacific Enterprises and of an energy marketing joint venture. The Pacific Enterprises Board also received presentations from Pacific Enterprises' management, legal counsel and financial advisors as to the status of the discussions with Enova and detailed due diligence presentations from legal counsel and economic and nuclear consultants regarding Enova and its subsidiaries. Members of senior management presented the findings of the potential synergies analysis, that was prepared by managements of Pacific Enterprises and Enova with the assistance of consultants. In addition, management and legal counsel reviewed the material terms of the business combination agreement and the term sheet regarding the energy marketing joint venture. The Pacific Enterprises Board also reviewed the proposed employment agreements between New Holding Company and Messrs. Farman, Baum, Mitchell and Felsinger and was advised by its compensation consultants that, based upon a review of employment agreements in other utility combinations, the agreements were reasonable to provide an orderly transition of senior management for New Holding Company. Barr Devlin and Merrill Lynch reviewed financial and other information concerning Pacific Enterprises, Enova, the combined companies and the proposed ratios for converting Pacific Enterprises and Enova Common Stock into Common Stock of New Holding Company.

     On October 9, 1996, at a day-long special meeting, the Enova Board of Directors received a presentation from Messrs. Wood, Farman and Mitchell, regarding Pacific Enterprises' views regarding the future of the utility industry and the expected benefits of a potential business combination of Enova and Pacific Enterprises and of an energy marketing joint venture. The Enova Board also received presentations from its senior management and financial and legal advisors who discussed material aspects of the transaction, the proposed Energy Marketing Joint Venture, and related transactions. Members of senior management presented the findings of the synergies analysis, that was prepared by managements of Pacific Enterprises and Enova with the assistance of consultants. Morgan Stanley representatives reviewed for the Enova Board various financial and other information and indicated that Morgan Stanley expected to be in a position to deliver its opinion that the conversion ratio pursuant to the then current draft of the business combination was fair from a financial point of view to the holders of Enova Common Stock when the terms of the transaction were finalized. Legal counsel summarized the terms of the then current draft of the business combination agreement and advised as to the fiduciary duties of the directors. In addition, the Enova Board was advised by senior management, who had received assistance from outside compensation consultants, that the proposed employment agreements to be entered into by New Holding Company and each of Messrs. Baum, Felsinger, Farman and Mitchell, based on a review of similar agreements entered into in connection with similar transactions in the utility industry, were consistent with relevant competitive practices while providing shareholders with assurances that key management talent will be retained pending completion of the proposed business combination.

     On October 11, 1996, at a special meeting, the Pacific Enterprises Board of Directors was updated by Pacific Enterprises' management, legal counsel, financial advisors and consultants as to the status of previously unresolved issues. All Pacific Enterprises directors participated in the special meeting in person or by telephone, except Paul A. Miller who was traveling and unable to participate. In addition, management and legal counsel reviewed the material terms of the Merger Agreement and the term sheet regarding the Energy Marketing Joint Venture and Barr Devlin and Merrill Lynch updated financial and other information concerning Pacific Enterprises, Enova, the combined companies and the conversion ratios. At the special meeting, Barr Devlin delivered its fairness opinion to the Pacific Enterprises Board to the effect that, as of the date thereon, the conversion ratio of 1.5038 shares of New Holding Company Common Stock for each share of Pacific Enterprises Common Stock is fair to the holders of Pacific Enterprises Common Stock. Merrill Lynch also delivered its fairness opinion to the Pacific Enterprises Board to the effect that, as of the date of such opinion and based upon assumptions made, matters considered and limits of review set forth therein, the conversion ratio of 1.5038 shares of New Holding Company Common Stock for each share of Pacific

Enterprises Common Stock and the conversion ratio of one share of New Holding Company Common Stock for each share of Enova Common Stock are fair to holders of Pacific Enterprises Common Stock (other than Enova, New Holding Company and their affiliates) from a financial point of view. Following extensive discussion and consideration of the presentations and analyses delivered at the meeting and prior meetings, the Pacific Enterprises Board, by the unanimous vote of those present, approved the Merger Agreement and the transactions contemplated thereby and authorized the execution of the Merger Agreement.

     On October 12, 1996, at a special meeting, the Enova Board of Directors met and received updates from its senior management and financial and legal advisors as to the terms of the Merger Agreement and related agreements. Morgan Stanley delivered its fairness opinion to the Enova Board, to the effect that the conversion ratio of one share of New Holding Company Common Stock for each share of Enova Common Stock was fair from a financial point of view to the holders of Enova Common Stock. After considering and discussing the various presentations at such meeting and at prior meetings as well as the recommendation of Enova's senior management, the Enova Board approved, by a unanimous vote, the Merger Agreement and the transactions contemplated thereby and authorized the execution of the Merger Agreement.

     On October 12, 1996, Pacific Enterprises and Enova executed and delivered the Merger Agreement.

     On January 13, 1997, Pacific Enterprises and Enova entered into an amendment to the Merger Agreement which clarified certain matters with respect to the Energy Marketing Joint Venture and subsidiaries of Pacific Enterprises and Enova executed and delivered an agreement forming the Energy Marketing Joint Venture.

     For a description of certain pre-existing business relationships between Pacific Enterprises and Enova, see "Selected Information Concerning Pacific Enterprises and Enova -- Certain Business Relationships Between Pacific Enterprises and Enova."

REASONS FOR THE BUSINESS COMBINATION

     Benefits of the Business Combination. -- Pacific Enterprises and Enova view the combination of the two companies as a natural outgrowth of utility deregulation and restructuring that is reshaping the natural gas and electric industries in California and throughout the nation. The combination joins two excellent companies of similar market capitalization, with similar views of the future of the utility and energy industries and with highly complementary operations that are geographically contiguous. The combination is expected to provide substantial strategic, financial and other benefits to the shareholders of the two companies, as well as to their employees and the customers and the communities which they serve. The Boards of Directors of Pacific Enterprises and Enova believe that these benefits include:

     - Support for Utility Deregulation -- The combination is timed to coincide with California electric utility deregulation and ongoing natural gas utility deregulation and is intended to establish a company that, by providing to customers multiple energy products and services and lower costs than the companies could achieve individually, will have the ability to compete effectively in unregulated markets and serve customers more cost-effectively in regulated markets. Through Southern California Gas and SDG&E, New Holding Company will offer regulated natural gas service throughout most of southern California and portions of central California and regulated electric service in San Diego and southern Orange Counties in southern California. New Holding Company also will engage in unregulated natural gas and electricity marketing and offer energy related products and services throughout California and the rapidly developing national and international marketplace for energy and energy services.

     - Competitive and Strategic Position -- The combination of the companies' complementary expertise and vision, including Pacific Enterprises' substantially larger and more diverse natural gas customer base and its customer expertise and natural gas purchasing and distribution capabilities and Enova's customer and marketing expertise in both electricity and natural gas markets and its low cost electric generation, transmission and purchasing capabilities, provides New Holding Company with the size and scope to be an effective competitor in the emerging and increasingly competitive markets for energy and energy services. It will create a company that will have the ability to develop and market competitive new products and services and provide integrated energy solutions for wholesale and retail customers.

     - Expanded Management Resources and Employment Opportunities -- New Holding Company will be able to draw on a larger and more diverse pool of management for leadership in an increasingly competitive environment. As a company more able to effectively respond to competitive pressures, New Holding Company will offer better prospects for employees and be better able to retain and attract the most qualified employees.

     - Communities -- New Holding Company will continue to play a leading role in the economic development of the communities now served by Pacific Enterprises and Enova and philanthropic and volunteer programs currently maintained by the two companies and their utility subsidiaries will be continued. These communities will also benefit from increased competition and lower prices for regulated and deregulated natural gas and electricity and energy related products and services and expected growth in unregulated businesses to offset employment losses from cost reductions created through the combination.

     Potential Cost Savings and Cost Avoidances Resulting from the Business Combination. Pacific Enterprises and Enova believe that the business combination will result in significant cost savings and cost avoidances that will benefit customers and shareholders. Potential savings and avoidances have been limited to quantifiable amounts estimated by the managements of Pacific Enterprises and Enova to be achieved by a combination of the operations of the two companies. Recognition has been given to costs to be incurred in achieving these potential savings and avoidances and to the time required to implement plans designed to integrate operations. These estimated savings and avoidances are attributable to the business combination and do not include other types of savings and avoidances that might be achieved without a combination of the companies. In addition, New Holding Company will continue efforts already underway by Pacific Enterprises and Enova to increase productivity and reduce costs by redesigning and reengineering key business processes.

     Operating synergies from the business combination are estimated to generate total cost savings and cost avoidances, net of $205 million estimated costs to achieve such savings and avoidances, of $1.2 billion over a ten-year period. The accounting treatment of the cost savings and cost avoidances and costs of attaining them will depend upon the regulatory treatment accorded by the California Public Utilities Commission. The savings and avoidances in 1998, 1999 and 2000 are expected to be lower than in any subsequent year due to the costs to achieve and phase-in of such savings and avoidances.

     The major components and estimated amounts of the anticipated cost savings and cost avoidances based on the synergies analysis (without reduction for the costs to achieve them) prepared by Pacific Enterprises and Enova managements with the assistance of Deloitte & Touche Consulting Group are set forth below. It is impracticable to allocate the costs to achieve these savings and avoidances to specific components.

     - Integration of corporate functions -- The combined companies will have the ability to eliminate redundant functions in a variety of areas, including accounting and finance, human resources, information services, external relations, legal and executive administration. The staffing levels for these functions are relatively fixed and do not vary directly with an increase or decrease in the number of employees or customers. The companies estimate cost savings and cost avoidances to be approximately $538 million over a ten-year period through integration of corporate functions.

     - Integration of corporate programs -- The combined companies will be able to integrate various corporate and administrative functions, thereby reducing certain non-labor costs in the areas of insurance, advertising, professional services, benefits plan administration, credit facilities, association dues, postage, research and development and shareholder services. In addition, future operational expenditures in the area of information systems that would be made by each company on a stand-alone basis will be reduced. Additional expenditures will be reduced through the more efficient management of investment in other technology areas, including personal computers, other hardware and related software, and data center requirements. The companies estimate cost savings and cost avoidances to be approximately $462 million over a ten-year period through integration of corporate programs.

     - Integration of field support functions -- The combined companies will be able to integrate related field support or customer interface functions in the areas of customer service, marketing and sales, transmission and distribution operations, gas supply operations and support services, such as purchasing and materials management. The staffing levels in these functions also do not increase or decrease linearly with the number of employees or customers. In addition, the companies share service territory in the Orange County area where approximately 80,000 common customers are located. This overlap in customers will also enable consolidation of certain local functions such as meter reading. The companies estimate cost savings and cost avoidances to be approximately $332 million over a ten-year period through integration of field support functions.

     - Streamlining of inventories and purchasing economics -- The combined companies will be able to centralize purchasing and inventory functions related to construction and maintenance activities, as well as headquarters functions. Inventory may be shared across locations and purchasing leverage leading to materials and services volume discounts may be obtained as a result of the business combination. The companies estimate cost savings and cost avoidances to be approximately $23 million over a ten-year period through streamlining of inventories and purchasing economics.

     - Consolidation of facilities -- The combined companies physical location and reduction in total personnel required will enable reductions in expenditures for facilities. The combined companies expect to reduce total square footage for corporate headquarters functions and potentially consolidate other field or field support facilities. The companies estimate cost savings and cost avoidances to be approximately $39 million over a ten-year period through consolidation of facilities.

     Approximately 60% of estimated cost savings and cost avoidances as described above are expected to be achieved through personnel reductions involving the elimination of approximately 860 duplicative positions. A transition committee comprised of senior officers of Pacific Enterprises and Enova is examining the manner in which to best organize and manage the business of Pacific Enterprises and Enova following the combination of the two companies and to identify duplicative positions in corporate and administrative functions. Mr. Baum chairs the committee and coordinates its day-to-day activities with the concurrence of Mr. Farman. Both companies are committed to achieving cost savings and avoidances resulting from personnel reductions through attrition, strictly controlled hiring, reassignment, retraining and voluntary separation programs.

     To the extent Section 854(b)(2) of the California Public Utility Act is applicable to the business combination, the California Public Utilities Commission will be required to find that the business combination equitably allocates short-term and long-term forecasted economic benefits of the business combination between shareholders and utility ratepayers with ratepayers receiving not less than 50% of the benefits from regulated operations. See "Regulatory Matters."

RECOMMENDATIONS OF BOARDS OF DIRECTORS

     Pacific Enterprises. The Pacific Enterprises Board of Directors has concluded that the terms of the business combination of Pacific Enterprises and Enova are fair to, and in the best interests of, Pacific Enterprises' shareholders. Accordingly, the Pacific Enterprises Board, by the unanimous vote of those present, has approved the Merger Agreement and recommends the approval by Pacific Enterprises' shareholders of the principal terms of the business combination.

     The Pacific Enterprises Board of Directors believes that the combination of Pacific Enterprises and Enova represents a significant strategic opportunity and will offer Pacific Enterprises and its shareholders better prospects for the future than would be available to Pacific Enterprises as a stand-alone entity. In addition to the expected cost savings and cost avoidances and other joint benefits described above, the Pacific Enterprises Board believes that the combination will offer the following distinct benefits to Pacific Enterprises and its shareholders:

     - New Holding Company intends to adopt Enova's current annual dividend rate of $1.56 per share. Pacific Enterprises' shareholders will receive 1.5038 shares of New Holding Company Common Stock for each of their shares of Pacific Enterprises Common Stock, which currently provide an annual dividend rate of $1.44. Thus, the New Holding Company dividend will represent the equivalent of $2.35 for each share of Pacific Enterprises Common Stock -- a 63% increase in dividends per share for Pacific Enterprises' shareholders.

     - The conversion ratio of 1.5038 shares of New Holding Company Common Stock for each share of Pacific Enterprises Common Stock represents a premium of approximately 7.4% over the trading price of Pacific Enterprises Common Stock immediately prior to the announcement of the business combination.

     In reaching its decision to approve the business combination, the Pacific Enterprises Board of Directors also considered the following factors:

     - The current and historical market prices and dividends on Pacific Enterprises Common Stock and Enova Common Stock.

     - The financial performance, condition, business operations and prospects of Pacific Enterprises and Enova on both a combined and a stand-alone basis.

     - The ongoing and proposed deregulation and restructuring and increasing competitiveness of the natural gas and electric utility industries and substantial recent increases in industry consolidation.

     - The effects of the business combination on Pacific Enterprises' existing shareholders, including the opportunity to share in the anticipated benefits of ownership of the combined enterprise.

     - The more balanced natural gas/electric revenue mix that would be produced by the business combination and the benefits of marketing electricity as well as natural gas.

     - Other business combinations and strategic alliances potentially available to Pacific Enterprises, Enova and the combined companies.

     - The expected accounting treatment of the business combination as a pooling of interests, thereby avoiding reductions in earnings which would result from the creation and amortization of goodwill under the purchase method of accounting.

     - The expected federal income tax treatment of the combination as a tax-free exchange to shareholders.

     - The structure of the transaction as a "merger-of-equals" providing for a balanced treatment of Pacific Enterprises and Enova and their shareholders.

     - The expected regulatory treatment of the business combination.

     - The analyses of Barr Devlin and Merrill Lynch and their opinions that the conversion ratio of 1.5038 shares of New Holding Company Common Stock for each share of Pacific Enterprise Common Stock is fair, from a financial point of view, to the holders of Pacific Enterprises Common Stock.

     - The projected pro forma ownership of approximately 52% of New Holding Company by shareholders of Pacific Enterprises implied by the conversion ratio.

     - The management succession plan and composition of the New Holding Company Board of Directors as providing a prudent plan for managing the integration of and transition in management of the two companies.

     - The terms of the Merger Agreement providing substantially reciprocal representations and warranties, conditions to closing and rights relating to termination.

     The Pacific Enterprises Board of Directors considered these factors as a whole, and did not assign specific or relative weight to the factors. Each was considered to support the conclusion that the terms of the business combination are fair to, and in the best interests of, Pacific Enterprises and its shareholders.

     In its deliberations concerning the business combination, the Pacific Enterprises Board of Directors also considered that Enova, but not Pacific Enterprises, generates a preponderance of its revenues and income from electric utility operations and also owns a 20% interest in two operating nuclear generating units and one unit which is being decommissioned. Pacific Enterprises retained Coopers & Lybrand Consulting Group as economic consultants and HGP, Inc. as nuclear consultants to assist the Pacific Enterprises Board and management in understanding and performing appropriate due diligence with respect to the electric utility business and nuclear generation generally and with respect to Enova's electric utility business and nuclear generating units in particular. Through these efforts, the Pacific Enterprises Board and management achieved a sufficient level of understanding of the economic and regulatory issues (both on a general level and with respect to Enova) that the combination of Pacific Enterprises with a utility having substantial electric operations is considered to be a significant benefit and Enova's interest in nuclear generating units is not considered to be an impediment to the business combination.

     At the October 8, 1996 special meeting of the Pacific Enterprises Board of Directors, HGP presented a report containing the results of its evaluation of Enova's generating plants. HGP concluded that Enova's non-nuclear facilities and its electrical transmission and distribution system were reliable and well managed although substantial upgrades to the transmission system may be required if nuclear-fueled generating plants were to be prematurely shut down. HGP also concluded that Enova's nuclear-fueled generating plants are safe and reasonably operated, decommissioning cost estimates are reasonable and current and future funding of the trust established to fund decommissioning costs should be adequate barring unforeseen changes in decommissioning assumptions. In the course of its evaluation, HGP reviewed documentation containing relevant operating statistics (capacity factors, production costs and regulatory performance) and reviewed external performance evaluations of the plants including, in the case of the nuclear stations, Institute of Nuclear Power Operations ratings, NRC Systematic Assessment of Licensee Performance ratings and other ratings based on publicly available industry benchmarking data of nuclear station performance. Many of these ratings put Enova's nuclear-fueled generating plants among the highest of the applicable rating categories during the most recent period for which data is available, although the ratings for operation and maintenance costs are higher than average due largely to higher staffing levels and refueling outage durations are longer than average. The HGP evaluation took into account specific information associated with fossil and nuclear fuel generating plants in the following categories: ownership (in the case of nuclear plants); safety; regulatory compliance; operations; and economics. Finally, HGP briefed the Pacific Enterprises Board of Directors on the generic risks associated with nuclear-fueled generating plants including radiation litigation. Based upon discussions between HGP and certain members of Enova management regarding HGP's initial findings with respect to the nuclear stations, Enova management briefed the Chairman of the Audit Committee of Enova's Board of Directors.

     HGP is a nationally recognized management/technical consulting firm, specializing in commercial nuclear plant operations consulting, with experience in the evaluation of the performance of nuclear powered electric generating stations. HGP was selected based on its reputation, experience and expertise. HGP prepared its report based on materials provided to it by Enova, two tours of Enova's facilities, interviews, documentation review and review of publicly available materials concerning the plants and publicly available information concerning other comparable plants. HGP was paid approximately $275,000 for its services in preparing the report.

     Coopers & Lybrand Consulting Group, engaged by Pacific Enterprises as economic consultants, was not retained to, nor did they, prepare or present any report, opinion or appraisal for or to the management or Board of Directors of Pacific Enterprises or Enova.

     THE PACIFIC ENTERPRISES BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY BY THE UNANIMOUS VOTE OF THOSE PRESENT AND BELIEVES THAT THE TERMS OF THE BUSINESS COMBINATION ARE FAIR TO, AND IN THE BEST INTERESTS OF, PACIFIC ENTERPRISES' SHAREHOLDERS. ACCORDINGLY, THE PACIFIC ENTERPRISES BOARD RECOMMENDS THAT PACIFIC ENTERPRISES' SHAREHOLDERS VOTE FOR APPROVAL OF THE PRINCIPAL TERMS OF THE BUSINESS COMBINATION.

     Enova. The Enova Board of Directors believes that the terms of the business combination are fair to, and in the best interests of, Enova and its shareholders. Accordingly, the Enova Board has unanimously approved the Merger Agreement and recommends the approval by the holders of Enova Common Stock of the principal terms of the business combination. The Enova Board believes that this opportunity for Enova and

Pacific Enterprises to merge as equals provides a unique opportunity for Enova shareholders to participate in the earnings growth of the combined company. This growth will derive from:

     - The ability of the combined company to compete more effectively as the utility industry increasingly moves towards deregulation both regionally and nationally.

     - Access to a substantially larger customer base.

     - Domestic market diversification, leading to the faster-growing natural gas market constituting a larger portion of revenues and income and to reduced regulatory and business risk.

     - International market diversification, both reducing risk and affording enhanced growth opportunities.

     - Operating efficiencies obtained from economies of scale.

     - The more efficient use of advanced information systems.

     - Improved opportunities for cost reductions.

     - Increased natural gas product and service offerings to customers.

     - Long-term financial capability of a larger company.

     In the judgment of the Enova Board of Directors, these factors combine to offer shareholders improved opportunities for revenue, earnings and dividend growth and an enhanced ability to vigorously compete in the future energy industry.

     In reaching this conclusion, and in addition to the factors described above, the Enova Board of Directors also considered:

     - Current industry, economic and market conditions which encourage consolidation to create new avenues for earnings growth and reduce risk.

     - The anticipated benefits of the business combination to Enova's shareholders, customers and the communities served by SDG&E.

     - The impact of regulation under various state and federal laws, most particularly the restructuring of the California energy industry.

     - The proposed structure of the transaction as a merger of equals between Enova and Pacific Enterprises and the terms of the Merger Agreement and other documents executed in connection with the business combination which provide for reciprocal representations and warranties, conditions to closing and rights to termination, and balanced rights and obligations.

     - The prospective financial strength of each company individually and the benefits of the business combination discussed above, including the benefits of the energy marketing joint venture. See "The Business Combination -- Energy Marketing Joint Venture."

     - The management succession plan specified in the Merger Agreement and the employment agreements of Messrs. Baum, Farman, Felsinger and Mitchell (as described under "The Business Combination -- Certain Arrangements Regarding Directors and Management -- Employment Agreements") which provides a prudent plan for managing the integration of and transition in management.

     - That the business combination is expected to be treated as a tax-free transaction under Section 351 of the Internal Revenue Code to shareholders and to Enova and to be accounted for as a pooling-of-interests transaction (which avoids the reduction in earnings which would result from the creation and amortization of goodwill under purchase accounting).

     - The opinions of Morgan Stanley to the effect that as of the dates thereof and subject to the assumptions made, matters considered and the limits of the review undertaken, as stated therein, the conversion ratio pursuant to the Merger Agreement is fair to holders of Enova Common Stock from a financial point of view.

     In determining that the business combination is fair to and in the best interests of its shareholders, the Enova Board of Directors considered the above facts as a whole and did not assign specific or relative weights to them. Each was considered to support the conclusion that the terms of the proposed combination are fair to, and in the best interests of, Enova and its shareholders.

     THE ENOVA BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE BUSINESS COMBINATION ARE FAIR TO, AND IN THE BEST INTERESTS OF, ENOVA'S SHAREHOLDERS. ACCORDINGLY, THE ENOVA BOARD RECOMMENDS THAT ENOVA'S SHAREHOLDERS VOTE FOR APPROVAL OF THE PRINCIPAL TERMS OF THE BUSINESS COMBINATION.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS

     Pacific Enterprises' Financial Advisors

     Barr Devlin.

     Pacific Enterprises retained Barr Devlin & Co. Incorporated to act as one of its financial advisors in connection with the business combination. Barr Devlin was selected by the Pacific Enterprises Board to act as a Pacific Enterprises' financial advisor based on Barr Devlin's qualifications, expertise and reputation, as well as Barr Devlin's prior investment banking relationship and familiarity with Pacific Enterprises.

     Barr Devlin has delivered its written opinions to the Pacific Enterprises Board of Directors, dated October 11, 1996 and the date of this Joint Proxy Statement/Prospectus, to the effect that, on and as of the dates of such opinions, and based upon assumptions made, matters considered, and limits of the review, as set forth in the opinions, the conversion ratio of 1.5038 shares of New Holding Company Common Stock for each share of Pacific Enterprises Common Stock is fair, from a financial point of view, to the holders of Pacific Enterprises Common Stock.

     A COPY OF THE BARR DEVLIN FAIRNESS OPINION DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY BARR DEVLIN, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. BARR DEVLIN ADDRESSED ITS OPINIONS TO THE PACIFIC ENTERPRISES BOARD OF DIRECTORS AND SUCH OPINIONS ARE DIRECTED ONLY TO THE FAIRNESS OF THE CONVERSION RATIOS FROM A FINANCIAL POINT OF VIEW AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY PACIFIC ENTERPRISES SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE PACIFIC ENTERPRISES SPECIAL MEETING OF SHAREHOLDERS. THE SUMMARY OF THE BARR DEVLIN FAIRNESS OPINION DATED AS OF THE DATE HEREOF, SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BARR DEVLIN FAIRNESS OPINION DATED AS OF THE DATE HEREOF AND IS ATTACHED HERETO AS ANNEX B.

     In connection with rendering its fairness opinion dated the date of this Joint Proxy Statement/Prospectus, Barr Devlin (i) reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1995, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996, and September 30, 1996 (as amended) for Pacific Enterprises and Southern California Gas; (ii) reviewed the Annual Reports, Forms 10-K (as amended) and the related financial information for the three-year period ended December 31, 1995, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996, and September 30, 1996 (as amended) for Enova and SDG&E; (iii) reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by Pacific Enterprises, Southern California Gas, Enova and SDG&E during the last three years, including proxy statements, FERC Forms 1 and 2, Forms 8-K and registration statements; (iv) reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of Pacific Enterprises and Enova furnished to Barr Devlin by Pacific Enterprises and Enova; (v) conducted discussions with members of senior management of Pacific Enterprises and Enova concerning their respective businesses, regulatory environments, prospects, strategic objectives and potential cost savings and operating synergies which might be realized for the benefit of the companies following the business combination; (vi) reviewed the historical market prices and trading activity for shares of Pacific Enterprises Common Stock and Enova Common Stock and compared them with those of certain publicly traded companies deemed by Barr Devlin to be relevant; (vii) compared the results of operations of Pacific Enterprises and Enova with those of certain companies deemed by Barr Devlin to be relevant; (viii) compared the proposed financial terms of the business combination with the financial terms of certain utility industry business combinations deemed by Barr Devlin to be relevant; (ix) analyzed the respective contributions in terms of assets, earnings, cash flow, earnings before interest and taxes, and shareholders' equity of Pacific Enterprises and Enova; (x) analyzed the valuation of shares of Pacific Enterprises Common Stock and Enova Common Stock using various valuation methodologies deemed by Barr Devlin to be appropriate; (xi) considered the pro forma capitalization, earnings and cash flow of New Holding Company; (xii) compared the pro forma capitalization ratios, earnings per share, dividends per share, book value per share, cash flow per share, return on equity and payout ratio of New Holding Company with each of the corresponding current and projected values for Pacific Enterprises and Enova on a stand-alone basis; (xiii) reviewed the Merger Agreement; (xiv) reviewed the Registration Statement, including this Joint Proxy Statement/Prospectus; and
(xv) reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and took into account such other matters as Barr Devlin deemed necessary or appropriate for purposes of its opinion.

     In rendering its fairness opinions, Barr Devlin relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to it by Pacific Enterprises and Enova, and upon the assurances of management of Pacific Enterprises and Enova that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections and potential cost savings and operating synergies of Pacific Enterprises and Enova, Barr Devlin assumed that such projections and potential cost savings and operating synergies were reasonably prepared and reflected the best currently available estimates and judgments of the managements of Pacific Enterprises and Enova as to the future financial performance of Pacific Enterprises and Enova, as the case may be, and as to the outcomes projected of legal, regulatory and other contingencies. Barr Devlin was not provided with and did not undertake an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Pacific Enterprises or Enova, nor did Barr Devlin make any physical inspection of the properties or assets of Pacific Enterprises or Enova. In addition, Barr Devlin was not requested to, and did not, solicit any indications of interest from third parties with respect to the purchase of all or a part of Pacific Enterprises.

     In arriving at its fairness opinions, Barr Devlin assumed that the business combination will be tax-free reorganization as described in Section 351 of the Internal Revenue Code and the regulations thereunder and that Pacific Enterprises, Enova and holders of Pacific Enterprises Common Stock and Enova Common Stock who exchange their shares solely for New Holding Company Common Stock will recognize no gain or loss for federal income tax purposes as a result of the completion of the business combination. In addition, Barr Devlin has assumed that the business combination will qualify as a pooling of interests for financial accounting purposes. Barr Devlin's fairness opinions are based upon general financial, stock market and other conditions and circumstances as they existed and could be evaluated, and the information made available to it, as of the respective dates of the opinions. Barr Devlin's fairness opinions are directed to the Pacific Enterprises Board of Directors and the fairness of the conversion ratio to the holders of Pacific Enterprises Common Stock from a financial point of view, do not address any other aspect of the business combination and do not constitute a recommendation to any Pacific Enterprises shareholder as to how such shareholder should vote at the Pacific Enterprises Special Meeting of Shareholders. Although Barr Devlin evaluated the fairness of the conversion ratio from a financial point of view to the holders of Pacific Enterprises Common Stock, the specific conversion ratio was determined by Pacific Enterprises and Enova through arm's-length negotiations. Pacific Enterprises did not place any limitations upon Barr Devlin with respect to the procedures followed or factors considered by Barr Devlin in rendering its fairness opinions.

     Barr Devlin has advised Pacific Enterprises that, in its view, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinions, Barr Devlin did not attribute any particular weight to any analysis or factor considered by it, nor did Barr Devlin ascribe a specific range of fair values to Pacific Enterprises; rather, Barr Devlin made its determination as to the fairness of the conversion ratio to holders of Pacific Enterprises Common Stock on the basis of qualitative judgments as to the significance and relevance of each of the financial and comparative analyses and factors described below. Accordingly, notwithstanding the separate factors summarized below, Barr Devlin believes that its analyses must be considered as a whole and that considering any portion or portions of these analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinions. In its analyses, Barr Devlin made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Pacific Enterprises' and Enova's control. Any estimates in these analyses do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     In connection with rendering its fairness opinions, and preparing its various written and oral presentations to the Pacific Enterprises Board of Directors, Barr Devlin performed a variety of financial and comparative analyses and considered a variety of factors of which the material analyses and factors are summarized below. While this summary describes the material analyses performed and factors considered, it does not purport to be a complete description of the analyses performed or factors considered by Barr Devlin. The final results of the analyses described in this summary were discussed with the Pacific Enterprises Board of Directors, at its meetings on October 8, 1996 and October 11, 1996. Barr Devlin derived implied exchange ratios for Pacific Enterprises Common Stock and Enova Common Stock based upon what these analyses, when considered in light of the judgment and experience of Barr Devlin, suggested about the relative values of the respective Common Stock. Barr Devlin's opinions are based upon its consideration of the collective results of all such analyses, together with the other factors referred to in its opinions. Because each share of Pacific Enterprises Common Stock is being converted into
1.5038 shares of New Holding Company Common Stock, these implied conversion ratios can be compared to the 1.0 share of New Holding Company Common Stock that each share of Enova Common Stock will be converted into pursuant to the business combination. In concluding that the conversion ratio is fair, from a financial point of view, to the holders of Pacific Enterprises Common Stock and in its discussions with the Pacific Enterprises Board, Barr Devlin noted that 1.5038 (the Pacific Enterprises conversion ratio relative to the Enova conversion ratio of 1.0) was within each range of implied exchange ratios set forth below, which were derived from the analyses performed by it. In connection with its opinion dated the date hereof, Barr Devlin performed certain procedures to update its analyses made for its October 11, 1996 opinion and reviewed with the managements of Pacific Enterprises and Enova the assumptions upon which such analyses were based. The results of such analyses were substantially the same as those for the October 11, 1996 opinion of Barr Devlin.

     Stock Trading History. Barr Devlin reviewed the performance of the per share market prices and trading volumes of Pacific Enterprises Common Stock and Enova Common Stock and compared such per share market price movements to movements in (i) the Dow Jones Utility Index and (ii) the Standard and Poor's 500 Composite Index to provide perspective on the current and historical stock price performance of Pacific Enterprises and Enova relative to comparable companies and selected market indices. Barr Devlin also calculated the ratio of the weekly closing market price per share of Pacific Enterprises Common Stock to the weekly closing market price per share of Enova Common Stock for the period September 9, 1993 to October 10, 1996. This analysis showed that over this three-year period Pacific Enterprises Common Stock traded at an average price of
1.12 times the then current per share market price of Enova Common Stock. For the 6-month and 12-month periods ending October 10, 1996, Pacific Enterprises Common Stock traded at an average of 1.31 times and 1.23 times, respectively, of the then current per share market price of Enova Common Stock. This analysis was utilized to provide historical background for the manner in which the public trading market had valued Pacific Enterprises and Enova in absolute terms and relative to each other.

     Publicly Traded Comparable Company Analysis. Using publicly available information, Barr Devlin compared selected financial information and ratios (described below) for Pacific Enterprises with the corresponding financial information and ratios for a group of local gas distribution utilities or their holding companies and compared selected financial information and ratios (described below) for Enova with the corresponding financial information and ratios for a group of regulated electric and electric and gas utilities or their holding companies which were deemed by Barr Devlin to be most comparable to Pacific Enterprises and Enova, respectively. The comparable companies were selected on the basis of being companies which possessed general business, operating and financial characteristics representative of companies in industries in which Pacific Enterprises and Enova, respectively, operate. The Pacific Enterprises comparable companies consisted of NICOR, Inc., Brooklyn Union Gas Company, Peoples Energy Corporation, AGL Resources, Inc., Washington Gas Light Company, Piedmont Natural Gas Co., WICOR, Inc., Indiana Energy Inc., New Jersey Resources Corporation, Laclede Gas Company and Bay State Gas Co. The Enova comparable companies consisted of Baltimore Gas & Electric Company, Pinnacle West Capital Corporation, Public Service Company of Colorado, Illinova Corporation, Western Resources, Inc. and Puget Sound Power and Light Company.

     In evaluating the current market values of Pacific Enterprises Common Stock and Enova Common Stock, Barr Devlin determined ranges of multiples for selected financial ratios for the comparable companies, including: (i) the market value of outstanding common stock as a multiple of (a) net income available to common stock for the 12-month period ended June 30, 1996, (b) projected net income available to common stock for the 12-month periods ended December 31, 1996 and December 31, 1997, (c) book value of common equity for the most recently available fiscal quarter ended June 30, 1996, and (d) after-tax cash flow from operations for the 12-month period ended June 30, 1996, plus, in each case, the value of cash and certain regulatory assets; and (ii) the "aggregate market value" (defined as the sum of the market value of common stock, plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations and minority interests, minus cash and cash equivalents) as a multiple of (a) earnings before interest, taxes, depreciation and amortization for the 12-month period ended June 30, 1996, and (b) earnings before interest and taxes for the 12-month period ended June 30, 1996, plus, in each case, the value of cash and certain regulatory assets. This analysis produced reference values of $32.86 to $37.96 per share in the case of Pacific Enterprises and $22.15 to $26.86 per share in the case of Enova. The implied range of conversion ratios resulting from these reference values was 1.22 to 1.71, with a midpoint value of 1.47.

     Discounted Cash Flow Analysis. To determine an implied conversion ratio based upon a discounted cash flow analysis, Barr Devlin prepared and reviewed the results of unleveraged discounted cash flow analyses for both Pacific Enterprises and Enova for the period ending in fiscal year 2000 (the "projection period"). The purpose of the discounted cash flow analysis was to determine the present value of the businesses of each of Pacific Enterprises and Enova. To calculate the present value of a business using a discounted cash flow analysis, the projected unleveraged free cash flows for each year, together with the estimated value of the business in the final year of the projection period, are discounted to the present. Barr Devlin estimated terminal values for Pacific Enterprises and Enova by applying multiples (described below) to (i) the projected book value of Pacific Enterprises' and Enova's common equity as of fiscal year-end 2000 and (ii) the projected net income of Pacific Enterprises and Enova for fiscal year 2000. The multiples applied were based on analyses of the corresponding multiples of certain public companies comparable to Pacific Enterprises and Enova, respectively. For the purposes of these analyses, the terminal multiple ranges used were (a) with respect to book value, 1.70x - 2.00x and 1.50x - 1.75x for Pacific Enterprises and Enova, respectively, and (b) with respect to net income, 13.0x - 14.5x and 11.5x - 13.0x for Pacific Enterprises and Enova, respectively. The annual cash flows and terminal value were then discounted to present value using discount rates that ranged from 8.0 percent to
9.0 percent for Pacific Enterprises and 7.5 percent to 8.5 percent for Enova. This analysis produced reference values of $27.06 to $39.76 per share in the case of Pacific Enterprises and $18.52 to $24.17 per share in the case of Enova. The implied range of conversion ratios resulting from these reference values was
1.12 to 2.15, with a midpoint value of 1.64.

     Discounted Dividend Analysis. Barr Devlin prepared and reviewed the results of discounted dividend analyses of Pacific Enterprises and Enova based on certain financial assumptions relating to projected dividends per share and other normalized cash distributions to shareholders for each year in the projection period prepared by Pacific Enterprises' and Enova's managements. To calculate the value of a stock using discounted dividend analysis, the projected dividend per share and other normalized cash distributions to shareholders for each fiscal year together with the estimated share price as of fiscal year-end 2000 are discounted to the present at an estimated cost of equity capital rate. Barr Devlin estimated the fiscal year-end 2000 share price by dividing (x) the estimated annualized fiscal year-end dividend in 2000 by (y) the estimated cost of equity capital rate less the estimated sustainable rate of growth in the respective company's dividends after fiscal year 2000. Barr Devlin considered market-derived cost of equity capital rates ranging from 10.0 percent to 11.0 percent and sustainable dividend growth rates ranging from 3.5 percent to 5.5 percent for Pacific Enterprises and market-derived cost of equity capital rates ranging from 9.0 percent to 10.0 percent and sustainable dividend growth rates ranging from 1.5 percent to 3.5 percent for Enova. This analysis produced reference values of $24.31 to $36.49 per share in the case of Pacific Enterprises and $17.87 to $24.67 per share in the case of Enova. The implied range of conversion ratios resulting from these reference values was 0.99 to 2.04, with a midpoint value of 1.52.

     Contribution Analysis. Barr Devlin calculated the relative contribution of Pacific Enterprises and Enova to the pro forma combined company with respect to
(i) net income, (ii) book value of common equity, (iii) earnings before interest and taxes and (iv) cash flow, in each case for the latest 12-month period and for each year in the projection period. These contribution indices yielded implied conversion ratios during the projection period ranging from 1.10 to 1.52, with a midpoint value of 1.31.

     Comparable Transaction Analysis. To determine an implied conversion ratio based upon a comparable transaction analysis, Barr Devlin reviewed certain transactions involving mergers between regulated electric and gas utility companies, and gas distribution utility companies, or their holding companies deemed by Barr Devlin to be comparable to the business combination. The comparable transactions were selected because they were strategic combinations of electric and/or electric and gas utility companies and/or gas distribution utility companies (or their holding companies) which resulted in the creation of newly formed, newly named, publicly traded corporations with meaningful senior executive officer representation from each of the merging companies, and with boards of directors consisting of representatives from the boards of directors of each of the merging companies prior to the transaction.

     Barr Devlin calculated the implied equity consideration for each of the comparable transactions as a multiple of each company's respective latest twelve-month net income available to common stock, latest twelve-month cash flow and book value of common equity for the most recently available fiscal quarter preceding the transaction. In addition, Barr Devlin calculated the "implied total consideration" (defined as the sum of the implied equity consideration plus the liquidation value of preferred stock and the principal amount of debt, minus cash and option proceeds, if any) for each of the comparable transactions as a multiple of each company's respective latest twelve-month earnings before interest, taxes, depreciation and amortization and earnings before interest and taxes. The comparable transactions included in this analysis consisted of Kansas City Power and Light Co./Utilicorp United Inc., Puget Sound Power and Light Company/Washington Energy Company, Public Service Company of Colorado/Southwestern Public Service Company, Wisconsin Energy Corporation/Northern States Power Company, Midwest Resources Inc./Iowa-Illinois Gas & Electric Company, Washington Water Power Company/Sierra Pacific Resources, Cincinnati Gas & Electric Company/PSI Resources and Midwest Energy Company/Iowa Resources. This analysis produced reference values of $36.26 to $41.96 per share in the case of Pacific Enterprises and $25.23 to $31.41 per share in the case of Enova. The implied range of conversion ratios resulting from these reference values was 1.15 to 1.66, with a midpoint value of 1.41.

     Because the reasons for and circumstances surrounding each of the comparable transactions analyzed were diverse and because of the inherent differences between the operations of Pacific Enterprises, Enova and the companies in the comparable transactions, Barr Devlin believes that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the business combination. Barr Devlin believes that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the business combination which would affect the relative values of the comparable transaction companies, Pacific Enterprises and Enova.

     Pro Forma Merger Analysis. Barr Devlin analyzed certain pro forma effects to the shareholders of Pacific Enterprises resulting from the business combination for each year in the projection period based on the conversion ratio of 1.5038 shares of New Holding Company Common Stock for each share of Pacific Enterprises Common Stock. This analysis, based on the respective forecasts of the managements of Pacific Enterprises and Enova and assuming retention of a portion of the potential synergies (assuming the proposed regulatory plan as presented to the California Public Utilities Commission is approved substantially as contemplated) showed meaningful accretion in earnings per share and significant accretion in dividends per share to holders of Pacific Enterprises Common Stock in all years of the projection period.

     Barr Devlin is a privately held investment banking firm specializing in strategic and merger advisory services to the electric and gas utility industries, the energy industry and selected other industries. In this capacity, Barr Devlin and principals of Barr Devlin have been involved as advisors in numerous transactions and advisory assignments in the electric, gas and energy industries and are constantly engaged in the valuation of businesses and securities in those industries.

     Pursuant to the terms of Barr Devlin's engagement, Pacific Enterprises has agreed to pay Barr Devlin for its services in connection with the business combination (i) an initial financial advisory progress fee of $1,500,000 which was paid upon execution of the Merger Agreement; (ii) an additional financial advisory progress fee of $2,400,000, payable in four equal quarterly installments commencing three months after the date of the execution of the Merger Agreement; provided that no such installment is payable for any quarterly period during which the shareholders of Enova or Pacific Enterprises fail to approve the business combination at a meeting of shareholders duly held for such purpose or for any quarterly period thereafter; and (iii) a transaction fee of $5,100,000 payable upon completion of the business combination. Pacific Enterprises has agreed to reimburse Barr Devlin for its out-of-pocket expenses, including fees and expenses of legal counsel and other advisors engaged with the consent of Pacific Enterprises, and to indemnify Barr Devlin against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

     Barr Devlin renders various investment banking and other financial advisory services to Pacific Enterprises. Since July 1, 1994, Barr Devlin has earned compensation from Pacific Enterprises with respect to such services of approximately $750,000, excluding compensation with respect to its services related to the business combination.

     Merrill Lynch.

     Pacific Enterprises retained Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as one of its financial advisors in connection with the business combination. Merrill Lynch was selected by the Pacific Enterprises Board to act as a Pacific Enterprises' financial advisor based on Merrill Lynch's qualifications, expertise and reputation, as well as Merrill Lynch's prior investment banking relationship and familiarity with Pacific Enterprises.

     Merrill Lynch delivered its written opinion dated October 11, 1996, which was confirmed in a written opinion dated the date of this Joint Proxy Statement/Prospectus, to the Pacific Enterprises Board of Directors to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review as set forth in such opinion, the conversion ratio of 1.5038 shares of New Holding Company Common Stock for each share of Pacific Enterprises Common Stock and the conversion ratio of one share of New Holding Company Common Stock for each share of Enova Common Stock, are fair to the holders of Pacific Enterprises Common Stock (other than Enova, New Holding Company and their affiliates) from a financial point of view.

     A COPY OF THE MERRILL LYNCH FAIRNESS OPINION DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. MERRILL LYNCH ADDRESSED ITS OPINIONS TO THE PACIFIC ENTERPRISES BOARD OF DIRECTORS AND SUCH OPINIONS ARE DIRECTED ONLY TO THE FAIRNESS OF THE CONVERSION RATIOS FROM A FINANCIAL POINT OF VIEW AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY PACIFIC ENTERPRISES SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE PACIFIC ENTERPRISES SPECIAL MEETING OF SHAREHOLDERS. THE SUMMARY OF THE MERRILL LYNCH FAIRNESS OPINION, DATED AS

OF THE DATE HEREOF, SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERRILL LYNCH FAIRNESS OPINION DATED AS OF THE DATE HEREOF AND IS ATTACHED HERETO AS ANNEX C.

     In arriving at its fairness opinion, dated as of the date hereof, Merrill
Lynch: (i) reviewed Pacific Enterprises' Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995 and Pacific Enterprise's Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996 (as amended); (ii) reviewed Enova's Annual Reports, Forms 10-K (as amended) and related financial information for the five fiscal years ended December 31, 1995 and Enova's Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996 (as amended); (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Pacific Enterprises and Enova furnished to Merrill Lynch by Pacific Enterprises and Enova, respectively, and reviewed certain potential cost, operating and capital savings net of the costs to achieve such savings (the "synergies") expected to be achieved as a result of the business combination, which were prepared jointly by the managements of Pacific Enterprises and Enova with the assistance of a third party consultant; (iv) conducted discussions with members of senior management of Pacific Enterprises and Enova concerning their respective businesses, regulatory environments, prospects and strategic objectives and the synergies which might be realized for New Holding Company following the business combination; (v) reviewed the historical market prices and trading activity for the Pacific Enterprises Common Stock and the Enova Common Stock; (vi) compared the results of operations of Pacific Enterprises and Enova with those of certain companies which Merrill Lynch deemed to be reasonably similar to Pacific Enterprises and Enova, respectively; (vii) analyzed the relative valuation of the Pacific Enterprises Common Stock and the Enova Common Stock using various valuation methodologies which Merrill Lynch deemed appropriate; (viii) considered the pro forma earnings per share, dividends per share, and certain other financial ratios for New Holding Company as compared to Pacific Enterprises and Enova; (ix) reviewed the Merger Agreement and this Joint Proxy Statement/Prospectus; and (x) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its fairness opinions, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to it by Pacific Enterprises and Enova, and Merrill Lynch did not independently verify such information or undertake an independent appraisal of the assets or liabilities, contingent or otherwise, of Pacific Enterprises and Enova. With respect to the financial forecasts and the potential synergies furnished by Pacific Enterprises and Enova, Merrill Lynch assumed that they were reasonably prepared and reflect the best currently available estimates and judgment of their respective managements as to the expected future performance of Pacific Enterprises, Enova, and with respect to the synergies, New Holding Company, respectively. In connection with rendering the Merrill Lynch fairness opinions, Pacific Enterprises informed Merrill Lynch, and Merrill Lynch assumed, that the business combination is of long-term strategic importance to Pacific Enterprises and Enova, respectively. Merrill Lynch also assumed, with Pacific Enterprises' consent, that obtaining any necessary regulatory approvals and third-party consents for the business combination or otherwise will not have a materially adverse effect on Pacific Enterprises, Enova or New Holding Company. The Merrill Lynch fairness opinions address the ownership position in the combined company to be received by the holders of Pacific Enterprises Common Stock pursuant to the conversion ratios on the terms set forth in the Merger Agreement and do not address the future trading or acquisition value for New Holding Company Common Stock. Merrill Lynch also assumed with Pacific Enterprises' consent that, for federal income tax purposes, the business combination will qualify as a transaction described in Section 351 of the Internal Revenue Code, and that the business combination will be accounted for as a pooling of interests under generally accepted accounting principles. The Merrill Lynch fairness opinions are necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the dates of such opinions.

     The following is a summary of the material financial analyses presented by Merrill Lynch to the Pacific Enterprises Board at its meeting on October 11, 1996, which analyses were considered by Merrill Lynch in arriving at its opinion dated October 11, 1996. Merrill Lynch utilized substantially the same types of financial analysis in arriving at its fairness opinion dated as of the date of this Proxy Statement/Prospectus.

     Analysis of Selected Publicly Traded Comparable Companies. As part of its analysis, Merrill Lynch compared certain financial and operating information and projected financial performance for Pacific Enterprises and Enova with corresponding financial and operating information and projected financial performance with (i) in the case of Pacific Enterprises, six publicly traded companies that Merrill Lynch deemed reasonably similar to Pacific Enterprises and (ii) in the case of Enova, seven publicly traded companies that Merrill Lynch deemed to be most comparable to Enova. The Pacific Enterprises public comparable companies were: AGL Resources Inc., The Brooklyn Union Gas Company, NICOR Inc., ONEOK Inc., Peoples Energy Corporation and Washington Gas Light Company. The Enova public comparable companies were: Edison International, Pacific Gas & Electric Company, Pinnacle West Capital Corporation, Baltimore Gas & Electric Company, DQE, Inc., Illinova Corporation and New England Electric System. Earnings estimates for Pacific Enterprises, Enova and the public comparable companies were based on estimates by IBES, a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding certain publicly traded companies. With respect to each public comparable company, Pacific Enterprises and Enova, Merrill Lynch analyzed, among other things, (i) the market price per share of common stock for such company as of October 9, 1996 as a multiple of its 1996 and 1997 projected earnings per share, (ii) the firm value of such company (defined to be the market value of the common stock of the company plus the liquidation value of the preferred stock plus total debt and minority interests less cash, cash equivalents and other investments) as a multiple of its earnings before interest and taxes and as a multiple of its earnings before interest, taxes, depreciation and amortization, for the latest twelve-months reported results. Merrill Lynch noted in its analysis that (i) the market price per share of common stock as of October 9, 1996 as a multiple of 1996 earnings per share ranged (x) from 12.8x to 18.4x in the case of the Pacific Enterprises public comparable companies as compared to 14.0x for Pacific Enterprises and (y) from 8.6x to 12.9x in the case of the Enova public comparable companies as compared to 11.3x for Enova, (ii) the firm value as a multiple of latest twelve-months earnings before interest and taxes ranged from (x) 7.6x to 11.7x in the case of the Pacific Enterprises public comparable companies as compared to 8.8x for Pacific Enterprises and (y) from 8.2x to 12.0x in the case of the Enova public comparable companies as compared to 8.7x for Enova and (iii) the firm value as a multiple of latest twelve-months earnings before interest, taxes, depreciation and amortization ranged from (x) 5.7x to 8.2x in the case of the Pacific Enterprises public comparable companies as compared to 5.7x for Pacific Enterprises and (y) from 5.3x to 7.2x in the case of the Enova public comparable companies as compared to 5.3x for Enova.

     Historical Trading Ratio. Merrill Lynch compared the historical trading ratio of the market price per share of Pacific Enterprises Common Stock to the market price per share of Enova Common Stock for the period from October 9, 1993 to October 9, 1996. Merrill Lynch calculated the mean historical trading ratio between such market prices for the period from (i) October 9, 1993 to October 9, 1996 to be 1.124x; (ii) October 9, 1995 to October 9, 1996 to be 1.234x; (iii)
April 9, 1996 to October 9, 1996 to be 1.308x; (iv) July 9, 1996 to October 9, 1996 to be 1.378x; and (v) September 28, 1996 to October 9, 1996 to be 1.385x. In addition, Merrill Lynch observed that the trading ratio was 1.399x on October 9, 1996.

     Implied Exchange Ratio Analysis; Contribution Analysis. Merrill Lynch compared the earnings per share, dividends per share and book value per share of Pacific Enterprises Common Stock to the comparable figures per share of Enova Common Stock and derived implied exchange ratios based on this analysis. Merrill Lynch conducted this analysis utilizing the following two different sets of projections: (i) the "management case" was based on the respective long-term business plans of Pacific Enterprises and Enova which were supplied by their respective managements (except that, in the case of Pacific Enterprises, Merrill Lynch derived the projections for the years 2001 and 2002 which figures were reviewed and approved by Pacific Enterprises' management) and (ii) the "conservative case" was based on the respective long-term business plans of Pacific Enterprises and Enova with certain hypothetical downward adjustments made by Merrill Lynch, which figures were reviewed and approved by the management of Pacific Enterprises. Utilizing this methodology, Merrill Lynch determined the implied conversion ratios in the management case during the years 1997 through 2002 to (i) range from a low of 1.106x to a high of 1.583x based on a comparison of earnings per share figures (as compared to a range of 1.145x to 1.269 in the conservative case), (ii) range from a low of 0.968x to a high of 1.237x based on a comparison of dividends per share figures (the range of multiples were the same in the conservative case) (iii) range from a low of 1.185x to a high of 1.421x based on a comparison of book value per share figures (as compared to a range of 1.310x to 1.529x in the conservative case).

     Merrill Lynch also analyzed and compared the respective contribution of earnings before interest, taxes, depreciation and amortization and earnings before interest and taxes of Pacific Enterprises and Enova to the New Holding Company using the management case and the conservative case and determined an implied exchange ratio based on those relative contributions. In its management case analysis, Merrill Lynch determined that during the years 1997 through 2002 the relative contribution of Pacific Enterprises to (i) the earnings before interest, taxes, depreciation and amortization of New Holding Company ranged from 42.7% to 55.8% (as compared to 42.9% to 53.8% in the conservative case) and the corresponding implied exchange ratio ranged from a low of 1.022x to a high of 1.733x (as compared to 1.032x to 1.598x in the conservative case) and (ii) the earnings before interest and taxes of New Holding Company ranged from 44.7% to 54.5% (as compared to 45.2% to 51.1% in the conservative case) and the corresponding implied exchange ratio ranged from a low of 1.110x to a high of 1.642x (as compared to 1.130x to 1.434x in the conservative case).

     Discounted Cash Flow Implied Exchange Ratios. Utilizing a discounted cash flow analysis, Merrill Lynch compared the implied equity values per share of Pacific Enterprises Common Stock to the implied equity values per share of Enova Common Stock. In connection with this analysis, Merrill Lynch calculated the implied equity value per share of Pacific Enterprises Common Stock based upon the discounted net present value (utilizing discount rates ranging from 7.5% to 8.5%) of the sum of (i) the projected stream of after-tax unlevered free cash flows of Pacific Enterprises for the period 1996 through 2001 and (ii) the projected terminal value of Pacific Enterprises at such year by applying multiples ranging from 8.0x to 10.0x to Pacific Enterprises's projected earnings before interest and taxes in 2001. Merrill Lynch performed a similar analysis to determine the implied equity value per share of Enova Common Stock utilizing discount rates ranging from 7.5% to 8.5% and terminal earnings before interest and taxes multiples ranging from 8.0x to 9.0x . Merrill Lynch performed a discounted cash flow analysis and a comparison of the resulting implied equity per share values with respect to Pacific Enterprises and Enova for each of the management case and the conservative case under the following three scenarios relating to the amount of synergies attributable to Enova's valuation: (i) in the "no synergy case," Enova's value is calculated without credit for any of the synergies; (ii) in the "25% case," Enova is credited with 25% of the synergies; and (iii) in the "50% case," Enova is credited with 50% of the synergies. Utilizing this methodology, Merrill Lynch calculated the range of implied conversion ratios (i) for the management case to be (a) 1.486x to 1.657x in the no synergy case, (b) 1.359x to 1.558x in the 25% case, and (c) 1.312x to 1.471x in the 50% case and (ii) for the conservative case to be (a) 1.217x to 1.368x in the no synergy case, (b) 1.147x to 1.282x in the 25% case, and (c) 1.080x to 1.210x in the 50% case.

     Pro Forma Analysis. Utilizing an estimated conversion ratio of 1.505 and the management case and conservative case projections with respect to Pacific Enterprises and Enova, and based on the timing and magnitude of the synergies realizable from the transaction, Merrill Lynch reviewed the accretion or dilution to Pacific Enterprises' and Enova's stand-alone earnings per share for the years 1998 through 2002. Merrill Lynch performed this analysis under the following two scenarios: (i) the "written off case," the costs to achieve the synergies are written off at the closing of the business combination, and (ii) the "amortized case," the costs to achieve the synergies are written off over a period of five years commencing with the year they are incurred. In its analysis of Enova, Merrill Lynch determined utilizing the management case projections that (i) in the written off case, the business combination would be dilutive to Enova's stand alone earnings per share in 1998 and would be accretive in the years 1999 to 2002 (as compared to dilutive in the years 1998 and 1999 and accretive in the years 2000 to 2002 utilizing the conservative case projections) and (ii) in the amortized case, the business combination would be dilutive to Enova's stand alone earnings per share in the years 1998 and 1999 and would be accretive in the years 2000 to 2002 (as compared to dilutive in the years 1998 to 2000 and accretive in the years 2001 and 2002 utilizing the conservative case projections). In its review of Pacific Enterprises, Merrill Lynch analyzed utilizing the management case projections and the conservative case projections that the pro forma earnings of the combined company attributable to one share of Pacific Enterprises Common Stock (i.e., 1.505 shares of New Holding Company Common Stock) would be accretive to Pacific Enterprises' stand alone earnings per share in the years 1998 through 2002 for both the written off case and the amortized case. Utilizing an estimated conversion ratio of 1.505 Merrill Lynch also analyzed that the pro forma dividends of the New Holding Company attributable to one share of Pacific Enterprises Common Stock would be accretive to Pacific Enterprises' dividends per share on a stand alone basis in amounts ranging from 21.6% to 47.7% for the years 1998 to 2002. Utilizing an estimated conversion ratio of 1.505 and assuming that the costs to achieve the synergies will be written off at closing, Merrill Lynch also analyzed that the ratio of total debt and preferred stock to total capitalization of New Holding Company for the years 1998 to 2002 ranged from a low of 44.8% to a high of 48.1% in the management case and from a low of 45.6% to a high of 50.0% in the conservative case (as compared to ratios for Pacific Enterprises on a stand alone basis for those years ranging from 44.3% to 55.5% in the management case and from 46.2% to 53.2% in the conservative case).

     Analysis of Value to Pacific Enterprises Shareholders. Merrill Lynch also analyzed the implied equity value per share attributable to Pacific Enterprises Common Stock by analyzing hypothetical trading values of New Holding Company Common Stock on such date. Utilizing price earnings multiples ranging from 12.5x to 14.0x with respect to the New Holding Company, Merrill Lynch analyzed the implied equity value per 1.505 shares of New Holding Company Common Stock. The implied equity value per share ranged from (i) $37.07 to $41.51 utilizing conservative case projections for New Holding Company 1998 earnings per share and (ii) $40.26 to $45.09 utilizing management case projections for New Holding Company 1998 earnings per share. As part of its analysis, Merrill Lynch also compared the weighted average 1997 price earnings multiple and the total return (defined as the aggregate of dividend yield and five year earnings per share growth) for New Holding Company to comparable figures for the following publicly traded companies that Merrill Lynch deemed reasonably similar to New Holding
Company: LG&E Energy Corp., Scana Corp., NIPSCO Industries, Washington Water Power Co., UtiliCorp. and Baltimore Gas & Electric. Earnings estimates for New Holding Company were based on the management case and conservative case projections supplied by management of Pacific Enterprises and Enova and earnings estimates for the New Holding Company public comparables were based on IBES estimates. Merrill Lynch noted that for the New Holding Company public comparables (i) the 1997 price earnings multiple ranged from a low of 11.3x to a high of 14.0x with a median of 12.2x (as compared to the weighted average 1997 price earnings multiple of 12.4x for New Holding Company, which multiple is based on a weighted average of 1997 price earnings multiples for Pacific Enterprises and Enova calculated using IBES estimates and based on their weighted ownership in New Holding Company) and (ii) total return ranged from a low of 8.8% to a high of 11.1% with a median of 9.5% (as compared to a total return with respect to New Holding Company of 13.3% based on the management case projections and 12.1% based on the conservative case projections). Merrill Lynch did not address in its opinion the future trading or acquisition value for New Holding Company Common Stock.

     The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch. The preparation of a fairness opinion is a complex process not necessarily susceptible to partial or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its analyses set forth in the Merrill Lynch opinions. Any estimates incorporated in the analyses performed by Merrill Lynch and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates or those suggested by such analysis. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future. No company in the Pacific Enterprises public comparable companies is identical to Pacific Enterprises and no company in the Enova public comparable companies is identical to Enova. Accordingly, an analysis of publicly traded comparable companies is not simply mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     The Pacific Enterprises Board of Directors selected Merrill Lynch to render its fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial expertise in transactions similar to the business combination and because it is familiar with Pacific Enterprises and its business. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Merrill Lynch has provided, in the past, various financial advisory and/or financial services to Pacific Enterprises and Enova and has received fees for the rendering of such services. In the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade the securities of Pacific Enterprises and Enova for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     With respect to Merrill Lynch's services as a financial advisor to Pacific Enterprises in connection with the business combination, Pacific Enterprises (i) paid Merrill Lynch a retainer of $250,000, (ii) paid Merrill Lynch, upon execution of the Merger Agreement, a fee of $1,750,000, (iii) has agreed to pay Merrill Lynch, upon the successful vote of the shareholders of Pacific Enterprises approving the business combination, a fee of $1,750,000, and (iv) has agreed to pay Merrill Lynch, upon completion of the business combination, a fee of $7,000,000 against which the fees set forth in clauses (i), (ii) and
(iii) of this sentence will be credited. Pursuant to the terms of an engagement letter dated August 1, 1996, Pacific Enterprises has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including all reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement.

     Enova's Financial Advisor

     Morgan Stanley.

     Enova retained Morgan Stanley & Co. Incorporated to act as its financial advisor in connection with the business combination. Morgan Stanley was selected by the Enova Board of Directors to act as Enova's financial advisor based on Morgan Stanley's qualifications, expertise and reputation, as well as Morgan Stanley's prior investment banking relationship and familiarity with Enova.

     Morgan Stanley has delivered its written opinions to the Enova Board of Directors, dated October 12, 1996 and the date of this Joint Proxy Statement/Prospectus, to the effect that, on and as of the dates of such opinions, and based on assumptions made, matters considered, and limits of review, as set forth in the opinions, the conversion ratio pursuant to the Merger Agreement of one share of New Holding Company Common Stock for each share of Enova Common Stock is fair from a financial point of view to holders of shares of Enova Common Stock.

     THE FULL TEXT OF MORGAN STANLEY'S OPINION, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS. ENOVA SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONVERSION RATIO PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF ENOVA COMMON STOCK AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE BUSINESS COMBINATION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF ENOVA COMMON STOCK AS TO HOW TO VOTE AT THE ENOVA SPECIAL MEETING OF SHAREHOLDERS. THE SUMMARY OF THE MATERIAL ELEMENTS OF MORGAN STANLEY'S OPINION DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with rendering its opinions, Morgan Stanley: (i) reviewed certain publicly available financial statements and other information of Enova and Pacific Enterprises; (ii) reviewed certain internal financial statements and other financial and operating data concerning Enova and Pacific Enterprises prepared by their respective managements; (iii) analyzed certain financial projections of Enova and Pacific Enterprises prepared by their respective managements, including projections related to the Energy Marketing Joint Venture; (iv) analyzed certain securities research analysts' projections for Enova and Pacific Enterprises; (v) discussed the past and current operations and financial condition and the prospects of Enova and Pacific Enterprises with senior executives of Enova and Pacific Enterprises, respectively; (vi) reviewed the reported prices and trading activity of both Enova Common Stock and Pacific Enterprises Common Stock; (vii) compared the financial performance of Enova and Pacific Enterprises and the prices and trading activity of Enova Common Stock and Pacific Enterprises Common Stock with those of certain other comparable publicly traded companies and their securities; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger or acquisition transactions; (ix) analyzed the pro forma impact of the business combination and the energy marketing joint venture on New Holding Company's earnings per share, consolidated capitalization and financial ratios; (x) participated in discussions and negotiations among representatives of Enova and Pacific Enterprises and their respective financial and legal advisors; (xi) reviewed the Merger Agreement and certain related documents; (xii) discussed certain regulatory issues relating to the business combination with senior executives of Enova and Pacific Enterprises; (xiii) reviewed and discussed with Enova and Pacific Enterprises an analysis prepared by Enova and Pacific Enterprises with the assistance of a third-party consultant regarding estimates of the amount and timing of the cost savings estimated to be derived from the business combination; and (xiv) performed such other analyses and examinations and considered such other factors as it deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinions. In addition, Morgan Stanley assumed that the financial projections and estimates of cost savings to be derived from the business combination were reasonably prepared on bases reflecting the best current available estimates and judgments of the future financial performances of Enova and Pacific Enterprises, respectively. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Enova and Pacific Enterprises; however, Morgan Stanley reviewed the presentation of Enova and Pacific Enterprises regarding estimates of environmental liabilities without independent verification upon such estimates for the purpose of its opinion. Morgan Stanley has assumed that the business combination will be treated as a "pooling of interests" business combination in accordance with U.S. generally accepted accounting principles and will qualify as a transaction described in Section 351 of the Internal Revenue Code. In addition, Morgan Stanley has assumed that the business combination would be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinions were necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the dates thereof.

     In arriving at its opinions, Morgan Stanley further assumed that in connection with the receipt of all of the necessary regulatory and governmental approvals for the business combination, no restriction will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the business combination. In addition, in arriving at its opinions, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to a merger with or other business combination transaction involving Enova or any of its assets.

     The following is a brief summary of the analyses and examinations performed by Morgan Stanley in preparation of its opinion dated October 12, 1996 and reviewed with the Enova Board of Directors on October 12, 1996:

     Peer Group Comparison. As part of its analysis, Morgan Stanley compared certain financial information of Enova with that of a group of electric utility companies, including Baltimore Gas & Electric Co., Carolina Power & Light Co., Dominion Resources Inc., Edison International, Florida Progress Corp., Illinova Corp., Pinnacle West Capital Corp., PP&L Resources Inc., Public Service Company of New Mexico and Wisconsin Public Service (collectively, the "electric utility comparables") and Pacific Enterprises with that of a group of local natural gas distribution companies, including Atlanta Gas Light Co., Brooklyn Union Gas Co., Indiana Energy Inc., MCN Corp., National Fuel Gas Co., Northwest Natural Gas Co., Piedmont Natural Gas Co., Peoples Energy Corp., Washington Gas Light Co. and WICOR Inc. (collectively, the "local distribution comparables"). Such financial information included price to earnings multiple, price to book value multiple, price to operating cash flow multiple, dividend yield and market capitalization to earnings before interest, taxes, depreciation and amortization. In particular, such analyses indicated that as of October 11, 1996, based on a compilation of earnings projections by securities research analysts, Enova traded at 11.5 and 11.3 times forecasted earnings for the calendar years 1996 and 1997, respectively, 1.7 times book value as of the latest quarter end, 5.2 times trailing twelve-months operating cash flow for the latest reported twelve-month period, a 6.9% dividend yield and 5.8 times trailing twelve-months earnings before interest, taxes, depreciation and amortization for the latest reported twelve-month period as derived from publicly available information, compared to a range of 10.7 to 13.2 times 1996 earnings and 10.1 to 12.6 times 1997 earnings, 1.3 to 2.0 times book value, 4.7 to 5.7 times trailing twelve-months operating cash flow, 2.5% to 7.4% dividend yield and 4.8 to 7.3 times trailing twelve-months earnings before interest, taxes, depreciation and amortization for the electric utility comparables, and Pacific Enterprises traded at 14.3 and
13.7 times forecasted earnings for the calendar years 1996 and 1997, respectively, 2.0 times book value as of the most recent quarter end, 5.2 times trailing twelve-months operating cash flow for the latest reported twelve-month period, a 4.6% dividend yield and 6.0 times trailing twelve-month earnings before interest, taxes, depreciation and amortization for the latest reported twelve-month period as derived from publicly available information, compared to a range of 12.8 to 16.8 times 1996 earnings, 12.5 to 15.4 times 1997 earnings,
1.5 to 2.5 times book value, 5.9 to 7.9 times trailing twelve-month operating cash flow, 3.4% to 5.5% dividend yield and 6.0 to 8.7 times trailing twelve-month earnings before interest, taxes, depreciation and amortization for the local distribution comparables. Morgan Stanley noted that, as of October 11, 1996, both Enova and Pacific Enterprises were generally trading within the range of the electric utility comparables and the local distribution comparables, respectively, based on the above financial ratios.

     No company utilized as a comparison in the comparable companies analysis is identical to Enova or Pacific Enterprises. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Enova and Pacific Enterprises, such as the impact of competition on Enova or Pacific Enterprises and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Enova or Pacific Enterprises or the industry or in the financial markets in general.

     Historical Exchange Ratio Analysis. Morgan Stanley also reviewed the ratio of Enova Common Stock to Pacific Enterprises Common Stock trading prices over the latest one month, one year and three year periods. These ratios ranged from approximately 0.910 to 1.479 times and, based on the closing price of Enova Common Stock and Pacific Enterprises Common Stock on October 11, 1996 of $22.50 and $31.50, respectively, the ratio was 1.400 times. Based on the ratios for converting Enova Common Stock and Pacific Enterprises Common Stock into New Holding Company Common Stock, in the business combination represents approximately a 7.4% premium to the ratio based on the October 11, 1996 closing prices.

     Contribution Analysis. Morgan Stanley analyzed the pro forma contribution of each of Enova and Pacific Enterprises to New Holding Company. Such analysis included, among other things, relative contributions of sales, earnings before interest, taxes, depreciation and amortization, net income, market value and total assets at or over various time periods. In particular, such analysis showed that Pacific Enterprises would contribute approximately 54.9% of the average sales, 44.4% of the average earnings before interest, taxes, depreciation and amortization, 41.4% of the average net income and 40.9% of the average market value for the last four fiscal years and 49.5% of total assets as of the latest reported quarter end. Morgan Stanley observed that the aforementioned contribution percentages implied conversion ratios between Enova Common Stock and Pacific Enterprises Common Stock in the range of 0.992 to 1.719, as compared to a conversion ratio of 1.5038 implied by the ratios for converting Enova Common Stock and Pacific Enterprises Common Stock into New Holding Company Common Stock in the business combination.

     Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis of Enova and Pacific Enterprises based on certain financial projections prepared by the respective management of each company for the fiscal years 1996 through 2001 and 1996 through 2000, respectively. Morgan Stanley discounted the unlevered free cash flows of each company (net income available to common shareholders plus preferred stock dividends plus depreciation and amortization plus deferred taxes plus after-tax net interest expense less capital expenditures less investment in working capital) over the forecast period at a range of discount rates of 8.0% to 9.0%, representing an estimated weighted average cost of capital range for Enova and Pacific Enterprises. The sum of the present values of such free cash flows for each company was then added to the present value of each company's terminal value, computed using a perpetual growth rate range on unlevered free cash flow of 1.0% to 3.0% and 2.0% to 4.0% for the electric business of Enova and gas businesses of Enova and Pacific Enterprises, respectively, representing an estimated range of unlevered free cash flow growth for Enova and Pacific Enterprises, and discounted at the aforementioned range of discount rates. Based on this analysis, Morgan Stanley calculated per share values for Enova ranging from approximately $18.50 to $25.50 and for Pacific Enterprises ranging from approximately $27.25 to $39.25.

     Discounted Dividend Analysis. Morgan Stanley performed a discounted dividend analysis of Enova and Pacific Enterprises based on certain dividend and share repurchase projections prepared by the respective managements of each company for the fiscal years ended 1996 through 2001 and 1996 through 2000, respectively. Morgan Stanley discounted the dividends and share repurchases of Enova and Pacific Enterprises over the forecast period at a range of discount rates of 9.0% to 10.0% and 9.5% to 10.5% representing an estimated range of cost of equity for Enova and Pacific Enterprises, respectively. The sum of the present values of such dividends and share repurchases was then added to the present value of each company's terminal value, computed using a perpetual dividend growth rate range of 1.0% to 3.0% and 2.0% to 4.0% representing an estimated range of long-term dividend growth rates for Enova and Pacific Enterprises, respectively, and discounted at the aforementioned range of discount rates. Based on this analysis, Morgan Stanley calculated per share values for Enova ranging from approximately $20.50 to $24.25 and for Pacific Enterprises ranging from approximately $30.50 to $38.25.

     Analysis of Selected Precedent Transactions. Morgan Stanley reviewed the following proposed or completed utility merger of equals transactions announced since 1985: Kansas City Power & Light Co./UtiliCorp United, Public Service Company of Colorado/Southwestern Public Service Co., Wisconsin Energy Corp./Northern States Power Co., Iowa-Illinois Gas and Electric Co./Midwest Resources Inc., Midwest Energy Co./Iowa Resources Inc. and Cleveland Electric Illumination Co./The Toledo Edison Co. Morgan Stanley compared the range of market premiums for the utility mergers with the business combination's market premium. The analysis showed for the utility mergers a range of premium to market price one day prior to the announcement of the transactions of 0% to 8.3%. Based on the ratios for converting Enova Common Stock and Pacific Enterprises Common Stock into New Holding Company Common Stock in the business combination and based on Enova Common Stock and Pacific Enterprises Common Stock closing share prices on October 11, 1996, Morgan Stanley observed that the implied premium for the business combination was within the corresponding premium range of the utility mergers.

     No transaction utilized as a comparison in the comparable transaction analysis is identical to the business combination. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Enova and Pacific Enterprises, such as the impact of competition on Enova or Pacific Enterprises and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Enova or Pacific Enterprises or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data.

     Pro Forma Analysis of the Business Combination. Morgan Stanley analyzed the pro forma impact of the business combination and the energy marketing joint venture on New Holding Company's earnings per share for the fiscal years ended 1998, 1999 and 2000. The year of the analysis period is based on the assumption that 1998 constitutes the first full year after the business combination. Such analysis was based on cash flow and earnings estimates for the aforementioned fiscal years for Enova and Pacific Enterprises prepared by the respective managements of each company and a portion of the estimates for cost savings (net of the cost to achieve such savings) expected to be derived from the business combination prepared by Enova and Pacific Enterprises averaged over a ten-year period. Morgan Stanley observed that, based on the ratio for converting Enova Common Stock and Pacific Enterprises Common Stock into New Holding Company Common Stock in the business combination and assuming that the business combination would be treated as a pooling of interests for accounting purposes, the business combination would be modestly dilutive to Enova shareholders in 1998 and modestly accretive thereafter.

     In connection with its written opinion dated as of the date of this Joint Proxy Statement/Prospectus, Morgan Stanley reviewed the analyses used to render its October 12, 1996 opinion by performing procedures to update certain such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the processes underlying its opinions. The range of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of Enova or Pacific Enterprises.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Enova or Pacific Enterprises. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view to holders of Enova Common Stock of the conversion ratio of one share of New Holding Company Common Stock for each share of Enova Common Stock in the business combination and were provided to the Enova Board of Directors in connection with the delivery of Morgan Stanley's opinion dated October 12, 1996. The analyses do not purport to be appraisals or to reflect the prices at which Enova or Pacific Enterprises might actually be sold. In addition, as described above, Morgan Stanley's opinion and presentation to the Enova Board was one of the many factors taken into consideration by the Enova Board in making its determination to approve the business combination. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the Enova Board's or Enova management's opinion with respect to the value of Enova or of whether the Enova Board or Enova management would have been willing to agree to a different conversion ratio pursuant to the Merger Agreement.

     The consideration to be received by the shareholders of Enova pursuant to the business combination was determined through negotiations between Enova and Pacific Enterprises and was approved by the Enova Board of Directors. Morgan Stanley provided advice to Enova during the course of such negotiations; however, the decision to enter into the Merger Agreement and to accept the conversion ratio of one share of New Holding Company Common Stock for each share of Enova Common Stock was solely that of the Enova Board.

     Enova retained Morgan Stanley because of its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the course of its market-making and other trading activities, Morgan Stanley may, from time to time, have a long or short position in, and buy and sell, securities of Enova or Pacific Enterprises. In the past, Morgan Stanley and its affiliates have provided financial advisory services to Enova and have received customary fees in connection with these services.

     Enova has agreed to pay Morgan Stanley a fee for its financial advisory services in connection with the business combination. Enova has agreed to pay Morgan Stanley (i) an advisory fee estimated to be between $150,000 and $250,000 which is payable in the event that the business combination is not completed and
(ii) if the business combination is successfully completed, a transaction fee of approximately $10,500,000, against which any advisory fee paid will be credited. In addition, Enova has agreed to reimburse Morgan Stanley for its out-of-pocket expenses related to the engagement and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley, or any of its affiliates against certain liabilities and expenses, including liabilities under federal securities laws, in connection with Morgan Stanley's engagement.

INTERESTS OF CERTAIN PERSONS

     In considering the recommendations of the Boards of Directors of Pacific Enterprises and Enova with respect to the business combination, shareholders should be aware that certain members of Pacific Enterprises' and Enova's management and Boards of Directors have certain interests in the business combination that are in addition to the interests of shareholders of Pacific Enterprises and Enova generally. The respective Boards of Pacific Enterprises and Enova were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby. See "The Business Combination -- Certain Arrangements Regarding Directors and Management."

CERTAIN ARRANGEMENTS REGARDING DIRECTORS AND MANAGEMENT

     In connection with the business combination, a number of agreements, described below, have been entered into with certain directors, officers and key employees of Pacific Enterprises, Enova and their subsidiaries.

     Board of Directors. Upon completion of the business combination, the New Holding Company Board of Directors will consist of an equal number of directors designated by each of Pacific Enterprises and Enova. Richard D. Farman, President and Chief Operating Officer of Pacific Enterprises, and Stephen L. Baum, President and Chief Executive Officer of Enova, will serve on the New Holding Company Board. To date, Pacific Enterprises and Enova have not decided who, in addition to Messrs. Farman and Baum, will be designated to serve on the New Holding Company Board after completion of the business combination.

     Employment Agreements. New Holding Company has entered into employment agreements with Messrs. Farman, Baum, Warren I. Mitchell, President of Southern California Gas, and Donald E. Felsinger, President and Chief Executive Officer of SDG&E, that will become effective upon the completion of the business combination. Each agreement provides for an initial employment term of five years (subject to earlier mandatory retirement at age 65) with automatic one year extensions on the fourth anniversary of the completion of the business combination (and each anniversary thereafter) unless either party elects not to extend the term. At the time the agreements become effective, they will supersede the severance agreements applicable to Messrs. Farman and Mitchell, which will thereupon terminate.

     Mr. Farman's employment agreement provides that, commencing upon the completion of the business combination and ending on the earlier of September 1, 2000 or the second anniversary of the completion of the business combination, he will serve as Chairman of the Board of Directors and Chief Executive Officer of New Holding Company and as a member of its Office of the Chairman (which will be an office held jointly by Mr. Farman and Mr. Baum) and will report only to the New Holding Company Board of Directors. The presidents and principal executive officers of New Holding Company's regulated and non-regulated businesses and the most senior person in charge of each of New Holding Company's policy units will report directly to the Office of the Chairman. During the period, if any, commencing on the second anniversary of the completion of the business combination and ending on September 1, 2000, Mr. Farman will be nominated to the position of, and if elected will serve as, Chairman of the Board of New Holding Company.

     Under the terms of his agreement, Mr. Farman will receive an annual base salary of not less than $760,000 and be entitled to participate in (i) annual incentive compensation plans providing him with a bonus opportunity on a year-by-year basis of not less than 60% of his annual base salary at target performance and 120% of his annual base salary at maximum performance, (ii) long-term compensation plans and (iii) all retirement and welfare benefit plans applicable generally to employees and/or senior executive officers of New Holding Company.

     Mr. Baum's employment agreement provides that, commencing upon the completion of the business combination and ending on the earlier of September 1, 2000 or the second anniversary of the completion of the business combination, he will serve as Vice-Chairman of the Board of Directors, President and Chief Operating Officer of New Holding Company and as a member of its Office of the Chairman. During the period, if any, commencing on the second anniversary of the completion of the business combination and ending on September 1, 2000, Mr. Baum will be nominated to the position of, and if elected will serve as,

Vice-Chairman of the Board, Chief Executive Officer and President of New Holding Company. During the period, if any commencing September 1, 2000 and ending on expiration of his employment agreement, Mr. Baum will be nominated to the position of, and if elected will serve as, Chairman, Chief Executive Officer and President of New Holding Company.

     Under the terms of his agreement, Mr. Baum will receive an annual base salary of not less than $645,000 during the period in which he serves as President and Chief Operating Officer of New Holding Company and thereafter (during which he will serve as Chief Executive Officer and President of New Holding Company) an annual base salary of no less than that of his predecessor as Chief Executive Officer of New Holding Company and will be entitled to participate in (i) annual incentive compensation plans and long-term compensation plans and awards providing him with the opportunity to earn, on a year-by-year basis, short-term and long-term compensation at least equal (in terms of target, maximum and minimum awards expressed as a percentage of annual base salary) to the greater of his opportunities in effect prior to the completion of the business combination and awards granted to the Chief Executive Officer under incentive compensation plans during the period in which he serves as President and Chief Operating Officer of New Holding Company and (ii) all retirement and welfare benefit plans applicable generally to employees and/or senior executive officers of New Holding Company.

     Mr. Mitchell's employment agreement provides that, commencing on the completion of the business combination, he will serve as President and the principal executive officer of the businesses of New Holding Company and its subsidiaries that are economically regulated by the California Public Utilities Commission. Mr. Felsinger's employment agreement provides that, commencing on the completion of the business combination, he will serve as President and the principal executive officer of the businesses of New Holding Company and its subsidiaries that are not so regulated. In such capacities, Messrs. Mitchell and Felsinger will report to the Office of the Chairman or, if such office no longer exists, the Chief Executive Officer of New Holding Company.

     As compensation for services, Messrs. Mitchell and Felsinger will each receive an annual base salary of not less than $440,000; and be entitled to participate in (i) annual incentive compensation plans and long-term compensation plans and awards providing them with an annual bonus opportunity at least equal (in terms of target, maximum and minimum awards expressed as a percentage of annual base salary) to their opportunities in effect prior to the completion of the business combination and (ii) in all retirement and welfare benefit plans applicable generally to employees and/or senior executive officers of New Holding Company.

     The employment agreements with Messrs. Farman and Mitchell provide that if New Holding Company terminates the executive's employment (other than for cause, death or disability) or the executive terminates his employment for good reason, the executive will be entitled to receive an amount equal to (i) the sum of his annual base salary and annual incentive compensation (equal to the greater of his target bonus for the year of termination or the average of the three years' highest gross bonus awards in the five years preceding termination), multiplied by two, provided that in the event of termination following a change in control such multiple will be three; (ii) a pro rata portion of the target amount payable under any annual incentive compensation awards for the year or, if greater, the average of the three years' highest gross bonus awards paid to the executive in the five years preceding the year of termination; (iii) the present value of the benefits to which he would be entitled under New Holding Company's defined benefit pension and retirement plans if he continued working for an additional two years and had increased his age by two years as of termination, but not beyond mandatory retirement age of 65, provided that in the event of a termination following a change in control both such numbers will be three years, but not beyond mandatory retirement age of age 65.

     The employment agreements with Messrs. Baum and Felsinger provide that if New Holding Company terminates the executive's employment (other than for cause, death or disability) or the executive terminates his employment for good reason, the executive will be entitled to receive an amount equal to (i) the sum of his annual base salary and annual incentive compensation (equal to the greater of his target bonus for the year of termination or the average of the three years' highest gross bonus awards in the five years preceding termination), multiplied by the number of years remaining in the term of his agreement, but in no event less than two, provided that in the event of termination following a change in control such multiplier will be three;

(ii) a pro rata portion of the target amount payable under any annual incentive compensation awards for the year or, if greater, the average of the three years' highest gross bonus awards paid to the executive in the five years preceding the year of termination; (iii) the present value of the benefits attributable to additional years of age and service credit for purposes of the calculation of retirement benefits under the Enova Supplemental Executive Retirement Plan as if he had remained employed for the remainder of the term of the agreement, but in no event less than two years.

     In addition, each employment agreement provides that (i) all equity-based long-term incentive compensation awards will immediately vest and become exercisable, provided that any awards granted on or after the completion of the business combination will remain outstanding and exercisable until the earlier of the 18 months following termination or the expiration of the original term of the award, (ii) with respect to all cash-based long-term incentive compensation awards that are outstanding under any plan, New Holding Company will pay the executive a pro rata portion of all outstanding cash-based, long-term incentive compensation awards at target, (iii) the executive will be allowed to continue to participate in New Holding Company's welfare benefit plans for a period of two years or until he is eligible for retiree medical benefits, whichever is longer, provided that in the event of termination following a change in control such period will not be less than three years; and (iv) the executive will be entitled to payment of any compensation previously deferred. Each employment agreement also provides that the executive will not be entitled to receive any benefits that would be subject to the excise taxes under Section 4999 of the Internal Revenue Code provided, however, that the executive may enter into and receive additional compensation under a post-termination consulting and non-competition agreement with New Holding Company and provided, that in the event the executive receives a notice from the Internal Revenue Service to the effect that the amounts payable under the consulting and non-competition agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, New Holding Company will provide the executive with an additional payment to offset the effects of such excise tax.

     The employment agreements of Messrs. Farman, Baum, Mitchell and Felsinger are attached hereto as Annexes E, F, G and H, respectively, and are incorporated herein by reference. The provisions of the agreements which relate to the executive serving as a director on the New Holding Company Board of Directors assume that the executive is elected to the New Holding Company Board by the New Holding Company's shareholders.

     Enova Interim Employment Agreements. On September 18, 1996, Enova entered into an employment agreement with Stephen L. Baum to serve as its President and Chief Executive Officer and SDG&E entered into an employment agreement with Donald E. Felsinger to serve as its President and Chief Executive Officer and as Executive Vice President of Enova. Upon the completion of the business combination, these agreements will terminate and be superseded by the employment agreements entered into between Messrs. Baum and Felsinger and New Holding Company.

     The agreements have an initial two-year term, which will be automatically extended for a two-year period on September 18, 1998 and on each even numbered anniversary thereof, unless terminated in accordance with their terms. During the term of the agreements, Mr. Baum will receive an annual base salary of not less than $495,000 and Mr. Felsinger will receive an annual base salary of not less than $350,000, subject to increases from time to time. In addition, Messrs. Baum and Felsinger will be entitled to participate in the Executive Incentive Plan, the 1986 Long Term Incentive Plan, the Supplemental Executive Retirement Plan and other bonus, incentive or deferred compensation and retirement plans and fringe benefit programs of Enova and SDG&E, as applicable.

     In the event that Mr. Baum's or Mr. Felsinger's employment is involuntarily terminated on account of the dissolution, liquidation or winding-up of Enova or SDG&E, as the case may be, or without "cause," or if Messrs. Baum and Felsinger terminate their employment for "good cause" (as such terms are defined in the agreements), they will receive: (i) a lump sum payment of two years' base salary, determined by annualizing their highest monthly base salary paid at any time during the term, (ii) a bonus of two times the average of their three highest annual bonus awards, not necessarily consecutive, paid in the previous five years, (iii) accelerated vesting and exercisability and/or immediate removal of all restrictions on any outstanding

1986 Long Term Incentive Plan award or other long or short term incentive award, and notwithstanding any conflicting provision in the applicable incentive plan, each such option or award will remain outstanding for three years from the date of termination of employment, (iv) continued health and life insurance benefits and other existing benefit plans for two years, and (v) two years of additional age and service credit under the Supplemental Executive Retirement Plan, without giving effect to certain early retirement factors therein. Additionally, such termination will be considered a "qualifying termination" under Mr. Baum's or Mr. Felsinger's split dollar life insurance agreement in order to fund their benefits under the Supplemental Executive Retirement Plan.

     The business combination with Pacific Enterprises will not constitute a "change in control" for purposes of the agreements. However, in the event that Mr. Baum's or Mr. Felsinger's employment terminates under any of the foregoing circumstances following the occurrence of another transaction that would constitute a "change of control" as defined in the 1986 Long Term Incentive Plan, then, in addition to the foregoing payments and benefits: (i) each outstanding option or award will remain outstanding until the expiration of its original term, (ii) health, life insurance and other benefits will continue until he reaches normal retirement age and, thereafter, he will be treated as if he had retired at normal retirement age under the SDG&E pension plan, and (iii) he will receive a lump sum payment of his benefits under the Supplemental Executive Retirement Plan, less the value of his entitlement under the pension plan, to be paid without regard to the Supplemental Executive Retirement Plan's limitation of payments on account of the application of Section 280G of the Internal Revenue Code. The agreements also provide for a gross up payment to be made to offset the effects of any excise tax imposed under Section 4999 of the Internal Revenue Code.

     Pacific Enterprises Severance Agreements. Pacific Enterprises and its subsidiaries have entered into severance agreements with certain of their executives, officers and key employees that memorialize past severance practices. The agreements provide for the payment of severance benefits in the event of the actual or constructive termination of employment of these individuals (other than for cause, death or disability) during the term of the agreements. The agreements have an initial term of three years with automatic one-year extensions on each anniversary of the agreements unless either party elects not to extend the term.

     The benefits payable under the severance agreements consist of: (i) a lump-sum cash payment equal to either 2.0 or 1.5 times annual base salary, depending upon employment position; (ii) continuation of welfare benefits for a period of 18 months; (iii) payout of deferred compensation at a preferred interest rate; (iv) continued financial planning services for a period of one year; (v) payout of accrued vacation benefits; and (vi) outplacement services. If the amount of the foregoing benefits, when taken together with any other payments to a covered individual, would otherwise fail to be deductible by reason of the "golden parachute" provisions of Section 280G of the Internal Revenue Code, the amount of such benefits will be reduced to the extent necessary to provide that the net payments will be so deductible. To the extent any provisions of the agreements would disqualify the business combination or another business combination transaction for treatment as a pooling of interests for accounting purposes, such provisions will be deemed null and void.

     As of December 31, 1996, Pacific Enterprises and its subsidiaries had entered into severance agreements with 24 individuals. If all covered individuals were to be terminated as of January 1, 1998 under circumstances giving rise to an entitlement to severance benefits, the aggregate value of the lump sum cash severance benefits so payable would be approximately $9 million. The approximate amounts payable to executive officers of Pacific Enterprises under such circumstances are as follows: Richard D. Farman, $930,000; Warren I. Mitchell, $670,000; Larry J. Dagley, $650,000; Frederick E. John, $550,000; Leslie E. LoBaugh, Jr., $530,000; Debra L. Reed, $500,000; Lee M. Stewart, $480,000; Eric B. Nelson, $440,000; Ralph Todaro, $280,000; and Dennis V. Arriola, $230,000. The agreements entered into with Messrs. Farman and Mitchell will be superseded by their respective employment agreements upon the completion of the business combination.

     Incentive/Retention Bonus Agreements. The Board of Directors of Pacific Enterprises has authorized incentive/retention bonus agreements with 23 executives, officers and key employees and the Boards of Directors of Enova and SDG&E have authorized incentive/retention bonus agreements with 10 selected executives and officers. The purpose of the agreements is to (i) compensate covered individuals for the performance of services related to the business combination, in addition to their ongoing duties, and

(ii) provide an incentive for these individuals to continue their employment with the New Holding Company. The amount payable under each agreement is equal to a specified multiple of the participant's base salary plus annual incentive bonus at target. The multiple is 1.0 or less except for two individuals for whom the multiple is 2.0. Payment of the bonuses is conditioned upon the completion of the business combination or another business combination transaction during the term of the agreements. If the business combination is completed, payment generally will be made if (i) the covered individual continues employment with New Holding Company and its subsidiaries for a specified period of six to twelve months following the completion of the business combination or (ii) the covered individual's employment is actually or constructively terminated prior to or following the completion of the business combination other than for cause. The incentive/retention bonus agreements provide for the deferral of payment of amounts that would otherwise fail to be deductible by reason of Section 162(m) of the Internal Revenue Code. With respect to pooling and deductibility of payments under Internal Revenue Code Section 280G, the incentive/retention bonus agreements contain provisions similar to those of the Pacific Enterprises' severance agreements.

     The incentive/retention bonus agreements for Messrs. Farman and Mitchell and each of the Enova participants additionally provide for the deferral, under a deferred compensation plan, of amounts otherwise payable under their agreements. For Messrs. Farman and Mitchell and officers of Enova, the entire amount of their bonuses will be deferred for a period of at least two years from the completion of the business combination. The entire bonus amount will be deemed to be invested in New Holding Company Common Stock, with any deemed dividends deemed to be reinvested in additional shares. One-half of the bonus will be payable two years from the completion of the business combination. The remaining half will be payable at the later of (i) two years from the completion of the business combination and (ii) the first date on which a share of New Holding Company Common Stock attains a value that is 10% higher than the value of a share of Pacific Enterprises or Enova Common Stock, as applicable, on October 11, 1996, the last trading day before the announcement of the business combination, as adjusted for the business combination. The bonus payments will be made in cash, based on the value of New Holding Company Common Stock on each payment date. The same terms generally apply to non-officers of Enova, except that the mandatory deferral period is one year. In addition, participants may select a deferral period of greater than two years, during which time the amounts deferred will continue to be deemed invested in New Holding Company Common Stock with dividends reinvested.

     The incentive/retention bonus agreements of Pacific Enterprises and its subsidiaries provide for maximum aggregate incentive/retention bonus payments of approximately $6 million, assuming the business combination is completed on January 1, 1998. The approximate amounts payable to executive officers of Pacific Enterprises (excluding any increase or decrease attributable to the deferral of such amounts) are as follows: Richard D. Farman, $1,220,000; Warren
I. Mitchell, $620,000; Larry J. Dagley, $910,000; Frederick E. John, $290,000; Leslie E. LoBaugh, Jr., $280,000; Debra L. Reed, $260,000; Lee M. Stewart, $250,000; Eric B. Nelson, $230,000; Ralph Todaro, $200,000; and Dennis V. Arriola, $160,000.

     The incentive/retention bonus agreements of Enova and its subsidiaries provide for maximum aggregate incentive/retention bonus payments of approximately $4.7 million assuming the business combination is completed on January 1, 1998. The approximate amounts payable to executive officers of Enova (excluding any increase or decrease attributable to the deferral of such amounts) are as follows: Thomas A. Page, $880,000; Stephen L. Baum, $1,032,000; Donald E. Felsinger, $704,000; David R. Kuzma, $692,000; Edwin A. Guiles, $316,000; and Gary D. Cotton, $223,000.

     In addition, the Chairman of the Board of Pacific Enterprises and the Chief Executive Officer of Enova have each been granted the authority to provide incentive/retention bonus agreements to other non-officer employees. The maximum aggregate bonus amounts payable under such agreements is $5 million for each company.

     Vesting of Employee Stock Options. Pursuant to pre-existing terms of employee stock option and incentive plans maintained by Pacific Enterprises, upon approval of the business combination by the shareholders of Pacific Enterprises, all outstanding Pacific Enterprises employee stock options will become immediately exercisable in full. The following table sets forth information with respect to the number and approximate net value of accelerated employee stock options held by the executive officers of Pacific Enterprises, assuming that the business combination is approved by shareholders on March 11, 1997.

                                                         NUMBER OF      APPROXIMATE NET
                                                         UNVESTED          VALUE OF
                                                          OPTIONS         ACCELERATED
                          NAME AND TITLE                ACCELERATED       OPTIONS(1)
            ------------------------------------------  -----------     ---------------
            Willis B. Wood, Jr.                           118,200         $   835,000
            Richard D. Farman                              93,333         $   545,000
            Warren I. Mitchell                             44,400         $   300,000
            Larry J. Dagley                                10,000         $    35,000
            Frederick E. John                              22,600         $   135,000
            Leslie LoBaugh, Jr.                            26,400         $   175,000
            Debra L. Reed                                  21,700         $    95,000
            Lee M. Stewart                                 18,700         $    95,000
            Eric B. Nelson                                  8,600         $    45,000
            Ralph Todaro                                   10,600         $    60,000
            Dennis V. Arriola                               6,300         $    35,000

---------------

(1) The figures in this column have been determined by multiplying (i) the number of option shares assumed to be accelerated upon shareholder approval of the business combination by (ii) the excess of the $30.375 per share price of Pacific Enterprises Common Stock on December 31, 1996 over the exercise price of each option. The actual net value of the accelerated options will depend on the market price of Pacific Enterprises Common Stock on and after the date its shareholders approve the business combination.

     Indemnification. Pursuant to the Merger Agreement, to the extent not provided by an existing right of indemnification or other agreement or policy, from and after the completion of the business combination, New Holding Company will, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who, prior to that date, was an officer or director of Pacific Enterprises or Enova or any of their subsidiaries against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities or, subject to certain restrictions, amounts paid in settlement (i) arising out of actions or omissions occurring at or prior to completion of the business combination that arise from or are based on such service as an officer or director or (ii) that are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement. For a period of five years following the completion of the business combination and subject to certain limitations, New Holding Company also will maintain in effect the policies of director and officer liability insurance. All rights to indemnification existing in favor of the employees, agents, directors or officers of Pacific Enterprises, Enova and their respective subsidiaries with respect to their activities as such prior to the completion of the business combination, will survive the business combination and will continue in full force and effect for a period of not less than six years from the completion of the business combination. See "The Merger Agreement -- Indemnification."

ENERGY MARKETING JOINT VENTURE

     As contemplated by the Merger Agreement, subsidiaries of Pacific Enterprises and Enova have formed an Energy Marketing Joint Venture with an initial capitalization of $10 million to pursue energy marketing opportunities. Additional capital and assets will be contributed by Pacific Enterprises and Enova in accordance with the terms of a related joint venture agreement.

     The Energy Marketing Joint Venture will market energy (including electricity at retail and natural gas at both wholesale and retail) and energy related products and services. It will engage in commodity trading in natural gas and other fuels, including gas pipeline capacity trading, storage/balancing/peaking services, asset based services, and related risk management services. It will also provide project management, design, construction, leasing, financing, operation, maintenance, equipment monitoring and energy information consulting and other services related to the use of energy.

     The targeted customers for energy commodity marketing products will initially be large industrial customers (greater than 250,000 therms of natural gas usage annually or BTU equivalent in electricity consumption), large and medium sized commercial customers (greater than 50,000 therms of natural gas usage annually or a BTU equivalent in electricity consumption), including schools, hospitals, colleges, federal or state facilities, national chain accounts and municipalities and residential and small commercial customers. The targeted customers for energy management products and services will be residential consumers, the business-to-business marketplace (including large industrial and commercial customers, commercial buildings, hospitals, hotels, retail chain stores, restaurants chains and grocery store chains), the wholesale marketplace (including municipal utilities, local distribution companies and electric co-ops), and federal and state government facilities, colleges, universities and schools.

     During the first one to two years of operation, the energy marketing joint venture expects to focus 80% of its marketing efforts in California and the balance outside of California, targeting areas where the retail direct access sector is opened up as a result of electric industry deregulation or locations of key customers. The energy marketing joint venture expects to expand through a combination of internal growth and possibly other joint ventures or acquisitions.

     The Energy Marketing Joint Venture is terminable by either company without economic penalty in the event the Merger Agreement is terminated.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences of the business combination to holders of Pacific Enterprises Common Stock and holders of Enova Common Stock. The summary is based upon the Internal Revenue Code, administrative pronouncements, judicial decisions and Treasury regulations, subsequent changes to any of which may affect the tax consequences described herein. The summary does not purport to be a comprehensive description of all of the tax consequences applicable to a particular taxpayer. In particular, the summary does not address the tax consequences to shareholders subject to special tax rules, such as banks, insurance companies, dealers in securities or shareholders who acquired their stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, the summary only applies to a shareholder (a) who is a U.S. citizen or resident, a U.S. corporation, partnership or other entity created or organized under the laws of the United States, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source and (b) who holds shares of Pacific Enterprises Common Stock or Enova Common Stock as capital assets. Shareholders are urged to consult their tax advisors as to the particular United States federal income tax consequences to them of the business combination and as to the foreign, state, local and other tax consequences thereof.

     Except with respect to any cash in respect of fractional shares received by holders of Pacific Enterprises Common Stock pursuant to the business combination, the business combination has been structured to qualify as tax-free transactions under Section 351 the Internal Revenue Code. The obligations of Pacific Enterprises and Enova to complete the business combination are conditioned on the receipt by Pacific Enterprises of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Pacific Enterprises, and the receipt by Enova of an opinion from Shearman & Sterling, counsel to Enova, that based upon customary representations and assumptions the business combination so qualifies. Pacific Enterprises and Enova have the right to waive this condition, but have no intention of doing so. In the event the condition were to be waived by either company, each company would distribute a supplement to this Joint Proxy Statement/Prospectus to disclose the waiver and all material related consequences including risks to investors, and would resolicit the shareholder approval of the principal terms of the business combination. See "The Merger Agreement -- Conditions to Obligations to Effect the Business Combination." The following discussion represents a summary of the contents of the opinions that the companies expect to receive prior to the closing.

     Tax Consequences to Pacific Enterprises Shareholders and Enova Shareholders. Subject to the discussion below concerning fractional shares, no gain or loss will be recognized by holders of Pacific Enterprises Common Stock and holders of Enova Common Stock (other than shareholders who exercise and perfect dissenters' rights) upon the conversion of their Pacific Enterprises Common Stock and Enova Common Stock into New Holding Company Common Stock.

     The aggregate tax basis of the shares of New Holding Company Common Stock received by such shareholders will be the same as the aggregate tax basis of the shares of Pacific Enterprises Common Stock and Enova Common Stock exchanged therefor, reduced by the tax basis allocable to any fractional-share interest in New Holding Company Common Stock with respect to which cash is being received. The holding period of the shares of New Holding Company Common Stock received by holders of Pacific Enterprises Common Stock and holders of Enova Common Stock will include the holding period of the shares of Pacific Enterprises Common Stock and Enova Common Stock surrendered therefor.

     Holders of Pacific Enterprises Common Stock who receive cash with respect to fractional shares will be treated as having received such fractional shares pursuant to the business combination and then as having sold those fractional shares in the market for cash. Such Pacific Enterprises shareholders will recognize gain or loss with respect to such fractional shares in an amount equal to the difference between the tax basis allocated to such fractional shares and the cash received in respect thereof. Any such gain or loss will be capital gain or loss and will constitute long-term capital gain or loss if the holding period of such fractional shares (as determined above) exceeds one year.

     Tax Consequences to Pacific Enterprises and Enova. No income, gain or loss will be recognized by Pacific Enterprises, Enova or New Holding Company pursuant to the business combination.

     Tax Consequences to Pacific Enterprises and Enova Shareholders upon Exercise of Dissenting Shareholders' Rights. A holder of Pacific Enterprises Common Stock or Enova Common Stock who exercises and perfects dissenters' rights will generally recognize capital gain or loss equal to the difference between the amount of cash received (other than in respect of interest) and such shareholder's tax basis in his shares of stock. Such capital gain or loss will be longterm capital gain or loss if such shares have a holding period exceeding one year at the time of the completion of the business combination. Interest, if any, awarded will be includible in such shareholder's income as ordinary income for U.S. federal income tax purposes.

ACCOUNTING TREATMENT

     The business combination is designed to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Pacific Enterprises and Enova will be carried forward to the consolidated financial statements of New Holding Company at their recorded amounts; income of New Holding Company will include income of Pacific Enterprises and Enova for the entire fiscal year in which the business combination occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of New Holding Company. The receipt by each of Pacific Enterprises and Enova of a letter from Deloitte & Touche LLP, their respective independent accountants, stating that the transaction will qualify as a pooling of interests, is a condition to the completion of the business combination. Representatives of Deloitte & Touche LLP are expected to be present at the Pacific Enterprises and Enova Special Meetings of Shareholders and to be available to respond to questions, and will have an opportunity to make a statement if they desire to do so. See "The Merger Agreement -- Conditions to Obligations to Effect the Business Combination" and "Unaudited Pro Forma Combined Condensed Financial Information."

STOCK EXCHANGE LISTING OF NEW HOLDING COMPANY COMMON STOCK

     Application will be made for the listing on the New York Stock Exchange of the shares of New Holding Company Common Stock to be issued in the business combination. Such listing is a condition precedent to the completion of the business combination. So long as Pacific Enterprises and Enova continue to meet applicable listing requirements, Pacific Enterprises Common Stock and Enova Common Stock will continue to be listed on the New York and Pacific Stock Exchanges until the completion of the business combination.

     Shares of Pacific Enterprises Preferred Stock will not be converted in the business combination and will remain outstanding. Pacific Enterprises Preferred Stock will continue to be listed on the American and Pacific Stock Exchanges following the completion of the business combination, so long as Pacific Enterprises continues to meet applicable listing requirements.

     Shares of SDG&E Preference Stock (Cumulative) and of SDG&E Cumulative Preferred Stock will not be converted in the business combination and will remain outstanding. SDG&E Preferred Stock (Cumulative) and SDG&E Preferred Stock will continue to be listed on the American Stock Exchange following the completion of the business combination, so long as SDG&E continues to meet applicable listing requirements.

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of New Holding Company Common Stock received by Pacific Enterprises or Enova shareholders in the business combination will be freely transferable, except that shares of New Holding Company Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Pacific Enterprises or Enova prior to the business combination may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144, in the case of such persons who become affiliates of New Holding Company) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Pacific Enterprises, Enova or New Holding Company generally include individuals or entities that control, are controlled by, or are under common control with, such company and may include certain officers and directors of such company as well as principal shareholders of such company. The Merger Agreement requires each of Pacific Enterprises and Enova to use all reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such affiliate will not sell, assign or transfer any shares of New Holding Company received in the business combination except (i) pursuant to an effective registration statement under the Securities Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 promulgated under the Securities Act (and otherwise in accordance with Rule 144 promulgated under the Securities Act if the person is an affiliate of New Holding Company and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel to the affiliate reasonably satisfactory to New Holding Company or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission, is not required to be registered under the Securities Act.

     This Joint Proxy Statement/Prospectus does not cover resales of New Holding Company Common Stock received by any person who may be deemed to be an affiliate of Pacific Enterprises, Enova or New Holding Company.

                               REGULATORY MATTERS

     Pacific Enterprises and Enova have agreed to use all reasonable efforts to obtain all necessary material permits, licenses, franchises and other governmental authorizations necessary or advisable to effect the business combination and the other transactions contemplated by the Merger Agreement. Competitors, consumer groups and various other parties have intervened or may intervene in these proceedings to oppose the business combination or to have conditions imposed upon the receipt of necessary approvals. While Pacific Enterprises and Enova believe that they will receive the requisite regulatory approvals for the business combination, there can be no assurance as to the timing of such approvals or the ability of such parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to the completion of the business combination that final orders approving the business combination be obtained from the various federal and state commissions described below and that neither such final orders nor any order, law or regulation of any governmental authority impose terms or conditions which, in the aggregate, could reasonably be expected to have a material adverse effect on (i) the ability of the companies to achieve the business objectives contemplated by the business combination or (ii) the operations, properties, assets or financial condition or results of operations of New Holding Company and its prospective subsidiaries taken as a whole, or which would be materially inconsistent with the agreements of the companies contained in the Merger Agreement. Set forth below is a summary of the material regulatory requirements affecting the business combination.

     California Public Utility Act. Section 854 of the California Public Utility Act provides that it is unlawful for any person without the prior authorization of the California Public Utilities Commission (the "CPUC") directly or indirectly to merge, acquire or control a California public utility. Pacific Enterprises, Enova and New Holding Company have jointly filed an application with CPUC for authorization to consummate the business combination pursuant to which Southern California Gas and SDG&E will become indirect subsidiaries of New Holding Company. Southern California Gas and SDG&E are, and following the completion of the combination will continue to be, California public utilities subject to the jurisdiction of the CPUC with respect to their utility operations.

     Under the applicable standards of the California Public Utility Act, before authorizing the acquisition of a California utility, the CPUC is required to find that the acquisition (i) provides short-term and long-term economic benefits to utility ratepayers and (ii) will not adversely affect competition. In addition, to the extent Section 854(b)(2) of the California Public Utility Act is applicable to the business combination, the CPUC will be required to find that the business combination equitably allocates short-term and long-term forecasted economic benefits of the business combination between shareholders and utility ratepayers with ratepayers receiving not less than 50% of the benefits from regulated operations. In making its finding with respect to competition, the CPUC is required to request an advisory opinion from the California Attorney General as to the effect of the acquisition on competition and mitigation measures with respect to adverse effects.

     In addition, before authorizing an acquisition, the CPUC must find that the acquisition is, on balance, in the public interest after considering the following criteria: (i) maintenance or improvement of the financial condition of the affected public utilities, (ii) maintenance or improvement of the quality of service to public utility ratepayers in California, (iii) maintenance or improvement of the management of the affected public utilities, (iv) fairness and reasonableness of the acquisition to affected public utility employees and shareholders, (v) benefits on an overall basis to California and local economies and to communities served by the public utilities, (vi) preservation of the CPUC's jurisdiction and its capacity to effectively regulate and audit public utility operation in California and (vii) mitigation measures to prevent significant adverse consequences. The CPUC is also required to consider reasonable options to the acquisition recommended by other parties to the CPUC proceedings to determine whether comparable short-term and long-term economic savings can be achieved through other means while avoiding the possible adverse consequences of the acquisition.

     Federal Power Act. Section 203 of the Federal Power Act provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or, directly or indirectly, merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the Federal Energy Regulatory Commission (the "FERC"). Pacific Enterprises and Enova have filed with the FERC a petition for disclaimer of jurisdiction over the business combination and have also filed, in the alternative, an application for approval of the business combination. Under Section 203 of the Federal Power Act, the FERC will approve a business combination if it finds the business combination "consistent with the public interest." Under its recently promulgated policy governing mergers of jurisdictional electric utilities under the Federal Power Act, the FERC has indicated it will consider: (i) whether the business combination will adversely affect competition, (ii) whether the business combination will adversely affect rates, and (iii) whether the business combination will impair the effectiveness of regulation.

     Antitrust Considerations. The Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") provides that certain transactions (including the business combination) may not be completed until certain information has been submitted to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified HSR Act waiting period requirements have been satisfied. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the Federal Trade Commission, or private parties or state attorneys general, from challenging the business combination on antitrust grounds. Neither Pacific Enterprises nor Enova believes that the business combination will violate federal antitrust laws. The companies will timely submit the information required by the HSR Act. If the business combination is not completed within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, Pacific Enterprises and Enova would be required to submit new information to the Antitrust Division and the Federal Trade Commission, and a new HSR Act waiting period would have to expire or be earlier terminated before the business combination could be completed.

     Public Utility Holding Company Act. Section 9(a)(2) of the Public Utility Holding Company Act (the "Holding Company Act") provides that it is unlawful for any person without the prior approval of the Securities and Exchange Commission to acquire any security of any public utility company or public utility holding company if, upon giving effect to the transaction, that person would own 5% or more of the voting securities of two or more public utility companies or public utility holding companies. Accordingly, New Holding Company will timely file an application to obtain Securities and Exchange Commission for approval for its indirect acquisition, through the business combination, of the stock of Southern California Gas and SDG&E. Under the applicable standards of the Holding Company Act, if the proposed acquisition complies with applicable state law, the Securities and Exchange Commission is directed to approve the acquisition unless it finds that (1) the acquisition would tend towards detrimental interlocking relations or a detrimental concentration of control, (2) the consideration to be paid in connection with the acquisition is not reasonable, or (3) the acquisition would unduly complicate the capital structure of the applicant's holding company system or would be detrimental to the proper functioning of the applicant's holding company system. In order to approve a proposed acquisition, the Securities and Exchange Commission must also find that the acquisition would tend towards the development of an integrated public utility system and must not find that the acquisition would be detrimental to the integration and corporate simplification standards of the Holding Company Act.

     Pacific Enterprises and Enova are currently exempt from the registration and other requirements of the Holding Company Act, (other than from Section 9(a)(2) thereof) under Section 3(a)(1) of the Holding Company Act applicable to utility holding companies which, together with each of their material public utility subsidiaries, are predominantly intrastate in character and carry on their business substantially in a single state in which the holding company and every material public utility subsidiary is organized. New Holding Company is, and Pacific Enterprises, Enova, Southern California Gas and SDG&E are and will continue to be, incorporated in California and will conduct public utility business (as defined in the Holding Company Act) substantially only in California. Accordingly, the companies believe that such exemption from the Holding Company Act will be available to New Holding Company.

     Public Utility Regulatory Policies Act. Pacific Enterprises owns indirect interests in several small electric generation facilities which are "qualifying facilities" under Public Utility Regulatory Policies Act and as such are entitled to a mandatory purchase obligation and exemption from regulation in connection with their sales of electricity. Qualifying facility status is not available to any facilities more than 50% owned by an electric utility or electric utility holding company.

     Upon the completion of the business combination, New Holding Company by reason of its indirect ownership of SDG&E will become an electric utility holding company. Consequently, in order to avoid the loss of qualifying facility status for Pacific Enterprises' small electric generation facilities, Pacific Enterprises must cause its ownership in these facilities (aggregated with ownership by all other entities constituting electric utilities or electric utility holding companies) to be not more than 50% prior to the completion of the business combination. Pacific Enterprises is considering several alternatives to accomplish this result including the sale of all or part of these facilities.

     Atomic Energy Act. SDG&E holds Nuclear Regulatory Commission (the "NRC") licenses in connection with its partial ownership in the San Onofre Nuclear Generating Stations. The Atomic Energy Act provides that such a license or any rights thereunder may not be transferred or in any manner disposed of, directly or indirectly, to any person through transfer of control of the licensee unless the NRC finds that such transfer is in accordance with the Atomic Energy Act and consents to the transfer. Pursuant to the Atomic Energy Act, SDG&E will seek the NRC's consent prior to the business combination because SDG&E, as a subsidiary of Enova, will be indirectly owned by New Holding Company after completion of the business combination.

     Other. Pacific Enterprises and Enova possess municipal franchises and various permits and licenses that may need to be renewed or replaced as a result of the business combination. Neither Pacific Enterprises nor Enova anticipates any difficulties at the present time in obtaining such renewals or replacements.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, which is attached hereto as Annex A. The summary is not intended to be complete and is qualified in its entirety by reference to the Merger Agreement.

THE BUSINESS COMBINATION

     The Merger Agreement provides that, following the approval of the principal terms of the business combination by the shareholders of Pacific Enterprises and Enova and the satisfaction or waiver of the other conditions to the business combination, including obtaining requisite regulatory approvals, Pacific Enterprises and Enova will become subsidiaries of New Holding Company and the holders of Pacific Enterprises and Enova Common Stock will become holders of New Holding Company Common Stock.

     Pacific Enterprises and Enova have agreed in the Merger Agreement to call, give notice of, convene and hold a special meeting of their respective shareholders as soon as reasonably practicable for the purpose of securing their approval of the business combination. Pacific Enterprises' obligation to hold the Pacific Enterprises Special Meeting of Shareholders is subject to the condition that neither Barr Devlin nor Merrill Lynch shall have withdrawn its opinion as to the fairness to the holders of Pacific Enterprises Common Stock of the ratio for the conversion of Pacific Enterprises Common Stock into New Holding Company Common Stock. Enova's obligation to hold the Enova Special Meeting of Shareholders is subject to the condition that Morgan Stanley shall not have withdrawn its opinion as to the fairness to the holders of Enova Common Stock of the ratio for the conversion of Enova Common Stock into New Holding Company Common Stock.

     If the business combination is approved by shareholders of Pacific Enterprises and Enova, and the other conditions to the business combination are satisfied or waived, the completion of the business combination will take place on the second business day immediately following the date on which the last of the conditions referred to below under "The Merger Agreement -- Conditions to Obligations to Effect the Business Combination" is fulfilled or waived, or at such other time and date as Pacific Enterprises and Enova shall mutually agree.

CONVERSION OF SHARES

     The Merger Agreement provides that the business combination will be effected by mergers of subsidiaries of New Holding Company with Pacific Enterprises and Enova in which Pacific Enterprises and Enova will be the surviving corporations in the mergers. In the merger of Pacific Enterprises:

     - Each issued and outstanding share of Pacific Enterprises Common Stock (other than shares that are canceled as described below and shares as to which dissenters' rights are perfected) will be converted into the right to receive 1.5038 shares of fully paid and non-assessable shares of New Holding Company Common Stock.

     - The aggregate of all shares of the capital stock of the merger subsidiary of New Holding Company issued and outstanding immediately prior to the merger will be converted into the right to receive that number of shares of Pacific Enterprises Common Stock which is equivalent to the aggregate number of shares of Pacific Enterprises Common Stock outstanding immediately prior to the merger.

     - Each share of Pacific Enterprises Common Stock (including any associated right to receive or purchase shares of the capital stock of Pacific Enterprises pursuant to the terms of a Rights Agreement, dated as of March 7, 1989, as amended, between Pacific Enterprises and Chemical Bank, as successor Rights Agent) that is owned by subsidiaries of Pacific Enterprises or by Enova, New Holding Company or any of their subsidiaries will be canceled and cease to exist.

     - All issued and outstanding shares of Pacific Enterprises Preferred Stock will be unchanged and will remain outstanding.

     - The shares of Pacific Enterprises Common Stock as to which dissenters' rights are perfected will not be canceled and converted into the right to receive New Holding Company Common Stock but will be canceled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the California General Corporation Law.

     In the merger of Enova:

     - Each issued and outstanding share of Enova Common Stock (other than shares that are canceled as described below and shares as to which dissenters' rights are perfected) will be converted into the right to receive one fully paid and non-assessable share of New Holding Company Common Stock.

     - The aggregate of all shares of the capital stock of the merger subsidiary of New Holding Company issued and outstanding immediately prior to the merger will be converted into the right to receive that number of shares of Enova Common Stock which is equivalent to the aggregate number of shares of Enova Common Stock outstanding immediately prior to the merger.

     - Each share of Enova Common Stock that is owned by subsidiaries of Enova or by Pacific Enterprises, New Holding Company or any of their subsidiaries will be canceled and cease to exist.

     - The shares of Enova Common Stock as to which dissenters' rights are perfected will not be canceled and converted into the right to receive New Holding Company Common Stock but will be canceled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the California General Corporation Law.

     All shares of New Holding Company Common Stock outstanding immediately prior to the business combination will be canceled. Consequently, as a result of the business combination, Pacific Enterprises and Enova will become subsidiaries of New Holding Company and holders of Pacific Enterprises and Enova Common Stock (other than those who perfect their dissenters' rights) will become holders of New Holding Company Common Stock.

     Based upon the capitalization of Pacific Enterprises and Enova and the ratios for the conversion of Pacific Enterprises and Enova Common Stock into New Holding Company Common Stock, Pacific Enterprises shareholders will own approximately 52% and Enova shareholders will own approximately 48% of New Holding Company Common Stock that will be outstanding upon completion of the business combination.

     Shares of Pacific Enterprises and Southern California Gas Preferred Stock and SDG&E Preference Stock will not be converted in the business combination and will remain outstanding without any change in their respective rights, preferences and privileges. These shares will continue to be administered by their respective issuers following the completion of the business combination in a manner consistent with past practice.

FRACTIONAL SHARES

     If any holder of Pacific Enterprises Common Stock would be entitled to receive a number of shares of New Holding Company Common Stock that includes a fraction, then in lieu of a fractional share, the holder will be entitled to receive a cash payment, without any interest thereon, in an amount representing the holder's proportionate interest in the net proceeds from the sale by an exchange agent on behalf of all such holders of the aggregate of the fractions of shares of New Holding Company Common Stock that would otherwise be issued to such holders. The sale of the aggregate fractional shares by the exchange agent will be executed on the New York Stock Exchange.

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the completion of the business combination, an exchange agent will mail to each holder of record of the certificates previously representing shares of Pacific Enterprises and Enova Common Stock, a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for certificates representing shares of New Holding Company Common Stock. Upon surrender of a certificate to the exchange agent for cancellation, together with a duly executed letter of transmittal and such other documents as the exchange agent may require, the holder of the certificate will be entitled to receive a certificate representing that number of whole shares of New Holding Company Common Stock and any cash in lieu of fractional shares of New Holding Company Common Stock which the holder of the surrendered certificate has the right to receive pursuant to the provisions of the Merger Agreement. Until surrendered, each certificate will be deemed, at any time after the completion of the business combination, to represent only the right to receive, upon surrender, a certificate representing the shares of New Holding Company Common Stock and cash in lieu of any fractional shares of New Holding Company Common Stock.

     No dividends or other distributions declared or made after the completion of the business combination with respect to New Holding Company Common Stock with a record date after the completion of the business combination will be paid to the holder of any unsurrendered certificate with respect to New Holding Company Common Stock represented thereby and no cash payment in lieu of fractional shares will be paid to any such holder until the holder of record of the certificate surrenders such certificate. After such surrender, subject to applicable law, there will be paid to the holder, without interest, the unpaid dividends and distributions, and any cash payment in lieu of a fractional share to which the holder is entitled.

     HOLDERS OF PACIFIC ENTERPRISES COMMON STOCK OR ENOVA COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. HOLDERS OF PACIFIC ENTERPRISES PREFERRED STOCK NEED NOT EXCHANGE THEIR CERTIFICATES.

ENERGY MARKETING JOINT VENTURE

     As contemplated by the Merger Agreement, subsidiaries of Pacific Enterprises and Enova have formed an Energy Marketing Joint Venture to pursue energy marketing opportunities and provide related energy products and services. The Energy Marketing Joint Venture is terminable by either company without economic penalty in the event the Merger Agreement is terminated.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary reciprocal representations and warranties by Pacific Enterprises and Enova relating to, among other things, (a) their respective organizations, the organization of their respective subsidiaries and similar corporate matters; (b) their respective capital structures; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) required regulatory approvals; (e) their compliance with applicable laws and agreements;
(f) reports and financial statements filed with the Securities and Exchange Commission and the accuracy of information contained therein; (g) the absence of any material adverse effect on their operations, properties, assets, financial condition or results of operations or the ability to achieve the business objectives contemplated by the business combination; (h) the absence of adverse material suits, claims or proceedings, and other litigation issues; (i) the accuracy of information supplied by each of Pacific Enterprises and Enova for use in the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part; (j) certain agreements relating to certain employment and benefits matters; (k) tax matters; (l) retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act; (m) labor matters; (n) compliance with environmental laws, possession of material environmental, health, and safety permits and other environmental issues; (o) the regulation of Pacific Enterprises and Enova and their subsidiaries as public utilities; (p) the shareholder vote required in connection with the Merger Agreement and the transactions contemplated thereby (as set forth in this Joint Proxy Statement/Prospectus) being the only vote required; (q) that neither Pacific Enterprises and Enova nor any of their respective affiliates have taken or agreed to take any action that would prevent New Holding Company from accounting for the business combination as a pooling of interests for financial accounting purposes; and (r) the delivery of fairness opinions by Barr Devlin and Merrill Lynch, in the case of Pacific Enterprises, and Morgan Stanley, in the case of Enova. In addition, the Merger Agreement contains representations and warranties by Enova as to its (a) compliance with health, safety, regulatory and legal requirements regarding its nuclear operations and (b) the continued tax-exempt status of outstanding revenue bonds of SDG&E.

CERTAIN COVENANTS

     Pursuant to the Merger Agreement, Pacific Enterprises and Enova each has agreed that, during the period from the date of the Merger Agreement until the completion of the business combination, it will, subject to certain exceptions specified therein, among other things:

     - Dividends. Not declare or pay any dividends on Common Stock other than regular quarterly dividends not in excess of 110% of the dividends for the prior year.

     - Stock Acquisitions. Not redeem, purchase or otherwise acquire shares of Common Stock or Preferred Stock other than (i) mandatory redemptions and certain refundings of Preferred Stock, (ii) in connection with employee benefit plans, (iii) the repurchase by each company of up to 4,250,000 shares of its Common Stock and (iv) the expenditure by each company of up to $50 million for repurchases or other acquisitions of Preferred Stock.

     - Issuance of Stock. Not issue any capital stock, rights, warrants, options or convertible or similar securities other than in connection with (i) certain refundings of Preferred Stock and debt, (ii) certain permitted business acquisitions and financings and (iii) employee benefit plans, stock option and other incentive compensation plans, directors' plans and stock purchase and dividend reinvestment plans.

     - Acquisitions. Not engage in acquisitions of $10 million or more.

     - Capital Expenditures. Not make any capital expenditures in excess of $20 million, in the aggregate over the amounts budgeted.

     - Dispositions. Not sell, lease, encumber or otherwise dispose of material assets in an aggregate amount equaling or exceeding $10 million, other than planned or ordinary course of business dispositions and encumbrances.

     - Indebtedness. Not incur indebtedness other than (i) short-term indebtedness in the ordinary course of business consistent with past practice; (ii) long-term indebtedness not aggregating more than $100 million; (iii) in connection with certain refundings of Preferred Stock and existing indebtedness; and (iv) refinancing of industrial development bonds for which Enova is unable to obtain an opinion of outside counsel as to continuing tax-exempt status.

     - Employee Compensation and Benefits. Not enter into, adopt, amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable, or grant any discretionary awards or benefits, under any employee benefit plan, except for normal promotion and compensation increases, hiring and discretionary award grants in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries.

     - Employment Agreements. Not to enter into or amend any employment, severance or special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer other than in the ordinary course of business consistent with past practice.

     - Pooling. Not take any actions which would, or would be reasonably likely to, prevent New Holding Company from accounting for the business combination as a pooling of interests.

     - Taxation of Business Combination. Not take any actions which would, or would be reasonably likely to, adversely affect the status of the business combination as a tax-free transaction.

     - Cooperation. Cooperate with the other company, provide reasonable access to its books and records and promptly notify the other company of any significant changes in its properties, assets, financial condition or results of operations and discuss with the other company any material changes in its rates or charges (other than pass-through fuel and gas rates or charges), standards of service or accounting.

     - Third Party Consents. Use all commercially reasonable efforts to obtain certain third-party consents to the business combination.

     - Breach. Not take any action that would, or is reasonably likely to, result in a material breach of any provision of the Merger Agreement or in any of its representations and warranties being untrue.

     Any action prohibited by the foregoing may nonetheless be taken to the extent expressly permitted by the Merger Agreement or the Energy Marketing Joint Venture Agreement, or to the extent required by rule, regulation, statute or other law in connection with California Assembly Bill 1890 (Public Utilities: electrical restructuring) or in connection with the California Public Utilities Commission and the Federal Energy Regulatory Commission electric industry restructuring proceedings, or consented to in writing by the other company.

     In addition, pursuant to the Merger Agreement, joint transition and strategic opportunity committees have been formed to examine various alternatives regarding the manner in which to best organize, manage and integrate the business of New Holding Company after the completion of the business combination and to facilitate the companies' ability to pursue strategic opportunities in a manner consistent with both the objectives of the Merger Agreement and the companies' desires to compete as aggressively as possible in the rapidly evolving energy marketplace.

NO SOLICITATION OF ACQUISITION PROPOSALS

     The Merger Agreement provides that neither Pacific Enterprises nor Enova will directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to any acquisition proposal by a third party. The companies have also agreed that if either company should receive an unsolicited acquisition proposal, it will not engage in negotiations or provide any confidential information or data to any person relating to the proposal, except prior to the receipt of the approval of the business combination by shareholders, either company may engage in such negotiations or provide such information in response to an unsolicited proposal to the extent the board of directors of the company receiving the unsolicited proposal determines in good faith, after consultation with outside counsel, that such action is reasonably necessary for such board of directors to act in a manner consistent with its fiduciary duties under applicable law. Acquisition proposal is defined in the Merger Agreement to mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving either company or any of its material subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the shareholders of a company generally) to acquire in any manner, directly or indirectly, a substantial equity interest in, or a substantial portion of the assets of either company or any of its material subsidiaries.

NEW HOLDING COMPANY BOARD OF DIRECTORS

     The Merger Agreement provides that the Boards of Directors of Pacific Enterprises and Enova will take such action as may be necessary to cause the New Holding Company Board at the completion of the business combination to be constituted of an equal number of directors designated by each of Pacific Enterprises and Enova including Richard W. Farman, President and Chief Operating Officer of Pacific Enterprises, and Stephen L. Baum, President and Chief Executive Officer of Enova. The initial designation of such directors among the three classes of the New Holding Company Board will be agreed between the companies, the designees of each company to be divided as equally as is feasible among such classes; provided, however, that if, prior to the completion of the business combination, any of such designees shall decline or be unable to serve, the company which designated such person will designate another person to serve in such person's stead. To date, Pacific Enterprises and Enova have not decided who, in addition to Messrs. Farman and Baum, will be designated to serve on the New Holding Company Board after the completion of the business combination.

INDEMNIFICATION

     The Merger Agreement provides that, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the completion of the business combination, New Holding Company will, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who, prior to that time, was an officer or director of Pacific Enterprises or Enova or any of their subsidiaries against all losses, expenses (including reasonable attorney's fees), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the completion of the business combination (whether or not asserted or claimed prior to, at or after that time) that are in whole or in part based on, or arising out of the fact that such person is or was a director or officer of such party or based on or arising out of or pertaining to the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the completion of the business combination), (i) New Holding Company will pay the reasonable fees and expenses of counsel selected by the indemnified individuals, which counsel shall be reasonably satisfactory to New Holding Company, promptly after statements therefor are received and otherwise advance to an indemnified individual upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by California law, (ii) New Holding Company will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an indemnified individual's conduct complies with the standards set forth under California law and New Holding Company's Articles of Incorporation or Bylaws will be made by independent counsel mutually acceptable to New Holding Company and the indemnified individual; provided, however, that New Holding Company will not be liable for any settlement effected without its written consent.

     In addition, the Merger Agreement requires that for a period of six years after the completion of the business combination, New Holding Company will cause to be maintained in effect the policies of director and officer liability insurance currently maintained by Pacific Enterprises and Enova; provided, however, that in no event will New Holding Company be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Enova and Pacific Enterprises for such insurance; and provided further that if the annual premiums of such insurance coverage exceed such amount, New Holding Company will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. Moreover, neither New Holding Company nor any of its successors or assigns will (i) consolidate with or merge into any other person so as not to be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any person unless, in either such case, proper provisions are made so that the successors and assigns of New Holding Company assume the obligations set forth in the Merger Agreement.

     Also, the Merger Agreement provides that to the fullest extent not prohibited by law, from and after the completion of the business combination, all rights to indemnification as of the date of the Merger Agreement in favor of the employees, agents, directors or officers of Pacific Enterprises, Enova and their respective subsidiaries with respect to their activities as such, prior to the completion of the business combination, as provided in their respective Articles of Incorporation or By-laws or otherwise in effect on the date of the Merger Agreement, will survive the business combination and will continue in full force and effect for a period of not less than six years from the completion of the business combination. Moreover, Pacific Enterprises, Enova and New Holding Company will honor and fulfill in all respects the obligations of Pacific Enterprises and Enova pursuant to indemnification agreements with Pacific Enterprises' and Enova's officers and directors existing at that time.

CONDITIONS TO OBLIGATIONS TO EFFECT THE BUSINESS COMBINATION

     The respective obligations of Pacific Enterprises and Enova to effect the business combination are subject to the following conditions: (a) approval of the principal terms of the business combination by the shareholders of Pacific Enterprises and Enova shall have been obtained; (b) no temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing completion of the business combination shall have been issued and continuing in effect, and the business combination and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation; (c) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;
(d) the shares of New Holding Company Common Stock issuable in the business combination shall have been approved for listing on the

New York Stock Exchange upon official notice of issuance; (e) all statutory approvals shall have been obtained at or prior to the completion of the business combination and do not impose terms or conditions which, in the aggregate, could reasonably be expected to have a material adverse effect on (i) the ability of the companies to achieve the business objectives contemplated by the business combination or (ii) the operations, properties, assets or financial condition or results of operations of New Holding Company and its prospective subsidiaries taken as a whole or which would be materially inconsistent with the agreements of the parties contained in the Merger Agreement; (f) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or been terminated; (g) each of Pacific Enterprises and Enova shall have received a letter of its independent public accountants, Deloitte & Touche LLP, dated the date of completion of the business combination, in form and substance reasonably satisfactory to Pacific Enterprises and Enova, stating that the transactions effected pursuant to the Merger Agreement will qualify as a pooling of interests transaction under generally accepting accounting principles and applicable Securities and Exchange Commission regulations; and (h) with respect to each of Pacific Enterprises and Enova: (i) the performance in all material respects of its agreements and covenants contained in or contemplated by the Merger Agreement required to be performed by it at or prior to the completion of the business combination; (ii) the representations and warranties set forth in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the completion of the business combination; (iii) the receipt of officer's certificates from each other stating that the conditions set forth the Merger Agreement have been satisfied; (iv) no material adverse effects shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have a material adverse effect on the operations, properties, assets, financial condition, results of operations or prospects of the other company and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by the Merger Agreement or the ability of the companies to achieve the business objectives contemplated by the business combination; (v) Pacific Enterprises shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, and Enova shall have received an opinion of Shearman & Sterling, to the effect that the Pacific Enterprises Merger, taken together with the Enova Merger, will be treated as a tax-free reorganization under Section 351 of the Internal Revenue Code; and (vi) the material required third party consents shall have been obtained.

BENEFIT PLANS

     A committee comprised of officers and employees of Pacific Enterprises and Enova has been formed for the purpose of developing short and long-term incentive compensation arrangements for New Holding Company which are to be implemented after the completion of the business combination and making any appropriate adjustments to the performance goals, target awards and any other relevant criteria under the incentive compensation plans of Pacific Enterprises and Enova that are in effect as of that date to take the business combination into account. In addition, the committee will conduct a review of Pacific Enterprises' and Enova's benefit plans in order to coordinate the provision of benefits after the completion of the business combination and to eliminate duplicative benefits.

     Pursuant to pre-existing terms of employee stock option and incentive plans maintained by Pacific Enterprises, upon approval of the business combination by the shareholders of Pacific Enterprises, all outstanding employee stock options will become immediately exercisable in full.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the completion of the business combination under certain circumstances, including by mutual consent of Pacific Enterprises and Enova; by either company if the business combination is not completed by April 30, 1998; by either company if the requisite shareholder approvals are not obtained by June 30, 1997; by either company as a result of a legal or regulatory prohibition; by a non-breaching company if there occurs a material breach of any material representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured within sixty days; by either company if there is a withdrawal or adverse modification of the recommendation of the Merger Agreement by the other company's Board of Directors or the approval of a third party acquisition proposal by the other company's Board of Directors; or by either company, under certain circumstances, as a result of a third party acquisition proposal which such company, pursuant to its directors' fiduciary duties, determines to accept.

     In the event of termination of the Merger Agreement (other than as a result of a willful breach) by either Pacific Enterprises or Enova, as provided above, there will be no liability or obligation on the part of either Pacific Enterprises or Enova or their respective officers or directors other than: (i) to hold in strict confidence all documents furnished to the other in accordance with the Confidentiality Agreement, dated April 4, 1996; (ii) to pay certain fees and expenses pursuant to certain specified provisions of the Merger Agreement; and (iii) to comply with certain other specified provisions of the Merger Agreement.

TERMINATION FEES

     If the Merger Agreement is terminated as a result of: (i) the failure of the shareholders of either Pacific Enterprises or Enova to provide the requisite approval of the business combination on or before June 30, 1997 at a time following the initiation of a publicly announced third party acquisition proposal involving the company whose shareholders fail to grant the necessary approval; (ii) the withdrawal or adverse modification of the recommendation of the business combination by the other company's Board of Directors or the approval of a third party acquisition proposal by the other company's Board of Directors; or (iii) the occurrence of a third party acquisition proposal which the Board of Directors of the company receiving the proposal determines in good faith, after consultation with outside counsel and after giving effect to all concessions which may be offered by the other company in the terms and conditions of the Merger Agreement, is reasonably necessary to accept in order for such Board to act in a manner consistent with its fiduciary duties under applicable law, then (x) the company whose shareholders fail to grant the necessary approval, in the case of clause (i) above, (y) the non-terminating company, in the case of clause (ii) above, or (z) the company which has received the third party acquisition proposal, in the case of clause (iii) above, will be required to pay to the other company a termination fee of $72 million plus an expense reimbursement calculated as described below if, within one year following such termination, such company or any of its material subsidiaries consummates, or accepts a written offer to consummate, an acquisition proposal with any third party.

     If a termination fee becomes payable within the first four months following the execution of the Merger Agreement, the expense reimbursement will equal $3 million plus an amount equal to the recipient's documented out-of-pocket expenses in excess of $3 million, subject to a maximum aggregate expense reimbursement of $5 million. If a termination fee becomes payable after the first four months following the execution of the Merger Agreement, the expense reimbursement will equal $3 million plus an amount equal to the recipient's documented out-of-pocket expenses in excess of $3 million, subject to a maximum aggregate expense reimbursement of $10 million. The Merger Agreement also provides for the payment by the non-terminating company of an expense reimbursement amount calculated as described above upon a termination of the Merger Agreement by reason of a material breach by the other company.

     The Merger Agreement further provides that all termination fees constitute liquidated damages and not a penalty and, if one party should fail to pay any termination fee due, the defaulting party shall pay the cost and expenses in connection with any action taken to collect payment, together with interest on the amount of any unpaid termination fee.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended by mutual agreement of Pacific Enterprises and Enova at any time prior to the completion of the business combination but, after approval of the principal terms of the business combination by shareholders of Pacific Enterprises or Enova, no amendment may be made which by law requires further approval by the shareholders. In addition, either company may at any time prior to the completion of the business combination: (i) extend the time for the performance of any of the obligations or other acts of the other company, (ii) waive any inaccuracies in the representations and warranties or in any document delivered or (iii) waive compliance with any of the agreements or conditions.

STANDSTILL PROVISIONS

     Pursuant to a Confidentiality Agreement between Pacific Enterprises and Enova dated April 4, 1996, the companies have agreed that, for a period of thirty months from the date of the agreement neither company nor any of its affiliates will (unless and until authorized to do so in writing by or on behalf of the Board of Directors of the other company) directly or indirectly: (i) acquire, offer, propose or seek to acquire or agree to acquire any voting securities or any substantial portion of the business or assets of the other company; (ii) make, or in any way participate in any "solicitation" of "proxies" (as such terms are defined by the rules of the Securities and Exchange Commission) with respect to voting securities of the other company, or seek to advise or influence any person with respect to voting of such voting securities;
(iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act) with respect to any voting securities of the other company; (iv) seek or propose to influence control over the Board of Directors, or management or policies, of the other company; (v) make any public announcement or disclose any plan, intention, proposal or arrangement inconsistent with the foregoing; (vi) take any action which might require such other company to make a public announcement regarding the possibility of a business combination; (vii) advise, assist or encourage any other person in connection with the foregoing; (viii) request that the other company, or its affiliates or representatives, amend, modify or waive any provision described in this paragraph; or (ix) request any authorization to engage in any of the foregoing.

     In addition, each of Pacific Enterprises and Enova has agreed that for a period of eighteen months from the date of the Confidentiality Agreement, neither it nor any of its affiliates or representatives will, directly or indirectly, unless so authorized in writing by the other company, solicit the employment of or hire any employees of the other party or its affiliates with whom the hiring company had contact or who became known to such company during the investigation of the business combination, other than pursuant to any general advertisement for or solicitation of employees by either party or its affiliates.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of Pacific Enterprises and Enova, including their respective subsidiaries, after giving effect to the business combination. The unaudited pro forma combined condensed balance sheet at September 30, 1996 gives effect to the business combination as if it had occurred at September 30, 1996. The unaudited pro forma combined condensed statements of income for each of the three years in the period ended December 31, 1995, the nine-month periods ended September 30, 1996 and 1995, give effect to the business combination as if it had occurred at January 1, 1993. These statements are prepared on the basis of accounting for the business combination as a pooling of interests and are based on the assumptions set forth in the notes thereto.

     The following unaudited pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Pacific Enterprises and Enova incorporated by reference herein. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the business combination been completed on the date, or at the beginning of the periods, for which the business combination is being given effect nor is it necessarily indicative of future operating results or financial position.

                              NEW HOLDING COMPANY

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)

                                                     PACIFIC          ENOVA        PRO FORMA
                                                   ENTERPRISES     CORPORATION    ADJUSTMENTS   PRO FORMA
                                                  (AS REPORTED)   (AS REPORTED)    (NOTE 3)     COMBINED
                                                  -------------   -------------   -----------   ---------
REVENUES AND OTHER INCOME
  Gas (Note 1)..................................     $ 1,692        $     239       $   (41)    $   1,890
  Electric......................................                        1,164                       1,164
  Other.........................................          95               41                         136
                                                     -------         --------       -------      --------
          Total Operating Revenues..............       1,787            1,444           (41)        3,190
  Other Income..................................          16                7                          23
                                                     -------         --------       -------      --------
          Total.................................       1,803            1,451           (41)        3,213
                                                     -------         --------       -------      --------
EXPENSES
  Cost of gas distributed (Note 1)..............         548               93           (41)          600
  Electric fuel.................................                           92                          92
  Purchased power...............................                          234                         234
  Operating and maintenance expense.............         631              359           (28)          962
  Depreciation and amortization.................         192              249                         441
  Franchise payments and other taxes............          73               34            28           135
  Preferred dividends of subsidiaries...........           6                5                          11
                                                     -------         --------       -------      --------
          Total.................................       1,450            1,066           (41)        2,475
                                                     -------         --------       -------      --------
Income From Operations Before Interest and
  Income Taxes..................................         353              385                         738
Interest Expense................................          76               79                         155
                                                     -------         --------       -------      --------
Income From Operations Before Income Taxes......         277              306                         583
Income Taxes....................................         122              130                         252
                                                     -------         --------       -------      --------
Net Income......................................         155              176                         331
Dividends on Preferred Stock....................           4                                            4
Preferred Stock Original Issue Discount.........           2                                            2
                                                     -------         --------       -------      --------
Net Income Applicable to Common Stock...........     $   149        $     176                   $     325
                                                     =======         ========       =======      ========
Net Income Per Share of Common Stock............     $  1.80        $    1.51                   $    1.35
                                                     =======         ========       =======      ========
Weighted Average Shares Outstanding (Note 2)....      82,618          116,567        41,623       240,808
                                                     =======         ========       =======      ========

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                              NEW HOLDING COMPANY

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)

                                                     PACIFIC          ENOVA        PRO FORMA
                                                   ENTERPRISES     CORPORATION    ADJUSTMENTS   PRO FORMA
                                                  (AS REPORTED)   (AS REPORTED)    (NOTE 3)     COMBINED
                                                  -------------   -------------   -----------   ---------
REVENUES AND OTHER INCOME
  Gas (Note 1)..................................     $ 1,692        $     230       $   (36)    $   1,886
  Electric......................................                        1,131                       1,131
  Other.........................................          53               41                          94
                                                     -------         --------       -------      --------
          Total Operating Revenues..............       1,745            1,402           (36)        3,111
  Other Income..................................          26                1                          27
                                                     -------         --------       -------      --------
          Total.................................       1,771            1,403           (36)        3,138
                                                     -------         --------       -------      --------
EXPENSES
  Cost of gas distributed (Note 1)..............         531               83           (36)          578
  Electric fuel.................................                           75                          75
  Purchased power...............................                          263                         263
  Operating and maintenance expense.............         644              352           (29)          967
  Depreciation and amortization.................         181              208                         389
  Franchise payments and other taxes............          75               34            29           138
  Preferred dividends of subsidiaries...........           9                6                          15
                                                     -------         --------       -------      --------
          Total.................................       1,440            1,021           (36)        2,425
                                                     -------         --------       -------      --------
Income From Continuing Operations Before
  Interest and Income Taxes.....................         331              382                         713
Interest Expense................................          84               85                         169
                                                     -------         --------       -------      --------
Income From Continuing Operations Before Income
  Taxes.........................................         247              297                         544
Income Taxes....................................         110              124                         234
                                                     -------         --------       -------      --------
Income From Continuing Operations...............         137              173                         310
Dividends on Preferred Stock....................           8                                            8
                                                     -------         --------       -------      --------
Net Income Applicable to Common Stock...........     $   129        $     173                   $     302
                                                     =======         ========       =======      ========
Net Income Per Share of Common Stock............     $  1.57        $    1.48                   $    1.26
                                                     =======         ========       =======      ========
Weighted Average Shares Outstanding (Note 2)....      82,227          116,535        41,426       240,188
                                                     =======         ========       =======      ========

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                              NEW HOLDING COMPANY

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995
                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)

                                                     PACIFIC          ENOVA        PRO FORMA
                                                   ENTERPRISES     CORPORATION    ADJUSTMENTS   PRO FORMA
                                                  (AS REPORTED)   (AS REPORTED)    (NOTE 3)     COMBINED
                                                  -------------   -------------   -----------   ---------
REVENUES AND OTHER INCOME
  Gas (Note 1)..................................     $ 2,280        $     310       $   (48)    $   2,542
  Electric......................................                        1,504                       1,504
  Other.........................................          63               57                         120
                                                     -------         --------       -------      --------
          Total Operating Revenues..............       2,343            1,871           (48)        4,166
  Other Income..................................          34                1                          35
                                                     -------         --------       -------      --------
          Total.................................       2,377            1,872           (48)        4,201
                                                     -------         --------       -------      --------
EXPENSES
  Cost of gas distributed (Note 1)..............         682              113           (48)          747
  Electric fuel.................................                          100                         100
  Purchased power...............................                          342                         342
  Operating and maintenance expense.............         920              511           (38)        1,393
  Depreciation and amortization.................         243              278                         521
  Franchise payments and other taxes............          98               46            38           182
  Preferred dividends of subsidiaries...........          12                8                          20
                                                     -------         --------       -------      --------
          Total.................................       1,955            1,398           (48)        3,305
                                                     -------         --------       -------      --------
Income From Operations Before Interest and
  Income Taxes..................................         422              474                         896
Interest Expense................................         108              113                         221
                                                     -------         --------       -------      --------
Income From Operations Before Income Taxes......         314              361                         675
Income Taxes....................................         129              135                         264
                                                     -------         --------       -------      --------
Net Income......................................         185              226                         411
Dividends on Preferred Stock....................          10                                           10
                                                     -------         --------       -------      --------
Net Income Applicable to Common Stock...........     $   175        $     226                   $     401
                                                     =======         ========       =======      ========
Net Income Per Share of Common Stock............     $  2.12        $    1.94                   $    1.67
                                                     =======         ========       =======      ========
Weighted Average Shares Outstanding (Note 2)....      82,265          116,535        41,445       240,245
                                                     =======         ========       =======      ========

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                              NEW HOLDING COMPANY

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1994
                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)

                                                     PACIFIC          ENOVA        PRO FORMA
                                                   ENTERPRISES     CORPORATION    ADJUSTMENTS   PRO FORMA
                                                  (AS REPORTED)   (AS REPORTED)    (NOTE 3)     COMBINED
                                                  -------------   -------------   -----------   ---------
REVENUES AND OTHER INCOME
  Gas (Note 1)..................................     $ 2,664        $     346       $   (62)    $   2,948
  Electric......................................                        1,510                       1,510
  Other.........................................                           56                          56
                                                     -------         --------       -------      --------
          Total Operating Revenues..............       2,664            1,912           (62)        4,514
  Other Income..................................          38              (38)
                                                     -------         --------       -------      --------
          Total.................................       2,702            1,874           (62)        4,514
EXPENSES
  Cost of gas distributed (Note 1)..............         924              147           (62)        1,009
  Electric fuel.................................                          143                         143
  Purchased power...............................                          343                         343
  Operating and maintenance expense.............         977              486           (37)        1,426
  Depreciation and amortization.................         239              262                         501
  Franchise payments and other taxes............         113               45            37           195
  Preferred dividends of subsidiaries...........          10                8                          18
                                                     -------         --------       -------      --------
          Total.................................       2,263            1,434           (62)        3,635
                                                     -------         --------       -------      --------
  Income From Continuing Operations Before
     Interest and Income Taxes..................         439              440                         879
Interest Expense................................         128              105                         233
                                                     -------         --------       -------      --------
Income From Continuing Operations Before Income
  Taxes.........................................         311              335                         646
Income Taxes....................................         139              136                         275
                                                     -------         --------       -------      --------
Income From Continuing Operations...............         172              199                         371
Dividends on Preferred Stock....................          12                                           12
                                                     -------         --------       -------      --------
Net Income Applicable to Common Stock...........     $   160        $     199                   $     359
                                                     =======         ========       =======      ========
Net Income Per Share of Common Stock From
  Continuing Operations.........................     $  1.95        $    1.71                   $    1.50
                                                     =======         ========       =======      ========
Weighted Average Shares Outstanding (Note 2)....      81,939          116,484        41,281       239,704
                                                     =======         ========       =======      ========

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                              NEW HOLDING COMPANY

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1993
                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)

                                                     PACIFIC          ENOVA        PRO FORMA
                                                   ENTERPRISES     CORPORATION    ADJUSTMENTS   PRO FORMA
                                                  (AS REPORTED)   (AS REPORTED)    (NOTE 3)     COMBINED
                                                  -------------   -------------   -----------   ---------
REVENUES AND OTHER INCOME
  Gas (Note 1)..................................     $ 2,899        $     347       $   (80)    $   3,166
  Electric......................................                        1,514                       1,514
  Other.........................................                           36                          36
                                                     -------         --------       -------      --------
          Total Operating Revenues..............       2,899            1,897           (80)        4,716
  Other Income..................................          24               23                          47
                                                     -------         --------       -------      --------
          Total.................................       2,923            1,920           (80)        4,763
                                                     -------         --------       -------      --------
EXPENSES
  Cost of gas distributed (Note 1)..............       1,086              166           (80)        1,172
  Electric fuel.................................                          174                         174
  Purchased power...............................                          326                         326
  Operating and maintenance expense.............       1,029              482           (35)        1,476
  Depreciation and amortization.................         243              245                         488
  Franchise payments and other taxes............         113               45            35           193
  Preferred dividends of subsidiaries...........          10                9                          19
                                                     -------         --------       -------      --------
          Total.................................       2,481            1,447           (80)        3,848
                                                     -------         --------       -------      --------
Income From Continuing Operations Before
  Interest and Income Taxes.....................         442              473                         915
Interest Expense................................         135              100                         235
                                                     -------         --------       -------      --------
Income From Continuing Operations Before Income
  Taxes.........................................         307              373                         680
Income Taxes....................................         126              154                         280
                                                     -------         --------       -------      --------
Income From Continuing Operations...............         181              219                         400
Dividends on Preferred Stock....................          15                                           15
                                                     -------         --------       -------      --------
Net Income Applicable to Common Stock...........     $   166        $     219                   $     385
                                                     =======         ========       =======      ========
Net Income Per Share of Common Stock From
  Continuing Operations.........................     $  2.06        $    1.89                   $    1.62
                                                     =======         ========       =======      ========
Weighted Average Shares Outstanding (Note 2)....      80,472          116,049        40,542       237,063
                                                     =======         ========       =======      ========

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                              NEW HOLDING COMPANY

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                 (IN MILLIONS)

                                               PACIFIC            ENOVA          PRO FORMA
                                             ENTERPRISES       CORPORATION      ADJUSTMENTS     PRO FORMA
                                            (AS REPORTED)     (AS REPORTED)      (NOTE 3)       COMBINED
                                            -------------     -------------     -----------     ---------
PROPERTY PLANT & EQUIPMENT
Utility Plant - at Original Cost..........     $ 6,036           $ 5,647                         $11,683
Accumulated Depreciation and
  Decommissioning.........................       2,809             2,547                           5,356
                                                ------            ------          ------          ------
          Total property, plant and
            equipment -- net..............       3,227             3,100                           6,327
                                                ------            ------          ------          ------
CURRENT ASSETS:
  Cash and cash equivalents...............         180               193                             373
  Accounts and notes receivable (net of
     allowance for doubtful accounts of
     PE, $19 and Enova, $2)(Note 1).......         272               205           $  (4)
                                                                                      35             508
  Notes receivable........................                            35             (35)
  Income taxes receivable.................          34                                (8)             26
  Deferred income taxes...................          77                                19              96
  Gas in storage..........................          20                                 9              29
  Other inventories.......................          24                64              (9)             79
  Regulatory accounts receivable..........         265                              (201)             64
  Prepaid expenses........................          18                                                18
  Other...................................                            31             (11)             20
                                                ------            ------          ------          ------
          Total current assets............         890               528            (205)          1,213
                                                ------            ------          ------          ------
OTHER INVESTMENTS.........................         108               577                             685
OTHER RECEIVABLES.........................          16                                                16
DEFERRED TAXES RECEIVABLE IN RATES........                           276            (276)
REGULATORY ASSETS.........................         621                               373             994
OTHER ASSETS..............................          96               279             (97)            278
                                                ------            ------          ------          ------
          Total Assets....................     $ 4,958           $ 4,760           $(205)        $ 9,513
                                                ======            ======          ======          ======

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                              NEW HOLDING COMPANY

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                 (IN MILLIONS)

                                               PACIFIC            ENOVA          PRO FORMA
                                             ENTERPRISES       CORPORATION      ADJUSTMENTS     PRO FORMA
                                            (AS REPORTED)     (AS REPORTED)      (NOTE 3)       COMBINED
                                            -------------     -------------     -----------     ---------
CAPITALIZATION:
Capital Stock:
  Preferred Stock.........................     $    80                                           $    80
  Common Stock............................       1,117               857                           1,974
                                                ------            ------          ------          ------
          Total capital stock.............       1,197               857                           2,054
Retained earnings.........................         297               702                             999
Deferred compensation relating to Employee
  Stock Ownership Plan....................        (50)                                               (50)
                                                ------            ------          ------          ------
          Total Shareholders' equity......       1,444             1,559                           3,003
Preferred stocks of a subsidiary..........          95               104                             199
Long-term debt............................       1,166             1,443                           2,609
Debt of Employee Stock Ownership Plan.....         130                                               130
                                                ------            ------          ------          ------
          Total Capitalization............       2,835             3,106                           5,941
                                                ------            ------          ------          ------
CURRENT LIABILITIES:
  Short-term debt.........................         193                                               193
  Accounts payable (Note 1)...............         390               121              (4)            507
  Other taxes payable.....................          31                                                31
  Long-term debt due within one year......          24                70                              94
  Regulatory balancing accounts...........                           201            (201)
  Accrued interest........................          44                27                              71
  Dividends Payable.......................                            47             (47)
  Other...................................          99               150              47             296
                                                ------            ------          ------          ------
          Total current liabilities.......         781               616            (205)          1,192
                                                ------            ------          ------          ------
LONG-TERM LIABILITIES.....................         219                              (219)
CUSTOMER ADVANCES FOR CONSTRUCTION........          44                35                              79
OTHER POSTRETIREMENT BENEFITS LIABILITY...         230                                34             264
DEFERRED INCOME TAXES.....................         367               543                             910
DEFERRED INVESTMENT TAX CREDITS...........          65               100                             165
OTHER LIABILITIES AND DEFERRED CREDITS....         417               360             185             962
                                                ------            ------          ------          ------
          Total Liabilities and
            Shareholders' Equity..........     $ 4,958           $ 4,760           $(205)        $ 9,513
                                                ======            ======          ======          ======
Common Shares Outstanding.................      82,786           116,566          41,707         241,059
                                                ======            ======          ======          ======

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) Intercompany transactions between Pacific Enterprises and Enova during the periods presented were considered to be material and, accordingly, pro forma adjustments were made to eliminate such transactions.

(2) The pro forma combined condensed financial statements reflect the conversion of each outstanding share of Pacific Enterprises Common Stock into 1.5038 shares of New Holding Company Common Stock and the conversion of each outstanding share of Enova Common Stock into one share of New Holding Company Common Stock, as provided in the Merger Agreement. The pro forma combined condensed financial statements are presented as if the companies were combined during all periods included therein.

(3) Financial statement presentation differences between Pacific Enterprises and Enova were considered to be material and, accordingly, have been adjusted in the pro forma combined condensed financial statements.

(4) The allocation between Pacific Enterprises and Enova and their customers of the estimated cost savings resulting from the business combination, net of costs incurred to achieve such savings, will be subject to regulatory review and approval. None of these estimated cost savings, the costs to achieve such savings, or transaction costs (including fees for financial advisors, attorneys, accountants, consultants, filings and printing) have been reflected in the pro forma combined condensed financial statements. Transaction costs, estimated at approximately $45 million, are being charged to expense as incurred in accordance with paragraph 58 of Accounting Principles Board Opinion No. 16. No transaction costs were incurred through September 30, 1996 and accordingly, no transaction costs are included in operating expense in the pro forma income statement for the period then ended.

(5) Accounting policy differences between Pacific Enterprises and Enova were considered to be immaterial and, accordingly, have not been adjusted in the pro forma combined condensed financial statements.

         SELECTED INFORMATION CONCERNING PACIFIC ENTERPRISES AND ENOVA

BUSINESS OF PACIFIC ENTERPRISES

     Pacific Enterprises is a holding company engaged in supplying natural gas throughout most of southern and part of central California. These operations are conducted through Pacific Enterprises' primary subsidiary, Southern California Gas, the nation's largest natural gas distribution utility, providing gas service to residential, commercial, industrial, utility electric generation and wholesale customers through approximately 4.7 million meters in a 23,000 square mile service area with a population of approximately 17.4 million. Through other subsidiaries, Pacific Enterprises is also engaged in interstate and offshore natural gas transmission to serve its utility operations, natural gas marketing, alternate energy development, centralized heating and cooling for large building complexes, energy management services and investing in foreign utility operations. The principal executive office of Pacific Enterprises and Southern California Gas is, and after the completion of the business combination, will be located at 555 West Fifth Street, Los Angeles, California 90013-1011, telephone number (213) 895-5000. Additional information concerning Pacific Enterprises and its subsidiaries is included in the Pacific Enterprises documents filed with the Securities and Exchange Commission, which are incorporated by reference herein. See "Incorporation by Reference" and "Available Information."

BUSINESS OF ENOVA

     Enova is an energy management company providing electricity, natural gas and value-added products and services to customers throughout California and certain other states. Enova is the parent company of SDG&E and six other subsidiaries -- Enova Energy, Enova Financial, Enova International, Enova Technologies, Califia Company and Pacific Diversified Capital Company. SDG&E is Enova's principal subsidiary and is a public utility that provides regulated electric service through 1.2 million meters in San Diego and southern Orange counties, and regulated natural gas service through 700,000 meters in San Diego County. SDG&E's service area encompasses 4,100 square miles, covering two counties and 25 cities with a population of approximately 3.0 million. Enova Energy is an energy services company providing natural gas and electricity and related energy services to utilities, municipalities and large consumers of power in California and other states. Enova Financial invests in limited partnerships representing approximately 1,000 affordable housing projects located throughout the United States. Enova International was formed in 1996 to own, develop and operate natural gas and electricity projects outside the United States. Enova Technologies is in the business of developing new technologies generally related to utilities and energy. Califia Company leases computer equipment. Pacific Diversified Capital Company is the parent company of Phase One Development, which is engaged in real estate development. The principal executive office of Enova and SDG&E is, and after the completion of the business combination, in the case of SDG&E, will be, located at 101 Ash Street, P.O. Box 129400, San Diego, California 92112-9400, telephone number (619) 239-7700. The principal executive office of Enova after completion of the business combination will be located at 101 Ash Street, P.O. Box 129400, San Diego, California 92112-9400, telephone number (619) 239-7700 or at an as yet undetermined new location in San Diego, California. Additional information concerning Enova and its subsidiaries is included in the Enova documents filed with the Securities and Exchange Commission which are incorporated by reference herein. See "Incorporation by Reference" and "Available Information."

CERTAIN BUSINESS RELATIONSHIPS BETWEEN PACIFIC ENTERPRISES AND ENOVA

     As contemplated by the Merger Agreement, Pacific Enterprises and Enova have formed a joint venture to pursue natural gas and electricity marketing opportunities and related energy management and related energy services. See "The Merger Agreement -- Energy Marketing Joint Venture."

     Through its intrastate pipeline system, Southern California Gas transports natural gas purchased by SDG&E for delivery to SDG&E's gas distribution system. Southern California Gas also provides storage services for gas supplies purchased by SDG&E. Southern California Gas' revenues for these services were $41 million and $36 million for the nine months ended September 30, 1996 and 1995, respectively, and

$48 million, $62 million and $80 million for the three years ended December 31, 1995, 1994 and 1993, respectively.

     Southern California Gas and SDG&E are jointly pursuing various projects to provide natural gas pipeline service to Baja California, Mexico. Other subsidiaries of Pacific Enterprises and Enova are partners in a project to construct, own and operate a local natural gas distribution company in Mexicali, Baja California and a project to construct, own and operate an electricity generating facility in Rosarito, Baja California.

     Southern California Gas also provides meter repair services to SDG&E and the two companies provide emergency mutual assistance and various other services to one another. SDG&E also purchases electricity from a small power plant owned and operated by a subsidiary of Pacific Enterprises. Revenues from these activities are not material.

                              NEW HOLDING COMPANY

     Upon the completion of the business combination, Pacific Enterprises and Enova will become subsidiaries of New Holding Company.

     The headquarters of New Holding Company will be in 101 Ash Street, P. O. Box 129400, San Diego, California 92112-9400 or an as yet undetermined new location in San Diego, California. New Holding Company's two subsidiaries, Pacific Enterprises and Enova will continue to own and operate their primary subsidiaries, Southern California Gas and SDG&E, respectively. The headquarters of the two utility subsidiaries will remain in their current locations, Southern California Gas in Los Angeles and SDG&E in San Diego. New Holding Company's indirect utility subsidiaries will provide natural gas service through 5.4 million meters in southern and part of central California and electric service through 1.2 million meters in San Diego and Orange counties in southern California. New Holding Company's non-utility subsidiaries will engage in unregulated natural gas and electricity marketing and offer energy related products and services. The business of New Holding Company will be to operate as a holding company for its direct and indirect utility subsidiaries. See "Regulatory Matters."

MANAGEMENT OF NEW HOLDING COMPANY

     For information regarding the directors and executive officers of New Holding Company upon completion of the business combination see "The Business Combination -- Certain Arrangements Regarding Directors and Management."

DIVIDENDS

     New Holding Company intends initially to adopt an annual dividend rate of $1.56 per share on New Holding Company Common Stock. Based upon the number of shares of New Holding Company Common Stock expected to be issued in the business combination, New Holding Company's annual common share dividend requirements will increase by approximately $76 million over the current dividend requirements of Pacific Enterprises and Enova and will represent 95% of the 1995 pro forma combined income of the two companies.

     The timing and amount of future dividends will depend on the earnings of New Holding Company and its subsidiaries, their financial condition, cash requirements, applicable government regulations and policies and other factors deemed relevant by the New Holding Company Board of Directors. Additionally, various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of New Holding Company's subsidiaries to transfer funds to New Holding Company in the form of cash dividends, loans or advances.

                DESCRIPTION OF NEW HOLDING COMPANY CAPITAL STOCK

GENERAL

     The authorized capital stock of New Holding Company upon the completion of the business combination will consist of 750 million shares of Common Stock and 50 million shares of Preferred Stock issuable from time to time in series by resolution of the New Holding Company Board of Directors. It is anticipated that approximately 250 million shares of New Holding Company Common Stock will be issued and outstanding immediately after the completion of the business combination. The description of New Holding Company capital stock set forth herein does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of New Holding Company to be in effect upon the completion of the business combination, copies of which are attached hereto as Annexes J and K, respectively, as well as applicable law.

NEW HOLDING COMPANY COMMON STOCK

     The holders of New Holding Company Common Stock will be entitled to receive such dividends as the New Holding Company Board of Directors may from time to time declare, subject to any rights of holders of outstanding shares of New Holding Company Preferred Stock. Shareholders of Pacific Enterprises and Enova entitled to receive New Holding Company Common Stock will, subject to any applicable escheat law, be entitled to dividends declared after the completion of the business combination regardless of when certificates representing Pacific Enterprises Common Stock or Enova Common Stock, as the case may be, are exchanged.

     Except as otherwise provided by law, each holder of New Holding Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of New Holding Company Preferred Stock. Under the New Holding Company Articles of Incorporation, the New Holding Company Board of Directors will be classified into three classes each consisting of, as nearly as may be possible, one-third of the total number of directors constituting the entire New Holding Company Board. The holders of New Holding Company Common Stock will not be entitled to cumulate votes for the election of directors.

     In the event of any liquidation, dissolution or winding up of New Holding Company, whether voluntary or involuntary, the holders of shares of New Holding Company Common Stock, subject to any rights of the holders of outstanding shares of New Holding Company Preferred Stock, will be entitled to receive any remaining assets of New Holding Company after the discharge of its liabilities.

     Holders of New Holding Company Common Stock will not be entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. New Holding Company Common Stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call. The shares of New Holding Company Common Stock to be issued in the business combination, when so issued, will be fully paid and nonassessable.

     It is a condition to the completion of the business combination that New Holding Company Common Stock be approved for listing on the New York Stock Exchange, subject to official notification of issuance.

NEW HOLDING COMPANY PREFERRED STOCK

     The New Holding Company Board of Directors is authorized, pursuant to the New Holding Company Articles of Incorporation, to issue New Holding Company Preferred Stock from time to time in one or more series, each of which will have such distinctive designation or title fixed by the New Holding Company Board prior to the issuance of any shares thereof. Each such class or series of New Holding Company Preferred Stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as will be stated in such resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the New Holding Company Board prior to the issuance of any shares thereof pursuant to the authority vested in it. No New Holding Company Preferred Stock will be issued in the business combination.

CERTAIN ANTI-TAKEOVER PROVISIONS

     The New Holding Company Articles of Incorporation and Bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of New Holding Company Stock or delaying or preventing a change in control of New Holding Company. The material provisions which may have such an effect are: (i) classification of the New Holding Company Board of Directors into three classes with the term of only one class expiring each year; (ii) a provision permitting the New Holding Company Board of Directors to adopt, amend or repeal the New Holding Company Bylaws; (iii) authorization for the New Holding Company Board to issue New Holding Company Preferred Stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters); (iv) a provision that shareholders may take action only at an annual or special meeting and not by written consent in lieu of a meeting; (v) advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by the New Holding Company Board; and (vi) provisions permitting amendment of certain of these and related provisions only by an affirmative vote of the holders of at least two-thirds of the outstanding shares of New Holding Company Common Stock entitled to vote.

     Certain acquisitions of outstanding voting shares of New Holding Company would also require approval of the Securities and Exchange Commission under the Public Utility Holding Company Act and of various state and foreign regulatory authorities.

     See "Comparison of Shareholders' Rights -- Comparison of the Rights of Holders of Common Stock" and "Regulatory Matters."

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     Pacific Enterprises, Enova and New Holding Company are incorporated in the State of California. Pacific Enterprises' shareholders, whose rights are currently governed by California law, the Pacific Enterprises Articles of Incorporation and Bylaws, and Enova's shareholders, whose rights are currently governed by California law, the Enova Articles of Incorporation and Bylaws will upon the completion of the business combination become shareholders of New Holding Company (except to the extent any such holders successfully require Pacific Enterprises or Enova, as the case may be, to purchase their shares for cash through the exercise of dissenters' rights). After such time, their rights will then be governed by California law, the New Holding Company Articles of Incorporation and the New Holding Company Bylaws.

     Certain differences, including all material differences, that may affect the rights and interests of shareholders of Pacific Enterprises and Enova are set forth below. This summary is not intended to be an exhaustive or detailed description of the provisions discussed. It is qualified in its entirety by reference to the California General Corporation Law, the Pacific Enterprises Articles of Incorporation and Bylaws, the Enova Articles of Incorporation and Bylaws, and the New Holding Company Articles of Incorporation and Bylaws. All references herein to the New Holding Company Articles of Incorporation and Bylaws are to such Articles of Incorporation and Bylaws as will be in effect at the completion of the business combination. The New Holding Company Articles of Incorporation and Bylaws to be in effect at that time are attached to this Joint Proxy Statement/Prospectus as Annexes J and K, respectively.

COMPARISON OF THE RIGHTS OF HOLDERS OF COMMON STOCK

     Number Of Directors. The New Holding Company Articles of Incorporation and Bylaws provide that the New Holding Company Board of Directors will consist of between 9 and 17 members, the exact number to be fixed by the New Holding Company Board from time to time. Under Pacific Enterprises' Articles of Incorporation and Bylaws, the Pacific Enterprises Board of Directors is comprised of between 9 and 17 directors, the exact number to be fixed by the Pacific Enterprises Board. Currently, the Pacific Enterprises Board consists of 9 directors. Under the Enova Articles of Incorporation and Bylaws, the Enova Board of Directors is comprised of between 9 and 13 directors, the exact number to be fixed by the Enova Bylaws. Currently, the Enova Board consists of 10 directors.

     Classified Board Of Directors. The New Holding Company Articles of Incorporation and Bylaws provide that the New Holding Company Board of Directors will be divided into three classes of directors, with each class being as nearly equal in size as is possible. At each annual meeting, one class is to be elected to a three-year term. The Pacific Enterprises Board of Directors is not classified, and the Pacific Enterprises Bylaws provide that each director will be elected annually to a one-year term. The Enova Articles of Incorporation and Bylaws provide for the Enova Board to be divided into three classes classified in the same manner as the New Holding Company Board.

     Vacancies On The Board Of Directors. Under the New Holding Company Articles of Incorporation and Bylaws, vacancies on the New Holding Company Board of Directors may be filled by the designee of a majority of the directors then in office, even if less than a quorum. A director so designated will hold office for a term coinciding with the term of the class to which such director is elected. Vacancies on the Pacific Enterprises Board of Directors and the Enova Board are filled in the same manner, except a vacancy on the Pacific Enterprises Board resulting from the removal of a director may only be filled by a majority vote of shareholders.

     Shareholder Action By Written Consent. The New Holding Company Articles of Incorporation provide that shareholder actions may only be taken at a special or annual meeting of shareholders. The Enova Articles of Incorporation make similar provisions for such actions. Any action permitted or required to be taken at a special or annual meeting of shareholders of Pacific Enterprises may be taken by the written consent of such shareholders in lieu of such a meeting.

     Confidential Voting. The New Holding Company and the Pacific Enterprises Bylaws provide shareholders the ability to elect voting confidentially on all matters submitted by the Board of Directors for shareholder approval. Confidentiality elections will not apply to the extent that voting disclosure is required by applicable law or is appropriate to assert or defend any claim relating to shareholder voting. Confidentiality also will not apply with respect to any matter for which shareholder votes are solicited in opposition to the voting recommendations or nominees of the Board of Directors unless the persons engaged in the opposition solicitation provide shareholders with comparable voting confidentiality. The Enova Bylaws do not provide for confidential voting.

     Amendments Of Articles. The New Holding Company and the Enova Articles of Incorporation provide that the provisions thereof relating to: (i) the classified Board of Directors; (ii) the absence of cumulative voting; (iii) shareholders' ability to act by written consent; (iv) indemnification provisions; (v) the ability of directors to adopt and amend the Bylaws; and (vi) amendment of the Articles, may not be amended or repealed without the affirmative vote of the holders of not less than two-thirds of the outstanding shares of common stock entitled to vote. The California General Corporation Law provides that, unless a higher percentage is specified in a corporation's articles, such articles may be amended by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon.

     The Pacific Enterprises Articles of Incorporation may, in general, be amended by an affirmative vote of holders of a majority of the outstanding shares of Pacific Enterprises stock entitled to vote.

     Amendment Of Bylaws. The New Holding Company Articles of Incorporation provide that the New Holding Company Bylaws can be altered, amended, changed or repealed either by an affirmative vote of two-thirds of the authorized number of members of the New Holding Company Board of Directors or by an affirmative vote by the holders of at least two-thirds of outstanding New Holding Company Common Stock. The Enova Bylaws may be amended in a similar manner. The Pacific Enterprises Bylaws generally may be amended by either the vote of the majority of the outstanding shares or by approval of the Pacific Enterprises Board of Directors.

     Notice Of Shareholder Proposals/Nominations Of Directors. The New Holding Company Bylaws and the Pacific Enterprises Bylaws have substantially the same requirements for providing advance notice of the introduction by shareholders of business to be transacted at meetings of shareholders. For any such proposal properly to be brought before an annual meeting, a shareholder of record, on the date both of giving such notice and of determining shareholders entitled to vote at the annual meeting, must give timely notice of such proposal in a proper written form to the company's corporate secretary, as provided in their respective bylaws. To be timely, a shareholder's notice to the secretary must be delivered to or mailed and received at a corporation's principal executive offices not less than 60 nor more than 120 days prior to the date of the annual meeting of shareholders; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

     Generally, the New Holding Company Bylaws and the Pacific Enterprises Bylaws require that a shareholder's notice include: (i) a description of the proposed business and the reasons for conducting such business; (ii) the name and record address of such shareholder; (iii) the class and number of shares that are owned beneficially or of record by such shareholder; (iv) a description of any financial or other interest of each such shareholder in the proposal; and
(v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     The New Holding Company Bylaws and the Pacific Enterprises Bylaws permit shareholders to nominate persons for election to the New Holding Company Board of Directors or the Pacific Enterprises Board of Directors, as the case may be, at any annual meeting of shareholders if they are shareholders of record as of both the date of giving such notice and the date of determining shareholders entitled to vote at the annual meeting. A shareholder must give timely notice thereof in a proper written form to the corporate secretary, as provided in the bylaws. To be timely, a shareholder's notice must meet the same timeliness requirements as described above for providing advance notice of business to be transacted at a shareholders' meeting.

     To be in proper written form, a shareholder's notice to the secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act; and (b) as to the shareholder giving the notice: (i) the name and record address of such shareholder; (ii) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by such shareholder; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice; and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     The Enova Bylaws have no similar advance notice provisions.

     Fair Price Provisions. The Enova Articles of Incorporation contain a "fair price" provision which generally requires that certain mergers, business combinations and similar transactions with a "Dominant Shareholder" (generally the beneficial owner of at least 10% but less than 99% of New Holding Company's or Enova's voting stock, as the case may be) be approved by the holders of at least two-thirds of the outstanding voting stock, unless (i) two-thirds of the authorized number of members of the company's board of directors have approved such transaction or (ii) certain "fair price" and procedural requirements are satisfied.

     The New Holding Company and the Pacific Enterprises Articles of Incorporation have no similar provision relating to business combinations.

     Common Stock Purchase Rights. Pacific Enterprises is a party to a Rights Agreement, dated as of March 7, 1989, with Chemical Bank, as successor Rights Agent thereunder, pursuant to which Pacific Enterprises Common Stock currently trades with common stock purchase rights. The rights, which cannot be traded separately from Pacific Enterprises Common Stock, become exercisable upon the occurrence of certain triggering events, including the acquisition by a person or group of beneficial ownership of 20% or more of the Pacific Enterprises Common Stock. In connection with entering into the Merger Agreement, the Rights Agreement was amended to provide that the rights will be terminated immediately prior to the completion of the business combination. The rights could have the effect of delaying, deferring or preventing a takeover or change of control of Pacific Enterprises that has not been approved by the Pacific Enterprises Board of Directors.

     Neither Enova nor New Holding Company is currently a party to a rights agreement.

                          MEETINGS, VOTING AND PROXIES

     This Joint Proxy Statement/Prospectus is being furnished to (i) the holders of Pacific Enterprises Common Stock and Preferred Stock in connection with the solicitation of proxies by the Pacific Enterprises Board of Directors from such holders for use at the Pacific Enterprises Special Meeting of Shareholders and
(ii) the holders of Enova Common Stock in connection with the solicitation of proxies by the Enova Board of Directors from such holders for use at the Enova Special Meeting of Shareholders.

PACIFIC ENTERPRISES SPECIAL MEETING OF SHAREHOLDERS

     Purpose of Pacific Enterprises Special Meeting. The purpose of the Pacific Enterprises Special Meeting of Shareholders is to consider and vote upon a proposal to approve the principal terms of the business combination of Pacific Enterprises and Enova. No other business may be conducted at the Pacific Enterprises Special Meeting.

     The Pacific Enterprises Board of Directors, by a unanimous vote of those present, has approved the Merger Agreement providing for the business combination and the transactions contemplated thereby and recommends that Pacific Enterprises' shareholders vote FOR approval of the principal terms of the business combination. The completion of the business combination is conditioned upon approval by Pacific Enterprises' shareholders.

     Date, Place and Time; Record Date. The Pacific Enterprises Special Meeting of Shareholders is scheduled to be held on Tuesday, March 11, 1997 at 10:00 a.m., local time, at The Westin Bonaventure Hotel, 404 South Figueroa Street, Los Angeles, California. Shareholders who are present at the Pacific Enterprises Special Meeting in person or by proxy will be entitled to one vote for each of their shares of Pacific Enterprises Common Stock and Pacific Enterprises Preferred Stock held of record at the close of business on January 13, 1997. At the close of business on that date, 84,167,910 shares of Pacific Enterprises Common Stock and 800,253 shares of Pacific Enterprises Preferred Stock were issued and outstanding and entitled to vote.

     Voting Rights. Each share of Pacific Enterprises Common Stock and Pacific Enterprises Preferred Stock outstanding on the January 13, 1997 record date for the Pacific Enterprises Special Meeting of Shareholders is entitled to one vote. A majority of shares issued and outstanding and entitled to vote, present in person or by proxy, will constitute a quorum for the transaction of business at the Pacific Enterprises Special Meeting. Abstentions and broker non-votes (proxies from brokers or nominees indicating that they have not received voting instructions from the beneficial owners or other persons entitled to vote shares) will be considered present for the purpose of establishing a quorum. The affirmative vote of the holders of (i) a majority of outstanding shares of Pacific Enterprises Common Stock and (ii) a majority of the outstanding shares of Pacific Enterprises Common Stock and Pacific Enterprises Preferred Stock, voting together as a single class, is required for approval of the principal terms of the business combination and is a condition to completion of the business combination. In determining whether the business combination has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes cast against approval.

     As of January 13, 1997, the record date for the Pacific Enterprises Special Meeting of Shareholders, the directors and executive officers of Pacific Enterprises, together with their affiliates as a group, own beneficially less than 1% of the issued and outstanding shares of Pacific Enterprises Common Stock and less than 1% of the issued and outstanding shares of each series of Pacific Enterprises Preferred Stock.

     Proxies and Voting Instructions. The accompanying proxy or voting instruction is solicited on behalf of the Board of Directors of Pacific Enterprises. All shares represented by properly executed proxies and voting instructions received in time for the Pacific Enterprises Special Meeting of Shareholders will be voted in accordance with the instructions specified thereon. If no instructions are specified, the shares will be voted FOR approval of the principal terms of the business combination. Holders of proxies and voting instructions are also authorized to vote the shares represented thereby in their discretion as to any matters incident to the conduct of the Pacific Enterprises Special Meeting.

     A shareholder giving a proxy may revoke it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of Pacific Enterprises, a written notice of revocation bearing a later date than the proxy; (b) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Pacific Enterprises before the taking of the vote at the Pacific Enterprises Special Meeting; or (c) attending the Pacific Enterprises Special Meeting and voting in person. Attendance at the Pacific Enterprises Special Meeting will not by itself revoke a proxy.

     If a Pacific Enterprises shareholder is a participant in the Pacific Enterprises Dividend Reinvestment and Stock Purchase Plan, the proxy will represent the shares held on behalf of the participant under the plan and such shares will be voted in accordance with the instructions on the Pacific Enterprises proxy. If a participant does not return a Pacific Enterprises proxy, the participant's shares will not be voted.

     At the record date for the Pacific Enterprises Special Meeting of Shareholders, employee benefit plans held shares of Pacific Enterprises Common Stock representing 14.2% of the outstanding voting shares. Participants in these plans may direct the voting of shares allocated to their individual employee accounts by providing timely voting instructions to the plan trustees. Instructions must be received by the trustees, and may be revoked or changed only by new instructions received by the trustees at least two days before the Pacific Enterprises Special Meeting of Shareholders.

     Of the shares held by employee benefit plans, shares representing 11.6% of the outstanding voting shares are held by the Retirement Savings Plans of Pacific Enterprises and its subsidiaries. Substantially all of these shares have been allocated to individual employee accounts. T. Rowe Price Trust Company, as trustee for such plans, will vote unallocated shares and allocated shares for which voting instructions are not timely received in the same manner and proportion as allocated shares for which voting instructions are timely received.

     The remaining shares held by employee benefit plans of Pacific Enterprises (representing 2.6% of the outstanding voting shares) are held by the Employee Stock Ownership Plan of Pacific Enterprises. None of these shares have been allocated to individual employee accounts. Accordingly, all of such shares will be voted by the plan trustee, U.S. Trust Company of California, in accordance with instructions to be received from Pacific Enterprises' Benefits Committee, all of the members of which are officers or other employees of Pacific Enterprises and/or Southern California Gas. The Benefits Committee has adopted a general guideline contemplating that these shares will be voted in the same manner and proportion as shares held in the Retirement Savings Plans of Pacific Enterprises are voted but meets shortly prior to each meeting of shareholders to determine whether the specific issues to be voted upon are appropriate for the application of that guideline.

     The expenses of soliciting proxies and voting instructions for the Pacific Enterprises Special Meeting of Shareholders will be paid by Pacific Enterprises (except Pacific Enterprises and Enova will share equally in expenses incurred in connection with the printing and filing of this Joint Proxy Statement/Prospectus) and will include reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of voting shares. The solicitation is being made by mail and may also be made in person or by letter, telephone, telecopy, telegram or other means of communication by directors, officers and employees of Pacific Enterprises and its subsidiaries who will not be additionally compensated therefor. In addition, D.F. King & Co., Inc. has been retained by Pacific Enterprises to assist in the solicitation of proxies and will be paid a fee of $15,000 plus an additional $3.50 per shareholder contact and reimbursement for reasonable out-of-pocket expenses.

     The Pacific Enterprises Special Meeting of Shareholders may be adjourned to another date or place for any proper purpose, including the solicitation of additional proxies and voting instructions.

ENOVA SPECIAL MEETING OF SHAREHOLDERS

     Purpose of Enova Special Meeting. The purpose of the Enova Special Meeting of Shareholders is to consider and vote upon a proposal to approve the principal terms of the business combination of Pacific Enterprises and Enova. No other business may be conducted at the Enova Special Meeting.

     The Enova Board of Directors, by a unanimous vote, has approved the Merger Agreement providing for the business combination and the transactions contemplated thereby and recommends that Enova's shareholders vote FOR approval of the principal terms of the business combination. Pursuant to the Merger Agreement, completion of the business combination is conditioned upon approval of the business combination by Enova's shareholders.

     Date, Place and Time; Record Date. The Enova Special Meeting of Shareholders is scheduled to be held on Tuesday, March 11, 1997, at 10:00 a.m., local time, at the Del Mar Fairgrounds, the Mission Tower Building, 2260 Jimmy Durante Boulevard, Del Mar, California. Holders of record of shares of Enova Common Stock at the close of business on January 13, 1997, will be entitled to notice of and to vote at the Enova Special Meeting. At the close of business on that date, 116,628,735 shares of Enova Common Stock were issued and outstanding and entitled to vote.

     Voting Rights. Each outstanding share of Enova Common Stock is entitled to one vote. A majority of the voting power of the shares issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at the Enova Special Meeting. Abstentions and broker non-votes (proxies from brokers or nominees indicating that they have not received voting instructions from the beneficial owners or other persons entitled to vote shares) will be considered present for the purpose of establishing a quorum. The affirmative vote of a majority of the votes entitled to be cast at the Enova Special Meeting by all holders of Enova Common Stock is required to approve the business combination and is a condition to completion of the business combination. In determining whether the business combination has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes cast against approval of the business combination.

     As of January 13, 1997, the record date for the Enova Special Meeting, the directors and executive officers of Enova, together with their affiliates as a group, own beneficially less than 1% of the issued and outstanding shares of Enova Common Stock.

     Proxies and Voting Instructions. The accompanying proxy or voting instruction is solicited on behalf of the Board of Directors of Enova. All shares represented by properly executed proxies and voting instructions received in time for the Enova Special Meeting will be voted in accordance with the instructions specified thereon. If no instructions are specified, the shares will be voted FOR approval of the principal terms of the business combination. Holders of proxies and voting instructions are also authorized to vote the shares represented thereby in their discretion as to any matters incident to the conduct of the Enova Special Meeting.

     A shareholder giving a proxy may revoke it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of Enova, a written notice of revocation bearing a later date than the proxy; (b) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Enova before the taking of the vote at the Enova Special Meeting; or (c) attending the Enova Special Meeting and voting in person. Attendance at the Enova Special Meeting will not by itself revoke a proxy.

     If an Enova shareholder is a participant in the Enova Direct Common Stock Investment Plan, the proxy will represent the shares held on behalf of the participant under the Enova Direct Common Stock Investment Plan and such shares will be voted in accordance with the instructions on the Enova proxy. If a participant does not return a Enova proxy, the participant's shares will not be voted.

     At the record date for the Enova Special Meeting of Shareholders, the SDG&E Savings Plan held shares of Enova Common Stock, representing approximately 8% of the outstanding voting shares. Participants in these plans may direct the voting of shares allocated to their individual employee accounts by providing timely voting instructions to the plan trustees. Instructions must be received by the trustees, and may be revoked or changed only by new instructions received by the trustees, at least two days before the Enova Special Meeting. Union Bank, as trustee for the SDG&E Savings Plan, has discretion to vote the shares held by the plan in the absence of voting direction by SDG&E Savings Plan participants.

     The expenses of soliciting proxies and voting instructions for the Enova Special Meeting of Shareholders will be paid by Enova (except Pacific Enterprises and Enova will share equally in expenses incurred in connection with the printing and filing of this Joint Proxy Statement/Prospectus) and will include reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of voting shares. The solicitation is being made by mail and may also be made in person or by letter, telephone, telecopy, telegram or other means of communication by directors, officers and employees of Enova and its subsidiaries who will not be additionally compensated therefor. In addition, Georgeson & Company Inc. has been retained by Enova to assist in the solicitation of proxies and will be paid a fee of up to $50,000 and Enova has agreed to reimburse Georgeson & Company Inc. for costs and expenses incurred in connection with such proxy solicitation.

     The Enova Special Meeting may be adjourned to another date or place for any proper purpose, including the solicitation of additional proxies and voting instructions.

SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETINGS

     Proposals that shareholders of Pacific Enterprises wish to have included in the proxy materials relating to the next Annual Meeting of Pacific Enterprises
(1997) must have been received by Pacific Enterprises by November 22, 1996. Proposals that shareholders of Enova wish to have included in the proxy materials relating to the next Annual Meeting of Enova (1997) must have been received by Enova by November 14, 1996.

                               DISSENTERS' RIGHTS

     RIGHTS OF SHAREHOLDERS OF PACIFIC ENTERPRISES AND ENOVA TO DISSENT FROM THE BUSINESS COMBINATION AND DEMAND PAYMENT FOR THEIR SHARES ARE GOVERNED BY CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW (THE "CGCL"), THE FULL TEXT OF WHICH IS REPRINTED AS ANNEX I TO THIS JOINT PROXY STATEMENT. THE SUMMARY OF THESE RIGHTS SET FORTH BELOW IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX I.

     Under the CGCL, shareholders of Pacific Enterprises and Enova as to whose shares there exists no restriction on transfer will not have any dissenters' rights with respect to the business combination unless demands for payment are duly filed with respect to five percent or more of the outstanding shares of the class of shares which they hold. If such demands for payment are properly filed, such holders will have dissenters' rights to be paid in cash the fair market value of their shares only by fully complying with Chapter 13 of the CGCL. Holders of shares as to which there exists a restriction on transfer will have dissenters' rights without regard to other demands filed for payment but only upon such full compliance.

     Under the CGCL, "fair market value" is determined as of the day before the first announcement of the terms of the business combination, excluding any appreciation or depreciation in consequence of the business combination. Cash dividends declared and paid on dissenting shares after the date of approval of the principal terms of the business combination by shareholders are deducted from the amount paid for dissenting shares. If the parties are unable to agree on fair market value, it is subject to litigation in the case of Pacific Enterprises in the Superior Court for the County of Los Angeles and in the case of Enova in the Superior Court for the County of San Diego, including appellate review.

     The terms of the business combination were publicly announced on October 14, 1996. On October 11, 1996, the last trading day prior to the public announcement of the terms of the business combination, the high and low sales prices for Pacific Enterprises Common Stock were $31.625 and $31.125 and for Enova Common Stock were $22.625 and $22.375, respectively.

     DISSENTERS' RIGHTS CANNOT BE VALIDLY EXERCISED BY PERSONS OTHER THAN SHAREHOLDERS OF RECORD REGARDLESS OF THE BENEFICIAL OWNERSHIP OF THE SHARES. Persons who are beneficial owners of shares held of record by another person, such as a broker, a bank or a nominee, should instruct the record holder to follow the procedures outlined below if they wish to dissent from the business combination with respect to any or all of their shares.

     In order to perfect their dissenters' rights, shareholders of record must:
(i) make written demand for the purchase of their dissenting shares upon the corporation that issued their shares or its transfer agent on or before the date of the Pacific Enterprises Special Meeting of Shareholders or the Enova Special Meeting of Shareholders, as the case may be; (ii) vote their dissenting shares against approval of the principal terms of the business combination; and (iii) within thirty days after the mailing to shareholders by Pacific Enterprises or Enova, as the case may be, of notice of approval of the principal terms of the business combination, submit the certificates representing their dissenting shares to Pacific Enterprises or Enova, as the case may be, or its transfer agent for notation thereon that they represent dissenting shares. Failure to follow any of these procedures may result in the loss of statutory dissenters' rights.

DEMAND FOR PURCHASE

     Dissenting shareholders of Pacific Enterprises, must submit to Pacific Enterprises at its principal office, 555 West Fifth Street, Los Angeles, California 90013, or to its transfer agent, Chemical Mellon Shareholder Services, Washington Bridge Station, P.O. Box 990, Ridgefield Park, New Jersey 07660 a written demand that Pacific Enterprises purchase for cash some or all of their shares. Dissenting shareholders of Enova must submit to Enova at its principal office, 101 Ash Street, San Diego, California 92112, or to its transfer agent, First Chicago Trust Company, P.O. Box 2500, Jersey City, NJ 07303-2500, a written demand that Enova purchase for cash some or all of their shares.

     The notice must state the number of shares held of record which the shareholder demands to be purchased and the amount claimed to be the "fair market value" of those shares. That statement of fair market value will constitute an offer by the dissenting shareholder to sell such shares at that price. SUCH DEMAND WILL NOT BE EFFECTIVE UNLESS IT IS RECEIVED BY NOT LATER THAN THE DATE OF THE PACIFIC ENTERPRISES SPECIAL MEETING OF SHAREHOLDERS OR THE ENOVA SPECIAL MEETING OF SHAREHOLDERS, AS THE CASE MAY BE.

     Dissenting shareholders may not withdraw their demand for payment without the consent of the of Pacific Enterprises or Enova Board of Directors, as the case may be. The rights of dissenting shareholders to demand payment terminate if the business combination is abandoned (although dissenting shareholders are entitled upon demand to reimbursement of expenses incurred in a good faith assertion of their dissenters' rights), or if the shares are transferred prior to submission for endorsement as dissenting shares.

     No shareholder who has a right to demand payment of cash for such shareholder's shares and who in fact makes such a demand will have any right to attack the validity of the business combination or have the business combination set aside or rescinded, except in an action to test whether the number of shares required to approve the business combination have been legally voted in favor thereof. Any shareholder who does not demand payment of cash for such shareholder's shares and who institutes an action to attack the validity of the business combination or to have the business combination set aside or rescinded would not thereafter have any right to demand payment of cash pursuant to the exercise of dissenters' rights.

VOTE AGAINST THE BUSINESS COMBINATION

     Dissenting shareholders must vote their dissenting shares against the business combination. Record shareholders may vote part of the shares which they are entitled to vote in favor of the business combination or abstain from voting a part of such shares without jeopardizing their dissenters' rights as to other shares; however, if record shareholders vote part of the shares they are entitled to vote in favor of the business combination and fail to specify the number of shares they are so voting, it is conclusively presumed under California law that their approving vote is with respect to all shares which they are entitled to vote. Voting against the business combination will not of itself, absent compliance with the provisions summarized herein, satisfy the requirements of the CGCL for exercise and perfection of dissenters' rights. However, any shareholder desiring to exercise dissenters' rights must vote against the business combination.

NOTICE OF APPROVAL

     If shareholders have a right to require Pacific Enterprises or Enova, as the case may be, to purchase their shares for cash under the dissenters' rights provisions of the CGCL, Pacific Enterprises or Enova, as the case may be, will mail to each such shareholder a notice of approval of the business combination within ten days after the date of shareholder approval, stating the price determined by it to represent the "fair market value" of the dissenting shares. The statement or price will constitute an offer to purchase any dissenting shares at that price.

SUBMISSION OF STOCK CERTIFICATES

     Within thirty days after the mailing of the notice of approval of the business combination, dissenting shareholders must submit to Pacific Enterprises or Enova, as the case may be, or its transfer agent at the address set forth above, certificates representing the dissenting shares which it is demanded be purchased, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. The notice of approval of the business combination will specify the date by which the submission of certificates for endorsement must be made and a submission made after that date will not be effective for any purpose.

PURCHASE OF DISSENTING SHARES

     If a dissenting shareholder and Pacific Enterprises or Enova, as the case may be, agree that the shares are dissenting shares and agree upon the price of the shares, Pacific Enterprises or Enova, as the case may be, upon surrender of the certificates, will make payment of that amount (plus interest thereon at the legal rate on judgments from the date of such agreement) within thirty days after that agreement. Any agreement between dissenting shareholders and Pacific Enterprises or Enova, as the case may be, fixing the "fair market value" of any dissenting shares must be filed with the Secretary of Pacific Enterprises or Enova, as the case may be.

     If Pacific Enterprises or Enova, as the case may be, denies that the shares are dissenting shares, or Pacific Enterprises or Enova, as the case may be, and a dissenting shareholder fail to agree upon the "fair market value" of the shares, the dissenting shareholder may, within six months after the date on which notice of approval of the merger was mailed to the shareholder, but not thereafter, file a complaint (or intervene in a pending action, if any) in the Superior Court for Los Angeles County, State of California in the case of Pacific Enterprises and in the Superior Court for San Diego County, State of California in the case of Enova, requesting that the Superior Court determine whether the shares are dissenting shares and the "fair market value" of such dissenting shares. The Superior Court may appoint one or more impartial appraisers to determine the "fair market value" per share of the dissenting shares. The costs of the action will be assessed or apportioned as the Superior Court considers equitable, but if the "fair market value" is determined to exceed the price offered to the shareholder by Pacific Enterprises or Enova, as the case may be, then Pacific Enterprises or Enova, as the case may be, will be required to pay such costs including, in the discretion of the Superior Court, attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments, if such "fair market value" is determined to exceed 125 percent of the price offered by Pacific Enterprises or Enova, as the case may be. A dissenting shareholder must bring this action within six months after the date on which notice of approval of the business combination was mailed to the shareholder whether or not the corporation responds within such time to the shareholder's written demand that Pacific Enterprises or Enova, as the case may be, purchase for cash shares voted against the business combination.

                                    EXPERTS

     The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference from the Annual Report on Form 10-K of Enova and SDG&E for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference from the Annual Report on Form 10-K of Pacific Enterprises for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP will pass upon the legality of the shares of New Holding Company Common Stock to be issued in connection with the business combination.

                                                                         ANNEX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                  BY AND AMONG
                               ENOVA CORPORATION,
                              PACIFIC ENTERPRISES,
                            MINERAL ENERGY COMPANY,
                              G MINERAL ENERGY SUB
                                      AND
                              B MINERAL ENERGY SUB
                          DATED AS OF OCTOBER 12, 1996
                      (AS AMENDED AS OF JANUARY 13, 1997)

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
                                          ARTICLE I

                                         THE MERGERS

SECTION 1.01.     The Mergers..........................................................   A-9
SECTION 1.02.     Effective Time of the Mergers; Closing...............................  A-10
SECTION 1.03.     Effects of the Mergers...............................................  A-10

                                         ARTICLE II

                     CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01.     Conversion of Securities.............................................  A-11
SECTION 2.02.     Exchange of Certificates.............................................  A-12
SECTION 2.03.     Dissenting Shares....................................................  A-13

                                         ARTICLE III

                          REPRESENTATIONS AND WARRANTIES OF PACIFIC

SECTION 3.01.     Organization and Qualification.......................................  A-14
SECTION 3.02.     Subsidiaries.........................................................  A-14
SECTION 3.03.     Capitalization.......................................................  A-14
SECTION 3.04.     Authority; Non-Contravention; Statutory Approvals; Compliance........  A-15
SECTION 3.05.     Reports and Financial Statements.....................................  A-16
SECTION 3.06      Absence of Certain Changes or Events; Absence of Undisclosed
                   Liabilities.......................................................... A-17
SECTION 3.07.     Litigation...........................................................  A-17
SECTION 3.08.     Registration Statement and Proxy Statement...........................  A-17
SECTION 3.09.     Tax Matters..........................................................  A-17
SECTION 3.10.     Employee Matters; ERISA..............................................  A-20
SECTION 3.11.     Environmental Protection.............................................  A-21
SECTION 3.12.     Regulation as a Utility..............................................  A-23
SECTION 3.13.     Vote Required........................................................  A-23
SECTION 3.14.     Accounting Matters...................................................  A-23
SECTION 3.15.     Opinions of Financial Advisors.......................................  A-23
SECTION 3.16.     Insurance............................................................  A-23
SECTION 3.17.     Pacific Rights Agreement.............................................  A-23
SECTION 3.18.     Brokers..............................................................  A-23
                                         ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES OF ENOVA

SECTION 4.01.     Organization and Qualification.......................................  A-24
SECTION 4.02.     Subsidiaries.........................................................  A-24
SECTION 4.03.     Capitalization.......................................................  A-24
SECTION 4.04.     Authority; Non-Contravention; Statutory Approvals; Compliance........  A-25
SECTION 4.05.     Reports and Financial Statements.....................................  A-26
SECTION 4.06      Absence of Certain Changes or Events; Absence of Undisclosed
                   Liabilities.......................................................... A-26
SECTION 4.07.     Litigation...........................................................  A-26
SECTION 4.08.     Registration Statement and Proxy Statement...........................  A-27
SECTION 4.09.     Tax Matters..........................................................  A-27

                                                                                         PAGE
                                                                                         ----
SECTION 4.10.     Employee Matters; ERISA..............................................  A-29
SECTION 4.11.     Environmental Protection.............................................  A-30
SECTION 4.12.     Regulation as a Utility..............................................  A-31
SECTION 4.13.     Nuclear Operations...................................................  A-31
SECTION 4.14.     Vote Required........................................................  A-31
SECTION 4.15.     Accounting Matters...................................................  A-31
SECTION 4.16.     Opinion of Financial Advisor.........................................  A-32
SECTION 4.17.     Insurance............................................................  A-32
SECTION 4.18.     Ownership of Pacific Common Stock....................................  A-32
SECTION 4.19.     Brokers..............................................................  A-32
SECTION 4.20.     Tax-Exempt Status....................................................  A-32

                                          ARTICLE V

                           CONDUCT OF BUSINESS PENDING THE MERGERS

SECTION 5.01.     Conduct of Business Pending the Mergers..............................  A-32
SECTION 5.02.     Transition and Strategic Opportunity Committees......................  A-36

                                         ARTICLE VI

                                    ADDITIONAL AGREEMENTS

SECTION 6.01.     Access to Information; Confidentiality...............................  A-37
SECTION 6.02.     Registration Statement; Joint Proxy Statement........................  A-37
SECTION 6.03.     Regulatory Matters...................................................  A-38
SECTION 6.04.     Shareholder Approvals................................................  A-38
SECTION 6.05.     Directors' and Officers' Indemnification.............................  A-39
SECTION 6.06.     Disclosure Schedules.................................................  A-40
SECTION 6.07.     Public Announcements.................................................  A-40
SECTION 6.08.     Rule 145 Affiliates..................................................  A-40
SECTION 6.09.     Employee Agreements and Workforce Matters............................  A-40
SECTION 6.10.     Employee Benefit Plans...............................................  A-41
SECTION 6.11.     Stock Option and Other Stock Plans...................................  A-41
SECTION 6.12.     No Solicitations.....................................................  A-42
SECTION 6.13.     Company Board of Directors...........................................  A-43
SECTION 6.14.     Company Officers.....................................................  A-43
SECTION 6.15.     Employment Contracts.................................................  A-43
SECTION 6.16.     Post-Merger Operations...............................................  A-43
SECTION 6.17.     Expenses.............................................................  A-44
SECTION 6.18.     Energy Marketing Joint Venture.......................................  A-44

                                         ARTICLE VII

                                  CONDITIONS TO THE MERGERS

SECTION 7.01.     Conditions to the Obligations of Each Party..........................  A-44
SECTION 7.02.     Conditions to the Obligations of Pacific.............................  A-45
SECTION 7.03.     Conditions to the Obligations of Enova...............................  A-45

                                                                                         PAGE
                                                                                         ----
                                        ARTICLE VIII

                              TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.     Termination..........................................................  A-46
SECTION 8.02.     Effect of Termination................................................  A-47
SECTION 8.03.     Fees and Expenses....................................................  A-47

                                         ARTICLE IX

                                     GENERAL PROVISIONS

SECTION 9.01.     Effectiveness of Representations, Warranties and Agreements..........  A-49
SECTION 9.02.     Notices..............................................................  A-49
SECTION 9.03.     Certain Definitions..................................................  A-50
SECTION 9.04.     Amendment............................................................  A-50
SECTION 9.05.     Waiver...............................................................  A-51
SECTION 9.06.     Headings.............................................................  A-51
SECTION 9.07.     Severability.........................................................  A-51
SECTION 9.08.     Entire Agreement.....................................................  A-51
SECTION 9.09.     Assignment...........................................................  A-51
SECTION 9.10.     Parties in Interest..................................................  A-51
SECTION 9.11.     Failure or Indulgence Not Waiver; Remedies Cumulative................  A-51
SECTION 9.12.     Governing Law........................................................  A-51
SECTION 9.13.     Counterparts.........................................................  A-52
SECTION 9.14.     WAIVER OF JURY TRIAL.................................................  A-52
SECTION 9.15.     Further Assurances...................................................  A-52

                                    EXHIBITS

Exhibit A             Summary of Terms of Energy Marketing Joint Venture
Exhibit 1.02(a)(i)    Enova Merger Agreement
Exhibit 1.02(a)(ii)   Pacific Merger Agreement
Exhibit 6.08          Form of Affiliate Agreement
Exhibit 6.15          Form of Employment Contracts

                             INDEX OF DEFINED TERMS

                                        TERM                                           PAGE
-------------------------------------------------------------------------------------  ----
1935 Act.............................................................................  A-14
Acquisition Proposal.................................................................  A-43
affiliate............................................................................  A-23
Affiliate Agreement..................................................................  A-40
affiliates...........................................................................  A-50
Agreement............................................................................   A-9
Atomic Energy Act....................................................................  A-26
Barr Devlin..........................................................................  A-23
beneficial owner.....................................................................  A-50
Bonds................................................................................  A-32
business day.........................................................................  A-50
California Law.......................................................................   A-9
Certificates.........................................................................  A-12
Closing Agreement....................................................................  A-18
Closing..............................................................................  A-10
Closing Date.........................................................................  A-10
Code.................................................................................   A-9
Company..............................................................................   A-9
Company Common Stock.................................................................  A-11
Company Replacement Plans............................................................  A-41
Company Shares.......................................................................  A-12
Confidentiality Agreement............................................................  A-37
control..............................................................................  A-50
controlled by........................................................................  A-50
Converted Shares.....................................................................  A-12
CPUC.................................................................................  A-16
Disclosure Schedules.................................................................  A-40
Dissenting Shares....................................................................  A-13
Effective Time.......................................................................  A-10
Encumbrances.........................................................................  A-14
Energy Marketing Joint Venture.......................................................   A-9
Energy Marketing Joint Venture Agreement.............................................   A-9
Energy Marketing Required Statutory Approvals........................................  A-38
Enova................................................................................   A-9
Enova Benefit Plans..................................................................  A-29
Enova Common Stock...................................................................  A-11
Enova Disclosure Schedule............................................................  A-40
Enova Dissenting Shares..............................................................  A-13
Enova Effective Time.................................................................  A-10
Enova Financial Statements...........................................................  A-26
Enova Material Adverse Effect........................................................  A-24
Enova Merger.........................................................................   A-9

                                        TERM                                           PAGE
-------------------------------------------------------------------------------------  ----
Enova Merger Agreement...............................................................  A-10
Enova Out-of-Pocket Expenses.........................................................  A-48
Enova Preferred Stock................................................................  A-24
Enova Ratio..........................................................................  A-11
Enova Required Consents..............................................................  A-25
Enova Required Statutory Approvals...................................................  A-25
Enova SEC Reports....................................................................  A-26
Enova Shareholders' Approval.........................................................  A-31
Enova Special Meeting................................................................  A-39
Enova Sub............................................................................   A-9
Enova Sub Common Stock...............................................................  A-24
Enova Sub Par Value $20 Preferred Stock..............................................  A-24
Enova Sub No Par Preference Stock....................................................  A-24
Environmental Claim..................................................................  A-22
Environmental Laws...................................................................  A-22
Environmental Permits................................................................  A-21
ERISA................................................................................  A-20
Excess Shares........................................................................  A-12
Exchange Act.........................................................................  A-16
Exchange Agent.......................................................................  A-12
Exchange Ratios......................................................................  A-11
FERC.................................................................................  A-16
Final Order..........................................................................  A-45
GAAP.................................................................................   A-9
Gas Act..............................................................................  A-16
Governmental Authority...............................................................  A-16
Hazardous Materials..................................................................  A-22
HSR Act..............................................................................  A-38
Indemnified Parties..................................................................  A-39
Indemnified Party....................................................................  A-39
IRS..................................................................................  A-19
Joint Proxy/Registration Statement...................................................  A-37
joint venture........................................................................  A-50
Joint Venture Material Adverse Effect................................................  A-14
knowledge............................................................................  A-50
Merger Consideration.................................................................  A-12
Mergers..............................................................................   A-9
Merrill Lynch........................................................................  A-23
Morgan Stanley.......................................................................  A-32
New Opportunity......................................................................  A-36
Newco Enova Sub......................................................................   A-9
Newco Pacific Sub....................................................................   A-9
NRC..................................................................................  A-26
NYSE.................................................................................  A-12
Pacific..............................................................................   A-9

                                        TERM                                           PAGE
-------------------------------------------------------------------------------------  ----
Pacific Benefit Plans................................................................  A-20
Pacific Class A Preferred Stock......................................................  A-11
Pacific Common Stock.................................................................  A-11
Pacific Disclosure Schedule..........................................................  A-40
Pacific Dissenting Shares............................................................  A-13
Pacific Effective Time...............................................................  A-10
Pacific Financial Statements.........................................................  A-16
Pacific Material Adverse Effect......................................................  A-14
Pacific Merger.......................................................................   A-9
Pacific Merger Agreement.............................................................  A-10
Pacific Out-of-Pocket Expenses.......................................................  A-47
Pacific Preferred Stock..............................................................  A-11
Pacific Ratio........................................................................  A-11
Pacific Required Consents............................................................  A-15
Pacific Required Statutory Approvals.................................................  A-16
Pacific Right........................................................................  A-11
Pacific Rights Agreement.............................................................  A-11
Pacific SEC Reports..................................................................  A-16
Pacific Shareholders' Approval.......................................................  A-23
Pacific Special Meeting..............................................................  A-38
Pacific Sub..........................................................................  A-15
Pacific Sub Common Stock.............................................................  A-15
Pacific Sub Preference Stock.........................................................  A-15
Pacific Sub Preferred Stock..........................................................  A-15
Pacific Sub Series A Preferred.......................................................  A-15
Pacific Sub Series Preferred.........................................................  A-15
Pacific Sub $25 Preferred............................................................  A-15
PBGC.................................................................................  A-20
PCBs.................................................................................  A-22
person...............................................................................  A-50
Power Act............................................................................  A-14
Proxy Statement......................................................................  A-17
Registration Statement...............................................................  A-17
Release..............................................................................  A-22
Representatives......................................................................  A-37
SEC..................................................................................  A-16
Securities Act.......................................................................  A-16
Shares Trust.........................................................................  A-13
SONGS................................................................................  A-31
Special Meeting......................................................................  A-39
Stock Award..........................................................................  A-42
Stock Plans..........................................................................  A-42
Strategic Opportunity Committee......................................................  A-36
subsidiary or subsidiaries...........................................................  A-50
subsidiary company...................................................................  A-23
Tax Return...........................................................................  A-17

                                        TERM                                           PAGE
-------------------------------------------------------------------------------------  ----
Tax Ruling...........................................................................  A-18
Taxes................................................................................  A-17
Three Year Period....................................................................  A-51
Transition Committee.................................................................  A-36
under common control with............................................................  A-50
Violation............................................................................  A-15

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 12, 1996 and as amended as of January 13, 1997, (as amended, this "AGREEMENT"), among Enova Corporation, a California corporation ("ENOVA"; provided, however, that references in Article IV hereof to "Enova" prior to January 1, 1996 shall be deemed references to San Diego Gas & Electric, a California corporation and, since January 1, 1996, a wholly owned subsidiary of Enova ("ENOVA SUB")), Pacific Enterprises, a California corporation ("PACIFIC"), Mineral Energy Company, a California corporation, 50% of whose outstanding capital stock is owned by Enova and 50% of whose outstanding capital stock is owned by Pacific (the "COMPANY"), G Mineral Energy Sub, a California corporation and wholly owned subsidiary of the Company ("NEWCO ENOVA SUB"), and B Mineral Energy Sub, a California corporation and wholly owned subsidiary of the Company ("NEWCO PACIFIC SUB"),

                              W I T N E S S E T H:

     WHEREAS, Enova and Pacific have each determined that, to promote the best interests of its shareholders and employees and those customers and communities served by its utility subsidiaries, it wishes to compete aggressively in the rapidly evolving energy marketplace and that it may best do so through a combination with the other party, and therefore Pacific and Enova have each determined to engage in a business combination as peer firms in a strategic merger of equals and, accordingly, have formed the Company to participate in such business combination;

     WHEREAS, in furtherance thereof the respective Boards of Directors of Enova, Pacific, the Company, Newco Enova Sub and Newco Pacific Sub have approved the consummation of the reorganization provided for in this Agreement, pursuant to which Newco Enova Sub and Newco Pacific Sub will merge with and into Enova and Pacific, respectively, all in accordance with the California General Corporation Law (the "CALIFORNIA LAW") and on the terms and conditions set forth in this Agreement (such transactions are referred to herein individually as the "ENOVA MERGER" and the "PACIFIC MERGER", respectively, and collectively as the "MERGERS"), as a result of which the common shareholders of Enova and Pacific will together own all of the outstanding shares of common stock of the Company (which will, in turn, own all of the outstanding shares of common stock of Pacific and Enova) and each share of each other class of capital stock of Enova and Pacific shall be unaffected and remain outstanding;

     WHEREAS, Pacific and Enova contemplate forming a joint venture (the "ENERGY MARKETING JOINT VENTURE") to pursue natural gas and electricity marketing opportunities and provide energy management and related energy services, which joint venture will be governed by an agreement containing substantially the terms set forth in Exhibit A hereto (the "ENERGY MARKETING JOINT VENTURE AGREEMENT");

     WHEREAS, for federal income tax purposes, it is intended that the Mergers shall collectively qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that the shareholders of Enova and Pacific will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Mergers, except with respect to any cash received; and

     WHEREAS, for accounting purposes, it is intended that the transactions contemplated hereby shall be accounted for as a pooling of interests under United States generally accepted accounting principles applied on a consistent basis ("GAAP");

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGERS

     SECTION 1.01. The Mergers. Upon the terms and subject to the conditions of this Agreement:

     (a) At the Enova Effective Time, Newco Enova Sub shall be merged with and into Enova (the "ENOVA MERGER") in accordance with California Law. Enova shall be the surviving corporation in the Enova Merger and shall continue its corporate existence under the laws of the State of California. As a result of the Enova Merger, Enova shall become a subsidiary of the Company. The effects and the consequences of the Enova Merger shall be as set forth in Section 1.03(a).

     (b) At the Pacific Effective Time, Newco Pacific Sub shall be merged with and into Pacific (the "PACIFIC MERGER") in accordance with California Law. Pacific shall be the surviving corporation in the Pacific Merger and shall continue its corporate existence under the laws of the State of California. As a result of the Pacific Merger, Pacific shall become a subsidiary of the Company. The effects and the consequences of the Pacific Merger shall be as set forth in
Section 1.03(b).

     SECTION 1.02. Effective Time of the Mergers; Closing. (a) On the Closing Date, (i) with respect to the Enova Merger, the parties thereto shall file the merger agreement in substantially the form attached as Exhibit 1.02(a)(i) with the Secretary of State of the State of California in such form as required by, and executed in accordance with the relevant provisions of, California Law (the "ENOVA MERGER AGREEMENT"), and (ii) with respect to the Pacific Merger, the parties thereto shall file the merger agreement in substantially the form attached as Exhibit 1.02(a)(ii) with the Secretary of State of the State of California, in such form as required by, and executed in accordance with the relevant provisions of, California Law (the "PACIFIC MERGER AGREEMENT"). The Enova Merger shall become effective at the time specified in the Enova Merger Agreement (the "ENOVA EFFECTIVE TIME"), and the Pacific Merger shall become effective at the time specified in the Pacific Merger Agreement (the "PACIFIC EFFECTIVE TIME"). The effective time specified in the Enova Merger Agreement shall also be the effective time specified in the Pacific Merger Agreement. The term "EFFECTIVE TIME" shall mean the time and date of the Pacific Effective Time.

     (b) The closing (the "CLOSING") of the Mergers shall take place at the offices of Shearman & Sterling, 777 South Figueroa Street, 34th Floor, Los Angeles, California 90017-5418 at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, or at such other time and date and place as Pacific and Enova shall mutually agree (the "CLOSING DATE").

     SECTION 1.03. Effects of the Mergers. (a) At the Enova Effective Time, (i) the Articles of Incorporation of Enova, as in effect immediately prior to the Enova Effective Time, shall be the Articles of Incorporation of Enova as the surviving corporation in the Enova Merger until thereafter amended as provided by law and such Articles of Incorporation, and (ii) the Bylaws of Enova, as in effect immediately prior to the Enova Effective Time, shall be the Bylaws of Enova as the surviving corporation in the Enova Merger, until thereafter amended as provided by law, the Articles of Incorporation of the surviving corporation and such Bylaws. Subject to the foregoing, the additional effects of the Enova Merger shall be as provided in the applicable provisions of California Law.

     (b) At the Pacific Effective Time, (i) the Articles of Incorporation of Pacific, as in effect immediately prior to the Pacific Effective Time, shall be the Articles of Incorporation of Pacific as the surviving corporation in the Pacific Merger until thereafter amended as provided by law and such Articles of Incorporation, and (ii) the Bylaws of Pacific, as in effect immediately prior to the Pacific Effective Time shall be the Bylaws of Pacific as the surviving corporation in the Pacific Merger, until thereafter amended as provided by law, the Articles of Incorporation of the surviving corporation and such Bylaws. Subject to the foregoing, the additional effects of the Pacific Merger shall be as provided in the applicable provisions of California Law.

     (c) The parties shall take all appropriate action so that at the Effective Time, (i) the Articles of Incorporation of the Company shall be in such form as shall mutually be agreed to by Pacific and Enova prior to the Effective Time, and (ii) the Bylaws of the Company shall be in such form as shall mutually be agreed to by Pacific and Enova prior to the Effective Time.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Conversion of Securities. (a) At the Enova Effective Time, by virtue of the Enova Merger and without any action on the part of any holder of any capital stock of Enova or Newco Enova Sub:

          (i) Cancellation of Certain Enova Common Stock. Each share of Common Stock, no par value, of Enova (the "ENOVA COMMON STOCK") that is owned by subsidiaries of Enova or by Pacific, the Company or any of their subsidiaries shall be cancelled and cease to exist.

          (ii) Conversion of Enova Common Stock. Each issued and outstanding share of Enova Common Stock (other than shares cancelled pursuant to Section 2.01(a)(i) and Enova Dissenting Shares) shall be converted into the right to receive 1.00 (the "ENOVA RATIO") fully paid and non-assessable share of Common Stock, no par value, of the Company (the "COMPANY COMMON STOCK"). Upon such conversion, each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.02.

          (iii) Conversion of Newco Enova Sub Common Stock. The aggregate of all shares of the capital stock of Newco Enova Sub issued and outstanding immediately prior to the Enova Effective Time shall be converted into the right to receive that number of shares of Enova Common Stock which shall be equivalent to the aggregate number of shares of Enova Common Stock outstanding immediately prior to the Enova Effective Time.

     (b) At the Pacific Effective Time, by virtue of the Pacific Merger and without any action on the part of any holder of any capital stock of Pacific or Newco Pacific Sub:

          (i) Cancellation of Certain Pacific Common Stock. Each share of Common Stock of Pacific (the "PACIFIC COMMON STOCK"), including any associated right (the "PACIFIC RIGHT") to receive or purchase shares of the capital stock of Pacific pursuant to the terms of a Rights Agreement, dated as of March 7, 1989 between Pacific and Chemical Bank, as successor Rights Agent thereunder (the "PACIFIC RIGHTS AGREEMENT"), that is owned by subsidiaries of Pacific or by Enova, the Company or any of their subsidiaries shall be cancelled and cease to exist. All references in this Agreement to Pacific Common Stock shall be deemed to include the associated Pacific Rights.

          (ii) Conversion of Pacific Common Stock. Each issued and outstanding share of Pacific Common Stock (other than shares cancelled pursuant to Section 2.01(b)(i) and Pacific Dissenting Shares) shall be converted into the right to receive 1.5038 (the "PACIFIC RATIO", and together with the Enova Ratio, the "EXCHANGE RATIOS") shares of fully paid and non-assessable shares of Company Common Stock. Upon such conversion, each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.02.

          (iii) Conversion of Newco Pacific Sub Common Stock. The aggregate of all shares of the capital stock of Newco Pacific Sub issued and outstanding immediately prior to the Pacific Effective Time shall be converted into the right to receive that number of shares of Pacific Common Stock which shall be equivalent to the aggregate number of shares of Pacific Common Stock outstanding immediately prior to the Pacific Effective Time.

          (iv) Pacific Preferred Stock to Remain Unchanged. All issued and outstanding shares of Class A Preferred Stock of Pacific (the "PACIFIC CLASS A PREFERRED STOCK") and of Preferred Stock of Pacific (the "PACIFIC PREFERRED STOCK") shall be unchanged and shall remain outstanding after the Pacific Merger.

     (c) At the Effective Time, by virtue of the Mergers and without any action on the part of any holder of any capital stock of Enova, Pacific or the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled, and no consideration shall be delivered in exchange therefor.

     SECTION 2.02.  Exchange of Certificates.

     (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, the Company shall deposit with such bank or trust company mutually agreeable to Pacific and Enova (the "EXCHANGE AGENT"), certificates representing shares of Company Common Stock required to effect the exchanges referred to in Sections 2.01(a)(ii) and (b)(ii).

     (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Enova Common Stock or Pacific Common Stock (the "CERTIFICATES") that were converted (the "CONVERTED SHARES") into the right to receive shares of Company Common Stock (the "COMPANY SHARES") pursuant to
Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Company Shares. Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by agreement of Pacific and Enova), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Company Shares which such holder has the right to receive pursuant to the provisions of this Article
II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of Enova or Pacific, as the case may be, a certificate representing the proper number of Company Shares may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing Company Shares and cash in lieu of any fractional shares of Company Common Stock ("MERGER CONSIDERATION") as contemplated by this Section 2.02.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Company Shares issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 2.02(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Company Shares, as the case may be.

     (d) No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Company Common Stock. Each holder of a fractional share interest shall be paid an amount in cash representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of shares of Company Common Stock that would otherwise be issued to such holders ("EXCESS SHARES"). The sale of the Excess Shares by the Exchange Agent shall be executed on the New York Stock Exchange, Inc. (the "NYSE") through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the former holders of Pacific Common Stock and Enova Common Stock, the Company will cause the Exchange Agent to hold such proceeds in trust for the holders of such fractional share interests (the "SHARES TRUST"). The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Shares Trust to which each former holder of Pacific Common Stock or Enova Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Shares Trust by a fraction the numerator of which is the amount of the fractional shares of Company Common Stock to which such former holder of Pacific Common Stock or Enova Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Pacific Common Stock and Enova Common Stock in lieu of any fractional shares of Company Common Stock interests, the Exchange Agent shall make available such amounts to such former holders of Pacific Common Stock and Enova Common Stock without interest.

     (e) Closing of Transfer Books. From and after the Enova Effective Time or the Pacific Effective Time, as the case may be, the stock transfer books of Enova and Pacific shall be closed and no transfer of any capital stock of Enova or Pacific shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be cancelled and exchanged for certificates representing the appropriate Company Shares as provided in Section 2.02.

     (f) Termination of Exchange Agent. Any certificates representing Company Shares deposited with the Exchange Agent pursuant to Section 2.02(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.02 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Company, after which time any holder of unsurrendered Certificates shall look as a general creditor only to the Company for payment of such funds to which such holder may be due, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable unclaimed property, escheat or similar law.

     SECTION 2.03. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of Pacific or Enova held by a holder who has exercised dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("PACIFIC DISSENTING SHARES" or "ENOVA DISSENTING SHARES", as the case may be, and collectively "DISSENTING SHARES"), shall not be converted into or represent a right to receive Company Common Stock in the Pacific Merger (in the case of Pacific Dissenting Shares) or in the Enova Merger (in the case of Enova Dissenting Shares), but the holder thereof shall only be entitled to such rights as are granted by California Law.

     (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his dissenters' rights, then, as of the later of the Pacific Effective Time or the Enova Effective Time, as applicable, or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the applicable Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

     (c) Enova shall give Pacific and Pacific shall give Enova (i) prompt notice of any written demands received pursuant to Section 1301 of California Law, withdrawals of such demands, and any other instruments served pursuant to California Law and received thereby and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Neither Pacific nor Enova shall, except with the prior written consent of the other, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PACIFIC

     Pacific represents and warrants to Enova as follows:

     SECTION 3.01. Organization and Qualification. Except as set forth in
Section 3.01 of the Pacific Disclosure Schedule, each of Pacific and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the operations, properties, assets, financial condition or the results of operations of Pacific and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereinafter referred to as a "PACIFIC MATERIAL ADVERSE EFFECT") or a material adverse effect on the ability of (i) the Energy Marketing Joint Venture to achieve the business objectives contemplated by the Energy Marketing Joint Venture Agreement or (ii) at and after the Effective Time, the Company and its prospective subsidiaries to achieve the business objectives contemplated by the Summary of Terms attached as Exhibit A (any such material adverse effect being hereinafter referred to as a "JOINT VENTURE MATERIAL ADVERSE EFFECT").

     SECTION 3.02. Subsidiaries. Section 3.02 of the Pacific Disclosure Schedule sets forth a description as of the date hereof of all subsidiaries and joint ventures of Pacific, including the name of each such entity and Pacific's interest therein, and, as to each subsidiary or joint venture identified as a "Material Pacific Entity" in Section 3.02 of the Pacific Disclosure Schedule, a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 3.02 of the Pacific Disclosure Schedule, none of such entities is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), respectively, or a "public utility" within the meaning of Section 201(e) of the Federal Power Act (the "POWER ACT"). Except as set forth in Section 3.02 of the Pacific Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of Pacific are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Pacific free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever ("ENCUMBRANCES") and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

     SECTION 3.03. Capitalization.

     (a) Pacific. The authorized capital stock of Pacific consists of (i) 600,000,000 shares of Pacific Common Stock, (ii) 5,000,000 shares of Pacific Class A Preferred Stock and (iii) 10,000,000 shares of Pacific Preferred Stock. As of the close of business on September 30, 1996, there were issued and outstanding (i) 85,034,885 shares of Pacific Common Stock, (ii) no shares of Pacific Class A Preferred Stock and (iii) 800,253 shares of Pacific Preferred Stock consisting of 300,000 shares of a series of $4.50 dividend preferred stock, 100,000 shares of a series of $4.40 dividend preferred stock, 200,000 shares of a series of $4.75 dividend preferred stock, 200,000 shares of a series of $4.36 dividend preferred stock and 253 shares of a series of $4.75 dividend preferred stock (convertible on or before October 31, 1996). All of the issued and outstanding shares of the capital stock of Pacific are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in
Section 3.03(a) of the Pacific Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Pacific or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Pacific or obligating Pacific or any of its subsidiaries to grant, extend or enter into any such agreement or commitment, other than under the Pacific Rights Agreement.

     (b) Pacific Sub. The authorized capital stock of Southern California Gas Company, a California corporation all of whose issued and outstanding common stock is owned by Pacific ("PACIFIC SUB"), consists of (i) 100,000,000 shares of common stock, no par value (the "PACIFIC SUB COMMON STOCK"), and (ii) shares of preferred and preference stock (collectively the "PACIFIC SUB PREFERRED STOCK") consisting of (A) 160,000 shares of Preferred Stock, par value $25 each (the "PACIFIC SUB $25 PREFERRED"), (B) 840,000 shares of Preferred Stock, Series A, par value $25 each (the "PACIFIC SUB SERIES A PREFERRED"), (C) 5,000,000 shares of Series Preferred Stock, no par value (the "PACIFIC SUB SERIES PREFERRED"), and (D) 5,000,000 shares of Preference Stock (the "PACIFIC SUB PREFERENCE STOCK"). As of the close of business on September 30, 1996, there were issued and outstanding 91,300,000 shares of Pacific Sub Common Stock, 79,011 shares of Pacific Sub $25 Preferred, 783,036 shares of Pacific Sub Series A Preferred, 3,000,000 shares of Pacific Sub Series Preferred and no shares of Pacific Sub Preference Stock. All of the issued and outstanding shares of the capital stock of Pacific Sub are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 3.03(b) of the Pacific Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Pacific or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, the capital stock of Pacific Sub or obligating Pacific or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

     SECTION 3.04. Authority; Non-Contravention; Statutory Approvals;
Compliance.

     (a) Authority. Pacific has all requisite power and authority to enter into this Agreement and the Energy Marketing Joint Venture Agreement and, subject to the applicable Pacific Shareholders' Approval and the applicable Pacific Required Statutory Approvals, to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Energy Marketing Joint Venture Agreement and the consummation by Pacific of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Pacific, subject in the case of this Agreement to obtaining the applicable Pacific Shareholders' Approval. This Agreement has been, and the Energy Marketing Joint Venture Agreement upon execution and delivery will be, duly and validly executed and delivered by Pacific and, assuming the due authorization, execution and delivery hereof and thereof by Enova, the Company, Newco Enova Sub and Newco Pacific Sub, as the case may be, constitutes or will constitute the valid and binding obligation of Pacific enforceable against it in accordance with its terms.

     (b) Non-Contravention. Except as set forth in Section 3.04(b) of the Pacific Disclosure Schedule, the execution and delivery of this Agreement and the Energy Marketing Joint Venture Agreement by Pacific do not, and the consummation of the transactions contemplated hereby or thereby will not (with or without notice or lapse of time or both), violate, conflict with, or result in a breach of any provision of, or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "VIOLATION") of Pacific or any of its subsidiaries or joint ventures pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of Pacific or any of its subsidiaries or joint ventures, (ii) subject to obtaining the Pacific Required Statutory Approvals and the receipt of the Pacific Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Pacific or any of its subsidiaries or joint ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 3.04(b) of the Pacific Disclosure Schedule (the "PACIFIC REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Pacific or any of its subsidiaries or joint ventures is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations that would not, in the aggregate, have a Pacific Material Adverse Effect or a Joint Venture Material Adverse Effect.

     (c) Statutory Approvals. Except as set forth in Section 3.04(c) of the Pacific Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "GOVERNMENTAL AUTHORITY") is necessary for (i) the execution and delivery of this Agreement or the Energy Marketing Joint Venture Agreement by Pacific or the consummation by Pacific of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would have, in the aggregate, a Pacific Material Adverse Effect or a Joint Venture Material Adverse Effect, and (ii) the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, a material adverse effect on the operations, properties, assets, financial condition or the results of operations of the Company and its prospective subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (collectively, the "PACIFIC REQUIRED STATUTORY APPROVALS", it being understood that references in this Agreement to "obtaining" such Pacific Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

     (d) Compliance. Except as set forth in Section 3.04(d) of the Pacific Disclosure Schedule or in Section 3.11 of the Pacific Disclosure Schedule, or as disclosed in the Pacific SEC Reports, neither Pacific nor any of its subsidiaries nor, to the knowledge of Pacific, any of its joint ventures, is in violation of or is under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate do not, and could not reasonably be expected to, have a Pacific Material Adverse Effect or a Joint Venture Material Adverse Effect. Except as set forth in Section 3.04(d) of the Pacific Disclosure Schedule or in Section 3.11 of the Pacific Disclosure Schedule, Pacific and each of its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except those which the failure to obtain would not, in the aggregate, have a Pacific Material Adverse Effect or a Joint Venture Material Adverse Effect.

     SECTION 3.05. Reports and Financial Statements. The filings required to be made by Pacific and its subsidiaries under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the California Public Utilities Act, the Power Act, the Natural Gas Act (the "GAS ACT") or the 1935 Act have been filed with the Securities and Exchange Commission (the "SEC"), the California Public Utilities Commission (the "CPUC") or the Federal Energy Regulatory Commission (the "FERC"), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and Pacific has complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Pacific has made available to Enova a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Pacific with the SEC since January 1, 1994 (as such documents have since the time of their filing been amended, the "PACIFIC SEC REPORTS"). As of their respective dates, the Pacific SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Pacific included in the Pacific SEC Reports (collectively, the "PACIFIC FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of Pacific as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the

Articles of Incorporation and Bylaws of Pacific, as in effect on the date hereof, have previously been made available to Enova.

     SECTION 3.06. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities. (a) Except as set forth in the Pacific SEC Reports or Section 3.06 of the Pacific Disclosure Schedule, from January 1, 1996 through the date hereof each of Pacific and its subsidiaries and joint ventures has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which could reasonably be expected to have, a Pacific Material Adverse Effect or a Joint Venture Material Adverse Effect.

     (b) Neither Pacific nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of Pacific or reflected in the notes thereto for the year ended December 31, 1995, or which were incurred after December 31, 1995 in the ordinary course of business and would not, in the aggregate, have a Pacific Material Adverse Effect or a Joint Venture Material Adverse Effect.

     SECTION 3.07. Litigation. Except as disclosed in the Pacific SEC Reports or as set forth in Section 3.07 of the Pacific Disclosure Schedule or in Section
3.11 of the Pacific Disclosure Schedule, (i) there are as of the date hereof no claims, suits, actions or proceedings, pending or, to the knowledge of Pacific, threatened, nor are there, to the knowledge of Pacific, any investigations or reviews pending or threatened against, relating to or affecting Pacific or any of its subsidiaries or joint ventures, (ii) there have not been any developments since June 30, 1996 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (iii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Pacific or any of its subsidiaries or joint ventures, which, when taken together with any other nondisclosures described in clauses (i), (ii) or (iii), could reasonably be expected to have a Pacific Material Adverse Effect or a Joint Venture Material Adverse Effect.

     SECTION 3.08. Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of Pacific for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of shares of Company Common Stock in the Mergers (the "REGISTRATION STATEMENT") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement in definitive form relating to the meetings of Pacific and Enova shareholders to be held in connection with the Mergers (the "PROXY STATEMENT") will, at the date mailed to shareholders of Pacific and Enova and at the times of the meetings of shareholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder.

     SECTION 3.09. Tax Matters. "TAXES", as used in this Agreement, means any U.S. federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability. "TAX RETURN", as used in this Agreement, means a report, return or other information required to be supplied to any governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns.

     (a) Filing of Timely Tax Returns. Except as set forth in Section 3.09(a) of the Pacific Disclosure Schedule, Pacific and each of its subsidiaries have filed (or there has been filed on their behalf) all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

     (b) Payment of Taxes. Pacific and each of its subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

     (c) Tax Reserves. Pacific and its subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves adequate to pay all Taxes, all deficiencies in Taxes asserted or proposed against Pacific or its subsidiaries and reserves for deferred income taxes in accordance with GAAP.

     (d) Tax Liens. There are no Tax liens upon the assets of Pacific or any of its subsidiaries except liens for Taxes not yet due.

     (e) Withholding Taxes. Pacific and each of its subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

     (f) Extensions of Time for Filing Tax Returns. Except as set forth in
Section 3.09(f) of the Pacific Disclosure Schedule, neither Pacific nor any of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (g) Waivers of Statute of Limitations. Except as set forth in Section 3.09(g) of the Pacific Disclosure Schedule, neither Pacific nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (h) Expiration of Statute of Limitations. Except as set forth in Section 3.09(h) of the Pacific Disclosure Schedule, the statute of limitations for the assessment of all federal income and California franchise Taxes has expired for all related Tax Returns of Pacific and each of its subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any such Taxes has been proposed, asserted or assessed against Pacific or any of its subsidiaries that has not been resolved and paid in full.

     (i) Audit, Administrative and Court Proceedings. Except as set forth in
Section 3.09(i) of the Pacific Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Pacific or any of its subsidiaries, and neither Pacific nor any of its subsidiaries has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns.

     (j) Powers of Attorney. Except as set forth in Section 3.09(j) of the Pacific Disclosure Schedule, no power of attorney currently in force has been granted by Pacific or any of its subsidiaries concerning any Tax matter.

     (k) Tax Rulings. Except as set forth in Section 3.09(k) of the Pacific Disclosure Schedule, neither Pacific nor any of its subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date. "TAX RULING", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "CLOSING AGREEMENT", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

     (l) Availability of Tax Returns. Pacific and its subsidiaries have made available to Enova complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by Pacific or any of its subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Pacific or any of its subsidiaries and (iii) any Closing Agreements entered into by Pacific or any of its subsidiaries with any taxing authority.

     (m) Tax Sharing Agreements. Except as set forth in Section 3.09(m) of the Pacific Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist between or among Pacific and any of its subsidiaries.

     (n) Code Section 341(f). Neither Pacific nor any of its subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by Pacific or any of its subsidiaries.

     (o) Code Section 168. No property of Pacific or any of its subsidiaries is property that Pacific or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

     (p) Code Section 481 Adjustments. Except as set forth in Section 3.09(p) of the Pacific Disclosure Schedule and except for adjustments that in the aggregate could not reasonably be expected to have a Pacific Material Adverse Effect, neither Pacific nor any of its subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Pacific or any of its subsidiaries, and to the best of the knowledge of Pacific, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

     (q) Code Sections 6661 and 6662. All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns the due date for which was on or before December 31, 1989 and within the meaning of Section 6662 of the Code for Tax Returns the due date for which was after December 31, 1989) that could reasonably be expected to result in a Pacific Material Adverse Effect have been adequately disclosed (or, with respect to Tax Returns filed following the Closing, will be adequately disclosed) on the Tax Returns of Pacific and its subsidiaries in accordance with
Section 6661(b)(2)(B) of the Code for Tax Returns the due date for which was on or before to December 31, 1989, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns the due date for which was after December 31, 1989.

     (r) NOLs. As of the date hereof, Pacific and its subsidiaries had net operating loss carryovers available to offset future income as set forth in
Section 3.09(r) of the Pacific Disclosure Schedule. Section 3.09(r) of the Pacific Disclosure Schedule sets forth the amount of and year of expiration of each company's net operating loss carryovers.

     (s) Credit Carryover. As of the date hereof, Pacific and its subsidiaries had tax credit carryovers available to offset future tax liability as set forth in Section 3.09(s) of the Pacific Disclosure Schedule. Section 3.09(s) of the Pacific Disclosure Schedule sets forth the amount and year of expiration of each company's tax credit carryovers.

     (t) Code Section 338 Elections. Except as set forth in Section 3.09(t) of the Pacific Disclosure Schedule, no election under Section 338 of the Code (or any predecessor provision) has been made by or with respect to Pacific or any of its subsidiaries or any of their respective assets or properties.

     (u) Acquisition Indebtedness. Except as set forth in Section 3.09(u) of the Pacific Disclosure Schedule, no indebtedness of Pacific or any of its subsidiaries is "corporate acquisition indebtedness" within the meaning of
Section 279(b) of the Code.

     (v) Intercompany Transactions. Except as set forth in Section 3.09(v) of the Pacific Disclosure Schedule, neither Pacific nor any of its subsidiaries has engaged in any intercompany transactions within the meaning of Section 1.1502-13 of the Treasury Regulations for which any income remains unrecognized as of the close of the last taxable year prior to the Closing Date.

     (w) Code Section 280G. Except as set forth in Section 3.09(w) of the Pacific Disclosure Schedule, neither Pacific nor any of its subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     SECTION 3.10. Employee Matters; ERISA.

     (a) Benefit Plans. Section 3.10(a) of the Pacific Disclosure Schedule contains a true and complete list of each material employee benefit plan, program or arrangement currently sponsored, maintained or contributed to by Pacific or any of its subsidiaries for the benefit of employees, former employees or directors and their beneficiaries in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any material employment, consulting, non-compete, severance or change in control agreement (collectively, the "PACIFIC BENEFIT PLANS"). For the purposes of this Section 3.10 only, the term "PACIFIC" shall be deemed to include predecessors thereof.

     (b) Contributions. Except as set forth in Section 3.10(b) of the Pacific Disclosure Schedule, all material contributions and other payments required to be made by Pacific or any of its subsidiaries to any Pacific Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Pacific Financial Statements.

     (c) Qualification; Compliance. Except as set forth in Section 3.10(c) of the Pacific Disclosure Schedule, each of the Pacific Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of Pacific, no circumstances exist that are reasonably expected by Pacific to result in the revocation of any such determination. Pacific is in compliance in all material respects with, and each Pacific Benefit Plan is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Pacific Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

     (d) Liabilities. With respect to the Pacific Benefit Plans individually and in the aggregate, no event has occurred, and, to the best knowledge of Pacific, there exists no condition or set of circumstances that could subject Pacific or any of its subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which Pacific is a party, which liability, excluding liability for benefit claims or PBGC premiums and funding obligations payable in the ordinary course, could reasonably be expected to have a Pacific Material Adverse Effect.

     (e) Welfare Plans. Except as set forth in Section 3.10(e) of the Pacific Disclosure Schedule, none of the Pacific Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any retiree benefits other than coverage mandated by applicable law or benefits the full cost of which is borne by the retiree.

     (f) Documents Made Available. Pacific has made available to Enova a true and correct copy of each collective bargaining agreement to which Pacific or any of its subsidiaries is a party or under which Pacific or any of its subsidiaries has obligations and, with respect to each Pacific Benefit Plan, (i) such plan and summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan and (v) the most recent actuarial report or valuation.

     (g) Payments Resulting from Mergers. Except as set forth in Section 3.10(g) of the Pacific Disclosure Schedule or specifically provided for herein, neither Pacific nor any of its subsidiaries is a party to any plan, agreement or arrangement pursuant to the terms of which the consummation or announcement of any transaction contemplated by this Agreement will (either alone or in connection with the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Pacific or any of its subsidiaries to any officer, employee, former employee or director thereof or to a trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Pacific Benefit Plan being established or becoming accelerated, or immediately vested or payable.

     (h) Labor Agreements. As of the date hereof, except as set forth in Section 3.10(h) of the Pacific Disclosure Schedule, neither Pacific nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of Pacific, as of the date hereof, except as set forth in Section 3.10(h) of the Pacific Disclosure Schedule, there is no current union representation question involving employees of Pacific or any of its subsidiaries, nor does Pacific know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as set forth in the Pacific SEC Reports or in Section 3.10(h) of the Pacific Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against Pacific pending, or to the best knowledge of Pacific, threatened, which has or could reasonably be expected to have, a Pacific Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the best knowledge of Pacific, threatened, against or involving Pacific or any of its subsidiaries which has or could reasonably be expected to have a Pacific Material Adverse Effect and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of Pacific, threatened, in respect of which any director, officer, employee or agent of Pacific or any of its subsidiaries is or may be entitled to claim indemnification from Pacific pursuant to their respective articles of incorporation or bylaws or as provided in the Indemnification Agreements listed in Section 3.10(h) of the Pacific Disclosure Schedule.

     SECTION 3.11. Environmental Protection.

     (a) Compliance. Except as set forth in the Pacific SEC Reports, except as set forth in Section 3.11(a) of the Pacific Disclosure Schedule and except where the failure to be in compliance could not reasonably be expected to have a Pacific Material Adverse Effect, (i) each of Pacific and its subsidiaries is in compliance with all applicable Environmental Laws and (ii) neither Pacific nor any of its subsidiaries has received any written communication, from any person or Governmental Authority that alleges that Pacific or any of its subsidiaries is not in such compliance with applicable Environmental Laws.

     (b) Environmental Permits. Except as set forth in the Pacific SEC Reports or as set forth in Section 3.11(b) of the Pacific Disclosure Schedule, each of Pacific and its subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Pacific and its subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permit could not reasonably be expected to have a Pacific Material Adverse Effect.

     (c) Environmental Claims. Except as set forth in the Pacific SEC Reports or as set forth in Section 3.11(c)of the Pacific Disclosure Schedule, to the best knowledge of Pacific, there is no Environmental Claim pending (i) against Pacific or any of its subsidiaries or joint ventures, (ii) against any person or entity whose liability for any Environmental Claim Pacific or any of its subsidiaries or joint ventures has retained or assumed contractually or (iii) against any real or personal property or operations which Pacific or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part, which, if adversely determined, could reasonably be expected to have, in the aggregate, a Pacific Material Adverse Effect.

     (d) Releases. Except as set forth in the Pacific SEC Reports or as set forth in Section 3.11(c) or Section 3.11(d) of the Pacific Disclosure Schedule, Pacific has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against

Pacific or any of its subsidiaries or joint ventures, or against any person or entity whose liability for any Environmental Claim Pacific or any of its subsidiaries or joint ventures has retained or assumed contractually, which could reasonably be expected to have, in the aggregate, a Pacific Material Adverse Effect.

     (e) Predecessors. Except as set forth in the Pacific SEC Reports or as set forth in Section 3.11(e) of the Pacific Disclosure Schedule, Pacific has no knowledge, with respect to any predecessor of Pacific or any subsidiary or joint venture of Pacific, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which could reasonably be expected to have a Pacific Material Adverse Effect.

     (f) Disclosure. To Pacific's best knowledge, Pacific has disclosed to Enova all material facts which Pacific reasonably believes form the basis of a Pacific Material Adverse Effect arising from (i) the cost of Pacific pollution control equipment currently required or known to be required in the future; (ii) current Pacific remediation costs or Pacific remediation costs known to be required in the future; or (iii) any other environmental matter affecting Pacific.

     (g) Cost Estimates. To Pacific's best knowledge, no environmental matter set forth in the Pacific SEC Reports or the Pacific Disclosure Schedule could reasonably be expected to exceed the cost estimates provided in the Pacific SEC Reports by an amount that individually or in the aggregate could reasonably be expected to have a Pacific Material Adverse Effect.

     (h) Certain Definitions. As used in this Agreement:

          (i) "ENVIRONMENTAL CLAIM" means any and all written administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Pacific or any of its subsidiaries or joint ventures (for purposes of this Section 3.11), or by Enova or any of its subsidiaries or joint ventures (for purposes of Section 4.11); (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "ENVIRONMENTAL LAWS" means all federal, state, local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "HAZARDOUS MATERIALS" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBS"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Pacific or any of its subsidiaries or joint ventures operates (for purposes of this Section 3.11) or in which Enova or any of its subsidiaries or joint ventures operates (for purposes of Section 4.11).

          (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     SECTION 3.12. Regulation as a Utility. Pacific Sub is regulated as a public utility by the State of California and by no other state. Except as set forth in
Section 3.12 of the Pacific Disclosure Schedule, neither Pacific nor any "subsidiary company" or "affiliate" of Pacific is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. As used in this Section 3.12 and in Section 4.12, the terms "SUBSIDIARY COMPANY" and "AFFILIATE" shall have the respective meanings ascribed to them in the 1935 Act. Pacific is an exempt holding company under Section 3(a)(1) of the 1935 Act. Section 3.12 of the Pacific Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of Pacific which may be deemed to be a "public utility company" or a "holding company" within the meaning of the 1935 Act.

     SECTION 3.13. Vote Required. The approval of the Pacific Merger by the affirmative vote of (i) a majority of the votes entitled to be cast by all holders of Pacific Common Stock and (ii) a majority of the votes entitled to be cast by all holders of Pacific Common Stock and Pacific Preferred Stock, voting together as a single class (the "PACIFIC SHAREHOLDERS' APPROVAL"), are the only votes of the holders of any class or series of the capital stock of Pacific required to approve this Agreement, the Mergers and the other transactions contemplated hereby. No vote of shareholders of Pacific is required to approve the Energy Marketing Joint Venture Agreement.

     SECTION 3.14. Accounting Matters. Neither Pacific nor, to its best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Company from accounting for the transactions to be effected pursuant to Articles I and II of this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

     SECTION 3.15. Opinions of Financial Advisors. Pacific has received the opinion of each of Barr Devlin & Co. Incorporated ("BARR DEVLIN") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), dated October 11, 1996, to the effect that, as of such date, the Pacific Ratio is fair from a financial point of view to the holders of Pacific Common Stock.

     SECTION 3.16. Insurance. Except as set forth on Section 3.16 of the Pacific Disclosure Schedule, each of Pacific and its subsidiaries is, and has been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Pacific and its subsidiaries during such time period. Except as set forth on Schedule 3.16 of the Pacific Disclosure Schedule, neither Pacific nor its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Pacific or its subsidiaries. The insurance policies of Pacific and each of its subsidiaries are valid and enforceable policies in all material respects.

     SECTION 3.17. Pacific Rights Agreement. Pacific has delivered to Enova a true and complete copy of the Pacific Rights Agreement as in effect on the date hereof. Pacific has taken all necessary action to amend the Pacific Rights Agreement so that neither the execution of this Agreement nor the consummation of the Mergers will (a) cause the Pacific Rights to become exercisable, (b) cause Enova or the Company to become an Acquiring Person (as such term is defined in the Pacific Rights Agreement) or (c) give rise to a Distribution Date, a Stock Acquisition Date, a Section 7(a)(iii) Event or a Section 13 Event (as each term is defined in the Pacific Rights Agreement).

     SECTION 3.18. Brokers. No broker, finder or investment banker (other than Barr Devlin and Merrill Lynch) is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of Pacific. Pacific has heretofore furnished to Enova a complete and correct copy of all agreements between Pacific and Merrill Lynch or Barr Devlin pursuant to which such firm would be entitled to any payment relating to the Mergers.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF ENOVA

     Enova represents and warrants to Pacific as follows:

     SECTION 4.01. Organization and Qualification. Each of Enova and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the operations, properties, assets, financial condition or the results of operations of Enova and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereinafter referred to as a "ENOVA MATERIAL ADVERSE EFFECT") or a Joint Venture Material Adverse Effect.

     SECTION 4.02. Subsidiaries. Section 4.02 of the Enova Disclosure Schedule sets forth a description as of the date hereof of all subsidiaries and joint ventures of Enova, including the name of each such entity and Enova's interest therein, and, as to each subsidiary or joint venture identified as a "Material Enova Entity" in Section 4.02 of the Enova Disclosure Schedule, a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 4.02 of the Enova Disclosure Schedule, none of such entities is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public-utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act,
respectively, or a "public utility" within the meaning of Section 201(e) of the Power Act. Except as set forth in Section 4.02 of the Enova Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of Enova are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Enova free and clear of any Encumbrances and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

     SECTION 4.03. Capitalization.

     (a) Enova. The authorized capital stock of Enova consists of 300,000,000 shares of Enova Common Stock and 30,000,000 shares of Preferred Stock, no par value, of Enova ("ENOVA PREFERRED STOCK"). As of the close of business on September 30, 1996, (i) 116,583,358 shares of Enova Common Stock and (ii) no shares of Enova Preferred Stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of Enova are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in
Section 4.03(a) of the Enova Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Enova or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Enova or obligating Enova or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

     (b) Enova Sub. The authorized capital stock of Enova Sub consists of (i) 255,000,000 shares of common stock, no par value, of Enova Sub ("ENOVA SUB COMMON STOCK"), (ii) 1,375,000 shares of preferred stock, par value $20 per share, of Enova Sub (the "ENOVA SUB PAR VALUE $20 PREFERRED STOCK"), and (iii) 10,000,000 shares of preference stock, no par value, of Enova Sub (the "ENOVA SUB NO PAR PREFERENCE STOCK"). As of the close of business on September 30, 1996, there were issued and outstanding (i) 116,583,358 shares of Enova Sub Common Stock, (ii) 1,373,770 shares of Enova Sub Par Value $20 Preferred Stock consisting of 375,000 shares of the 5% Series, 300,000 shares of the 4.50% Series,

325,000 shares of the 4.40% Series and 373,770 shares of the 4.60% Series, 1995, and (iii) 3,190,000 shares of Enova Sub No Par Preference Stock consisting of 150,000 shares of the $7.20 Series, 1,400,000 shares of the $1.70 Series, 640,000 shares of the $1.82 Series and 1,000,000 shares of the $1.7625 Series. All of the issued and outstanding shares of the capital stock of Enova Sub are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.03(b) of the Enova Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Enova or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, the capital stock of Enova Sub or obligating Enova or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

     SECTION 4.04. Authority; Non-Contravention; Statutory Approvals;
Compliance.

     (a) Authority. Enova has all requisite power and authority to enter into this Agreement and the Energy Marketing Joint Venture Agreement and, subject to the applicable Enova Shareholders' Approval and the applicable Enova Required Statutory Approvals, to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Energy Marketing Joint Venture Agreement and the consummation by Enova of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Enova, subject in the case of this Agreement to obtaining of the applicable Enova Shareholders' Approval. This Agreement has been, and the Energy Marketing Joint Venture Agreement upon execution and delivery will be, duly and validly executed and delivered by Enova and, assuming the due authorization, execution and delivery hereof and thereof by Pacific, the Company, Newco Enova Sub and Newco Pacific Sub, as the case may be, constitutes or will constitute the valid and binding obligation of Enova enforceable against it in accordance with its terms.

     (b) Non-Contravention. Except as set forth in Section 4.04(b) of the Enova Disclosure Schedule, the execution and delivery of this Agreement and the Energy Marketing Joint Venture Agreement by Enova do not, and the consummation of the transactions contemplated hereby or thereby will not (with or without notice or lapse of time or both), violate, conflict with, or result in a breach of any provision of, or constitute a default under, or result in any Violation by Enova or any of its subsidiaries or joint ventures pursuant to any provisions of (i) the articles of incorporation or by-laws or similar governing documents of Enova or any of its subsidiaries or joint ventures, (ii) subject to obtaining the Enova Required Statutory Approvals and the receipt of the Enova Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Enova or any of its subsidiaries or joint ventures or any of their respective properties or assets, or (iii) subject to obtaining the third-party consents set forth in Section 4.04(b) of the Enova Disclosure Schedule (the "ENOVA REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Enova or any of its subsidiaries or joint ventures is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii)and (iii) such Violations that would not, in the aggregate, have a Enova Material Adverse Effect or a Joint Venture Material Adverse Effect.

     (c) Statutory Approvals. Except as set forth in Section 4.04(c) of the Enova Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for (i) the execution and delivery of this Agreement or the Energy Marketing Joint Venture Agreement by Enova or the consummation by Enova of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would have, in the aggregate, a Enova Material Adverse Effect or a Joint Venture Material Adverse Effect, and (ii) the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, a material adverse effect on the operations, properties, assets, financial condition or the results of operations of the Company and its prospective subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (collectively, the "ENOVA REQUIRED STATUTORY APPROVALS", it being understood that references in this Agreement to "obtaining" such Enova Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

     (d) Compliance. Except as set forth in Section 4.04(d) of the Enova Disclosure Schedule or in Section 4.11 of the Enova Disclosure Schedule or as disclosed in the Enova SEC Reports, neither Enova nor any of its subsidiaries nor, to the knowledge of Enova, any of its joint ventures, is in violation of or is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which, in the aggregate do not, and could not reasonably be expected to have a Enova Material Adverse Effect or a Joint Venture Material Adverse Effect. Except as set forth in Section 4.04(d) of the Enova Disclosure Schedule or in Section
4.11 of the Enova Disclosure Schedule, Enova and each of its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except those which the failure to obtain would not, in the aggregate, have a Enova Material Adverse Effect or a Joint Venture Material Adverse Effect.

     SECTION 4.05. Reports and Financial Statements. The filings required to be made by Enova and its subsidiaries under the Securities Act, the Exchange Act, the California Public Utilities Act, the Power Act, the Gas Act, the Atomic Energy Act of 1954, as amended (the "ATOMIC ENERGY ACT"), or the 1935 Act have been filed with the SEC, the CPUC, the Nuclear Regulatory Commission (the "NRC") or the FERC, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and Enova has complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Enova has made available to Pacific a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Enova with the SEC since January 1, 1994 (as such documents have since the time of their filing been amended, the "ENOVA SEC REPORTS"). As of their respective dates, the Enova SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Enova included in the Enova SEC Reports (collectively, the "ENOVA FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of Enova as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring audit adjustments. True, accurate and complete copies of the Articles of Incorporation and Bylaws of Enova as in effect on the date hereof, are included (or incorporated by reference) in the Enova SEC Reports.

     SECTION 4.06. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities. (a) Except as set forth in the Enova SEC Reports or Section 4.06 of the Enova Disclosure Schedule, from January 1, 1996 through the date hereof each of Enova and its subsidiaries and joint ventures has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which could reasonably be expected to have, a Enova Material Adverse Effect or a Joint Venture Material Adverse Effect.

     (b) Neither Enova nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of Enova or reflected in the notes thereto for the year ended December 31, 1995, or which were incurred after December 31, 1995 in the ordinary course of business and would not, in the aggregate, have a Enova Material Adverse Effect or a Joint Venture Material Adverse Effect.

     SECTION 4.07. Litigation. Except as disclosed in the Enova SEC Reports or as set forth in Section 4.11 of the Enova Disclosure Schedule or in Section 4.07 of the Enova Disclosure Schedule, (i) there are as of the date hereof no claims, suits, actions or proceedings, pending or, to the knowledge of Enova, threatened, nor are there, to the knowledge of Enova, any investigations or reviews pending or threatened against, relating to or affecting Enova or any of its subsidiaries or joint ventures, (ii) there have not been any developments since June 30, 1996 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (iii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Enova or any of its subsidiaries or joint ventures, which, when taken together with any other nondisclosures described in clause (i), (ii) or (iii), could reasonably be expected to have a Enova Material Adverse Effect or a Joint Venture Material Adverse Effect.

     SECTION 4.08. Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of Enova for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date mailed to shareholders of Pacific and Enova and at the times of the meetings of such shareholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder.

     SECTION 4.09. Tax Matters.

     (a) Filing of Timely Tax Returns. Enova and each of its subsidiaries have filed (or there has been filed on their behalf) all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

     (b) Payment of Taxes. Enova and each of its subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

     (c) Tax Reserves. Enova and its subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves adequate to pay all Taxes, all deficiencies in Taxes asserted or proposed against Enova or its subsidiaries and reserves for deferred income taxes in accordance with GAAP.

     (d) Tax Liens. There are no Tax liens upon the assets of Enova or any of its subsidiaries except liens for Taxes not yet due.

     (e) Withholding Taxes. Enova and each of its subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

     (f) Extensions of Time for Filing Tax Returns. Except as set forth in
Section 4.09(f) of the Enova Disclosure Schedule, neither Enova nor any of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (g) Waivers of Statute of Limitations. Except as set forth in Section 4.09(g) of the Enova Disclosure Schedule, neither Enova nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (h) Expiration of Statute of Limitations. Except as set forth in Section 4.09(h) of the Enova Disclosure Schedule, the statute of limitations for the assessment of all federal income and California franchise Taxes has expired for all related Tax Returns of Enova and each of its subsidiaries or those Tax

Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency for any such Taxes has been proposed, asserted or assessed against Enova or any of its subsidiaries that has not been resolved and paid in full.

     (i) Audit, Administrative and Court Proceedings. Except as set forth in
Section 4.09(i) of the Enova Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Enova or any of its subsidiaries, and neither Enova nor any of its subsidiaries has any knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns.

     (j) Powers of Attorney. Except as set forth in Section 4.09(j) of the Enova Disclosure Schedule, no power of attorney currently in force has been granted by Enova or any of its subsidiaries concerning any Tax matter.

     (k) Tax Rulings. Except as set forth in Section 4.09(k) of the Enova Disclosure Schedule, neither Enova nor any of its subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

     (l) Availability of Tax Returns. Enova and its subsidiaries have made available to Pacific complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by Enova or any of its subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Enova or any of its subsidiaries and (iii) any Closing Agreements entered into by Enova or any of its subsidiaries with any taxing authority.

     (m) Tax Sharing Agreements. Except as set forth in Section 4.09(m) of the Enova Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist between or among Enova and any of its subsidiaries.

     (n) Code Section 341(f). Neither Enova nor any of its subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by Enova or any of its subsidiaries.

     (o) Code Section 168. No property of Enova or any of its subsidiaries is property that Enova or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

     (p) Code Section 481 Adjustments. Other than adjustments that in the aggregate could not reasonably be expected to have a Enova Material Adverse Effect, neither Enova nor any of its subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Enova or any of its subsidiaries, and to the best of the knowledge of Enova, the IRS has not proposed any such adjustment or change in accounting method.

     (q) Code Sections 6661 and 6662. All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns the due date for which was on or before December 31, 1989, and within the meaning of Section 6662 of the Code for Tax Returns the due date for which was after December 31, 1989) that could reasonably be expected to result in a Enova Material Adverse Effect have been adequately disclosed (or, with respect to Tax Returns filed following the Closing, will be adequately disclosed) on the Tax Returns of Enova and its subsidiaries in accordance with
Section 6661(b)(2)(B) of the Code for Tax Returns the due date for which was on or before December 31, 1989, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns the due date for which was after December 31, 1989.

     (r) NOLs. As of the date hereof, Enova and its subsidiaries had net operating loss carryovers available to offset future income as set forth in
Section 4.09(r) of the Enova Disclosure Schedule. Section 4.09(r) of the Enova Disclosure Schedule sets forth the amount of and year of expiration of each company's net operating loss carryovers.

     (s) Credit Carryover. As of the date hereof, Enova and its subsidiaries had tax credit carryovers available to offset future tax liability as set forth in
Section 4.09(s) of the Enova Disclosure Schedule. Section 4.09(s) of the Enova Disclosure Schedule sets forth the amount and year of expiration of each company's tax credit carryovers.

     (t) Code Section 338 Elections. Except as set forth in Section 4.09(t) of the Enova Disclosure Schedule, no election under Section 338 of the Code (or any predecessor provision) has been made by or with respect to Enova or any of its subsidiaries or any of their respective assets or properties.

     (u) Acquisition Indebtedness. Except as set forth in Section 4.09(u) of the Enova Disclosure Schedule, no indebtedness of Enova or any of its subsidiaries is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

     (v) Intercompany Transactions. Except as set forth in Section 4.09(v) of the Enova Disclosure Schedule, neither Enova nor any of its subsidiaries has engaged in any intercompany transactions within the meaning of Section 1.1502-13 of the Treasury Regulations for which any income remains unrecognized as of the close of the last taxable year prior to the Closing Date.

     (w) Code Section 280G. Except as set forth in Section 4.09(w) of the Enova Disclosure Schedule, neither Enova nor any of its subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of the Section 280G of the Code.

     SECTION 4.10. Employee Matters; ERISA.

     (a) Benefit Plans. Section 4.10(a) of the Enova Disclosure Schedule contains a true and complete list of each material employee benefit plan, program or arrangement currently sponsored, maintained or contributed to by Enova or any of its subsidiaries for the benefit of employees, former employees or directors and their beneficiaries in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA and any material employment, consulting, non-compete, severance or change in control agreement (collectively, the "ENOVA BENEFIT PLANS"). For the purposes of this Section 4.10, the term "Enova" shall be deemed to include predecessors thereof.

     (b) Contributions. Except as set forth in Section 4.10(b) of the Enova Disclosure Schedule, all material contributions and other payments required to be made by Enova or any of its subsidiaries to any Enova Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Enova Financial Statements.

     (c) Qualification; Compliance. Each of the Enova Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of Enova, no circumstances exist that are reasonably expected by Enova to result in the revocation of any such determination. Enova is in compliance in all material respects with, and each Enova Benefit Plan is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Enova Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

     (d) Liabilities. With respect to the Enova Benefit Plans individually and in the aggregate, no event has occurred, and, to the best knowledge of Enova, there exists no condition or set of circumstances that could subject Enova or any of its subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which Enova is a party, which liability, excluding liability for benefit claims, PBGC premiums and funding obligations payable in the ordinary course could reasonably be expected to have a Enova Material Adverse Effect.

     (e) Welfare Plans. Except as set forth in Section 4.10(e) of the Enova Disclosure Schedule, none of the Enova Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any retiree benefits other than coverage mandated by applicable law or benefits the full cost of which is borne by the retiree.

     (f) Documents Made Available. Enova has made available to Pacific a true and correct copy of each collective bargaining agreement to which Enova or any of its subsidiaries is a party or under which Enova or any of its subsidiaries has obligations, and with respect to each Enova Benefit Plan, (i) such plan and summary plan description, (ii) the most recent annual report filed with the IRS,
(iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan, and (v) the most recent actuarial report or valuation.

     (g) Payments Resulting from Mergers. Except as set forth in Section 4.10(g) of the Enova Disclosure Schedule or specifically provided for herein, neither Enova nor any of its subsidiaries is a party to any plan, agreement or arrangement pursuant to the terms of which the consummation or announcement of any transaction contemplated by this Agreement will (either alone or in connection with the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Enova or any of its subsidiaries to any officer, employee, former employee or director thereof or to a trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Enova Benefit Plan being established or becoming accelerated, or immediately vested or payable.

     (h) Labor Agreements. As of the date hereof, except as set forth in Section 4.10(h) of the Enova Disclosure Schedule, neither Enova nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of Enova, as of the date hereof, there is no current union representation question involving employees of Enova or any of its subsidiaries, nor does Enova know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as set forth in the Enova SEC Reports or in Section 4.10(h) of the Enova Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against Enova pending, or to the best knowledge of Enova, threatened, which has or could reasonably be expected to have a Enova Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the best knowledge of Enova, threatened, against or involving Enova or any of its subsidiaries which has or could reasonably be expected to have, a Enova Material Adverse Effect and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of Enova, threatened, in respect of which any director, officer, employee or agent of Enova or any of its subsidiaries is or may be entitled to claim indemnification from Enova pursuant to their respective articles of incorporation or by-laws or as provided in the Indemnification Agreements listed in Section 4.10(h) of the Enova Disclosure Schedule.

     SECTION 4.11. Environmental Protection.

     (a) Compliance. Except as set forth in the Enova SEC Reports, except as set forth in Section 4.11(a) of the Enova Disclosure Schedule and except where the failure to be in compliance could not reasonably be expected to have a Enova Material Adverse Effect, (i) each of Enova and its subsidiaries is in compliance with all applicable Environmental Laws, and (ii) neither Enova nor any of its subsidiaries has received any written communication from any person or Governmental Authority that alleges that Enova or any of its subsidiaries is not in such compliance with applicable Environmental Laws.

     (b) Environmental Permits. Except as set forth in the Enova SEC Reports or as set forth in Section 4.11(b) of the Enova Disclosure Schedule, each of Enova and its subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Enova and its subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain or be in compliance with the Environmental Permit could not reasonably be expected to have a Enova Material Adverse Effect.

     (c) Environmental Claims. Except as set forth in the Enova SEC Reports or as set forth in Section 4.11(c) of the Enova Disclosure Schedule, to the best knowledge of Enova, there is no Environmental Claim pending (i) against Enova or any of its subsidiaries or joint ventures, (ii) against any person or entity whose liability for any Environmental Claim Enova or any of its subsidiaries or joint ventures has retained or assumed contractually, or (iii) against any real or personal property or operations which Enova or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part, which if adversely determined, could reasonably be expected to have in the aggregate a Enova Material Adverse Effect.

     (d) Releases. Except as set forth in the Enova SEC Reports or as set forth in Section 4.11(c) or Section 4.11(d) of the Enova Disclosure Schedule, Enova has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Enova or any of its subsidiaries or joint ventures, or against any person or entity whose liability for any Environmental Claim Enova or any of its subsidiaries or joint ventures has retained or assumed contractually, which could reasonably be expected to have, in the aggregate, a Enova Material Adverse Effect.

     (e) Predecessors. Except as set forth in the Enova SEC Reports or as set forth in Section 4.11(e) of the Enova Disclosure Schedule, Enova has no knowledge, with respect to any predecessor of Enova or any subsidiary or joint venture of Enova, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which could reasonably be expected to have a Enova Material Adverse Effect.

     (f) Disclosure. To Enova's best knowledge, Enova has disclosed to Pacific all material facts which Enova reasonably believes form the basis of a Enova Material Adverse Effect arising from (i) the cost of Enova pollution control equipment currently required or known to be required in the future; (ii) current Enova remediation costs or Enova remediation costs known to be required in the future; or (iii) any other environmental matter affecting Enova.

     (g) Cost Estimates. To Enova's best knowledge, no environmental matter set forth in the Enova SEC Reports or the Enova Disclosure Schedule could be reasonably expected to exceed the cost estimates provided in the Enova SEC Reports by an amount that individually or in the aggregate could reasonably be expected to have a Enova Material Adverse Effect.

     SECTION 4.12. Regulation as a Utility. Enova Sub is regulated as a public utility by the State of California and by no other state. Except as set forth in
Section 4.12 of the Enova Disclosure Schedule, neither Enova nor any "subsidiary company" or "affiliate" of Enova is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. Enova is an exempt holding company under Section 3(a)(1) of the 1935 Act. Section 4.12 of the Enova Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of Enova which may be deemed to be a "public utility company" or a "holding company" within the meaning of the 1935 Act.

     SECTION 4.13. Nuclear Operations. Except as set forth in Section 4.13 of the Enova Disclosure Schedule, to the best knowledge of Enova, the operations of the San Onofre Nuclear Generating Stations ("SONGS") are and have at all times been conducted in material compliance with applicable health, safety, regulatory and other legal requirements. To the best knowledge of Enova, SONGS maintains emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by law, which is consistent with Enova's view of the risks inherent in the operation of a nuclear power facility. To the best knowledge of Enova, plans for the decommissioning of each of the SONGS facilities and for the short-term storage of spent nuclear fuel conform with the requirements of applicable regulatory or other legal requirement, and such plans have at all times been funded to the extent required by law, which is consistent with Enova's reasonable budget projections for such plans.

     SECTION 4.14. Vote Required. The approval of the Enova Merger by the affirmative vote of a majority of the votes entitled to be cast by all holders of Enova Common Stock (the "ENOVA SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of Enova required to approve this Agreement, the Mergers and the other transactions contemplated hereby. No vote of shareholders of Enova is required to approve the Energy Marketing Joint Venture Agreement.

     SECTION 4.15. Accounting Matters. Neither Enova nor, to its best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Company from accounting for the transactions to be effected pursuant to Articles I and II of this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

     SECTION 4.16. Opinion of Financial Advisor. Enova has received the opinion of Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), dated October 12, 1996, to the effect that, as of such date the Enova Exchange Ratio is fair to the holders of Enova Common Stock.

     SECTION 4.17. Insurance. Except as set forth on Section 4.17 of the Enova Disclosure Schedule, each of Enova and its subsidiaries is, and has been continuously since January 1, 1993, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Enova and its subsidiaries during such time period. Except as set forth on Schedule 4.17 of the Enova Disclosure Schedule, neither Enova nor its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Enova or its subsidiaries. The insurance policies of Enova and each of its subsidiaries are valid and enforceable policies in all material respects.

     SECTION 4.18. Ownership of Pacific Common Stock. Enova does not "beneficially own" (as such term is defined in the Pacific Rights Agreement) any shares of Pacific Common Stock.

     SECTION 4.19. Brokers. No broker, finder or investment banker (other than Morgan Stanley) is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of Enova. Enova has heretofore furnished to Pacific a complete and correct copy of all agreements between Enova and Morgan Stanley pursuant to which such firm would be entitled to any payment relating to the Mergers.

     SECTION 4.20. Tax-Exempt Status. Except as described in Section 4.20(a) of the Enova Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not jeopardize the tax-exempt status of the outstanding revenue bonds of Enova or its subsidiaries used to finance electric facilities under Section 142(a) of the Code or under
Section 103(b)(4)(E) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986 (the "BONDS"). Except as described in Section 4.20(b) of the Enova Disclosure Schedule, the execution and delivery of the Energy Marketing Joint Venture Agreement and the consummation of the transactions contemplated thereby will not jeopardize the tax-exempt status of the Bonds. As of the date hereof, except as set forth in Section 4.20(c) of the Enova Disclosure Schedule, Enova is not aware of any pending or enacted law, rule, regulation, administrative order or court decision that upon its implementation would jeopardize such taxexempt status.

                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGERS

     SECTION 5.01. Conduct of Business Pending the Mergers. Pacific and Enova have each determined to enter into the transactions contemplated hereby in order to compete as aggressively as possible in the rapidly evolving energy marketplace. Consistent with their mutual objectives Pacific and Enova each intend to pursue, jointly or independently, strategic opportunities that may arise between the date of this Agreement and the Effective Time in accordance with the terms of this Article V. Consistent with the foregoing, but for the purpose of assuring that strategic opportunities are pursued that are consistent with each party's objectives, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, Pacific and Enova each agrees as to itself and its subsidiaries, except (x) as expressly contemplated or permitted in this Agreement or the Energy Marketing Joint Venture Agreement, (y) to the extent required by rule, regulation statute or other law in connection with California Assembly Bill 1890 (Public Utilities: electrical restructuring) or in connection with the CPUC and the FERC industry restructuring proceedings, and (z) to the extent the other parties hereto shall otherwise consent in writing, to the following:

     (a) Ordinary Course of Business. Each party hereto shall, and shall cause its respective subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Except as set forth in Section 5.01(a) of the Pacific Disclosure Schedule or the Enova Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its subsidiaries to, enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss, in the case of Pacific, to Pacific and its subsidiaries taken as a whole, and in the case of Enova, to Enova and its subsidiaries taken as a whole.

     (b) Dividends. No party shall, nor shall any party permit any of its subsidiaries to (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to such party or its wholly-owned subsidiaries and other than dividends required to be paid on any series of Pacific Preferred Stock, Pacific Sub Preferred Stock, Enova Sub Preferred Stock or Califia Company preferred stock in accordance with the respective terms thereof, regular quarterly dividends on Pacific Common Stock with usual record and payment dates not during any fiscal year in excess of 110% of the dividends for the prior fiscal year and regular quarterly dividends on Enova Common Stock with usual record and payment dates not during any fiscal year in excess of 110% of the dividends for the prior fiscal year; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except as otherwise provided in this Section 5.01; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than (A) redemptions, purchases or acquisitions required by the respective terms of any series of Pacific Preferred Stock, Pacific Sub Preferred Stock or Enova Sub Preferred Stock, (B) in connection with refunding of Pacific Preferred Stock, Pacific Sub Preferred Stock or Enova Sub Preferred Stock with preferred stock or debt at a lower cost of funds or in connection with intercompany purchases of capital stock, (C) in connection with employee benefit plans, (D) by Pacific, subject to paragraph (l) below, the repurchase of up to 4,250,000 shares of Pacific Common Stock and the expenditure of up to $50,000,000 for the redemption, repurchase or other acquisition of shares of Pacific Preferred Stock and Pacific Sub Preferred Stock and (E) by Enova, subject to paragraph (1) below, the repurchase of up to 4,250,000 shares of Enova Common Stock and the expenditure of up to $50,000,000 for the redemption, repurchase or other acquisition of shares of Enova Sub Preferred Stock or Califia preferred stock. The last record date of each of Pacific and Enova on or prior to the Effective Time which relates to a regular quarterly dividend on Pacific Common Stock or Enova Common Stock, as the case may be, shall be the same date and be other than the Effective Time.

     (c) Issuance of Securities. No party shall, nor shall any party permit any of its subsidiaries to, issue, agree to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than: (i) intercompany issuances of capital stock, (ii) issuances in connection with transactions contemplated by paragraph (e) or paragraph (h) below, (iii) in the case of Pacific and its subsidiaries (x) of Pacific Rights issued pursuant to the Pacific Rights Agreement in form and substance reasonably satisfactory to Enova, provided that the Pacific Rights Agreement will be amended to provide that the consummation of the transactions contemplated by this Agreement will not result in the triggering of any rights or entitlements of Pacific shareholders under such Pacific Rights Agreement; (y) in connection with refunding existing Pacific Preferred Stock and Pacific Sub Preferred Stock (or Pacific Preferred Stock and Pacific Sub Preferred Stock retired after January 1, 1996 and prior to the date hereof and not subsequently refunded) with preferred stock or preference stock or debt at a lower cost of funds; and (z) subject to Section 5.01(i), shares of Pacific Common Stock to be issued pursuant to employee benefit plants, stock option and other incentive compensation plans, director plans and stock purchase and dividend reinvestment plans; (iv) in the case of Enova and its subsidiaries (x) in connection with refunding of existing Enova Sub Preferred Stock (or Enova Sub Preferred Stock retired after January 1, 1996 and prior to the date hereof and not subsequently refunded) with preferred stock or debt at a lower cost of funds; (y) subject to
Section 5.01(i), shares of Enova Common Stock pursuant to employee benefit plans, stock option and other incentive compensation plans, director plans and stock purchase and dividend reinvestment plans or (z) rights issued pursuant to a shareholders rights plan of Enova (if the provisions of such rights plan comport with terms analogous to those of Section
3.17 (substituting Pacific for Enova therein) and are customary for shareholder rights plans); and (v) the issuance of capital stock under the Pacific Rights Agreement if required by the respective terms thereof. The parties shall promptly furnish to each other such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this
Section 5.01(c), subject to obtaining customary indemnities.

     (d) Charter Documents. Except as set forth in Section 5.01(d) of the Pacific Disclosure Schedule or the Enova Disclosure Schedule, no party shall amend or propose to amend its respective articles of incorporation or by-laws, except as contemplated herein.

     (e) No Acquisitions. Except as set forth in Section 5.01(e) of the Pacific Disclosure Schedule or the Enova Disclosure Schedule, and except for acquisitions by a party and its subsidiaries of less than $10 million in any transaction or series of related transactions, no party shall, nor shall any party permit any of its subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire a material amount of assets, other than in the ordinary course of business consistent with past practice.

     (f) Capital Expenditures (including Emission Allowances). Except as set forth in Section 5.01(f) of the Pacific Disclosure Schedule or the Enova Disclosure Schedule or as required by law, no party shall, nor shall any party permit any of its subsidiaries to, (i) make capital expenditures in excess of $20 million over the amount budgeted by such party for capital expenditures on the date hereof (as reflected on the capital expenditure budgets previously provided by such party to the other) through the Effective Time or (ii) enter into written commitments with respect to sulfur dioxide emission allowances as provided for by the Clean Air Act Amendments of 1990, in excess of $100,000.

     (g) No Dispositions. Except (i) as set forth in Section 5.01(g) of the Pacific Disclosure Schedule or the Enova Disclosure Schedule and (ii) for dispositions by a party and its affiliates of less than $10 million in any transaction or series of related transactions, no party shall, nor shall any party permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than dispositions in the ordinary course of their business consistent with past practice.

     (h) Indebtedness. Except (i) as set forth in Section 5.01(h) of the Basalt Disclosure Schedule or the Granite Disclosure Schedule, (ii) as contemplated by this Agreement, (iii) as budgeted by Enova Financial, Inc. on the date hereof through December 31, 1997 or (iv) as required by any order, law or regulation of any Governmental Authority, no party shall, nor shall any party permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) other than
(u) guarantees in favor of wholly owned subsidiaries of Pacific or Enova in connection with the conduct of the business of such wholly owned subsidiaries;
(v) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities); (w) long-term indebtedness not aggregating more than $100,000,000 in the case of either party and its subsidiaries; (x) in connection with the refunding of Pacific Preferred Stock, Pacific Sub Preferred Stock or Enova Sub Preferred Stock as permitted in Section 5.01(b); (y) in connection with the refunding of existing indebtedness at maturity or at a lower cost of funds or indebtedness retired after January 1, 1996 and prior to the date hereof and not subsequently refunded; or (z) refinancing of industrial development bonds for which Enova is unable to obtain an opinion of outside counsel as to the continuing tax-exempt status of such industrial development bonds.

     (i) Compensation, Benefits. Except (i) as set forth in Section 5.01(i) of the Pacific Disclosure Schedule or the Enova Disclosure Schedule, (ii) as may be required by applicable law or (iii) as expressly contemplated by this Agreement, no party shall, nor shall any party permit any of its subsidiaries to, (A) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable, or grant any discretionary awards or benefits, under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except for normal promotion and compensation increases, hiring and discretionary award grants in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries or (B) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer other than in the ordinary course of business consistent with past practice.

     (j) 1935 Act. No party shall, nor shall any party permit any of its subsidiaries, except as required or contemplated by this Agreement, to engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or that would impair the ability of Pacific or Enova, respectively, to claim an exemption as of right under Rule 2 of the 1935 Act prior to the Mergers, or that would impair the ability of the Company to claim an exemption as of right under Rule 2 of the 1935 Act following the Mergers, other than the application to the SEC under the 1935 Act contemplated by this Agreement for approval to the extent required of the transactions contemplated hereby.

     (k) Accounting. No party shall, nor shall any party permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

     (l) Pooling. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, prevent the Company from accounting for the transactions to be effected pursuant to Articles I and II of this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

     (m) Tax-Free Status. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Mergers as tax-free transactions (except as to dissenters' rights and fractional shares) under Sections 351 of the Code.

     (n) Affiliate Transactions. Except as set forth in Section 5.01(n) of the Pacific Disclosure Schedule or the Enova Disclosure Schedule and except with respect to agreements or arrangements entered into between a party and its wholly owned subsidiaries or between wholly owned subsidiaries of a party (it being agreed that, for purposes of this Section 5.01(n), Pacific Sub shall be deemed to be a wholly owned subsidiary of Pacific and Enova Sub shall be deemed to be a wholly owned subsidiary of Enova), no party shall, nor shall any party permit any of its subsidiaries to, enter into any agreement or arrangement with any of their respective affiliates on terms to such party or its subsidiaries materially less favorable than could reasonably be expected to have been obtained with an unaffiliated third party on an arm's length basis.

     (o) Cooperation, Notification. Each party shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss material operational matters and the general status of its ongoing operations (including, without limitation, the status of the matters set forth in Section 5.01(e) of the Pacific Disclosure Schedule and the Enova Disclosure Schedule); (ii) promptly notify the other party of any significant changes in its properties, assets, financial condition or results of operations; (iii) advise the other party of any change or event which has had or, could reasonably be expected to result in, a Pacific Material Adverse Effect or a Enova Material Adverse Effect, as the case may be, or a Joint Venture Material Adverse Effect; and (iv) promptly provide the other party with copies of all material filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     (p) Regulatory Matters. Except as set forth in Section 5.01(p) of the Pacific Disclosure Schedule or the Enova Disclosure Schedule, except with regard to those specific geographic regions where the parties provide overlapping service, and except for filings contemplated by the applications filed in FERC Docket

Nos. EC96-19-000, EL96-48-000 and ER96-1663-000 and CPUC A.96-06-029, each party shall, and shall cause its subsidiaries to, discuss with the other party any material changes in its or its subsidiaries' material rates or charges (other than pass-through fuel and gas rates or charges), standards of service or accounting from those in effect on the date hereof and consult with the other party prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto.

     (q) Third-Party Consents. Pacific shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Pacific Required Consents. Pacific shall promptly notify Enova of any failure or prospective failure to obtain any such consents and, if requested by Enova, shall provide copies of all Pacific Required Consents obtained by Pacific to Enova. Enova shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Enova Required Consents. Enova shall promptly notify Pacific of any failure or prospective failure to obtain any such consents and, if requested by Pacific, shall provide copies of all Enova Required Consents obtained by Enova to Pacific.

     (r) No Breach, Etc. No party shall, nor shall any party permit any of its subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

     (s) Company Actions. Enova and Pacific shall cause the Company to take only those actions, from the date hereof until the Effective Time, that are required or contemplated by this Agreement to be so taken by the Company, including, without limitation, the declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority, as set forth in Section 3.04(b) of the Pacific Disclosure Schedule, Section 3.04(c) of the Pacific Disclosure Schedule, Section 4.04(b) of the Enova Disclosure Schedule and Section 4.04(c) of the Enova Disclosure Schedule.

     SECTION 5.02. Transition and Strategic Opportunity Committees. (a) Transition Committee. A committee comprised of Stephen L. Baum, President and Chief Executive Officer of Enova, Donald E. Felsinger, President and Chief Executive Officer of Enova Sub, Richard D. Farman, President and Chief Operating Officer of Pacific, and Warren Mitchell, President of Pacific Sub (the "TRANSITION COMMITTEE") has been established as of the date of this Agreement to examine various alternatives regarding the manner in which to best organize, manage and integrate the business of the Company after the Effective Time. Stephen L. Baum, the President and Chief Executive Officer of Enova, shall chair the Transition Committee and coordinate the day-to-day activities of the Transition Committee with the concurrence of Richard D. Farman, the President and Chief Operating Officer of Pacific. From time to time, the Transition Committee shall report its findings to the Board of Directors of each of Pacific and Enova. After the date that each of the Pacific Shareholders' Approval and the Enova Shareholders' Approval has been obtained and prior to the Effective Time, Richard D. Farman, President and Chief Operating Officer of Pacific, shall attend meetings of Enova's Board of Directors and Stephen L. Baum, President and Chief Executive Officer of Enova, shall attend meetings of Pacific's Board of Directors as they deem appropriate in consultation with each other and to the extent permitted by applicable law.

     (b) Strategic Opportunity Committee. A committee comprised of Willis B. Wood, Jr., the Chairman and Chief Executive Officer of Pacific, Richard D. Farman, the President and Chief Operating Officer of Pacific, Stephen L. Baum, the President and Chief Executive Officer of Enova, and Donald E. Felsinger, the Chief Executive Officer of Enova Sub, (the "STRATEGIC OPPORTUNITY COMMITTEE") also has been established to facilitate the parties' ability to pursue strategic opportunities that would otherwise violate Sections 5.01 (a), (c), (e), (f),
(g), (h) or (k) (a "NEW OPPORTUNITY") in a manner consistent with both the objectives of this Agreement and the parties' desires to compete as aggressively as possible in the rapidly evolving energy marketplace. If the Strategic Opportunity Committee unanimously approves the pursuit of a New Opportunity by Pacific or Enova or the two parties acting jointly (no member of the Strategic Opportunity Committee to unreasonably withhold such approval), then the pursuit of such New Opportunity shall not be deemed a breach of such party's or parties' obligations under Section 5.01. The approval of the pursuit of a New Opportunity by the Strategic Opportunity Committee as provided herein shall be evidenced in writing.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01. Access to Information; Confidentiality. (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), Pacific and Enova each shall (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other (collectively, "REPRESENTATIVES"), reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Pacific and Enova each shall (and shall cause each of their subsidiaries to) furnish promptly to the other (i) all information concerning its business, properties, directors, subsidiaries, officers, shareholders, personnel and such other matters as such other party may reasonably request and
(ii) a copy of each material report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of the FERC or the CPUC and a copy of each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the Department of Justice, the Federal Trade Commission, the NRC, or any other federal, state or local regulatory agency or commission, and each party shall make available to the other party the appropriate individuals (including attorneys, accountants and other professionals) for discussion of such party's business, properties, tax situation and personnel as the other party may reasonably request.

     (b) Each party shall, and shall cause its subsidiaries and Representatives to, keep such information confidential in accordance with the terms of the Confidentiality Agreement, dated April 4, 1996, between Pacific and Enova (the "CONFIDENTIALITY AGREEMENT").

     SECTION 6.02. Registration Statement; Joint Proxy Statement.

     (a) Preparation and Filing. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "JOINT PROXY/REGISTRATION STATEMENT"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Company Common Stock issuable in connection with the Mergers to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Mergers, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use their best efforts to cause the shares of Company Common Stock issuable in the Mergers to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy Statement/Registration Statement.

     (b) Amendments and Supplements. No amendment or supplement to the Proxy Statement or the Registration Statement will be made without the approval of all parties. Each party will advise the others, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension, if applicable, of the qualification of such party's common stock for sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (c) Letter of Enova's Accountants. Enova shall use best efforts to cause to be delivered to the Company, Pacific, Newco Enova Sub and Newco Pacific Sub a letter of Deloitte Touche LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to the

Company, Pacific, Newco Enova Sub and Newco Pacific Sub, in form and substance reasonably satisfactory to the Company and Pacific and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

     (d) Letter of Pacific's Accountants. Pacific shall use best efforts to cause to be delivered to the Company, Enova, Newco Enova Sub and Newco Pacific Sub a letter of Deloitte Touche LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to the Company, Enova, Newco Enova Sub and Newco Pacific Sub in form and substance satisfactory to the Company and Enova and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

     SECTION 6.03. Regulatory Matters.

     (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies.

     (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to (i) consummate the transactions contemplated by this Agreement, including, without limitation, the Enova Required Statutory Approvals and the Pacific Required Statutory Approvals; and
(ii) allow (A) the Energy Marketing Joint Venture to market and sell electricity and natural gas and related products and services as contemplated by the Energy Marketing Joint Venture Agreement and (B) at and after the Effective Time, the Company's subsidiaries, to market and sell electricity and natural gas and related products and services as contemplated by the Summary of Terms attached as Exhibit A (the "ENERGY MARKETING REQUIRED STATUTORY APPROVALS"), such commercially reasonable efforts to include, in the case of Pacific, the filing of a notice of cancellation of any rate schedule or tariffs applicable to sales of electricity by Pacific, or by any affiliate of Pacific, that are subject to the jurisdiction of the FERC under the Power Act, provided that such notice of cancellation shall be filed concurrently with, and the cancellation requested therein shall be subject to the grant of, the request for approval of the Energy Marketing Required Statutory Approvals. Enova shall have the right to review and approve in advance all characterizations of the information relating to Enova, on the one hand, and Pacific shall have the right to review and approve in advance all characterizations of the information relating to Pacific, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement or the Mergers. Enova and Pacific agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of Governmental Authorities. Pacific and Enova shall jointly assist the Company in its efforts to obtain any necessary approvals from any Governmental Authority.

     SECTION 6.04. Shareholder Approvals.

     (a) Approval of Pacific Shareholders. Subject to the terms of Section 6.04(d), Pacific shall, as soon as reasonably practicable after the date hereof,
(i) take all steps necessary duly to call, give notice of, convene and hold a special meeting of its shareholders (the "PACIFIC SPECIAL MEETING") for the purpose of securing the Pacific Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable Federal and state law and with its articles of incorporation and by-laws, (iii) subject to the fiduciary duties of its board of directors, recommend to its shareholders the approval of the Pacific Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Enova with respect to each of the foregoing matters.

     (b) Approval of Enova Shareholders. Subject to the terms of Section 6.04(d), Enova shall, as soon as reasonably practicable after the date hereof,
(i) take all steps necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "ENOVA SPECIAL MEETING" and, together with the Pacific Special Meeting, the "SPECIAL MEETING") for the purpose of securing the Enova Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable Federal and state law and its articles of incorporation, (iii) subject to the fiduciary duties of the board of directors of Enova, recommend to its shareholders the approval of the Enova Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Pacific with respect to each of the foregoing matters.

     (c) Meeting Dates. Pacific and Enova shall use their reasonable best efforts to hold the Special Meetings on the same date and at the same time on such date.

     (d) Fairness Opinions. It shall be a condition to Pacific's obligation to distribute the Joint Proxy/Registration Statement to its shareholders and to hold the Pacific Special Meeting that the opinions of Barr Devlin and Merrill Lynch referred to in Section 3.15 shall have been reaffirmed as of the date of the Joint Proxy/Registration Statement and shall not have been withdrawn on or prior to the date of the Pacific Special Meeting. It shall be a condition to Enova's obligation to distribute the Joint Proxy/Registration Statement to its shareholders and to hold the Enova Special Meeting that the opinion of Morgan Stanley referred to in Section 4.16 shall have been reaffirmed as of the date of the Joint Proxy/Registration Statement and shall not have been withdrawn on or prior to the date of the Enova Special Meeting.

     SECTION 6.05. Directors' and Officers' Indemnification.

     (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of any of the parties hereto or any of their subsidiaries (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorney's fees), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time (whether or not asserted or claimed prior to, at or after the Effective Time) that are in whole or in part based on, or arising out of the fact that such person is or was a director or officer of such party or based on or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective
Time), (i) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by California Law (which consent shall not be unreasonably withheld),
(ii) the Company will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under California law and the Company's Articles of Incorporation or By-Laws shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

     (b) Insurance. For a period of six years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Pacific and Enova; provided, however, that in no event shall the Company be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Enova and Pacific for such insurance; and provided further that if the annual premiums of such insurance coverage exceed such amount, the Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (c) Successors. Neither the Company nor any of its successors or assigns shall (i) consolidate with or merge into any other person so as not to be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any person unless, in either such case, proper provisions shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 6.05.

     (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors or officers of Pacific, Enova and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation or By-laws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (e) Indemnification Agreements. Enova, Pacific and the Company shall honor and fulfill in all respects the obligations of Enova and Pacific pursuant to indemnification agreements with Enova's and Pacific's officers and directors existing at the Effective Time.

     SECTION 6.06. Disclosure Schedules. On or before the date hereof, (i) Pacific shall deliver to Enova a schedule (the "PACIFIC DISCLOSURE SCHEDULE"), which shall be accompanied by a certificate signed by the chief financial officer of Pacific stating the Disclosure Schedule is being delivered pursuant to this Section 6.06(i) and (ii) Enova shall deliver to Pacific a schedule (the "ENOVA DISCLOSURE SCHEDULE"), which shall be accompanied by a certificate signed by the chief financial officer of Enova stating the Enova Disclosure Schedule is being delivered pursuant to this Section 6.06(ii). The Pacific Disclosure Schedule and the Enova Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES". The Disclosure Schedules, when so delivered, shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules delivered on or before the date hereof shall be deemed to have been made on and as of the date hereof. From time to time prior to the Closing, the parties shall promptly supplement or amend the Disclosure Schedules with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Section 7.02(b) or Section 7.03(b).

     SECTION 6.07. Public Announcements. Subject to each party's disclosure obligations imposed by law, Enova and Pacific will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such public announcement or statement without the consent of the other party (which consent shall not be unreasonably withheld).

     SECTION 6.08. Rule 145 Affiliates. Pacific shall identify in a letter to Enova, and Enova shall identify in a letter to Pacific, all persons who are, at the Closing Date, "affiliates" of Pacific and Enova, respectively, as such term is used in Rule 145 under the Securities Act. Pacific and Enova shall use their respective best efforts to cause their respective affiliates to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 6.08 (each, an "AFFILIATE AGREEMENT").

     SECTION 6.09. Employee Agreements and Workforce Matters.

     (a) Certain Employee Agreements. Subject to Section 6.10 and Section 6.15, the Company and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto; provided, however, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

     (b) Workforce Matters. Subject to the terms of any applicable collective bargaining agreements, for a period of three years following the Effective Time, any reductions in workforce in respect of employees of the Company shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, and qualifications, without regard to whether employment was with Pacific or its subsidiaries or Enova or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries.

     SECTION 6.10. Employee Benefit Plans.

     (a) Maintenance of Pacific and Enova Benefit Plans. Each of the Pacific Benefit Plans and Enova Benefit Plans in effect as of the Effective Time, except as provided in Section 6.10(b) and Section 6.11, shall be maintained in effect with respect to the employees or former employees of Pacific and any of its subsidiaries, on the one hand, and of Enova and any of its subsidiaries, on the other hand, respectively, who are covered by any such benefit plan immediately prior to the Closing Date until the Company otherwise determines after the Effective Time; provided, however, that nothing herein contained shall limit any reserved right contained in any such Pacific Benefit Plan or Enova Benefit Plan to amend, modify, suspend, revoke or terminate any such plan. Any person hired by the Company or any of its subsidiaries after the Closing Date who was not employed by any party hereto or its subsidiaries immediately prior to the Closing Date shall be eligible to participate in such benefit plans maintained, or contributed to, by the subsidiary, division or operation by which such person is employed, provided that such person meets the eligibility requirements of the applicable plan.

     (b) Incentive Compensation Plans. Prior to the Effective Time, a committee will be formed for the purposes of developing short- and long-term incentive compensation arrangements for the Company which are to be implemented after the Effective Time and making the appropriate adjustments, if any, to the performance goals, target awards and any other relevant criteria under the incentive compensation plans of Pacific and Enova that are in effect as of the Effective Time to take the Mergers into account. In addition, such committee shall conduct a review of Enova's and Pacific's respective benefit plans following the signing of this Agreement in order to coordinate the provision of benefits after the Effective Time and to eliminate duplicative benefits, including, without limitation, through the establishment by the Company of replacement benefit plans (the "COMPANY REPLACEMENT PLANS"). Each participant in any Pacific Benefit Plan or Enova Benefit Plan that is replaced by a Company Replacement Plan shall receive credit for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits under any Company Replacement Plan for service credited for the corresponding purpose under such benefit plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit.

     (c) Separate Plans. Pacific and Enova each agrees that even in the event that the Pacific and Pacific Sub pension plan shares a common or master trust with the Enova and Enova Sub pension plan and even if Enova and Pacific provide identical benefits the plans shall remain legally separate whereby the assets of one plan cannot be applied to the liabilities of the other plan.

     SECTION 6.11. Stock Option and Other Stock Plans.

     (a) Amendment of Stock Option Plans and Agreements. (i) Prior to the Effective Time, Pacific shall use its reasonable best efforts to cause each individual award agreement entered into under the Pacific Employee Stock Option Plan, the Pacific Stock Incentive Plan and the Pacific 1979 Stock Option Plan to be amended so as to eliminate the rights of the award recipients thereunder to receive cash in exchange for such award upon a Change in Control (as such term is defined in such plans) that are triggered, directly or indirectly, in whole or in part, by the Mergers or any transaction or event consummated or occurring in connection therewith.

     (ii) Effective as of the Effective Time, Pacific shall amend the Pacific Employee Stock Option Plan, the Pacific Stock Incentive Plan and the Pacific 1979 Stock Option Plan and Enova shall amend the 1986 Long-

Term Incentive Plan (as amended and restated effective April 25, 1995) and each of Pacific and Enova shall amend each underlying award agreement to provide that each outstanding award with respect to shares of Pacific Common Stock and Enova Common Stock, respectively (each, a "STOCK AWARD"), along with any tandem stock appreciation right, shall constitute an award with respect shares of Company Common Stock, on the same terms and conditions as were applicable under such Stock Award, based on the same number of shares of the Company Common Stock as the holder of such Stock Award would have been entitled to receive pursuant to the Mergers in accordance with Article II had such holder exercised such award in full immediately prior to the Effective Time. The number of shares, the award price, and the terms and conditions of exercise of such award, shall be determined in a manner that preserves both (i) the aggregate gain (or loss) on the Stock Award immediately prior to the Effective Time and (ii) the ratio of the exercise price per share subject to the Stock Award to the fair market value (determined immediately prior to the Effective Time) per share subject to such award; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. Prior to the Effective Time, each of Pacific and Enova shall take such actions, including using its reasonable best efforts to obtain the consent of the awardees, as may be necessary to carry out the substitution and exchange contemplated in this
Section 6.11(a). At the Effective Time, the Company shall assume each award agreement relating to a Stock Award, each as amended as previously provided. As soon as practicable after the Effective Time, the Company shall deliver to the holders of Stock Awards appropriate notices setting forth such holders' rights pursuant to the Company stock incentive plan and each underlying award agreement, each as assumed by the Company.

     (b) Company Action. With respect to any other Pacific Benefit Plan, Enova Benefit Plan or benefit plan of the Company under which the delivery of Pacific Common Stock, Enova Common Stock or Company Common Stock, as the case may be, is required upon payment of benefits, grant of awards or exercise of options (the "STOCK PLANS"), the Company shall take all corporate action necessary or appropriate to (i) obtain shareholder approval with respect to such plan to the extent such approval is required for purposes of the Code or other applicable law, or to enable such plan to comply with Rule 16b-3 promulgated under the Exchange Act, (ii) reserve for issuance under such plan or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such plan and (iii) as soon as practicable after the Effective Time, file registration statements on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Company Common Stock subject to such plan to the extent such registration statement is required under applicable law, and the Company shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, the Company shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     SECTION 6.12. No Solicitations. No party hereto shall, and each such party shall cause its subsidiaries not to, permit any of its Representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly: initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined below), or, in the event of an unsolicited Acquisition Proposal, except prior to the receipt of the Enova Shareholders' Approval and of the Pacific Shareholders' Approval to the extent the Board of Directors of the party receiving such unsolicited Acquisition Proposal determines in good faith after consultation with outside counsel that such action is reasonably necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, engage in negotiations or provide any confidential information or data to any person relating to any Acquisition Proposal. Each party hereto shall notify the other party orally and in writing of any such inquiries, offers or proposals, within 48 hours of the receipt thereof, shall keep the other party informed of the status of any such inquiry, offer or proposal, and shall give the other party three days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal. As used in this Section 6.12, "ACQUISITION PROPOSAL" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party or any of its material subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the shareholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in, or a substantial portion of the assets of any party or any of its material subsidiaries, other than any of the foregoing transactions among the parties hereto or pursuant to the transactions contemplated by this Agreement. Nothing contained herein shall prohibit a party from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to a Acquisition Proposal by means of a tender offer.

     SECTION 6.13. Company Board of Directors. Enova's and Pacific's Boards of Directors will take such action as may be necessary to cause the Board of Directors of the Company at the Effective Time to be constituted of an equal number of directors designated by each of Enova and Pacific. Among the directors of the Company at the Effective Time shall be Richard D. Farman, President and Chief Operating Officer of Pacific, who shall be designated by Pacific, and Stephen L. Baum, President and Chief Executive Officer of Enova, who shall be designated by Enova. Neither Pacific nor Enova shall designate any other officer as a director of the Company at the Effective Time. The initial designation of such directors among the three classes of the Board of Directors of the Company shall be agreed among the parties, the designees of each party to be divided as equally as is feasible among such classes; provided, however, that if, prior to the Effective Time, any of such designees shall decline or be unable to serve, the party which designated such person shall designate another person to serve in such person's stead. Enova's and Pacific's Boards of Directors will also take such action as may be necessary to cause the committees of the Board of Directors of the Company at the Effective Time to be constituted of an equal number of directors of the Company designated by Enova and Pacific.

     SECTION 6.14. Company Officers. At the Effective Time, pursuant to and in accordance with the terms hereof and of the employment contracts referred to in
Section 6.15, Richard D. Farman, President and Chief Operating Officer of Pacific, shall become Chairman of the Board and Chief Executive Officer of the Company, and Stephen L. Baum, President and Chief Executive Officer of Enova, shall become Vice-Chairman, President and Chief Operating Officer of the Company. If either of such persons is unable or unwilling to hold such offices for the period set forth in his employment contract, his successor shall be selected by the Board of Directors of the Company in accordance with its Bylaws. The Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer of the Company shall comprise the Office of the Chairman of the Company to which all other officers of the Company and, after the Effective Time, the Chief Executive Officers of Pacific, Pacific Sub, Enova and Enova Sub shall report. Richard D. Farman, President and Chief Operating Officer of Pacific, and Stephen L. Baum, President and Chief Executive Officer of Enova, shall unanimously recommend to the Board of Directors of the Company candidates to serve as the officers of the Company who are not otherwise designated by this Agreement. Such officers shall be appointed by the Board of Directors of the Company in accordance with its By-Laws.

     SECTION 6.15. Employment Contracts. The Company shall on the date hereof enter into four employment contracts in the forms set forth in Exhibit 6.15.

     SECTION 6.16. Post-Merger Operations. Following the Effective Time, the Company shall conduct its operations in accordance with the following:

     (a) Principal Corporate Offices. The Company and Enova Sub shall maintain their principal corporate offices in San Diego and Pacific Sub shall maintain its principal corporate offices in Los Angeles.

     (b) Maintenance of Enova Sub and Pacific Sub. Pacific Sub, on the one hand, and Enova Sub, on the other hand, shall continue their separate corporate existences, operating under the names of "Southern California Gas Company" and "San Diego Gas & Electric", respectively.

     (c) Charities. After the Effective Time, the Company shall provide charitable contributions and community support within the service areas of the parties and each of their respective subsidiaries at levels substantially comparable to the levels of charitable contributions and community support provided by the parties and their respective subsidiaries within their service areas within the two-year period immediately prior to the Effective Time.

     SECTION 6.17. Expenses. Subject to Section 8.03, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy Statement and the Registration Statement, as well as the filing fees relating thereto, and any such filing fees for applications to the FERC, the CPUC, the NRC or the SEC shall be shared equally by Enova, on the one hand, and Pacific, on the other.

     SECTION 6.18. Energy Marketing Joint Venture. As promptly as practicable following the date hereof, each of Pacific and Enova shall use their best efforts to negotiate the terms of, and enter into, the Energy Marketing Joint Venture Agreement, which agreement shall contain substantially the terms contemplated by the Summary of Terms attached as Exhibit A. Notwithstanding the foregoing, each of Pacific Enterprises and Enova agrees that the Energy Marketing Joint Venture Agreement dated as of January 13, 1997 by their Affiliates is the Energy Marketing Joint Venture Agreement contemplated by this Agreement. Accordingly, each of Enova and Pacific, subject to the provisions of
Section 6.03(b) and Section 7.01(e), waives any inaccuracy in the representations and warranties contained in this Agreement and any failure to comply with any of the agreements or conditions contained in this Agreement, in each case to the extent any such inaccuracy or failure to comply arises out of any difference between the terms of Exhibit A to this Agreement and the terms of the Energy Marketing Joint Venture Agreement.

                                  ARTICLE VII

                           CONDITIONS TO THE MERGERS

     SECTION 7.01. Conditions to the Obligations of Each Party. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.05 by the joint action of the parties hereto:

     (a) Shareholder Approvals. The Pacific Shareholders' Approval and the Enova Shareholders' Approval shall have been obtained.

     (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Mergers shall have been issued and continuing in effect, and the Mergers and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

     (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

     (d) Listing of Shares. The shares of Company Common Stock issuable in the Mergers pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

     (e) Statutory Approvals. The Enova Required Statutory Approvals and the Pacific Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders and neither such Final Orders nor any order, law or regulation of any Governmental Authority imposes terms or conditions which, in the aggregate, could reasonably be expected to have a material adverse effect on (i) the ability of (A) the Energy Marketing Joint Venture to achieve the business objectives contemplated by the Energy Marketing Joint Venture Agreement or (B) at and after Effective Time, the Company and its prospective subsidiaries to achieve the business objective contemplated by the Summary of Terms attached as Exhibit A or (ii) the operations, properties, assets or financial condition or results of operations of the

Company and its prospective subsidiaries taken as a whole or which would be materially inconsistent with the agreements of the parties contained herein. A "FINAL ORDER" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     (f) HSR Act. All applicable waiting periods under the HSR Act shall have expired.

     (g) Pooling. Each of Enova and Pacific shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to Pacific and Enova, stating that the transactions effected pursuant to Articles I and II of this Agreement will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

     SECTION 7.02. Conditions to the Obligations of Pacific. The obligation of Pacific to effect the Pacific Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Pacific in writing pursuant to Section 9.05:

     (a) Performance of Obligations of Enova. Enova will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of Enova set forth in this Agreement shall be true and correct in all material respects as of the date hereof (representations and warranties made as of a specified date which shall be true and correct as of such date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (c) Closing Certificates. Pacific shall have received a certificate signed by an executive officer of Enova, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied.

     (d) Enova Material Adverse Effect. No Enova Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have a material adverse effect on the operations, properties, assets, financial condition, results of operations or prospects of Enova and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement or the ability of (i) the Energy Marketing Joint Venture to achieve the business objectives contemplated by the Energy Marketing Joint Venture Agreement or (ii) at and after Effective Time, the Company and its prospective subsidiaries to achieve the business objectives contemplated by the Summary of Terms attached as Exhibit A.

     (e) Tax Opinion. Pacific shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, in form and substance satisfactory to Pacific, dated the Closing Date, to the effect that the Enova Merger, taken together with the Pacific Merger, will be treated as an exchange under Section 351 of the Code.

     (f) Enova Required Consents. The Enova Required Consents the failure of which to obtain would have a Enova Material Adverse Effect or a Joint Venture Material Adverse Effect shall have been obtained.

     SECTION 7.03. Conditions to the Obligations of Enova. The obligations of Enova to effect the Enova Merger shall be further subject to the satisfaction, prior to the Closing Date, of the following conditions, except as may be waived by Enova in writing pursuant to Section 9.05:

     (a) Performance of Obligations of Pacific. Pacific will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of Pacific set forth in this Agreement shall be true and correct in all material respects as of the date hereof (representations and warranties made as of a specified date which shall be true and correct as of such date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (c) Closing Certificates. Enova shall have received certificates signed by the chief executive officer and chief financial officer of Pacific, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

     (d) Pacific Material Adverse Effect. No Pacific Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have a material adverse effect on the operations, properties, assets, financial condition, results of operations or prospects of Pacific and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement or the ability of (i) the Energy Marketing Joint Venture to achieve the business objectives contemplated by the Energy Marketing Joint Venture Agreement or (ii) at and after Effective Time, the Company and its prospective subsidiaries to achieve the business objectives contemplated by the Summary of Terms attached as Exhibit A.

     (e) Tax Opinion. Enova shall have received an opinion of Shearman & Sterling, in form and substance satisfactory to Enova, dated the Closing Date, to the effect that the Enova Merger, taken together with the Pacific Merger, will be treated as an exchange under Section 351 of the Code.

     (f) Pacific Required Consents. The Pacific Required Consents the failure of which to obtain would have a Pacific Material Adverse Effect or a Joint Venture Material Adverse Effect shall have been obtained.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

     (a) by mutual written consent of the Boards of Directors of Enova and Pacific;

     (b) by Pacific or Enova, by written notice to the other, if the Effective Time shall not have occurred on or before April 30, 1998; provided, however, that the right to terminate the Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before this date;

     (c) by Pacific or Enova, by written notice to the other, if, either the Enova Shareholders' Approval or the Pacific Shareholders' Approval, or both, shall not have been obtained on or before June 30, 1997; provided, however, the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of either of such approvals to have been obtained on or before such date;

     (d) by Pacific or Enova, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Pacific Merger or the Enova Merger, or by any party hereto, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgement or decree permanently restraining, enjoining or otherwise prohibiting the Pacific Merger or the Enova Merger, and such order, judgement or decree shall have become final and nonappealable;

     (e) by Enova, by written notice to Pacific, if there shall have been any material breach of any material representation or warranty, or any material breach of any covenant or agreement of Pacific hereunder and such breach shall not have been remedied within 60 days after receipt by Pacific of notice in writing from Enova, specifying the nature of such breach and requesting that it be remedied;

     (f) by Pacific, by written notice to Enova, if there shall have been any material breach of any material representation or warranty, or any material breach of any covenant or agreement of Enova hereunder and such breach shall not have been remedied within 60 days after receipt by Enova of notice in writing from Pacific, specifying the nature of such breach and requesting that it be remedied;

     (g) by Enova, by written notice to Pacific, if, prior to the Pacific Special Meeting, the Board of Directors of Pacific or any committee thereof (i) shall withdraw or modify in any manner adverse to Enova its approval or recommendation of this Agreement or the Pacific Merger, (ii) shall approve or recommend any Acquisition Proposal by a party other than Enova or any of its affiliates, or (iii) shall resolve to take any of the actions specified in clause (i) or (ii);

     (h) by Pacific, by written notice to Enova, if, prior to the Enova Special Meeting, the Board of Directors of Enova or any committee thereof (i) shall withdraw or modify in any manner adverse to Pacific its approval or recommendation of this Agreement or the Enova Merger, (ii) shall approve or recommend any Acquisition Proposal by a party other than Pacific or any of its affiliates, or (iii) shall resolve to take any of the actions specified in clause (i) or (ii);

     (i) by Enova at any time prior to the Enova Special Meeting, upon two days' prior notice to Pacific, if, as a result of an Acquisition Proposal by a party other than Pacific or any of its affiliates, the Board of Directors of Enova determines in good faith after consultation with outside counsel (and after giving effect to all concessions which may be offered by Pacific pursuant to the proviso set forth below) that acceptance of the Acquisition Proposal is reasonably necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; provided, however, prior to any such termination, Enova shall, and shall cause its respective financial and legal advisors to, negotiate with Pacific to make such adjustments in the terms and conditions of this Agreement as would enable Enova to proceed with the transactions contemplated herein on such adjusted terms; or

     (j) by Pacific at any time prior to the Pacific Special Meeting, upon two days' prior notice to Pacific, if, as a result of an Acquisition Proposal by a party other than Enova or any of its affiliates, the Board of Directors of Pacific determines in good faith after consultation with outside counsel (and after giving effect to all concessions which may be offered by Enova pursuant to the proviso set forth below) that acceptance of the Acquisition Proposal is reasonably necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; provided, however, prior to any such termination, Pacific shall, and shall cause its respective financial and legal advisors to, negotiate with Enova to make such adjustments in the terms and conditions of this Agreement as would enable Pacific to proceed with the transactions contemplated herein on such adjusted terms.

     SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either Enova or Pacific pursuant to Section 8.01, there shall be no liability on the part of either Enova or Pacific or their respective officers or directors hereunder, except (a) Sections 6.01(b), 6.17 and 8.03 shall survive the termination and (b) nothing herein shall relieve any party from liability for any willful breach hereof.

     SECTION 8.03. Fees and Expenses.

     (a) Expense Reimbursement by Enova. If this Agreement is terminated pursuant to (i) Section 8.01(c) as a result of the Enova Shareholders' Approval not being obtained and on or prior to the date of the Enova Special Meeting Enova has been the subject of a publicly announced Acquisition Proposal, (ii)
Section 8.01(f), (iii) Section 8.01(h) or (iv) Section 8.01(i), then Enova, shall promptly (but not later than five business days after receipt or delivery of notice of such termination, as applicable) pay to Pacific cash in an amount equal to the greater of (x) $3 million or (y) the lesser of (A) all documented out-of-pocket expenses and fees incurred by Pacific (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisers) arising out of, in connection with or related to this Agreement and the Energy Marketing Joint Venture Agreement and the transactions contemplated herein and therein and (B) $5 million, in the case of termination on or before February 12, 1997, or $10 million in the case of termination after February 12, 1997 (the "PACIFIC OUT-OF-POCKET EXPENSES"); provided, however, that if this Agreement is terminated by Pacific pursuant to Section 8.01(f) as a result of a willful breach by Enova, Pacific may pursue any remedies available to it at law or in equity and shall, in addition to the Pacific Out-of-Pocket Expenses, be entitled to retain such additional amounts as Pacific may be entitled to receive at law or in equity.

     (b) Expense Reimbursement by Pacific. If this Agreement is terminated pursuant to (i) Section 8.01(c) as a result of the Pacific Shareholders' Approval not being obtained and on or prior to the date of the Pacific Special Meeting Pacific has been the subject of a publicly announced Acquisition Proposal, (ii) Section 8.01(e), (iii) Section 8.01(g) or (iv) Section 8.01(j), then Pacific, shall promptly (but not later than five business days after receipt or delivery of notice of such termination, as applicable), pay to Enova cash in an amount equal to the greater of (x) $3 million or (y) the lesser of
(A) all documented out-of-pocket expenses and fees incurred by Enova (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisers) arising out of, in connection with or related to this Agreement and the Energy Marketing Joint Venture Agreement and the transactions contemplated herein and therein and (B) $5 million in the case of termination on or before February 12, 1997, or $10 million in the case of termination after February 12, 1997 (the "ENOVA OUT-OF-POCKET EXPENSES"); provided, however, that if this Agreement is terminated by Enova pursuant to Section 8.01(e) as a result of a willful breach by Pacific, Enova may pursue any remedies available to it at law or in equity and shall, in addition to the Enova Out-of-Pocket Expenses, be entitled to retain such additional amounts as Enova may be entitled to receive at law or in equity.

     (c) Enova Termination Fee. If (i) this Agreement is terminated pursuant to
(1) Section 8.01(c) as a result of the Enova Shareholders' Approval not being obtained and on or prior to the date of the Enova Special Meeting Enova has been the subject of a publicly announced Acquisition Proposal, (2) Section 8.01(h) or
(3) Section 8.01(i) and (ii) within one year of any such termination described in clause (i) above, Enova or any of its material subsidiaries accepts a written offer to consummate or consummates an Acquisition Proposal, then Enova, will, upon the earlier of such acceptance or consummation, pay to Pacific a termination fee equal to $72 million in cash.

     (d) Pacific Termination Fee. If (i) this Agreement is terminated pursuant to (1) Section 8.01(c) as a result of the Pacific Shareholders' Approval not being obtained and on or prior to the date of the Pacific Special Meeting Pacific has been the subject of a publicly announced Acquisition Proposal, (2)
Section 8.01(g) or (3) Section 8.01(j) and (ii) within one year of any such termination described in clause (i) above, Pacific or any of its material subsidiaries accepts a written offer to consummate or consummates an Acquisition Proposal, then Pacific, will, upon the earlier of such acceptance or consummation, pay to Enova a termination fee equal to $72 million in cash.

     (e) Expenses. The parties agree that the agreements contained in this
Section 8.03 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee from the date such fee was required to be paid at a rate per annum equal at all times to 2% per annum above the rate per annum that is the publicly announced prime rate of Citibank, N.A.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Effectiveness of Representations, Warranties and
Agreements. Except as otherwise provided in this Section 9.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 6.05, 6.09, 6.10, 6.11, 6.13, 6.14, 6.15
and 6.16 shall survive the Effective Time indefinitely.

     SECTION 9.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like change of address) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

        (a) If to Enova:

          Enova Corporation
          101 Ash Street
          San Diego, California 92112
          Telecopier No.: (619) 696-4611
          Attention: Stephen L. Baum

        With copies to:

            Shearman & Sterling
          599 Lexington Avenue
          New York, New York 10022
          Telecopier No.: (212) 848-7179
          Attention: David W. Heleniak, Esq.

          and

          Shearman & Sterling
          555 California Street
          San Francisco, California 94104
          Telecopier No.: (415) 616-1199
          Attention: Michael J. Kennedy, Esq.

        (b) If to Pacific:

           Pacific Enterprises
           555 W. 5th Street
           Los Angeles, California 90013
           Telecopier No.: (213) 244-8292
           Attention: Willis B. Wood, Jr.
                     Richard D. Farman

        With copies to:

            Skadden, Arps, Slate, Meagher & Flom
           919 Third Avenue
           New York, New York 10022
           Telecopier No. (212) 735-2000
           Attention: Peter Allan Atkins, Esq.
                     Sheldon Adler, Esq.

     SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

     (a) "AFFILIATES" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

     (b) "BENEFICIAL OWNER" with respect to any shares, means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

     (c) "BUSINESS DAY" means any day other than a day on which banks in San Diego or Los Angeles are required or authorized to be closed;

     (d) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "JOINT VENTURE" of a person means any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity;

     (f) "KNOWLEDGE" of any person means the actual knowledge of the executive officers of such person and each subsidiary of such person.

     (g) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

     (h) "SUBSIDIARY" or "SUBSIDIARIES" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 9.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval hereof by the shareholders of Enova and Pacific, no amendment may be made which by law requires further approval by such shareholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 9.05. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 9.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.08. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 9.09. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 9.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties). Notwithstanding the foregoing and any other provision of this Agreement, and in addition to any other required action of the Board of Directors of the Company
(a) a majority of the directors (or their successors) serving on the Board of Directors of the Company who are designated by Pacific pursuant to Section 6.13 shall be entitled during the three year period commencing at the Effective Time (the "THREE YEAR PERIOD") to enforce the provision of Sections 6.05, 6.09, 6.10, 6.11, 6.13, 6.14, 6.15 and 6.16 on behalf of the Pacific officers, directors and employees, as the case may be, and (b) a majority of the directors (or their successors) serving on the Board of Directors of the Company who are designated by Enova pursuant to Section 6.13 shall be entitled during the Three Year Period to enforce the provisions of Sections 6.05, 6.09, 6.10, 6.11, 6.13, 6.14, 6.15
and 6.16 on behalf of the Enova officers, directors and employees, as the case may be. Such directors' right and remedies under the preceding sentence are cumulative and are in addition to any other rights and remedies they may have at law or in equity, but in no event shall this Section 9.10 be deemed to impose any additional duties on any such directors. The Company shall pay, at the time they are incurred, all costs, fees and expenses of such directors incurred in connection with the assertion of any rights on behalf of the persons set forth above pursuant to this Section.

     SECTION 9.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 9.12. Governing Law. This Agreement shall governed by, and construed in accordance with, the laws of the State of California.

     SECTION 9.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.14. WAIVER OF JURY TRIAL. EACH OF Enova, Pacific, THE COMPANY, NEWCO Enova SUB AND NEWCO Pacific SUB HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.15. Further Assurances. Each party will execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the transactions contemplated by this Agreement and the Energy Marketing Joint Venture Agreement in accordance with the terms hereof and thereof.

     IN WITNESS WHEREOF, Enova, Pacific, the Company, Newco Enova Sub and Newco Pacific Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          ENOVA CORPORATION

                                          By:      /s/  STEPHEN L. BAUM

                                            ------------------------------------
                                            Name: Stephen L. Baum
                                            Title:  President & Chief Executive
                                              Officer

                                          PACIFIC ENTERPRISES

                                          By:    /s/  WILLIS B. WOOD, JR.

                                            ------------------------------------
                                            Name: Willis B. Wood, Jr.
                                            Title:  Chairman & Chief Executive
                                              Officer

                                          MINERAL ENERGY COMPANY

                                          By:      /s/  KEVIN C. SAGARA

                                            ------------------------------------
                                            Name: Kevin C. Sagara
                                            Title:  President

                                          G MINERAL ENERGY SUB

                                          By:      /s/  KEVIN C. SAGARA

                                            ------------------------------------
                                            Name: Kevin C. Sagara
                                            Title:  President

                                          B MINERAL ENERGY SUB

                                          By:       /s/  GARY W. KYLE

                                            ------------------------------------
                                            Name: Gary W. Kyle
                                            Title:  President

                                                                         ANNEX B

                          [LETTERHEAD OF BARR DEVLIN]

                                                                February 6, 1997
The Board of Directors
Pacific Enterprises
555 West 5th Street
Los Angeles, California 90013-1011

Dear Members of the Board:

     We understand that Pacific Enterprises, a California corporation ("PE"), and Enova Corporation, a California corporation ("Enova"), have determined to engage in a business combination as peer firms in a strategic merger-of-equals. PE and Enova have formed Mineral Energy Company, a California corporation (the "Company"), which in turn has formed B Mineral Energy Sub, a California corporation, and G Mineral Energy Sub, a California corporation, to effect the business combination. The terms and conditions of the business combination are set forth in the Agreement and Plan of Merger and Reorganization, dated as of October 12, 1996 and as amended as of January 13, 1997 (as amended, the "Merger Agreement"), among PE, Enova and the Company. The Merger Agreement provides for, among other things: (i) the merger of B Mineral Energy Company with and into PE (the "PE Merger") and (ii) the merger of G Mineral Energy Company with and into Enova (the "Enova Merger"). Pursuant to the PE Merger, each issued and outstanding share of common stock, without par value, of PE (the "PE Common Stock") (other than PE Dissenting Shares and shares canceled pursuant to Sections 2.01(b)(i) of the Merger Agreement) shall be converted into the right to receive 1.5038 shares (the "PE Conversion Ratio") of Company Common Stock; and pursuant, to the Enova Merger, each issued and outstanding share of common stock, without par value, of Enova (the "Enova Common Stock") (other than Enova Dissenting Shares and shares canceled pursuant to Sections 2.01(a)(i) of the Merger Agreement) shall be converted into the right to receive 1.000 share (the "Enova Conversion Ratio") of Company Common Stock (collectively, the "Mergers"). As a result of the PE Merger and the Enova Merger, PE and Enova shall become subsidiaries of the Company. The terms and conditions of the Mergers are set forth in more detail in the Merger Agreement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Merger Agreement.

     We have been requested by PE to render our opinion with respect to the fairness, from a financial point of view, to holders of PE Common Stock of the PE Conversion Ratio to be offered in the Mergers.

     In arriving at our opinion, we have, among other things:

      (1) Reviewed the Annual Reports, Forms 10-K and the related financial information of PE and Southern California Gas Company ("Southern California Gas"), for the three-year period ended December 31, 1995, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996 (as amended) for such companies;

      (2) Reviewed the Annual Reports, Forms 10-K (as amended) and the related financial information of Enova and San Diego Gas and Electric Company ("SDG&E"), for the three-year period ended December 31, 1995, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, (as amended) for such companies;

      (3) Reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by PE, Southern California Gas, Enova, and SDG&E during the last three years, including proxy statements, FERC Forms 1 and 2, Forms 8-K and registration statements;

      (4) Reviewed certain internal information, including financial forecasts, relating to the businesses, earnings, capital expenditures, cash flow, assets and prospects of PE and Enova furnished to us by PE and Enova;

      (5) Conducted discussions with members of senior management of PE and Enova concerning their respective businesses, regulatory environments, prospects and strategic objectives and possible operating, administrative and capital synergies which might be realized for the benefit of the Company following the Mergers;

      (6) Reviewed the historical market prices and trading activity for shares of PE Common Stock and Enova Common Stock and compared them with those of certain publicly traded companies which we deemed to be relevant;

      (7) Compared the results of operations of PE and Enova with those of certain companies which we deemed to be relevant;

      (8) Compared the proposed financial terms of the Mergers with the financial terms of certain utility industry business combinations which we deemed to be relevant;

      (9) Analyzed the respective contributions in terms of assets, earnings, cash flow and shareholders' equity of PE and Enova to the Company;

     (10) Analyzed the valuation of shares of PE Common Stock and Enova Common Stock using various valuation methodologies which we deemed to be appropriate;

     (11) Considered the pro forma capitalization, earnings and cash flow of the Company;

     (12) Compared the pro forma capitalization ratios, earnings per share, dividends per share, book value per share, cash flow per share, return on equity and payout ratio of the Company with each of the corresponding current and projected values for PE and Enova on a stand-alone basis;

     (13) Reviewed the Merger Agreement;

     (14) Reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and took into account such other matters as we deemed necessary or appropriate for purposes of this opinion.

In rendering our opinion, we have relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to us by PE and Enova, and have further relied upon the assurances of management of PE and Enova that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of PE and Enova (including, without limitation, expected cost savings benefits), we have relied upon the assurances of management of PE and Enova that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the management of PE and Enova as to the future financial performance of PE and Enova and the Company, as the case may be, and as to the projected outcomes of legal, regulatory and other contingencies. In arriving at our opinion, we have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PE or Enova, nor have we made any physical inspection of the properties or assets of PE or Enova. We have assumed that the Mergers will be an exchange as described in
Section 351 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and that PE, Enova and holders of PE Common Stock and Enova Common Stock who exchange their shares solely for Company Common Stock will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Mergers. We have also assumed that the Mergers will qualify as a pooling of interests for financial accounting purposes. You have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of PE. Our opinion herein is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

     We have acted as financial advisor to PE in connection with the Mergers and will receive certain fees for our services. In addition, we have in the past rendered certain investment banking and financial advisory services to PE for which we received customary compensation.

     Our advisory services and the opinion expressed herein are provided solely for the use of PE's Board of Directors in evaluating the Mergers and are not provided on behalf of, or intended to confer rights or remedies upon, any stockholder of PE, Enova, the Company or any person other than PE's Board of Directors. Except for its publication in the Joint Proxy Statement/Prospectus which will be distributed to holders of PE Common Stock and Enova Common Stock in connection with approval of the Mergers, our opinion may not be published or otherwise used or referred to without our prior written consent. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should act with respect to the Mergers.

     Based upon and subject to the foregoing, our experience as investment bankers and other factors we deem relevant, we are of the opinion that, as of the date hereof, the PE Conversion Ratio to be offered in connection with the Mergers is fair, from a financial point of view, to the holders of PE Common Stock.

                                          Very truly yours,

                                          BARR DEVLIN & CO. INCORPORATED

                                                                         ANNEX C

                         [LETTERHEAD OF MERRILL LYNCH]

                                                                February 6, 1997

Board of Directors of
Pacific Enterprises
555 West Fifth Street
Los Angeles, California 90013-1011

Ladies and Gentlemen:

     Pacific Enterprises ("Pacific Enterprises"), Enova Corporation ("Enova"), Mineral Energy Company, a newly-formed corporation, 50% of whose outstanding capital stock is owned by Pacific Enterprises and 50% of whose capital stock is owned by Enova ("Newco"), B Mineral Energy Sub ("Pacific Enterprises Sub") and G Mineral Energy Sub ("Enova Sub"), both of which are wholly owned subsidiaries of Newco, have entered into an Agreement and Plan of Merger and Reorganization dated as of October 12, 1996 and as amended as of January 13, 1997 (as amended, the "Agreement") providing for a business combination pursuant to which Pacific Enterprises Sub will be merged with and into Pacific Enterprises (the "Pacific Enterprises Merger") and Enova Sub will be merged with and into Enova (the "Enova Merger", together with the Pacific Enterprises Merger, the "Mergers") and each of Pacific Enterprises and Enova will thereby become a subsidiary of Newco. In the Pacific Enterprises Merger, each outstanding share of Pacific Enterprises' common stock, no par value (the "Pacific Enterprises Shares") (other than shares of Pacific Enterprises' common stock owned by subsidiaries of Pacific Enterprises or by Enova, Newco or any of their subsidiaries all of which shall be canceled and retired), will be converted into the right to receive
1.5038 shares (the "Pacific Enterprises Ratio") of the common stock of Newco (the "Newco Shares"). In the Enova Merger, each outstanding share of Enova's common stock, no par value (the "Enova Shares") (other than shares of Enova's common stock owned by subsidiaries of Enova or by Pacific Enterprises, Newco or any of their subsidiaries all of which shall be canceled or retired), will be converted into the right to receive 1.000 Newco Shares (the "Enova Ratio", together with the Pacific Enterprises Ratio, the "Conversion Ratios"). As contemplated by the Agreement, Pacific Enterprises and Enova have formed a joint venture to pursue natural gas and electricity marketing opportunities and provide energy management and related energy services pursuant to the Energy Marketing Joint Venture Agreement dated as of January 13, 1997 between Pacific Enterprises Sub and Enova Sub.

     You have asked us whether, in our opinion, the Conversion Ratios are fair to the holders of the Pacific Enterprises Shares (other than Enova, Newco, and their affiliates) from a financial point of view.

     In arriving at the opinion set forth below, we have:

      (1) Reviewed Pacific Enterprises' Annual Reports, Form 10-K and related financial information for the five fiscal years ended December 31, 1995 and Pacific Enterprises' Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, as amended;

      (2) Reviewed Enova's Annual Reports, Forms 10-K, as amended, and related financial information for the five fiscal years ended December 31, 1995 and Enova's Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, as amended;

      (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Pacific Enterprises and Enova furnished to us by Pacific Enterprises and Enova, respectively,, and reviewed certain potential cost, operating and capital savings net of the costs to achieve such savings (the "Synergies") expected to be achieved as a result of the Mergers, which were prepared jointly by the managements of Pacific Enterprises and Enova with the assistance of a third party consultant;

      (4) Conducted discussions with members of senior management of Pacific Enterprises and Enova concerning their respective businesses, regulatory environments, prospects and strategic objectives and the Synergies which might be realized for Newco following the Mergers;

      (5) Reviewed the historical market prices and trading activity for the Pacific Enterprises Shares and the Enova Shares;

      (6) Compared the results of operations of Pacific Enterprises and Enova with that of certain companies which we deemed to be reasonably similar to Pacific Enterprises and Enova, respectively;

      (7) Analyzed the relative valuation of the Pacific Enterprises Shares and the Enova Shares using various valuation methodologies which we deemed appropriate;

      (8) Considered the pro forma earnings per share, dividends per share, and certain other financial ratios for Newco as compared to Pacific Enterprises and Enova;

      (9) Reviewed the Agreement; and

     (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by Pacific Enterprises and Enova, and we have not independently verified such information or undertaken an independent appraisal of the assets or liabilities, contingent or otherwise, of Pacific Enterprises and Enova. With respect to the financial forecasts furnished by Pacific Enterprises and Enova and the potential Synergies, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of their respective managements as to the expected future performance of Pacific Enterprises, Enova, and with respect to the Synergies, Newco, respectively. You have informed us, and we have assumed that the Mergers are of long-term strategic importance to Pacific Enterprises and Enova, respectively. We have also assumed, with your consent, that obtaining any necessary regulatory approvals and third party consents for the Mergers or otherwise will not have a materially adverse effect on Pacific Enterprises, Enova or Newco. Our opinion as to the fairness of the Conversion Ratios addresses the ownership position in the combined company to be received by the holders of Pacific Enterprises Shares pursuant to the Conversion Ratios on the terms set forth in the Agreement and does not address the future trading or acquisition value for Newco Shares. We have also assumed with your consent, that, for federal income tax purposes, the Mergers will qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended, and that the Mergers will be accounted for as a pooling of interests under generally accepted accounting principles. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     We have, in the past, provided financial advisory and/or financing services to Pacific Enterprises and Enova, and have received fees for the rendering of such services. In the ordinary course of our business, we may trade in the debt and equity securities of Pacific Enterprises and Enova for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of Pacific Enterprises in connection with its consideration of the Mergers and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Mergers.

     On the basis of, and subject to the foregoing, we are of the opinion that the Conversion Ratios are fair to the holders of the Pacific Enterprises Shares (other than Enova, Newco and their affiliates) from a financial point of view.

                                      Very truly yours

                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED

                                                                         ANNEX D

                         [LETTERHEAD OF MORGAN STANLEY]

                                                                February 6, 1997

The Board of Directors
Enova Corporation
101 Ash Street
San Diego, CA 92101

Members of the Board of Directors:

     We understand that Enova Corporation ("Enova") and Pacific Enterprises ("Pacific"), Mineral Energy Company ("Newco"), B Mineral Energy Sub ("Pacific Sub") and G Mineral Energy Sub ("Enova Sub") have entered into an Agreement and Plan of Merger and Reorganization, dated as of October 12, 1996 and as amended as of January 13, 1997 (as amended, the "Agreement"), which provides, among other things, for the mergers (the "Mergers") of each of Enova Sub and Pacific Sub, each wholly owned subsidiaries of Newco, with and into Enova and Pacific, respectively. Pursuant to the Mergers, Enova and Pacific will become subsidiaries of Newco and (i) each issued and outstanding share of common stock, no par value, of Enova (the "Enova Common Stock"), other than shares which have been canceled or as to which dissenters' rights have been perfected, shall be converted into the right to receive 1.000 share (the "Enova Ratio") of common stock, no par value, of Newco (the "Newco Common Stock"), and (ii) each issued and outstanding share of common stock, no par value, of Pacific (the "Pacific Common Stock"), other than shares which have been canceled or as to which dissenters' rights have been perfected, shall be converted into the right to receive 1.5038 shares (the "Pacific Ratio") of Newco Common Stock. The terms and conditions of the Mergers are more fully set forth in the Agreement.

     You have asked for our opinion as to whether the Enova Ratio pursuant to the Agreement is fair from a financial point of view to holders of Enova Common Stock.

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of Enova and Pacific, respectively;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning Enova and Pacific prepared by their respective managements;

     (iii) analyzed certain financial projections of Enova and Pacific prepared by their respective managements, including projections related to the proposed Energy Marketing Joint Venture (as defined in the Agreement);

     (iv) analyzed certain securities research analysts' projections for Enova and Pacific;

     (v) discussed the past and current operations and financial condition and the prospects of Enova and Pacific with senior executives of Enova and Pacific, respectively;

     (vi) reviewed the reported prices and trading activity of both Enova Common Stock and Pacific Common Stock;

     (vii) compared the financial performance of Enova and Pacific, and the prices and trading activity of Enova Common Stock and Pacific Common Stock with those of certain other comparable publicly traded companies and their securities;

     (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger or acquisition transactions;

     (ix) analyzed the pro forma impact of the Mergers and the proposed Energy Marketing Joint Venture on Newco's earnings per share, consolidated capitalization and financial ratios;

     (x) participated in discussions and negotiations among representatives of Enova and Pacific and their financial and legal advisors;

     (xi)   reviewed the Agreement and certain related documents;

     (xii) discussed certain regulatory issues relating to the proposed Mergers with senior executives of Enova and Pacific;

     (xiii) reviewed and discussed with Enova and Pacific an analysis prepared by Enova and Pacific with the assistance of a third-party consultant regarding estimates of the amount and timing of the cost savings estimated to be derived from the Mergers; and

     (xiv) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections and estimates of cost savings estimated to be derived from the Mergers, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Enova and Pacific, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of Enova or Pacific; however, we have reviewed the presentations of Enova and Pacific regarding estimates of environmental liabilities and have relied without independent verification upon such estimates for purposes of this opinion. We have assumed that the Mergers will be treated as a "pooling of interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and will qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the Mergers will be consummated in accordance with the terms set forth in the Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we have assumed that in connection with the receipt of all the necessary regulatory and governmental approvals for the proposed Mergers, no restrictions will be imposed which would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. In addition, in arriving at our opinion, we were not authorized to solicit, and did not solicit interest from any other party with respect to a merger or other business combination transaction involving Enova or any of its assets.

     We have acted as financial advisor to the Board of Directors of Enova in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Enova and Pacific and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of Enova and may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy or registration statement distributed in connection with the Merger. In addition, we express no opinion or recommendation as to how the shareholders of the Enova should vote at the shareholders' meeting held in connection with the Mergers.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Enova Ratio pursuant to the Agreement is fair from a financial point of view to holders of Enova Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: Jeffrey Holzschuh
                                            Managing Director

                                                                         ANNEX E

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 12th day of October, 1996, by and between Mineral Energy Company (the "Company"), a California corporation, and Richard D. Farman (the "Executive");

     WHEREAS, the Executive is currently serving as President and Chief Operating Officer of Pacific Enterprises, a California corporation ("Pacific Enterprises"), and the Company desires to secure the continued employment of the Executive in accordance herewith;

     WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 12, 1996, among, inter alia, Pacific Enterprises, Enova Corporation, a California corporation ("Enova"), and the Company, the parties thereto have agreed to a merger (the "Merger") pursuant to the terms thereof;

     WHEREAS, the Executive is willing to commit himself to be employed by the Company on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

     WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date (as hereinafter defined), setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined).

     NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

 1. EMPLOYMENT AND TERM.

     (a) Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement during the term thereof (as described below).

     (b) Term. The term of the Executive's employment under this Agreement shall commence (the "Effective Date") as of the closing date (the "Closing Date") of the Merger, as described in the Merger Agreement, and shall continue until the earlier of the Executive's Mandatory Retirement Age (as defined herein) or the fifth anniversary of the Effective Date (such term being referred to hereinafter as the "Employment Period"); provided, however, that commencing on the fourth anniversary of the Effective Date (and each anniversary of the Effective Date thereafter) the term of this Agreement shall automatically be extended for one additional year, unless, prior to such date, the Company or the Executive shall give written notice to the other party that it or he, as the case may be, does not wish to so extend this Agreement; and further provided, however, that if the Merger Agreement is terminated, then, at the time of such termination, this Agreement shall be deemed cancelled and of no force or effect and the Executive shall continue to be subject to such agreements and arrangements that were in effect prior to the Closing Date. As a condition to the Merger, the parties hereto agree that the Company shall be responsible for all of the premises, covenants and agreements set forth in this Agreement.

     (c) Mandatory Retirement. In no event shall the term of the Executive's employment hereunder extend beyond the end of the month in which the Executive's 65th birthday occurs (the "Mandatory Retirement Age").

 2. DUTIES AND POWERS OF EXECUTIVE.

     (a) Position.

          (i) Period A. During the period commencing on the Effective Date and ending on the earlier of September 1, 2000 or the second anniversary of the Effective Date ("Period A"), the Executive shall serve as the Chairman of the Board of Directors of the Company (the "Board") and Chief Executive

     Officer of the Company with such authority, duties and responsibilities with respect to such position as set forth below in subsection (b) hereof. In this capacity, the Executive shall be a member of the office of the Chairman (which shall be an office held jointly by the Executive and the President, Chief Operating Officer and Vice Chairman of the Board) ("Office of the Chairman") and shall report only to the Board. The presidents and principal executive officers of the Company's regulated and nonregulated businesses and the senior-most person in charge of each of the Company's policy units shall report directly to the Office of the Chairman.

          (ii) Period B. During the period, if any, commencing on the second anniversary of the Effective Date and ending on September 1, 2000 ("Period B"), the Executive shall be nominated to the position of, and if elected shall serve as, the Chairman of the Board with such authority, duties and responsibilities with respect to such position as set forth below.

     (b) Duties.

          (i) Chief Executive Officer. The duties of the Chief Executive Officer of the Company shall include but not be limited to directing the overall business, affairs and operations of the Company, through its officers, all of whom shall report directly or indirectly to the Office of the Chairman.

          (ii) Chairman of the Board. The Chairman of the Board shall be a director and shall preside at meetings of the Board and meetings of the shareholders. The Chairman shall be responsible for Board and shareholder governance and shall have such duties and responsibilities as are customarily assigned to such positions.

          (c) Board Membership. The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

          (d) Attention. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

 3. COMPENSATION.

     It is the Board's intention to provide the Executive with compensation opportunities that, in total, are at a level that is consistent with that provided by comparable companies to executives of similar levels of responsibility, expertise and corporate and individual performance as determined by the compensation committee of the Board. In this regard, the Executive shall receive the following compensation for his services hereunder to the Company:

     (a) Base Salary. During the Employment Period, the Executive's annual base salary ("Annual Base Salary") shall be no less than $760,000 and shall be payable in accordance with the Company's general payroll practices. Subject to
Section 4(e)(ii), the Board in its discretion may from time to time direct such upward adjustments in the Executive's Annual Base Salary as the Board deems to be necessary or desirable, including, without limitation, adjustments in order to reflect increases in the cost of living and the Executive's performance. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

     (b) Incentive Compensation. Subject to Section 4(e)(ii), during the Employment Period, the Executive shall participate in annual incentive compensation plans and long-term incentive compensation plans of the Company and, to the extent appropriate, the Company's subsidiaries (which long-term incentive compensation plans may include plans offering stock options, restricted stock and other long-term incentive compensation and all such annual and long-term plans to be hereinafter referred to as the "Incentive Compensation Plans") and will be granted (i) on a year-by-year basis, annual compensation providing the Executive with an annual bonus opportunity of not less than 60% of his Annual Base Salary at target and 120% of his Annual Base Salary at maximum, and (ii) long-term incentive compensation (collectively referred to as "Incentive Compensation Awards"). Any equity awards granted to the Executive may be granted, at the Executive's election, to trusts established for the benefit of members of the Executive's family. With respect to incentive compensation awards granted prior to the Effective Date, the Executive shall be entitled to retain such awards in accordance with their terms, which shall be appropriately adjusted as a result of the Merger.

     (c) Retirement and Welfare Benefit Plans. In addition to the benefits provided under Section 3(b), during the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all other savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or senior executive officers of the Company and its domestic subsidiaries, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing. To the extent that benefits payable or provided to the Executive under such plans are materially less favorable on a benefit by benefit basis than the benefits that would have been payable or provided to the Executive under comparable Pacific Enterprises tax-qualified retirement plans, executive retirement plans, executive medical plans and life insurance arrangements in which the Executive was a participant (based on the terms of such plans as of the Effective Date), the Executive shall be entitled to benefits pursuant to the terms of this Agreement equal to the excess of the benefits provided under the applicable Pacific Enterprises plans over the benefits provided under the comparable Company plans.

     (d) Expenses. The Company shall reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board.

     (e) Fringe Benefits and Perquisites. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company and, to the extent appropriate, the Company's subsidiaries from time to time in effect, commensurate with his position.

 4. TERMINATION OF EMPLOYMENT.

     (a) Death. The Executive's employment shall terminate upon the Executive's death.

     (b) Disability. The Executive's active employment shall terminate at the election of the Board or the Executive by reason of Disability (as herein defined) during the Employment Period; provided, however, that the Board may not terminate the Executive's active employment hereunder by reason of Disability unless at the time of such termination there is no reasonable expectation that the Executive will return to full time responsibilities hereunder within the next ninety (90) day period. For purposes of the Agreement, disability ("Disability") shall have the same meaning as set forth in the Pacific Enterprises long-term disability plan or its successor. Upon such termination Executive shall continue as a participant under the Pacific Enterprises long-term disability plan or its successor and under the disability provisions of Pacific Enterprises' supplemental executive retirement plan or its successor until Executive reaches mandatory retirement age, elects to commence retirement benefits, becomes employed or ceases to have a Disability.

     (c) By the Company for Cause. The Company may terminate the Executive's employment during the Employment Period for Cause (as herein defined). For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 4(d)) or (ii) the Executive's commission of one or more acts of moral turpitude that constitute a violation of applicable law (including but not limited to a felony) which have or result in an adverse effect on the Company, monetarily or otherwise or one or more significant acts of dishonesty. For purposes of clause (i) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

     (d) By the Company without Cause. Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment other than by a termination for Cause during the Employment Period, but only upon the affirmative vote of three-fourths ( 3/4) of the membership of the Board.

     (e) By the Executive for Good Reason. The Executive may terminate his employment during the Employment Period for Good Reason (as herein defined). For purposes of this Agreement, "Good Reason" shall mean the occurrence without the written consent of the Executive of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the Date of Termination (as hereinafter defined) specified in the Notice of Termination (as hereinafter defined) given in respect thereof:

          (i) an adverse change in the Executive's title, authority, duties, responsibilities or reporting lines as specified in Section 2(a) and 2(b) of this Agreement;

          (ii) a reduction by the Company in (A) the Executive's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time or (B) the Executive's aggregate annualized compensation and benefits opportunities, except, in the case of both (A) and (B), for across-the-board reductions similarly affecting all executives (both of the Company and of any Person (as hereinafter defined) then in control of the Company) whose compensation is directly determined by the compensation committee of the Board (and the compensation committee of the board of directors of any Person then in control of the Company); provided that, the exception for across-the-board reductions shall not apply following a Change in Control (as hereinafter defined);

          (iii) the relocation of the Executive's principal place of employment to a location away from his principal place of employment as of the Effective Date, a substantial increase in the Executive's business travel obligations outside of the Southern California area as of the Effective Date, other than any such increase that (A) arises in connection with extraordinary business activities of the Company and (B) is understood not to be part of the Executive's regular duties with the Company;

          (iv) the failure by the Company to pay to the Executive any portion of the Executive's current compensation and benefits or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due;

          (v) the failure by the shareholders to elect the Executive to the Board during the Employment Period;

          (vi) the failure by the Board to elect the Executive to the position of Chairman of the Board during Period B;

          (vii) any purported termination of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4(f); for purposes of this Agreement, no such purported termination shall be effective;

          (viii) the failure by the Company to obtain a satisfactory agreement from any successor of the Company requiring such successor to assume and agree to perform the Company's obligations under this Agreement, as contemplated in Section 11; or

          (ix) the failure by the Company to comply with any material provision of this Agreement.

     Following a Change in Control (as hereinafter defined), the Executive's determination that an act or failure to act constitutes Good Reason shall be presumed to be valid unless such determination is deemed to be unreasonable by an arbitrator. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     (f) Change in Control. Change in Control shall mean the occurrence of any of the following events:

          (i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

          (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     "Person" shall have the meaning given in section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act"), as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

     "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a "Transaction") shall not constitute a Change in Control for purposes of this Agreement if, in connection with the Transaction, the Executive participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, the Executive shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Executive of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other shareholders of the Company, or (iii) obtaining beneficial ownership of any equity interest in the Acquiror in a manner unrelated to a Transaction.

     (g) Notice of Termination. During the Employment Period, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 12(b). For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths ( 3/4) of the entire membership of the Board at a meeting of the Board that was called and held no more than ninety (90) days after the date the Board had knowledge of the most recent act or omission giving rise to such breach for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board and, if possible, to cure the breach that was the basis for the Notice of Termination for Cause) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail. Unless the Board determines otherwise, a Notice of Termination by the Executive alleging a termination for Good Reason must be made within 180 days of the act or failure to act that the Executive alleges to constitute Good Reason.

     (h) Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment during the Employment Period, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Company for reasons other than Cause, shall not be less than thirty (30) days and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60)
days), from the date such Notice of Termination is given.

 5. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

     (a) Termination Other Than for Cause, Death or Disability. During the Employment Period, if the Company shall terminate the Executive's employment (other than for Cause, death or Disability) or the Executive shall terminate his employment for Good Reason (termination in any such case being referred to as "Termination"), the Company shall pay to the Executive the amounts, and provide the Executive with the benefits, described in this Section 5 (hereinafter referred to as the "Severance Payments"). Subject to Section 5(g), the amounts specified in this Section 5(a) shall be paid within thirty (30) days after the Date of Termination.

          (i) Lump Sum Payment. In lieu of any further payments of Annual Base Salary or annual Incentive Compensation Awards to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum amount in cash equal to the product of (X) the sum of
     (A) the Executive's Annual Base Salary and (B) the greater of the Executive's target bonus for the year of termination or the average of the three (3) years' highest gross bonus awards, not necessarily consecutive, paid by the Company (or its predecessor) to the Executive in the five (5) years preceding the year of termination and (Y) two (2); provided, however, that in the event of a Termination following a Change in Control, such multiplier shall be three (3).

          (ii) Accrued Obligations. The Company shall pay the Executive a lump sum amount in cash equal to the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) an amount equal to any annual Incentive Compensation Awards earned with respect to fiscal years ended prior to the year that includes the Date of Termination to the extent not theretofore paid, and
     (C) an amount equivalent to the target amount payable under any annual Incentive Compensation Awards for the fiscal year that includes the Date of Termination or if greater, the average of the three (3) years' highest gross bonus awards, not necessarily consecutive, paid by the Company (or its predecessor) to the Executive in the five (5) years preceding the year of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365, in each case to the extent not theretofore paid. (The amounts specified in clauses (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligations.")

          (iii) Deferred Compensation. In the event of a Termination following a Change in Control, the Company shall pay the Executive a lump sum payment in an amount equal to any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon).

          (iv) Pension Supplement. The Company shall pay the Executive a lump sum payment (the "Pension Supplement") in an amount equal to the present value (as determined in accordance with the terms of Pacific Enterprises' supplemental executive retirement plan) of the benefits to which the Executive would be entitled under the Company's defined benefit pension and retirement plans (the "Pension and Retirement Plans") if he had continued working for the Company for an additional two (2) years, and had increased his age by two (2) years as of the Date of Termination but not beyond the Mandatory Retirement Age; provided, however, that in the event of a Termination following a Change in Control, such number of years shall be three (3) but not beyond the Mandatory Retirement Age.

          (v) Accelerated Vesting and Payment of Long-Term Incentive Awards. All equity-based, long-term Incentive Compensation Awards held by the Executive under any long-term Incentive Compensation Plan maintained by the Company or any affiliate shall immediately vest and become exercisable as of the Date of Termination, to be exercised in accordance with the terms of the applicable plan and award agreement; provided, however, that any such awards granted on or after the Effective Date shall remain outstanding and exercisable until the earlier of (A) eighteen (18) months following the Date of Termination or (B) the expiration of the original term of such award (it being understood that all awards granted prior to the Effective Date shall remain outstanding and exercisable for a period that is no less than that provided for in the applicable agreement in effect as of the date of grant), and the Company shall pay to the Executive, with respect to all cash-based, long-term Incentive Compensation Awards made to the Executive that are outstanding under any longterm Incentive Compensation Plan maintained by the Company or any affiliate an amount equal to the target amount payable under such long-term Incentive Compensation Awards multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the award cycle to and including the Date of Termination, and the denominator of which shall be the number of days in the cycle as originally granted; and

          (vi) Continuation of Welfare Benefits. For a period of two (2) years or until the Executive is eligible for retiree medical benefits, whichever is longer, immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents with life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination, provided, however, that in no event shall the Executive be entitled to receive disability benefits under the Pacific Enterprises long-term disability plan or Pacific Enterprises' supplemental executive retirement plan after the Executive has become eligible to commence receipt of retirement benefits under Pacific Enterprises' supplemental executive retirement plan, and provided, further, that if the Executive becomes employed with another employer and is eligible to receive life, disability, accident and health insurance benefits under another employer-provided plan, the benefits under the Company's plans shall be secondary to those provided under such other plan during such applicable period of eligibility, and further provided, however, that in the event of a termination following a Change in Control such period shall not be less than three (3) years.

     (b) Termination by the Company for Cause or by the Executive Other than for Good Reason. Subject to the provisions of Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the Accrued Obligations.

     (c) Termination due to Death or Disability. If the Executive's employment shall terminate by reason of death or Disability, the Company shall pay the Executive or his estate, as the case may be, the Accrued Obligations and, solely in the case of termination by reason of Disability, the Pension Supplement. Such payments shall be in addition to those rights and benefits to which the Executive or his estate may be entitled under the relevant Company plans or programs.

     (d) Code Section 280G.

          (i) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (A) the Company, (B) any Person (as defined in Section 4(e)) whose actions result in a Change in Control or (C) any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part) by the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Executive may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

          (ii) For purposes of this limitation, (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (B) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the Company's accounting firm (or, in the case of a payment following a Change in Control the accounting firm that was, immediately prior to the Change in Control, the Company's independent auditor) (the "Auditor"), does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (C) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (A) or (B)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of Tax Counsel, and (D) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

     (e) Consulting and Non-Competition. If the Total Payments are subject to reduction in accordance with the above provisions of Section 5(d), the Executive shall have the option, to be exercised within ten (10) days after receipt of notice of such reduction from the Company, to enter into a consulting and non-competition agreement with the Company (the "Consulting and Non-Competition Agreement"), which shall (1) provide the Executive with payments and benefits, payable over the term of the agreement, the present value of which in the aggregate is equal to or greater than the present value (determined by applying a discount rate equal to the interest rate provided in section 1274(b)(2)(B) of the Code) of the balance of the payments and benefits otherwise payable to the Executive without regard to the provisions of Section 5(d), (2) require the Executive to make his services available to the Company for no more than twenty
(20) hours per month and (3) last for a period of not more than two (2) years (unless the Executive consents to a longer period).

     (f) Gross-Up Payment. In the event that the Executive receives a notice from the Internal Revenue Service to the effect that the amounts payable under the Consulting and Non-Competition Agreement would be subject (in whole or part) to the tax (the "Excise Tax") imposed under section 4999 of the Code, within thirty (30) days after the date the Chairman of the Board receives a copy of such notice the Company shall pay to the Executive such additional amounts (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date on which the Gross-Up Payment is calculated for purposes of this section, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

     (g) Release. Notwithstanding anything herein to the contrary, the Company's obligation to make the payments provided for in this Section 5 is expressly made subject to and conditioned upon (i) the Executive's prior execution of a release substantially in the form attached hereto as Exhibit A within forty-five (45) days after the applicable Date of Termination and (ii) the Executive's non-revocation of such release in accordance with the terms thereof.

 6. NONEXCLUSIVITY OF RIGHTS.

     Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into with, the Company shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

 7. FULL SETTLEMENT; MITIGATION.

     The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, provided that nothing herein shall preclude the Company from separately pursuing recovery from the Executive based on any such claim. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

 8. ARBITRATION.

     Any dispute about the validity, interpretation, effect or alleged violation of this Agreement (an "arbitrable dispute") must be submitted to confidential arbitration in Los Angeles, California. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy of any arbitrable dispute. Should any party to this Agreement pursue any arbitrable dispute by any method other than arbitration, the other party shall be entitled to recover from the party initiating the use of such method all damages, costs, expenses and attorneys' fees incurred as a result of the use of such method. Notwithstanding anything herein to the contrary, nothing in this Agreement shall purport to waive or in any way limit the right of any party to seek to enforce any judgment or decision on an arbitrable dispute in a court of competent jurisdiction.

 9. CONFIDENTIALITY.

     The Executive acknowledges that in the course of his employment with the Company he has acquired nonpublic privileged or confidential information and trade secrets concerning the operations, future plans and methods of doing business ("Proprietary Information") of the Company, its subsidiaries and affiliates; and the Executive agrees that it would be extremely damaging to the Company, its subsidiaries and affiliates if such Proprietary Information were disclosed to a competitor of the Company, its subsidiaries and affiliates or to any other person or corporation. The Executive understands and agrees that all Proprietary Information has been divulged to the Executive in confidence and further understands and agrees to keep all Proprietary Information secret and confidential (except for such information which is or becomes publicly available other than as a result of a breach by the Executive of this provision) without limitation in time. In view of the nature of the Executive's employment and the Proprietary Information the Executive has acquired during the course of such employment, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any disclosure of Proprietary Information in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them. Inquiries regarding whether specific information constitutes Proprietary Information shall be directed to the Board, provided that the Company shall not unreasonably classify information as Proprietary Information.

10. NON-SOLICITATION OF EMPLOYEES.

     The Executive recognizes that he possesses and will possess confidential information about other employees of the Company, its subsidiaries and affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company, its subsidiaries and affiliates. The Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company, its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company, its subsidiaries and affiliates. The Executive agrees that, during the Employment Period and for a period of one (1) year thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company, its subsidiaries or affiliates for the purpose of being employed by him or by any competitor of the Company, its subsidiaries or affiliates on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company, its subsidiaries and affiliates to any other person; provided, however, that it shall not constitute a solicitation or recruitment of employment in violation of this paragraph to discuss employment opportunities with any employee of the Company, its subsidiaries or affiliates who has either first contacted the Executive or regarding whose employment the Executive has discussed with and received the written approval of the Chairman of the Board prior to making such solicitation or recruitment. In view of the nature of the Executive's employment with the Company, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any solicitation or recruitment in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them.

11. LEGAL FEES.

     The Company shall pay to the Executive all legal fees and expenses (including but not limited to fees and expenses in connection with any arbitration) incurred by the Executive in disputing in good faith any issue arising under this Agreement relating to the termination of the Executive's employment or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement, but in each case only to the extent the arbitrator or court determines that the Executive had a reasonable basis for such claim.

12. SUCCESSORS.

     (a) Assignment by Executive. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) Successors and Assigns of Company. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

     (c) Assumption. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

13. MISCELLANEOUS.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed, in either case, to the principal corporate offices of Pacific Enterprises or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) No Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(d) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) Entire Agreement. This instrument contains the entire agreement of the Executive, the Company or any predecessor or subsidiary thereof with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby including, but not limited to, that certain Severance Agreement, dated October 11, 1996, between the Executive and Pacific Enterprises. Notwithstanding the foregoing, the provisions of any employee benefit or compensation plan, program or arrangement applicable to the Executive, including that certain Incentive Bonus Agreement, entered into between the Executive and Pacific Enterprises, shall remain in effect, except as expressly otherwise provided herein.

     IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.

                                          MINERAL ENERGY COMPANY

                                          /s/ KEVIN C. SAGARA

                                          --------------------------------------
                                          Kevin C. Sagara
                                          President

                                          /s/ RICHARD D. FARMAN

                                          --------------------------------------
                                          Richard D. Farman

                                                                         ANNEX F

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 12th day of October, 1996, by and between Mineral Energy Company (the "Company"), a California corporation, and Stephen L. Baum (the "Executive");

     WHEREAS, the Executive is currently serving as President and Chief Executive Officer of Enova Corporation, a California corporation ("Enova"), and the Company desires to secure the continued employment of the Executive in accordance herewith;

     WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 12, 1996, among, inter alia, Enova, Pacific Enterprises, a California corporation ("Pacific Enterprises"), and the Company, the parties thereto have agreed to a merger (the "Merger") pursuant to the terms thereof;

     WHEREAS, the Executive is willing to commit himself to be employed by the Company on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

     WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date (as hereinafter defined), setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined),

     NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

 1. EMPLOYMENT AND TERM.

     (a) Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement during the term thereof (as described below).

     (b) Term. The term of the Executive's employment under this Agreement shall commence (the "Effective Date") as of the closing date (the "Closing Date") of the Merger, as described in the Merger Agreement, and shall continue until the earlier of the Executive's Mandatory Retirement Age (as defined herein) or the fifth anniversary of the Effective Date (such term being referred to hereinafter as the "Employment Period"); provided, however, that commencing on the fourth anniversary of the Effective Date (and each anniversary of the Effective Date thereafter) the term of this Agreement shall automatically be extended for one additional year, unless, prior to such date, the Company or the Executive shall give written notice to the other party that it or he, as the case may be, does not wish to so extend this Agreement; and further provided, however, that if the Merger Agreement is terminated, then, at the time of such termination, this Agreement shall be deemed cancelled and of no force or effect and the Executive shall continue to be subject to such agreements and arrangements that were in effect prior to the Closing Date. As a condition to the Merger, the parties hereto agree that the Company shall be responsible for all of the premises, covenants and agreements set forth in this Agreement.

     (c) Mandatory Retirement. In no event shall the term of the Executive's employment hereunder extend beyond the end of the month in which the Executive's 65th birthday occurs (the "Mandatory Retirement Age").

 2. DUTIES AND POWERS OF EXECUTIVE.

     (a) Position.

          (i) Period A. During the period commencing on the Effective Date and ending on the earlier of September 1, 2000 or the second anniversary of the Effective Date ("Period A"), the Executive shall serve as the Vice Chairman of the Board of Directors of the Company (the "Board"), President and

     Chief Operating Officer of the Company with such authority, duties and responsibilities with respect to such position as set forth below in subsection (b) hereof. In this capacity, the Executive shall be a member of the office of the Chairman (which shall be an office held jointly by the Executive and the Chief Executive Officer/Chairman of the Board) ("Office of the Chairman") and shall report only to the Chief Executive Officer/Chairman of the Board. The presidents and principal executive officers of the Company's regulated and nonregulated businesses and the senior-most person in charge of each of the Company's policy units shall report directly to the Office of the Chairman.

          (ii) Period B. During the period, if any, commencing on the second anniversary of the Effective Date and ending on September 1, 2000 ("Period B"), the Executive shall be nominated to the position of, and if elected shall serve as, the Vice Chairman of the Board, Chief Executive Officer and President of the Company with such authority, duties and responsibilities with respect to such position as set forth below. In this capacity, the Executive shall report only to the Board. The presidents and chief executive officers of the Company's regulated and nonregulated businesses and the senior-most person in charge of each of the Company's policy units shall report directly to the Executive.

          (iii) Period C. During the period, if any, commencing September 1, 2000 and ending on the expiration date of the Agreement ("Period C"), the Executive shall be nominated to the position of, and if elected shall serve as, Chairman, Chief Executive Officer and President of the Company with such authority, duties and responsibilities with respect to such position as set forth below. In this capacity, the Executive shall report only to the Board. The presidents and chief executive officers of the Company's regulated and nonregulated businesses and the senior-most person in charge of each of the Company's policy units shall report directly to the Executive.

     (b) Duties.

          (i) Chief Executive Officer. The duties of the Chief Executive Officer of the Company shall include but not be limited to directing the overall business, affairs and operations of the Company, through its officers, all of whom shall report directly or indirectly to the Office of the Chairman or, if there is no Office of the Chairman, to the Chief Executive Officer.

          (ii) Chief Operating Officer. The duties of the Chief Operating Officer of the Company shall include, but not be limited to, directing the day-to-day business, affairs and operations of the Company, under the supervision of the Chief Executive Officer and (to the extent the Chief Executive Officer is not also the President) the President.

          (iii) President. The duties of the President of the Company shall include, but not be limited to, assisting the Chief Executive Officer (to the extent the President is not also the Chief Executive Officer) in directing the overall business, affairs and operations of the Company.

          (iv) Chairman of the Board. The Chairman of the Board shall be a director and shall preside at meetings of the Board and meetings of the shareholders. The Chairman shall be responsible for Board and shareholder governance and shall have such duties and responsibilities as are customarily assigned to such positions.

          (v) Vice Chairman of the Board. The Vice Chairman of the Board shall be a director and, in the absence of the Chairman, shall preside at meetings of the Board and meetings of shareholders. The Vice Chairman shall assist the Chairman in his responsibility for Board and shareholder governance and shall have such duties as are customarily assigned to such position.

     (c) Board Membership. The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

     (d) Attention. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

 3. COMPENSATION.

     It is the Board's intention to provide the Executive with compensation opportunities that, in total, are at a level that is consistent with that provided by comparable companies to executives of similar levels of responsibility, expertise and corporate and individual performance as determined by the compensation committee of the Board. In this regard, the Executive shall receive the following compensation for his services hereunder to the Company:

     (a) Base Salary. During the Employment Period, the Executive's annual base salary ("Annual Base Salary") shall be payable in accordance with the Company's general payroll practices. During Period A, the Executive's Annual Base Salary shall in no event be less than $645,000. During Period B and Period C, if the Executive is elected to the position of Chief Executive Officer, the Executive's Annual Base Salary shall in no event be less than the annual base salary of the Executive's predecessor as Chief Executive Officer of the Company. Subject to
Section 4(d)(ii), the Board in its discretion may from time to time direct such upward adjustments in the Executive's Annual Base Salary as the Board deems to be necessary or desirable, including, without limitation, adjustments in order to reflect increases in the cost of living and the Executive's performance. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

     (b) Incentive Compensation. Subject to Section 4(d)(ii), during the Employment Period, the Executive shall participate in annual incentive compensation plans and long-term incentive compensation plans of the Company and, to the extent appropriate, the Company's subsidiaries (which long-term incentive compensation plans may include plans offering stock options, restricted stock and other long-term incentive compensation and all such annual and long-term plans to be hereinafter referred to as the "Incentive Compensation Plans") and will be granted awards thereunder providing him with the opportunity to earn, on a year-by-year basis, annual and long-term incentive compensation (the "Incentive Compensation Awards") at least equal (in terms of target, maximum and minimum awards expressed as a percentage of Annual Base Salary) to the greater of the Executive's opportunities that were in effect prior to the Effective Date and the awards granted to the Chief Executive Officer of the Company under the Incentive Compensation Plans during Period A. Any equity awards granted to the Executive may be granted, at the Executive's election, to trusts established for the benefit of members of the Executive's family. With respect to incentive compensation awards granted prior to the Effective Date, the Executive shall be entitled to retain such awards in accordance with their terms, which shall be appropriately adjusted as a result of the Merger.

     (c) Retirement and Welfare Benefit Plans. In addition to the benefits provided under Section 3(b), during the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all other savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or senior executive officers of the Company and its domestic subsidiaries, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing. To the extent that benefits payable or provided to the Executive under such plans are materially less favorable on a benefit by benefit basis than the benefits that would have been payable or provided to the Executive under comparable Enova tax-qualified retirement plans, executive retirement plans, split dollar and other executive life insurance arrangements in which the Executive was a participant (based on the terms of such plans as of the Effective Date), the Executive shall be entitled to benefits pursuant to the terms of this Agreement equal to the excess of the benefits provided under the applicable Enova plans over the benefits provided under the comparable Company plans.

     (d) Expenses. The Company shall reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board.

     (e) Fringe Benefits and Perquisites. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company and, to the extent appropriate, the Company's subsidiaries from time to time in effect, commensurate with his position.

 4. TERMINATION OF EMPLOYMENT.

     (a) Death or Disability. The Executive's employment shall terminate upon the Executive's death or, at the election of the Board or the Executive, by reason of Disability (as herein defined) during the Employment Period; provided, however, that the Board may not terminate the Executive's employment hereunder by reason of Disability unless at the time of such termination there is no reasonable expectation that the Executive will return to work within the next ninety (90) day period. For purposes of this Agreement, disability ("Disability") shall have the same meaning as set forth in the Enova long-term disability plan or its successor.

     (b) By the Company for Cause. The Company may terminate the Executive's employment during the Employment Period for Cause (as herein defined). For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 4(d)) or (ii) the Executive's commission of one or more acts of moral turpitude that constitute a violation of applicable law (including but not limited to a felony) which have or result in an adverse effect on the Company, monetarily or otherwise or one or more significant acts of dishonesty. For purposes of clause (i) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

     (c) By the Company without Cause. Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment other than by a termination for Cause during the Employment Period, but only upon the affirmative vote of three-fourths (3/4) of the membership of the Board.

     (d) By the Executive for Good Reason. The Executive may terminate his employment during the Employment Period for Good Reason (as herein defined). For purposes of this Agreement, "Good Reason" shall mean the occurrence without the written consent of the Executive of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the Date of Termination (as hereinafter defined) specified in the Notice of Termination (as hereinafter defined) given in respect thereof:

          (i) an adverse change in the Executive's title, authority, duties, responsibilities or reporting lines as specified in Section 2(a) and 2(b) of this Agreement;

          (ii) a reduction by the Company in (A) the Executive's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time or (B) the Executive's aggregate annualized compensation and benefits opportunities, except, in the case of both (A) and (B), for across-the-board reductions similarly affecting all executives (both of the Company and of any Person (as hereinafter defined) then in control of the Company) whose compensation is directly determined by the compensation committee of the Board (and the compensation committee of the board of directors of any Person then in control of the Company); provided that, the exception for across-the-board reductions shall not apply following a Change in Control (as hereinafter defined);

          (iii) the relocation of the Executive's principal place of employment to a location away from the Company's headquarters or a substantial increase in the Executive's business travel obligations outside of the Southern California area as of the Effective Date, other than any such increase that (A) arises in connection with extraordinary business activities of the Company and (B) is understood not to be part of the Executive's regular duties with the Company;

          (iv) the failure by the Company to pay to the Executive any portion of the Executive's current compensation and benefits or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due;

          (v) the failure by the shareholders to elect the Executive to the Board during the Employment Period;

          (vi) the failure by the Board to elect the Executive to the positions of Vice Chairman of the Board, President and Chief Executive Officer during Period B, or Chairman of the Board, President and Chief Executive Officer during Period C;

          (vii) any purported termination of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4(f); for purposes of this Agreement, no such purported termination shall be effective;

          (viii) the failure by the Company to obtain a satisfactory agreement from any successor of the Company requiring such successor to assume and agree to perform the Company's obligations under this Agreement, as contemplated in Section 11; or

          (ix) the failure by the Company to comply with any material provision of this Agreement.

     Following a Change in Control (as hereinafter defined), the Executive's determination that an act or failure to act constitutes Good Reason shall be presumed to be valid unless such determination is deemed to be unreasonable by an arbitrator. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     (e) Change in Control. Change in Control shall mean the occurrence of any of the following events:

          (i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

          (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     "Person" shall have the meaning given in section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act"), as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

     "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a "Transaction") shall not constitute a Change in Control for purposes of this Agreement if, in connection with the Transaction, the Executive participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, the Executive shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Executive of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other shareholders of the Company, or (iii) obtaining beneficial ownership of any equity interest in the Acquiror in a manner unrelated to a Transaction.

     (f) Notice of Termination. During the Employment Period, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 12(b). For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4) of the entire membership of the Board at a meeting of the Board that was called and held no more than ninety (90) days after the date the Board had knowledge of the most recent act or omission giving rise to such breach for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board and, if possible, to cure the breach that was the basis for the Notice of Termination for Cause) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail. Unless the Board determines otherwise, a Notice of Termination by the Executive alleging a termination for Good Reason must be made within 180 days of the act or failure to act that the Executive alleges to constitute Good Reason.

     (g) Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment during the Employment Period, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Company, for reasons other than Cause, shall not be less than thirty (30) days and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days), from the date such Notice of Termination is given).

 5. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

     (a) Termination Other Than for Cause, Death or Disability. During the Employment Period, if the Company shall terminate the Executive's employment (other than for Cause, death or Disability) or the Executive shall terminate his employment for Good Reason (termination in any such case being referred to as "Termination") the Company shall pay to the Executive the amounts, and provide the Executive with the benefits, described in this Section 5 (hereinafter referred to as the "Severance Payments"). Subject to Section 5(g), the amounts specified in this Section 5(a) shall be paid within thirty (30) days after the Date of Termination.

          (i) Lump Sum Payment. In lieu of any further payments of Annual Base Salary or annual Incentive Compensation Awards to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum amount in cash equal to the product of (X) the sum of
     (A) the Executive's Annual Base Salary and (B) the greater of the Executive's target bonus for the year of termination or the average of the three (3) years' highest gross bonus awards, not necessarily consecutive, paid by the Company (or its predecessor) to the Executive in the five (5) years preceding the year of termination and (Y) the number of years remaining in the Employment Period (including fractional years), but in no event less than two (2); provided, however, that in the event of a Termination following a Change in Control such multiplier shall not be less than three (3).

          (ii) Accrued Obligations. The Company shall pay the Executive a lump sum amount in cash equal to the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid,
     (B) an amount equal to any annual Incentive Compensation Awards earned with respect to fiscal years ended prior to the year that includes the Date of Termination to the extent not theretofore paid and (C) an amount equal to the target amount payable under any annual Incentive Compensation Awards for the fiscal year that includes the Date of Termination or, if greater, the average of the three (3) years' highest gross bonus awards, not necessarily consecutive, paid by the Company (or its predecessor) to the Executive in the five (5) years preceding the year of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365, in each case to the extent not theretofore paid. (The amounts specified in clauses (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligations.")

          (iii) Deferred Compensation. In the event of a Termination following a Change in Control, the Company shall pay the Executive a lump sum payment in an amount equal to any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon).

          (iv) Pension Supplement. The Company shall provide the Executive with such additional years of age and service credit for purposes of the calculation of retirement benefits under the Enova Supplemental Executive Retirement Plan (the "Enova SERP") as if he had remained employed for the remainder of the Employment Period, but in no event less than two (2) years, provided, however, that there shall be no reduction under the Enova SERP for early retirement as set forth in paragraph 4.a.ii of the Enova SERP, except for the early retirement reduction factor determined in accordance with the table in Section 5.4 of the San Diego Gas & Electric Company Pension Plan, as adopted by Enova (the "Pension Plan"); and provided, further, however, that in the event of a Termination following a Change in Control, the Company shall pay the Executive a lump sum payment in an amount equal to the benefits under the Enova SERP as described in paragraph 2.c of the Enova SERP, less the value calculated consistently with paragraph 4.b of the SERP of the Executive's entitlement under the Pension Plan, such payment to be calculated and paid without regard to the limitation described in the Enova SERP relating to Section 280G of the Code and with such additional years of age and service credit as if he had remained employed for the remainder of the Employment Period, but in no event less than two (2) years; and in either case the Executive's termination shall be a "Qualifying Termination" as defined in the Split Dollar

     Life Insurance Agreement entered into between the Executive and Enova, and where necessary the Company shall take such steps, including the payment of additional premiums, as may be necessary so that the cash value of the policy as of the Date of Termination shall reflect the additional age and service credit.

          (v) Accelerated Vesting and Payment of Long-Term Incentive Awards. All equity-based long-term Incentive Compensation Awards held by the Executive under any long-term Incentive Compensation Plan maintained by the Company or any affiliate shall immediately vest and become exercisable as of the Date of Termination, to be exercised in accordance with the terms of the applicable plan and award agreement; provided, however, that any such awards granted on or after the Effective Date shall remain outstanding and exercisable until the earlier of (A) eighteen (18) months following the Date of Termination or (B) the expiration of the original term of such award (it being understood that all awards granted prior to the Effective Date shall remain outstanding and exercisable for a period that is no less than that provided for in the applicable agreement in effect as of the date of grant), and the Company shall pay to the Executive, with respect to all cash-based, long-term Incentive Compensation Awards made to the Executive that are outstanding under any long-term Incentive Compensation Plan maintained by the Company or any affiliate an amount equal to the target amount payable under such long-term Incentive Compensation Awards multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the award cycle to and including the Date of Termination, and the denominator of which shall be the number of days in the cycle as originally granted.

          (vi) Continuation of Welfare Benefits. For (A) the remainder of the Employment Period, but in no event less than a period of two (2) years or
     (B) until the Executive is eligible for retiree medical benefits, whichever is longer, immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents with life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination, provided, however, that if the Executive becomes employed with another employer and is eligible to receive life, disability, accident and health insurance benefits under another employer-provided plan, the benefits under the Company's plans shall be secondary to those provided under such other plan during such applicable period of eligibility, and further provided, however, that in the event of a termination following a Change in Control such period shall not be less than the number of years until the Executive reaches normal retirement age as defined under the Enova tax-qualified plans.

     (b) Termination by the Company for Cause or by the Executive Other than for Good Reason. Subject to the provisions of Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the Accrued Obligations.

     (c) Termination due to Death or Disability. If the Executive's employment shall terminate by reason of death or Disability, the Company shall pay the Executive or his estate, as the case may be, the Accrued Obligations and, solely in the case of termination by reason of Disability, the Pension Supplement. Such payments shall be in addition to those rights and benefits to which the Executive or his estate may be entitled under the relevant Company plans or programs.

     (d) Code Section 280G.

          (i) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (A) the Company, (B) any Person (as defined in Section 4(e)) whose actions result in a Change in Control or (C) any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part) by the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Executive may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

          (ii) For purposes of this limitation, (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (B) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the Company's accounting firm (or, in the case of a payment following a Change in Control the accounting firm that was, immediately prior to the Change in Control, the Company's independent auditor) (the "Auditor"), does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (C) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (A) or (B)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of Tax Counsel, and (D) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

     (e) Consulting and Non-Competition. If the Total Payments are subject to reduction in accordance with the above provisions of Section 5(d), the Executive shall have the option, to be exercised within ten (10) days after receipt of notice of such reduction from the Company, to enter into a consulting and non-competition agreement with the Company (the "Consulting and Non-Competition Agreement"), which shall (1) provide the Executive with payments and benefits, payable over the term of the agreement, the present value of which in the aggregate is equal to or greater than the present value (determined by applying a discount rate equal to the interest rate provided in section 1274(b)(2)(B) of the Code) of the balance of the payments and benefits otherwise payable to the Executive without regard to the provisions of Section 5(d), (2) require the Executive to make his services available to the Company for no more than twenty
(20) hours per month and (3) last for a period of not more than two (2) years (unless the Executive consents to a longer period).

     (f) Gross-Up Payment. In the event that the Executive receives a notice from the Internal Revenue Service to the effect that the amounts payable under the Consulting and Non-Competition Agreement would be subject (in whole or part) to the tax (the "Excise Tax") imposed under section 4999 of the Code, within thirty (30) days after the date the Chairman of the Board receives a copy of such notice the Company shall pay to the Executive such additional amounts (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date on which the Gross-Up Payment is calculated for purposes of this section, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

     (g) Release. Notwithstanding anything herein to the contrary, the Company's obligation to make the payments provided for in this Section 5 is expressly made subject to and conditioned upon (i) the Executive's prior execution of a release substantially in the form attached hereto as Exhibit A within forty-five (45) days after the applicable Date of Termination and (ii) the Executive's non-revocation of such release in accordance with the terms thereof.

 6. NONEXCLUSIVITY OF RIGHTS.

     Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into with, the Company shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

 7. NULL SETTLEMENT; MITIGATION.

     The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, provided that nothing herein shall preclude the Company from separately pursuing recovery from the Executive based on any such claim. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

 8. ARBITRATION.

     Any dispute about the validity, interpretation, effect or alleged violation of this Agreement (an "arbitrable dispute") must be submitted to confidential arbitration in San Diego, California. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy of any arbitrable dispute. Should any party to this Agreement pursue any arbitrable dispute by any method other than arbitration, the other party shall be entitled to recover from the party initiating the use of such method all damages, costs, expenses and attorneys' fees incurred as a result of the use of such method. Notwithstanding anything herein to the contrary, nothing in this Agreement shall purport to waive or in any way limit the right of any party to seek to enforce any judgment or decision on an arbitrable dispute in a court of competent jurisdiction.

 9. CONFIDENTIALITY.

     The Executive acknowledges that in the course of his employment with the Company, he has acquired non-public privileged or confidential information and trade secrets concerning the operations, future plans and methods of doing business ("Proprietary Information") of the Company, its subsidiaries and affiliates; and the Executive agrees that it would be extremely damaging to the Company, its subsidiaries and affiliates if such Proprietary Information were disclosed to a competitor of the Company, its subsidiaries and affiliates or to any other person or corporation. The Executive understands and agrees that all Proprietary Information has been divulged to the Executive in confidence and further understands and agrees to keep all Proprietary Information secret and confidential (except for such information which is or becomes publicly available other than as a result of a breach by the Executive of this provision) without limitation in time. In view of the nature of the Executive's employment and the Proprietary Information the Executive has acquired during the course of such employment, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any disclosure of Proprietary Information in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them. Inquiries regarding whether specific information constitutes Proprietary Information shall be directed to the Board provided, that the Company shall not unreasonably classify information as Proprietary Information.

10. NON-SOLICITATION OF EMPLOYEES.

     The Executive recognizes that he possesses and will possess confidential information about other employees of the Company, its subsidiaries and affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company, its subsidiaries and affiliates. The Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company, its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company, its subsidiaries and affiliates. The Executive agrees that, during the Employment Period and for a period of one (1) year thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company, its subsidiaries or affiliates for the purpose of being employed by him or by any competitor of the Company, its subsidiaries or affiliates on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company, its subsidiaries and affiliates to any other person; provided, however, that it shall not constitute a solicitation or recruitment of employment in violation of this paragraph to discuss employment opportunities with any employee of the Company, its subsidiaries or affiliates who has either first contacted the Executive or regarding whose employment the Executive has discussed with and received the written approval of the Chairman of the Board prior to making such solicitation or recruitment. In view of the nature of the Executive's employment with the Company, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any solicitation or recruitment in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them.

11. LEGAL FEES.

     The Company shall pay to the Executive all legal fees and expenses (including but not limited to fees and expenses in connection with any arbitration) incurred by the Executive in disputing in good faith any issue arising under this Agreement relating to the termination of the Executive's employment or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement, but in each case only to the extent the arbitrator or court determines that the Executive had a reasonable basis for such claim.

12. SUCCESSORS.

     (a) Assignment by Executive. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) Successors and Assigns of Company. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

     (c) Assumption. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

13. MISCELLANEOUS.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed, in either case, to the Company's headquarters or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) No Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4 of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4 of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) Entire Agreement. This instrument contains the entire agreement of the Executive, the Company or any predecessor or subsidiary thereof with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby including, but not limited to, that certain employment agreement dated September 18, 1996 between the Executive and Enova. Notwithstanding the foregoing, the provisions of any employee benefit or compensation plan, program or arrangement applicable to the Executive, including that certain Incentive Bonus Agreement, entered into between the Executive and Enova, shall remain in effect, except as expressly otherwise provided herein.

     IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.

                                          MINERAL ENERGY COMPANY

                                          /s/  KEVIN C. SAGARA

                                          --------------------------------------
                                          Kevin C. Sagara
                                          President

                                          /s/  STEPHEN L. BAUM

                                          --------------------------------------
                                          Stephen L. Baum

                                                                         ANNEX G

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 12th day of October, 1996, by and between Mineral Energy Company (the "Company"), a California corporation, and Warren I. Mitchell (the "Executive");

     WHEREAS, the Executive is currently serving as President of Southern California Gas Company, a California corporation and a subsidiary of Pacific Enterprises, a California corporation ("Pacific Enterprises"), and the Company desires to secure the continued employment of the Executive in accordance herewith;

     WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 12, 1996, among, inter alia, Pacific Enterprises, Enova Corporation, a California corporation ("Enova") and the Company, the parties thereto have agreed to a merger (the "Merger") pursuant to the terms thereof;

     WHEREAS, the Executive is willing to commit himself to be employed by the Company on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

     WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date (as hereinafter defined), setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined).

     NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

 1. EMPLOYMENT AND TERM.

     (a) Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement during the term thereof (as described below).

     (b) Term. The term of the Executive's employment under this Agreement shall commence (the "Effective Date") as of the closing date (the "Closing Date") of the Merger as described in the Merger Agreement and shall continue until the earlier of the Executive's Mandatory Retirement Age (as defined herein) or the fifth anniversary of the Effective Date (such term being referred to hereinafter as the "Employment Period"); provided, however, that commencing on the fourth anniversary of the Effective Date (and each anniversary of the Effective Date thereafter), the term of this Agreement shall automatically be extended for one additional year, unless, prior to such date, the Company or the Executive shall give written notice to the other party that it or he, as the case may be, does not wish to so extend this Agreement; and further provided, however, that if the Merger Agreement is terminated, then, at the time of such termination, this Agreement shall be deemed cancelled and of no force or effect and the Executive shall continue to be subject to such agreements and arrangements that were in effect prior to the Closing Date of the Merger. As a condition to the Merger, the parties hereto agree that the Company shall be responsible for all of the premises, covenants and agreements set forth in this Agreement.

     (c) Mandatory Retirement. In no event shall the term of the Executive's employment hereunder extend beyond the end of the month in which the Executive's 65th birthday occurs (the "Mandatory Retirement Age").

 2. DUTIES AND POWERS OF EXECUTIVE.

     (a) Position. During the period commencing on the Effective Date the Executive shall serve as President and Principal Executive Officer of the businesses of the Company and its subsidiaries that are economically regulated by the California Public Utilities Commission (the "Regulated Subsidiaries") with such authority, duties and responsibilities with respect to such position as set forth in subsection (b) hereof. In this capacity, the Executive shall report to the Office of the Chairman or if the Office of the Chairman does not exist, the Chief Executive Officer of the Company. The titles, authority, duties and responsibilities set forth in subsection (b) hereof may be changed from time to time but only with the mutual written agreement of the Executive and the Company.

     (b) Duties of the President and Principal Executive Officer. The duties of the President and Principal Executive Officer of the Company's Regulated Subsidiaries shall include but not be limited to directing the overall business, affairs and operations of the Company's Regulated Subsidiaries, through the officers of such subsidiaries, all of whom shall report directly or indirectly to the Executive.

     (c) Attention. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

 3. COMPENSATION.

     It is the Board's intention to provide the Executive with compensation opportunities that, in total, are at a level that is consistent with that provided by comparable companies to executives of similar levels of responsibility, expertise and corporate and individual performance as determined by the compensation committee of the Board. In this regard, the Executive shall receive the following compensation for his services hereunder to the Company:

     (a) Base Salary. During the Employment Period, the Executive's annual base salary ("Annual Base Salary") shall in no event be no less than $440,000 and shall be payable in accordance with the Company's general payroll practices. Subject to Section 4(e)(ii), the Board in its discretion may from time to time direct such upward adjustments in the Executive's Annual Base Salary as the Board deems to be necessary or desirable, including, without limitation, adjustments in order to reflect increases in the cost of living and the Executive's performance. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

     (b) Incentive Compensation. Subject to Section 4(e)(ii), during the Employment Period, the Executive shall participate in annual incentive compensation plans and long-term incentive compensation plans of the Company and, to the extent appropriate, the Company's Subsidiaries (which long-term incentive compensation plans may include plans offering stock options, restricted stock and other long-term incentive compensation and all such annual and long-term plans to be hereinafter referred to as the "Incentive Compensation Plans") and will be granted awards thereunder providing him with the opportunity to earn, on a year-by-year basis, annual and long-term incentive compensation (the "Incentive Compensation Awards") at least equal (in terms of target, maximum and minimum awards expressed as a percentage of Annual Base Salary) to the Executive's opportunities that were in effect prior to the Effective Date. Any equity awards granted to the Executive may be granted, at the Executive's election, to trusts established for the benefit of members of the Executive's family. With respect to incentive compensation awards granted prior to the Effective Date, the Executive shall be entitled to retain such awards in accordance with their terms, which shall be appropriately adjusted as a result of the Merger.

     (c) Retirement and Welfare Benefit Plans. In addition to the benefits provided under Section 3(b), during the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all other savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or senior executive officers of the Company and its domestic subsidiaries, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing. To the extent that benefits payable or provided to the Executive under such plans are materially less favorable on a benefit by benefit basis than the benefits that would have been payable or provided to the Executive under comparable Pacific Enterprises tax-qualified retirement plans, executive retirement plans, executive medical plans and life insurance arrangements in which the Executive was a participant (based on the terms of such plans as of the Effective Date), the Executive shall be entitled to benefits pursuant to the terms of this Agreement equal to the excess of the benefits provided under the applicable Pacific Enterprises plans over the benefits provided under the comparable Company plans.

     (d) Expenses. The Company shall reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board.

     (e) Fringe Benefits and Perquisites. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company and, to the extent appropriate, the Company's subsidiaries from time to time in effect, commensurate with his position.

 4. TERMINATION OF EMPLOYMENT.

     (a) Death. The Executive's employment shall terminate upon the Executive's death.

     (b) Disability. The Executive's active employment shall terminate at the election of the Board or the Executive by reason of Disability (as herein defined) during the Employment Period; provided, however, that the Board may not terminate the Executive's active employment hereunder by reason of Disability unless at the time of such termination there is no reasonable expectation that the Executive will return to full time responsibilities hereunder within the next ninety (90) day period. For purposes of the Agreement, disability ("Disability") shall have the same meaning as set forth in the Pacific Enterprises long-term disability plan or its successor. Upon such termination Executive shall continue as a participant under the Pacific Enterprises long-term disability plan or its successor and under the disability provisions of Pacific Enterprises' supplemental executive retirement plan or its successor until Executive reaches mandatory retirement age, elects to commence retirement benefits, becomes employed or ceases to have a Disability.

     (c) By the Company for Cause. The Company may terminate the Executive's employment during the Employment Period for Cause (as herein defined). For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 4(d)) or (ii) the Executive's commission of one or more acts of moral turpitude that constitute a violation of applicable law (including but not limited to a felony) which have or result in an adverse effect on the Company, monetarily or otherwise or one or more significant acts of dishonesty. For purposes of clause (i) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

     (d) By the Company without Cause. Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment other than by a termination for Cause during the Employment Period, but only upon the affirmative vote of three-fourths (3/4) of the membership of the Board.

     (e) By the Executive for Good Reason. The Executive may terminate his employment during the Employment Period for Good Reason (as herein defined). For purposes of this Agreement, "Good Reason" shall mean the occurrence without the written consent of the Executive of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the Date of Termination (as hereinafter defined) specified in the Notice of Termination (as hereinafter defined) given in respect thereof:

          (i) an adverse change in the Executive's title, authority, duties, responsibilities or reporting lines as specified in Sections 2(a) and 2(b) of this Agreement;

          (ii) a reduction by the Company in (A) the Executive's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time or (B) the Executive's aggregate annualized compensation and benefits opportunities, except, in the case of both (A) and (B), for across-the-board reductions similarly affecting all executives (both of the Company and of any Person (as hereinafter defined) then in control of the Company) whose compensation is directly determined by the compensation committee of the Board (and the compensation committee of the board of directors of any Person then in control of the Company); provided that, the exception for across-the-board reductions shall not apply following a Change in Control (as hereinafter defined);

          (iii) the Company's requiring the Executive to be based anywhere other than the principal place of business of the Regulated Subsidiaries (or permitted relocation thereof); or a substantial increase in the Executive's business travel obligations outside of the Southern California area as of the Effective Date, other than any such increase that (A) arises in connection with extraordinary business activities of the Company and (B) is understood not to be part of the Executive's regular duties with the Company;

          (iv) the failure by the Company to pay to the Executive any portion of the Executive's current compensation and benefits or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due;

          (v) any purported termination of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4(f); for purposes of this Agreement, no such purported termination shall be effective;

          (vi) the failure by the Company to obtain a satisfactory agreement from any successor of the Company requiring such successor to assume and agree to perform the Company's obligations under this Agreement, as contemplated in Section 11; or

          (vii) the failure by the Company to comply with any material provision of this Agreement.

     Following a Change in Control (as hereinafter defined), the Executive's determination that an act or failure to act constitutes Good Reason shall be presumed to be valid unless such determination is deemed to be unreasonable by an arbitrator. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     (f) Change in Control.

     Change in Control shall mean the occurrence of any of the following events:

          (i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

          (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     "Person" shall have the meaning given in section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act"), as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

     "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a "Transaction") shall not constitute a Change in Control for purposes of this Agreement if, in connection with the Transaction, the Executive participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, the Executive shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Executive of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other shareholders of the Company, or (iii) obtaining beneficial ownership of any equity interest in the Acquiror in a manner unrelated to a Transaction.

     (g) Notice of Termination. During the Employment Period, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 12(b). For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4) of the entire membership of the Board at a meeting of the Board that was called and held no more than ninety (90) days after the date the Board had knowledge of the most recent act or omission giving rise to such breach for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board and, if possible, to cure the breach that was the basis for the Notice of Termination for Cause) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail. Unless the Board determines otherwise, a Notice of Termination by the Executive alleging a termination for Good Reason must be made within 180 days of the act or failure to act that the Executive alleges to constitute Good Reason.

     (h) Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment during the Employment Period, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days for reasons other than cause and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60)
days) from the date such Notice of Termination is given.

 5. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

     (a) Termination Other Than for Cause, Death or Disability. During the Employment Period, if the Company shall terminate the Executive's employment (other than for Cause, death or Disability) or the Executive shall terminate his employment for Good Reason (termination in any such case being referred to as "Termination") the Company shall pay to the Executive amounts, and provide the Executive with the benefits, described in this Section 5 (hereinafter referred to as the "Severance Payments"). Subject to Section 5(g), the amounts specified in this Section 5(a) shall be paid within thirty (30) days after the Date of Termination.

          (i) Lump Sum Payment. In lieu of any further payments of Annual Base Salary or annual Incentive Compensation Awards to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum amount in cash equal to the product of (X) the sum of
     (A) the Executive's Annual Base Salary and (B) the greater of the Executive's target bonus for the year of termination or the average of the three (3) years' highest gross bonus awards, not necessarily consecutive, paid by the Company (or its predecessor) to the Executive in the five (5) years preceding the year of termination and (Y) two (2), provided, however, that in the event of a Termination following a Change in Control such multiplier shall be three (3).

          (ii) Accrued Obligations. The Company shall pay the Executive a lump sum amount in cash equal to the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid,
     (B) an amount equivalent to any annual Incentive Compensation Awards earned with respect to fiscal years ended prior to the year that includes the Date of Termination to the extent not theretofore paid, and (C) an amount equivalent to the target amount payable under any annual Incentive Compensation Awards for the fiscal year that includes the Date of Termination or, if greater, the average of the three (3) years' highest gross bonus awards, not necessarily consecutive, paid by the Company (or its predecessor) to the Executive in the five (5) years preceding the year of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365, in each case to the extent not theretofore paid. (The amounts specified in clauses (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligations.")

          (iii) Deferred Compensation. In the event of a Termination following a Change in Control, the Company shall pay the Executive a lump sum payment in an amount equal to any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon).

          (iv) Pension Supplement. The Company shall pay the Executive a lump sum payment (the "Pension Supplement") in an amount equal to the present value (as determined in accordance with the terms of Pacific Enterprises' supplemental executive retirement plan) of the benefits to which the Executive would be entitled under the Company's defined benefit pension and retirement plans (the "Pension and Retirement Plans") if he had continued working for the Company for an additional two (2) years, and had increased his age by two (2) years as of the Date of Termination but not beyond the

     Mandatory Retirement Age; provided, however, that in the event of a Termination following a Change in Control, such number of years shall be three (3) but not beyond the Mandatory Retirement Age.

          (v) Accelerated Vesting and Payment of Long-Term Incentive Awards. All equity-based, longterm Incentive Compensation Awards held by the Executive under any long- term Incentive Compensation Plan maintained by the Company or any affiliate shall immediately vest and become exercisable as of the Date of Termination, to be exercised in accordance with the terms of the applicable plan and award agreement; provided, however, that any such awards granted on or after the Effective Date shall remain outstanding and exercisable until the earlier of (A) eighteen (18) months following the Date of Termination or (B) the expiration of the original term of such award (it being understood that all awards granted prior to the Effective Date shall remain outstanding and exercisable for a period that is no less than that provided for in the applicable agreement in effect as of the date of grant), and the Company shall pay to the Executive, with respect to all cash-based, long-term Incentive Compensation Awards made to the Executive that are outstanding under any longterm Incentive Compensation Plan maintained by the Company or any affiliate an amount equal to the target amount payable under such long-term Incentive Compensation Awards multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the award cycle to and including the Date of Termination, and the denominator of which shall be the number of days in the cycle as originally granted; and

          (vi) Continuation of Welfare Benefits. For a period of two (2) years or until the Executive is eligible for retiree medical benefits, whichever is longer, immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents with life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination, provided, however, that in no event shall the Executive be entitled to receive disability benefits under the Pacific Enterprises long-term disability plan or Pacific Enterprises' supplemental executive retirement plan after the Executive has become eligible to commence receipt of retirement benefits under Pacific Enterprises' supplemental executive retirement plan, and provided, further, that if the Executive becomes employed with another employer and is eligible to receive life, disability, accident and health insurance benefits under another employer-provided plan, the benefits under the Company's plans shall be secondary to those provided under such other plan during such applicable period of eligibility, and further provided, however, that in the event of a Termination following a Change in Control such period shall not be less than three (3) years.

     (b) Termination by the Company for Cause or by the Executive Other Than for Good Reason. Subject to the provisions of Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the Accrued Obligations.

     (c) Termination Due to Death or Disability. If the Executive's employment shall terminate by reason of death or Disability, the Company shall pay the Executive or his estate, as the case may be, the Accrued Obligations and, solely in the case of termination by reason of disability, the Pension Supplement. Such payments shall be in addition to those rights and benefits to which the Executive or his estate may be entitled under the relevant Company plans or programs.

     (d) Code Section 280G.

          (i) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (A) the Company, (B) any Person (as defined in Section 4(e)) whose actions result in a Change in Control or (C) any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part) by the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Executive may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

          (ii) For purposes of this limitation, (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (B) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the Company's accounting firm (or, in the case of a payment following a Change in Control the accounting firm that was, immediately prior to the Change in Control, the Company's independent auditor) (the "Auditor"), does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (C) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (A) or (B)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of Tax Counsel, and (D) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

     (e) Consulting and Non-Competition. If the Total Payments are subject to reduction in accordance with the above provisions of Section 5(d), the Executive shall have the option, to be exercised within ten (10) days after receipt of notice of such reduction from the Company, to enter into a consulting and non-competition agreement with the Company (the "Consulting and Non-Competition Agreement"), which shall (1) provide the Executive with payments and benefits, payable over the term of the agreement, the present value of which in the aggregate is equal to or greater than the present value (determined by applying a discount rate equal to the interest rate provided in section 1274(b)(2)(B) of the Code) of the balance of the payments and benefits otherwise payable to the Executive without regard to the provisions of Section 5(d), (2) require the Executive to make his services available to the Company for no more than twenty
(20) hours per month and (3) last for a period of not more than two (2) years (unless the Executive consents to a longer period).

     (f) Gross-Up Payment. In the event that the Executive receives a notice from the Internal Revenue Service to the effect that the amounts payable under the Consulting and Non-Competition Agreement would be subject (in whole or part) to the tax (the "Excise Tax") imposed under section 4999 of the Code, within thirty (30) days after the date the Chairman of the Board receives a copy of such notice the Company shall pay to the Executive such additional amounts (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date on which the Gross-Up Payment is calculated for purposes of this section, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

     (g) Release. Notwithstanding anything herein to the contrary, the Company's obligation to make the payments provided for in this Section 5 is expressly made subject to and conditioned upon (i) the Executive's prior execution of a release substantially in the form attached hereto as Exhibit A within forty-five (45) days after the applicable Date of Termination and (ii) the Executive's non-revocation of such release in accordance with the terms thereof.

 6. NONEXCLUSIVITY OF RIGHTS.

     Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into with, the Company shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

 7. FULL SETTLEMENT; MITIGATION.

     The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, provided that nothing herein shall preclude the Company from separately pursuing recovery from the Executive based on any such claim. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

 8. ARBITRATION.

     Any dispute about the validity, interpretation, effect or alleged violation of this Agreement (an "arbitrable dispute") must be submitted to confidential arbitration in Los Angeles, California. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy of any arbitrable dispute. Should any party to this Agreement pursue any arbitrable dispute by any method other than arbitration, the other party shall be entitled to recover from the party initiating the use of such method all damages, costs, expenses and attorneys' fees incurred as a result of the use of such method. Notwithstanding anything herein to the contrary, nothing in this Agreement shall purport to waive or in any way limit the right of any party to seek to enforce any judgment or decision on an arbitrable dispute in a court of competent jurisdiction.

 9. CONFIDENTIALITY.

     The Executive acknowledges that in the course of his employment with the Company he has acquired nonpublic privileged or confidential information and trade secrets concerning the operations, future plans and methods of doing business ("Proprietary Information") of the Company, its subsidiaries and affiliates; and the Executive agrees that it would be extremely damaging to the Company, its subsidiaries and affiliates if such Proprietary Information were disclosed to a competitor of the Company, its subsidiaries and affiliates or to any other person or corporation. The Executive understands and agrees that all Proprietary Information has been divulged to the Executive in confidence and further understands and agrees to keep all Proprietary Information secret and confidential (except for such information which is or becomes publicly available other than as a result of a breach by the Executive of this provision) without limitation in time. In view of the nature of the Executive's employment and the Proprietary Information the Executive has acquired during the course of such employment, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any disclosure of Proprietary Information in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them. Inquiries regarding whether specific information constitutes Proprietary Information shall be directed to the Company's Senior Vice President, Public Policy (or, if such position is vacant, the Company's Chief Executive Officer), provided, that the Company shall not unreasonably classify information as Proprietary Information.

10. NON-SOLICITATION OF EMPLOYEES.

     The Executive recognizes that he possesses and will possess confidential information about other employees of the Company, its subsidiaries and affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company, its subsidiaries and affiliates. The Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company, its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company, its subsidiaries and affiliates. The Executive agrees that, during the Employment Period and for a period of one (1) year thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company, its subsidiaries or affiliates for the purpose of being employed by him or by any competitor of the Company, its subsidiaries or affiliates on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company, its subsidiaries and affiliates to any other person; provided, however, that it shall not constitute a solicitation or recruitment of employment in violation of this paragraph to discuss employment opportunities with any employee of the Company, its subsidiaries or affiliates who has either first contacted the Executive or regarding whose employment the Executive has discussed with and received the written approval of the Company's Vice President, Human Resources (or, if such position is vacant, the Company's Chief Executive Officer), prior to making such solicitation or recruitment. In view of the nature of the Executive's employment with the Company, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any solicitation or recruitment in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them.

11. LEGAL FEES.

     The Company shall pay to the Executive all legal fees and expenses (including but not limited to fees and expenses in connection with any arbitration) incurred by the Executive in disputing in good faith any issue arising under this Agreement relating to the termination of the Executive's employment or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement, but in each case only to the extent the arbitrator or court determines that the Executive had a reasonable basis for such claim.

12. SUCCESSORS.

     (a) Assignment by Executive. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) Successors and Assigns of Company. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

     (c) Assumption. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

13. MISCELLANEOUS.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed, in either case, to the principal corporate offices of Pacific Enterprises or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) No Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(d) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) Entire Agreement. This instrument contains the entire agreement of the Executive, the Company or any predecessor or subsidiary thereof with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby including, but not limited to, that certain Severance Agreement, dated October 11, 1996, between the Executive and Pacific Enterprises. Notwithstanding the foregoing, the provisions of any employee benefit or compensation plan, program or arrangement applicable to the Executive, including that certain Incentive Bonus Agreement, entered into between the Executive and Pacific Enterprises, shall remain in effect, except as expressly otherwise provided herein.

     IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.

                                          MINERAL ENERGY COMPANY

                                          /s/ KEVIN C. SAGARA
                                          --------------------------------------
                                          Kevin C. Sagara
                                          President

                                          /s/ WARREN I. MITCHELL
                                          --------------------------------------
                                          Warren I. Mitchell

                                                                         ANNEX H

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 12th day of October, 1996, by and between Mineral Energy Company (the "Company"), a California corporation, and Donald E. Felsinger (the "Executive");

     WHEREAS, the Executive is currently serving as President and Chief Executive Officer of San Diego Gas & Electric Company and Executive Vice President of Enova Corporation, a California corporation ("Enova"), and the Company desires to secure the continued employment of the Executive in accordance herewith;

     WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 12, 1996, among, inter alia, Enova, Pacific Enterprises, a California corporation ("Pacific Enterprises") and the Company, the parties thereto have agreed to a merger (the "Merger") pursuant to the terms thereof;

     WHEREAS, the Executive is willing to commit himself to be employed by the Company on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

     WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date (as hereinafter defined), setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined).

     NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

 1. EMPLOYMENT AND TERM.

     (a) Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement during the term thereof (as described below).

     (b) Term. The term of the Executive's employment under this Agreement shall commence (the "Effective Date") as of the closing date (the "Closing Date") of the Merger as described in the Merger Agreement and shall continue until the earlier of the Executive's Mandatory Retirement Age (as defined herein) or the fifth anniversary of the Effective Date (such term being referred to hereinafter as the "Employment Period"); provided, however, that commencing on the fourth anniversary of the Effective Date (and each anniversary of the Effective Date thereafter), the term of this Agreement shall automatically be extended for one additional year, unless, prior to such date, the Company or the Executive shall give written notice to the other party that it or he, as the case may be, does not wish to so extend this Agreement; and further provided, however, that if the Merger Agreement is terminated, then, at the time of such termination, this Agreement shall be deemed cancelled and of no force or effect and the Executive shall continue to be subject to such agreements and arrangements that were in effect prior to the Closing Date of the Merger. As a condition to the Merger, the parties hereto agree that the Company shall be responsible for all of the premises, covenants and agreements set forth in this Agreement.

     (c) Mandatory Retirement. In no event shall the term of the Executive's employment hereunder extend beyond the end of the month in which the Executive's 65th birthday occurs (the "Mandatory Retirement Age").

 2. DUTIES AND POWERS OF EXECUTIVE.

     (a) Position. During the period commencing on the Effective Date the Executive shall serve as President and Principal Executive Officer of the businesses of the Company and its subsidiaries that are not economically regulated by the California Public Utilities Commission (the "Unregulated Subsidiaries") with such authority, duties and responsibilities with respect to such position as set forth in subsection (b) hereof. In this capacity, the Executive shall report to the Office of the Chairman or if the Office of the Chairman does not exist, the Chief Executive Officer of the Company. The titles, authority, duties and responsibilities set forth in subsection (b) hereof may be changed from time to time but only with the mutual written agreement of the Executive and the Company.

     (b) Duties of the President and Principal Executive Officer. The duties of the President and Principal Executive Officer of the Company's Unregulated Subsidiaries shall include but not be limited to directing the overall business, affairs and operations of the Company's Unregulated Subsidiaries, through the officers of such subsidiaries, all of whom shall report directly or indirectly to the Executive.

     (c) Attention. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

 3. COMPENSATION.

     It is the Board's intention to provide the Executive with compensation opportunities that, in total, are at a level that is consistent with that provided by comparable companies to executives of similar levels of responsibility, expertise and corporate and individual performance as determined by the compensation committee of the Board. In this regard, the Executive shall receive the following compensation for his services hereunder to the Company:

     (a) Base Salary. During the Employment Period, the Executive's annual base salary ("Annual Base Salary") shall in no event be no less than $440,000 and shall be payable in accordance with the Company's general payroll practices. Subject to Section 4(d)(ii), the Board in its discretion may from time to time direct such upward adjustments in the Executive's Annual Base Salary as the Board deems to be necessary or desirable, including, without limitation, adjustments in order to reflect increases in the cost of living and the Executive's performance. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

     (b) Incentive Compensation. Subject to Section 4(d)(ii), during the Employment Period, the Executive shall participate in annual incentive compensation plans and long-term incentive compensation plans of the Company and, to the extent appropriate, the Company's Subsidiaries (which long-term incentive compensation plans may include plans offering stock options, restricted stock and other long-term incentive compensation and all such annual and long-term plans to be hereinafter referred to as the "Incentive Compensation Plans") and will be granted awards thereunder providing him with the opportunity to earn, on a year-by-year basis, annual and long-term incentive compensation (the "Incentive Compensation Awards") at least equal (in terms of target, maximum and minimum awards expressed as a percentage of Annual Base Salary) to the Executive's opportunities that were in effect prior to the Effective Date. Any equity awards granted to the Executive may be granted, at the Executive's election, to trusts established for the benefit of members of the Executive's family. With respect to incentive compensation awards granted prior to the Effective Date, the Executive shall be entitled to retain such awards in accordance with their terms, which shall be appropriately adjusted as a result of the Merger.

     (c) Retirement and Welfare Benefit Plans. In addition to the benefits provided under Section 3(b), during the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all other savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or senior executive officers of the Company and its domestic subsidiaries, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing. To the extent that benefits payable or provided to the Executive under such plans are materially less favorable on a benefit by benefit basis than the benefits that would have been payable or provided to the Executive under comparable Enova tax-qualified retirement plans, executive retirement plans, split dollar and other life insurance arrangements in which the Executive was a participant (based on the terms of such plans as of the Effective Date), the Executive shall be entitled to benefits pursuant to the terms of this Agreement equal to the excess of the benefits provided under the applicable Enova plans over the benefits provided under the comparable Company plans.

     (d) Expenses. The Company shall reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board.

     (e) Fringe Benefits and Perquisites. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company and, to the extent appropriate, the Company's subsidiaries from time to time in effect, commensurate with his position.

 4. TERMINATION OF EMPLOYMENT.

     (a) Death or Disability. The Executive's employment shall terminate upon the Executive's death or, at the election of the Board or the Executive, by reason of Disability (as herein defined) during the Employment Period; provided, however, that the Board may not terminate the Executive's employment hereunder by reason of Disability unless at the time of such termination there is no reasonable expectation that the Executive will return to work within the next ninety (90) day period. For purposes of this Agreement, disability ("Disability") shall have the same meaning as set forth in the Enova long-term disability plan or its successor.

     (b) By the Company for Cause. The Company may terminate the Executive's employment during the Employment Period for Cause (as herein defined). For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 4(d)) or (ii) the Executive's commission of one or more acts of moral turpitude that constitute a violation of applicable law (including but not limited to a felony) which have or result in an adverse effect on the Company, monetarily or otherwise or one or more significant acts of dishonesty. For purposes of clause (i) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

     (c) By the Company without Cause. Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment other than by a termination for Cause during the Employment Period, but only upon the affirmative vote of three-fourths (3/4) of the membership of the Board.

     (d) By the Executive for Good Reason. The Executive may terminate his employment during the Employment Period for Good Reason (as herein defined). For purposes of this Agreement, "Good Reason" shall mean the occurrence without the written consent of the Executive of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the Date of Termination (as hereinafter defined) specified in the Notice of Termination (as hereinafter defined) given in respect thereof:

          (i) an adverse change in the Executive's title, authority, duties, responsibilities or reporting lines as specified in Sections 2(a) and 2(b) of this Agreement;

          (ii) a reduction by the Company in (A) the Executive's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time or (B) the Executive's aggregate annualized compensation and benefits opportunities, except, in the case of both (A) and (B), for across-the-board reductions similarly affecting all executives (both of the Company and of any Person (as hereinafter defined) then in control of the Company) whose compensation is directly determined by the compensation committee of the Board (and the compensation committee of the board of directors of any Person then in control of the Company); provided that, the exception for across-the-board reductions shall not apply following a Change in Control (as hereinafter defined);

          (iii) the relocation of the Executive's principal place of employment to a location away from the Company's headquarters or a substantial increase in the Executive's business travel obligations outside of the Southern California area as of the Effective Date, other than any such increase that (A) arises in connection with extraordinary business activities of the Company and (B) is understood not to be part of the Executive's regular duties with the Company;

          (iv) the failure by the Company to pay to the Executive any portion of the Executive's current compensation and benefits or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due;

          (v) any purported termination of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4(f); for purposes of this Agreement, no such purported termination shall be effective;

          (vi) the failure by the Company to obtain a satisfactory agreement from any successor of the Company requiring such successor to assume and agree to perform the Company's obligations under this Agreement, as contemplated in Section 11; or

          (vii) the failure by the Company to comply with any material provision of this Agreement.

     Following a Change in Control (as hereinafter defined), the Executive's determination that an act or failure to act constitutes Good Reason shall be presumed to be valid unless such determination is deemed to be unreasonable by an arbitrator. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     (e) Change in Control.

     Change in Control shall mean the occurrence of any of the following events:

          (i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

          (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

     "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a "Transaction") shall not constitute a Change in Control for purposes of this Agreement if, in connection with the Transaction, the Executive participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, the Executive shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Executive of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other shareholders of the Company, or (iii) obtaining beneficial ownership of any equity interest in the Acquiror in a manner unrelated to a Transaction.

     (f) Notice of Termination. During the Employment Period, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 12(b). For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4) of the entire membership of the Board at a meeting of the Board that was called and held no more than ninety (90) days after the date the Board had knowledge of the most recent act or omission giving rise to such breach for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board and, if possible, to cure the breach that was the basis for the Notice of Termination for Cause) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail. Unless the Board determines otherwise, a Notice of Termination by the Executive alleging a termination for Good Reason must be made within 180 days of the act or failure to act that the Executive alleges to constitute Good Reason.

     (g) Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment during the Employment Period, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days for reasons other than cause and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60)
days) from the date such Notice of Termination is given.

 5. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

     (a) Termination Other Than for Cause, Death or Disability. During the Employment Period, if the Company shall terminate the Executive's employment (other than for Cause, death or Disability) or the Executive shall terminate his employment for Good Reason (termination in any such case being referred to as "Termination") the Company shall pay to the Executive amounts, and provide the Executive with the benefits, described in this Section 5 (hereinafter referred to as the "Severance Payments"). Subject to Section 5(g), the amounts specified in this Section 5(a) shall be paid within thirty (30) days after the Date of Termination.

          (i) Lump Sum Payment. In lieu of any further payments of Annual Base Salary or annual Incentive Compensation Awards to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum amount in cash equal to the product of (X) the sum of
     (A) the Executive's Annual Base Salary and (B) the greater of the Executive's target bonus for the year of termination or the average of the three (3) years' highest gross bonus awards, not necessarily consecutive, paid by the Company (or its predecessor) to the Executive in the five (5) years preceding the year of termination and (Y) the number of years remaining in the Employment Period (including fractional years) but in no event less than two (2), provided, however, that in the event of a Termination following a Change in Control such multiplier shall not be less than three (3).

          (ii) Accrued Obligations. The Company shall pay the Executive a lump sum amount in cash equal to the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid,
     (B) an amount equivalent to any annual Incentive Compensation Awards earned with respect to fiscal years ended prior to the year that includes the Date of Termination to the extent not theretofore paid, and (C) an amount equivalent to the target amount payable under any annual Incentive Compensation Awards for the fiscal year that includes the Date of Termination or, if greater, the average of the three (3) years' highest gross bonus awards, not necessarily consecutive, paid by the Company (or its predecessor) to the Executive in the five (5) years preceding the year of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365, in each case to the extent not theretofore paid. (The amounts specified in clauses (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligations.")

          (iii) Deferred Compensation. In the event of a Termination following a Change in Control, the Company shall pay the Executive a lump sum payment in an amount equal to any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon).

          (iv) Pension Supplement. The Company shall provide the Executive with such additional years of age and service credit for purposes of the calculation of retirement benefits under the Enova Supplemental Executive Retirement Plan (the "Enova SERP") as if he had remained employed for the remainder of the Employment Period, but in no event less than two (2) years, provided, however, that (A) if the Executive has not yet then attained age 53 at the time the credit for age and service is given, he will be credited with the additional amount of age credit as if he had attained age 55 and (B) there shall be no reduction under the Enova SERP for early retirement as set forth in Paragraph 4.a.ii of the Enova SERP, except for the early retirement reduction factor as determined in accordance with the table in Section 5.4 of the San Diego Gas & Electric Company Pension Plan, as adopted by Enova (the "Pension Plan"), which factors shall be applied to the Executive's age and years of service after he is credited with the additional age and service described above; and provided, further, however, that in the event of a Termination following a Change in Control, the Company shall pay the Executive a lump sum payment in an amount equal to the benefits under the Enova SERP as described in paragraph 2.c of the Enova SERP, less the value calculated consistently with paragraph 4.b of the SERP of the Executive's entitlement under the Pension Plan, such payment to be calculated and paid without regard to the limitation described in the Enova SERP relating to Section 280G of the Code and with such additional years of age and service credit as if he had remained employed for the remainder of the Employment Period, but in no event less than two (2) years, provided that if he has not then attained age 53 at the time the credit for age and service is given, he will be credited with the additional amount of age credit as if he had attained age 55; and in either case the Executive's termination shall be a "Qualifying Termination" as defined in the Split Dollar Life Insurance Agreement entered into between the Executive and Enova, and where necessary the Company shall take such steps, including the payment of additional premiums, as may be necessary so that the cash value of the policy as of the Date of Termination shall reflect the additional age and service credit.

          (v) Accelerated Vesting and Payment of Long-Term Incentive Awards. All equity-based long-term Incentive Compensation Awards held by the Executive under any long-term Incentive Compensation Plan maintained by the Company or any affiliate shall immediately vest and become exercisable as of the Date of Termination, to be exercised in accordance with the terms of the applicable plan and award agreement; provided, however, that any such awards granted on or after the Effective Date shall remain outstanding and exercisable until the earlier of (A) eighteen (18) months following the Date of Termination or (B) the expiration of the original term of such award (it being understood that all awards granted prior to the Effective Date shall remain outstanding and exercisable for a period that is no less than that provided for in the applicable agreement in effect as of the date of grant), and the Company shall pay to the Executive, with respect to all cash-based, long-term Incentive Compensation Awards made to the Executive that are outstanding under any long-term Incentive Compensation Plan maintained by the Company or any affiliate an amount equal to the target amount payable under such long-term Incentive Compensation Awards multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the award cycle to and including the Date of Termination, and the denominator of which shall be the number of days in the cycle as originally granted.

          (vi) Continuation of Welfare Benefits. For (A) the remainder of the Employment Period, but in no event less than a period of two (2) years or
     (B) until the Executive is eligible for retiree medical benefits, whichever is longer, immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents with life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination, provided, however, that if the Executive becomes employed with another employer and is eligible to receive life, disability, accident and health insurance benefits under another employer-provided plan, the benefits under the Company's plans shall be secondary to those provided under such other plan during such applicable period of eligibility, and further provided, however, that in the event of a Termination following a Change in Control such period shall not be less than the number of years until the Executive reaches normal retirement age as defined under the Enova tax-qualified plans.

     (b) Termination by the Company for Cause or by the Executive Other than for Good Reason. Subject to the provisions of Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the Accrued Obligations.

     (c) Termination due to Death or Disability. If the Executive's employment shall terminate by reason of death or Disability, the Company shall pay the Executive or his estate, as the case may be, the Accrued Obligations and, solely in the case of Termination by reason of Disability, the Pension Supplement. Such payments shall be in addition to those rights and benefits to which the Executive or his estate may be entitled under the relevant Company plans or programs.

     (d) Code Section 280G.

          (i) Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (A) the Company, (B) any Person (as defined in Section 4(e)) whose actions result in a Change in Control or (C) any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part) by the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Executive may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

          (ii) For purposes of this limitation, (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (B) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the Company's accounting firm (or, in the case of a payment following a Change in Control the accounting firm that was, immediately prior to the Change in Control, the Company's independent auditor) (the "Auditor"), does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (C) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (A) or (B)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 280G of the Code, in the opinion of Tax Counsel, and (D) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

     (e) Consulting and Non-Competition. If the Total Payments are subject to reduction in accordance with the above provisions of Section 5(d), the Executive shall have the option, to be exercised within ten (10) days after receipt of notice of such reduction from the Company, to enter into a consulting and non-competition agreement with the Company (the "Consulting and Non-Competition Agreement"), which shall (1) provide the Executive with payments and benefits, payable over the term of the agreement, the present value of which in the aggregate is equal to or greater than the present value (determined by applying a discount rate equal to the interest rate provided in section 1274(b)(2)(B) of the Code) of the balance of the payments and benefits otherwise payable to the Executive without regard to the provisions of Section 5(d), (2) require the Executive to make his services available to the Company for no more than twenty
(20) hours per month and (3) last for a period of not more than two (2) years (unless the Executive consents to a longer period).

     (f) Gross-Up Payment. In the event that the Executive receives a notice from the Internal Revenue Service to the effect that the amounts payable under the Consulting and Non-Competition Agreement would be subject (in whole or part) to the tax (the "Excise Tax") imposed under section 4999 of the Code, within thirty (30) days after the date the Chairman of the Board receives a copy of such notice the Company shall pay to the Executive such additional amounts (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date on which the Gross-Up Payment is calculated for purposes of this section, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

     (g) Release. Notwithstanding anything herein to the contrary, the Company's obligation to make the payments provided for in this Section 5 is expressly made subject to and conditioned upon (i) the Executive's prior execution of a release substantially in the form attached hereto as Exhibit A within forty-five (45) days after the applicable Date of Termination and (ii) the Executive's non-revocation of such release in accordance with the terms thereof.

 6. NONEXCLUSIVITY OF RIGHTS.

     Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into with, the Company shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

 7. FULL SETTLEMENT; MITIGATION.

     The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, provided that nothing herein shall preclude the Company from separately pursuing recovery from the Executive based on any such claim. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

 8. ARBITRATION.

     Any dispute about the validity, interpretation, effect or alleged violation of this Agreement (an "arbitrable dispute") must be submitted to confidential arbitration in San Diego, California. Arbitration shall take place before an experienced employment arbitrator licensed to practice law in such state and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Arbitration shall be the exclusive remedy of any arbitrable dispute. Should any party to this Agreement pursue any arbitrable dispute by any method other than arbitration, the other party shall be entitled to recover from the party initiating the use of such method all damages, costs, expenses and attorneys' fees incurred as a result of the use of such method. Notwithstanding anything herein to the contrary, nothing in this Agreement shall purport to waive or in any way limit the right of any party to seek to enforce any judgment or decision on an arbitrable dispute in a court of competent jurisdiction.

 9. CONFIDENTIALITY.

     The Executive acknowledges that in the course of his employment with the Company he has acquired nonpublic privileged or confidential information and trade secrets concerning the operations, future plans and methods of doing business ("Proprietary Information") of the Company, its subsidiaries and affiliates; and the Executive agrees that it would be extremely damaging to the Company, its subsidiaries and affiliates if such Proprietary Information were disclosed to a competitor of the Company, its subsidiaries and affiliates or to any other person or corporation. The Executive understands and agrees that all Proprietary Information has been divulged to the Executive in confidence and further understands and agrees to keep all Proprietary Information secret and confidential (except for such information which is or becomes publicly available other than as a result of a breach by the Executive of this provision) without limitation in time. In view of the nature of the Executive's employment and the Proprietary Information the Executive has acquired during the course of such employment, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any disclosure of Proprietary Information in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them. Inquiries regarding whether specific information constitutes Proprietary Information shall be directed to the Company's Senior Vice President, Public Policy (or, if such position is vacant, the Company's Chief Executive Officer), provided, that the Company shall not unreasonably classify information as Proprietary Information.

10. NON-SOLICITATION OF EMPLOYEES.

     The Executive recognizes that he possesses and will possess confidential information about other employees of the Company, its subsidiaries and affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company, its subsidiaries and affiliates. The Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company, its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company, its subsidiaries and affiliates. The Executive agrees that, during the Employment Period and for a period of one (1) year thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company, its subsidiaries or affiliates for the purpose of being employed by him or by any competitor of the Company, its subsidiaries or affiliates on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company, its subsidiaries and affiliates to any other person; provided, however, that it shall not constitute a solicitation or recruitment of employment in violation of this paragraph to discuss employment opportunities with any employee of the Company, its subsidiaries or affiliates who has either first contacted the Executive or regarding whose employment the Executive has discussed with and received the written approval of the Company's Vice President, Human Resources (or, if such position is vacant, the Company's Chief Executive Officer), prior to making such solicitation or recruitment. In view of the nature of the Executive's employment with the Company, the Executive likewise agrees that the Company, its subsidiaries and affiliates would be irreparably harmed by any solicitation or recruitment in violation of the terms of this paragraph and that the Company, its subsidiaries and affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them.

11. LEGAL FEES.

     The Company shall pay to the Executive all legal fees and expenses (including but not limited to fees and expenses in connection with any arbitration) incurred by the Executive in disputing in good faith any issue arising under this Agreement relating to the termination of the Executive's employment or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement, but in each case only to the extent the arbitrator or court determines that the Executive had a reasonable basis for such claim.

12. SUCCESSORS.

     (a) Assignment by Executive. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) Successors and Assigns of Company. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

     (c) Assumption. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

13. MISCELLANEOUS.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed, in either case, to the Company's headquarters or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) No Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(d) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) Entire Agreement. This instrument contains the entire agreement of the Executive, the Company or any predecessor or subsidiary thereof with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby including, but not limited to, that certain employment agreement dated September 18, 1996 between the Executive and Enova. Notwithstanding the foregoing, the provisions of any employee benefit or compensation plan, program or arrangement applicable to the Executive, including that certain Incentive Bonus Agreement, entered into between the Executive and Enova, shall remain in effect, except as expressly otherwise provided herein.

     IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.

                                          MINERAL ENERGY COMPANY

                                          /s/ KEVIN C. SAGARA
                                          --------------------------------------
                                          Kevin C. Sagara
                                          President

                                          /s/ DONALD E. FELSINGER
                                          --------------------------------------
                                          Donald E. Felsinger

                                                                         ANNEX I

                       CALIFORNIA GENERAL CORPORATION LAW

                         CHAPTER 13 DISSENTERS' RIGHTS

     1300 [SHORT FORM MERGER; PURCHASE OF SHARES AT FAIR MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER].--(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

          (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     1301 [DISSENTER'S RIGHTS; DEMAND ON CORPORATION FOR PURCHASE OF SHARES].--(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph) not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or shortform merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302 [DISSENTING SHARES, STAMPING OR ENDORSING].--Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certified securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303 [DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST; TIME OF PAYMENT].--(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304 [DISSENTERS ACTIONS; JOINDER; CONSOLIDATION; APPOINTMENT OF APPRAISERS].--(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a compliant in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305 [APPRAISERS DUTY AND REPORT; COURT JUDGMENT; PAYMENT; APPEAL; COSTS OF ACTION].--(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to meet and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     1306 [DISSENTING SHAREHOLDERS: EFFECT OF PREVENTION OF PAYMENT OF FAIR MARKET VALUE].--To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307 [DISSENTING SHARES, DISPOSITION OF DIVIDENDS]. -- Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308 [DISSENTING SHARES, RIGHTS AND PRIVILEGES]. -- Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309 [DISSENTING SHARES, LOSS OF STATUS]. -- Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     1310 [SUSPENSION OF CERTAIN PROCEEDINGS WHILE LITIGATION IS PENDING]. -- If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under
Section 1304 and 1305 shall be suspended until final determination of such litigation.

     1311 [CHAPTER INAPPLICABLE TO CERTAIN CLASSES OF SHARES]. -- This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312 [VALIDITY OF REORGANIZATION OR SHORT FORM MERGER, ATTACK ON; SHAREHOLDERS' RIGHTS; BURDEN OF PROOF]. --(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or shortform merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days, prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                         ANNEX J

                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                             MINERAL ENERGY COMPANY

                                   ARTICLE I

                                      NAME

     The name of the corporation is Mineral Energy Company (the "CORPORATION").

                                   ARTICLE II

                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California (the "GENERAL CORPORATION LAW"), other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

                                 CAPITAL STOCK

     1. The total number of shares of all classes of stock that the Corporation is authorized to issue is 800,000,000, of which 750,000,000 shall be shares of common stock, no par value ("COMMON STOCK"), and 50,000,000 shall be shares of preferred stock ("PREFERRED STOCK"). The Preferred Stock may be issued in one or more series.

     2. The board of directors of the Corporation (the "BOARD") is authorized
(a) to fix the number of shares of Preferred Stock of any series; (b) to determine the designation of any such series; (c) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series; and
(d) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series.

     3. Sections 502 and 503 of the General Corporation Law shall not apply to distributions on Common Stock or Preferred Stock.

                                   ARTICLE IV

                                   DIRECTORS

     1. The exact number of directors comprising the entire Board shall be fixed from time to time by resolution of the Board, or by a bylaw or amendment thereof duly adopted by the Board or approved by not less than two-thirds of the outstanding shares entitled to vote generally in election of Directors.

     2. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of shareholders, but in all cases continue as to each director until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial terms of office shall be determined by resolution duly adopted by the Board. At each annual meeting of shareholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if fewer, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of shareholders after their election. This Section shall become effective only when the Corporation becomes a "listed corporation" within the meaning of Section 301.5 of the General Corporation Law.

     3. Vacancies in the Board, including, without limitation, vacancies created by the removal of any director, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

                                   ARTICLE V

                               CUMULATIVE VOTING

     No shareholder may cumulate votes in the election of directors. This
Article V shall become effective only when the Corporation becomes a "listed corporation" within the meaning of Section 301.5 of the General Corporation Law.

                                   ARTICLE VI

                             ACTION BY SHAREHOLDERS

     Unless the Board of Directors, by a resolution adopted by two-thirds of the authorized number of directors, waives the provisions of this Article in any particular circumstance, any action required or permitted to be taken by shareholders of the Corporation must be taken either (i) at a duly called annual or special meeting of shareholders of the Corporation or (ii) by the unanimous written consent of all of the shareholders.

                                  ARTICLE VII

                  LIABILITY OF DIRECTORS FOR MONETARY DAMAGES;
             INDEMNIFICATION OF AND INSURANCE FOR CORPORATE AGENTS

     1. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     2. The Corporation shall have the power, by bylaw, agreement or otherwise, to provide indemnification of agents (as defined in Section 317 of the General Corporation Law) of the corporation to the fullest extent permissible under California law and in excess of that expressly permitted under Section 317 of the General Corporation Law, subject to the limits on such excess indemnification set forth in Section 204 of the General Corporation Law.

     3. The Corporation shall have the power to purchase and maintain insurance on behalf of any agent (as defined in Section 317 of the General Corporation
Law) of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such to the fullest extent permissible under California law and whether or not the corporation would have the power to indemnify the agent under Section 317 of the General Corporation Law or these articles of incorporation.

                                  ARTICLE VIII

                                    BY-LAWS

     The Board of Directors is expressly authorized to make, amend or repeal the bylaws of the Corporation, without any action on the part of the shareholders, except as otherwise required by the General Corporation Law, solely by the affirmative vote of at least two-thirds of the authorized number of directors. The bylaws may also be amended or repealed by the shareholders, but only by the affirmative vote of the holders of shares representing at least two-thirds of the outstanding shares of the Corporation entitled to vote generally in election of Directors.

                                   ARTICLE IX

                                   AMENDMENT

     The amendment or repeal of Articles IV, V, VI, VII, VIII and IX shall require the approval of not less than two-thirds of the outstanding shares entitled to vote generally in election of Directors.

                                                                         ANNEX K

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             MINERAL ENERGY COMPANY

                                   ARTICLE I

                              CORPORATE MANAGEMENT

     The business and affairs of Mineral Energy Company (the "CORPORATION") shall be managed, and all corporate powers shall be exercised, by or under the direction of the board of directors of the Corporation (the "BOARD"), subject to the articles of incorporation and the General Corporation Law of the State of California (the "GENERAL CORPORATION LAW").

                                   ARTICLE II

                                    OFFICERS

     1. Designation. The officers of the Corporation shall consist of a Chairman of the Board (the "CHAIRMAN"), a Vice Chairman of the Board (the "VICE CHAIRMAN"), a Chief Executive Officer or a President, or both, a Chief Operating Officer, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers as the Board may from time to time elect. Any two or more of such offices may be held by the same person.

     2. Term. The officers shall be elected by the Board as soon as possible after the Annual Meeting of the Shareholders, and shall hold office for one year or until their successors are duly elected. Any officers may be removed from office at any time, with or without cause, by the vote of a majority of the authorized number of Directors. The Board may fill vacancies or elect new officers at any time.

     3. Chairman. The Chairman shall be a director and shall preside at meetings of the Board and meetings of the Shareholders. The Chairman shall be responsible for Board and Shareholder governance and shall have such duties and responsibilities as are customarily assigned to such positions.

     4. Vice Chairman. The Vice Chairman shall be a director and, in the absence of the Chairman, shall preside at meetings of the Board and meetings of Shareholders. The Vice Chairman shall assist the Chairman in his responsibility for Board and Shareholder governance and shall have such duties as are customarily assigned to such position.

     5. Chief Executive Officer. The duties of the Chief Executive Officer of the Corporation shall include, but not be limited to, directing the overall business, affairs and operations of the Corporation, through its officers, all of whom shall report directly or indirectly to the Office of the Chairman or, if there is no Office of the Chairman, to the Chief Executive Officer.

     6. President. The duties of the President of the Corporation shall include, but not be limited to, assisting the Chief Executive Officer (to the extent the President is not also the Chief Executive Officer) in directing the overall business, affairs and operations of the Corporation.

     7. Chief Operating Officer. The duties of the Chief Operating Officer of the Corporation shall include, but not be limited to, directing the day-to-day business, affairs and operations of the Corporation, under the supervision of the Chief Executive Officer and (to the extent the Chief Executive Officer is not also the President) the President.

     8. Vice Presidents. The Vice Presidents, one of whom shall be the chief financial officer, shall have such duties as the Chief Executive Officer or the Board shall designate.

     9. Chief Financial Officer. The Chief Financial Officer shall be responsible for the issuance of securities and the management of the Corporation's cash, receivables and temporary investments.

     10. Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Shareholders and the Board, keep a true and accurate record of the proceedings of all such meetings and attest the same by his or her signature, have charge of all books, documents and papers which appertain to the office, have custody of the corporate seal and affix it to all papers and documents requiring sealing, give all notices of meetings, have the custody of the books of stock certificates and transfers, issue all stock certificates, and perform all other duties usually appertaining to the office and all duties designated by the bylaws, the Chief Executive Officer or the Board. In the absence of the Secretary, any Assistant Secretary may perform the duties and shall have the powers of the Secretary.

     11. Treasurer and Assistant Treasurer. The Treasurer shall perform all duties usually appertaining to the office and all duties designated by the Chief Executive Officer or the Board. In the absence of the Treasurer, any Assistant Treasurer may perform the duties and shall have all the powers of the Treasurer.

     12. Controller and Assistant Controller. The Controller shall be responsible for establishing financial control policies for the Corporation, shall be its principal accounting officer, and shall perform all duties usually appertaining to the office and all duties designated by the Chief Executive Officer or the Board. In the absence of the Controller, any Assistant Controller may perform the duties and shall have all the powers of the Controller.

                                  ARTICLE III

                                   DIRECTORS

     1. Number. The Board shall consist of not less than nine nor more than 17 Directors. The exact number of Directors shall be fixed from time to time, within the limits specified, in the manner specified in the articles of incorporation.

     2. Election. A Board shall be elected as set forth in the articles of incorporation.

     3. Vacancies. Vacancies in the Board may be filled as set forth in the articles of incorporation.

     4. Compensation. Members of the Board shall receive such compensation as the Board may from time to time determine.

     5. Regular Meetings. A regular meeting of the Board shall be held immediately after each Annual Meeting of Shareholders. Other regular meetings of the Board shall be held on such dates and at such times and places as may be designated by resolution of the Board.

     6. Special Meetings. Special meetings of the Board may be called at any time by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or a majority of the authorized number of Directors.

     7. Notice of Meetings. Written notice shall be given to each Director of the date, time and place of each regular meeting and each special meeting of the Board. If given by mail, such notice shall be mailed to each Director at least four days before the date of such meeting, or such notice may be given to each Director personally or by telegram at least 48 hours before the time of such meeting. Every notice of special meeting shall state the purpose for which such meeting is called. Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

     8. Quorum. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, and every act or decision of a majority of the Directors present at a meeting at which a quorum is present shall be valid as the act of the Board, provided that a meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of Directors present at any meeting, in the absence of a quorum, may adjourn to another time.

     9. Action Upon Consent. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action.

     10. Telephonic Participation. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in the meeting can hear one another. Such participation constitutes presence in person at the meeting.

     11. Directors Emeritus. The Board may from time to time elect one or more Directors Emeritus. Each Director Emeritus shall have the privilege of attending meetings of the Board, upon invitation of the Chairman, the Vice Chairman, the Chief Executive Officer or the President. No Director Emeritus shall be entitled to vote on any business coming before the Board or be counted as a member of the Board for any purpose whatsoever.

                                   ARTICLE IV

                                   COMMITTEES

     1. Executive Committee. The Board shall appoint an Executive Committee. The Chairman shall be ex officio the Chairman thereof, unless the Board shall appoint another member as Chairman. The Executive Committee shall be composed of members of the Board, and shall at all times be subject to its control. The Executive Committee shall have all the authority of the Board, except with respect to:

          (a) The approval of any action which also requires Shareholders' approval;

          (b) The filling of vacancies on the Board or on any committee;

          (c) The fixing of compensation of the Directors for serving on the Board or on any committee;

          (d) The amendment or repeal of bylaws or the adoption of new bylaws;

          (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

          (f) A distribution to the Shareholders; and

          (g) The appointment of other committees of the Board or the members thereof.

     2. Audit Committee. The Board shall appoint an Audit Committee comprised solely of Directors who are neither officers nor employees of the Corporation and who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as committee members. The Audit Committee shall review and make recommendations to the Board with respect to:

          (a) The engagement of an independent accounting firm to audit the Corporation's financial statements and the terms of such engagement;

          (b) The policies and procedures for maintaining the Corporation's books and records and for furnishing appropriate information to the independent auditor;

          (c) The evaluation and implementation of any recommendations made by the independent auditor;

          (d) The adequacy of the Corporation's internal audit controls and related personnel; and

          (e) Such other matters relating to the Corporation's financial affairs and accounts as the Committee deems desirable.

     3. Other Committees. The Board may appoint such other committees of its members as it shall deem desirable, and, within the limitations specified for the Executive Committee, may vest such committees with such powers and authorities as it shall see fit, and all such committees shall at all times be subject to its control.

     4. Notice of Meetings. Notice of each meeting of any committee of the Board shall be given to each member of such committee, and the giving of such notice shall be subject to the same requirements as the giving of notice of meetings of the Board, unless the Board shall establish different requirements for the giving of notice of committee meetings.

     5. Conduct of Meetings. The provisions of these bylaws with respect to the conduct of meetings of the Board shall govern the conduct of committee meetings. Written minutes shall be kept of all committee meetings.

                                   ARTICLE V

                              SHAREHOLDER MEETINGS

     1. Annual Meeting. (a) An Annual Meeting of Shareholders shall be held each year on such date and at such time as may be designated by resolution of the Board.

     (b) At an Annual Meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the Annual Meeting. To be properly brought before an Annual Meeting, business must be (i) specified in the notice of the Annual Meeting (or any supplement thereto) given by or at the direction of the Board and (ii) otherwise properly brought before an Annual Meeting by a Shareholder. For business to be properly brought before an Annual Meeting by a Shareholder, including the nomination of any person (other than a person nominated by or at the direction of the Board) for election to the Board, the Shareholder must have given timely and proper written notice to the Secretary of the Corporation. To be timely, the Shareholder's written notice must be received at the principal executive office of the Corporation not less than 60 nor more than 120 in advance of the date corresponding to the date of the last Annual Meeting of Shareholders; provided, however, that in the event the Annual Meeting to which the Shareholder's written notice relates is to be held on a date that differs by more than 60 days from the date of the last Annual Meeting of Shareholders, the Shareholder's written notice to be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the Annual Meeting is made or given to Shareholders. To be proper, the Shareholder's written notice must set forth as to each matter the Shareholder proposes to bring before the Annual Meeting (w) a brief description of the business desired to be brought before the Annual Meeting, (x) the name and address of the Shareholder as they appear on the Corporation's books, (y) the class and number of shares of the Corporation that are beneficially owned by the Shareholder and (z) any material interest of the Shareholder in such business. In addition, if the Shareholder's written notice relates to the nomination at the Annual Meeting of any person for election to the Board, such notice to be proper must also set forth (A) the name, age, business address and residence address of each person to be so nominated, (B) the principal occupation or employment of each such person, (C) the number of shares of capital stock of the Corporation beneficially owned by each such person and (D) such other information concerning each such person as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person as a Director, and must be accompanied by a consent, signed by each such person, to serve as a Director of the Corporation if elected. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section.

     2. Special Meetings. Special meetings of the Shareholders for any purpose whatsoever may be called at any time by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Board, or by one or more Shareholders holding not less than one-tenth of the voting power of the Corporation. Within five business days after receiving such a written request from Shareholders of the corporation, the Board shall determine whether such Shareholders own not less than one-tenth of the voting power of the Corporation and notify the requesting party or parties of its finding.

     3. Place of Meetings. All meetings of the Shareholders shall be held at the principal office of the Corporation in San Diego, California, or at such other locations as may be designated by the Board.

     4. Notice of Meetings. Written notice shall be given to each Shareholder entitled to vote of the date, time, place and general purpose of each meeting of Shareholders. Notice may be given personally, or by mail, or by telegram, charges prepaid, to the Shareholder's address appearing on the books of the Corporation. If a Shareholder supplies no address to the Corporation, notice shall be deemed to be given if mailed to the place where the principal office of the Corporation is situated, or published at least once in some newspaper of general circulation in the county of said principal office. Notice of any meeting shall be sent to each Shareholder entitled thereto not less than 10 or more than 60 days before such meeting.

     5. Voting. The Board may fix a time in the future not less than 10 or more than 60 days preceding the date of any meeting of Shareholders, or not more than 60 days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case only Shareholders of record at the close of business on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board may close the books of the Corporation against any transfer of shares during the whole or any part of such period.

     6. Quorum. At any Shareholders' meeting a majority of the shares entitled to vote must be represented in order to constitute a quorum for the transaction of business, but a majority of the shares present, or represented by proxy, though less than a quorum, may adjourn the meeting to some other date, and from day to day or from time to time thereafter until a quorum is present.

     7. Confidential Voting. Each Shareholder of the Corporation shall be entitled to elect voting confidentiality as provided in this Section 7 on all matters submitted to Shareholders by the Board and each form of proxy, consent, ballot or other written voting instruction distributed to the Shareholders shall include a check box or other appropriate mechanism by which Shareholders who desire to do so may so elect voting confidentiality. All inspectors of election, vote tabulators and other persons appointed or engaged by or on behalf of the Corporation to process voting instructions (none of whom shall be a Director or officer of the Corporation or any of its affiliates) shall be advised of and instructed to comply with this Section 7 and, except as required or permitted hereby, not at any time to disclose to any person (except to other persons engaged in processing voting instructions), the identity and individual vote of any Shareholder electing voting confidentiality; provided, however, that voting confidentiality shall not apply and the name and individual vote of any Shareholder may be disclosed to the Corporation or to any person (i) to the extent that such disclosure is required by applicable law or is appropriate to assert or defend any claim relating to voting or (ii) with respect to any matter for which votes of Shareholders are solicited in opposition to any of the nominees or the recommendations of the Board unless the persons engaged in such opposition solicitation provide Shareholders of the Corporation with voting confidentiality (which, if not otherwise provided, will be requested by the Corporation) comparable in the opinion of the Corporation to the voting confidentiality provided by this Section 7.

                                   ARTICLE VI

                             CERTIFICATE OF SHARES

     1. Form. Certificates for shares of the Corporation shall state the name of the registered holder of the shares represented thereby, and shall be signed by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary. Any such signature may be by facsimile thereof.

     2. Surrender. Upon a surrender to the Secretary, or to a transfer agent or transfer clerk of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the party entitled thereto, cancel the old certificate and record the transaction upon its books.

     3. Right of Transfer. When a transfer of shares on the books is requested, and there is a reasonable doubt as to the rights of the persons seeking such transfer, the Corporation, or its transfer agent or transfer clerk, before entering the transfer of the shares on its books or issuing any certificate therefor, may require from such person reasonable proof of his or her rights, and, if there remains a reasonable doubt in respect thereto, may refuse a transfer unless such person shall give adequate security or a bond of indemnity executed by a corporate surety, or by two individual sureties, satisfactory to the Corporation as to form, amount and responsibility of sureties.

     4. Conflicting Claims. The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of California.

     5. Loss Theft and Destruction. In the case of the alleged loss, theft or destruction of any certificate of shares, another may be issued in its place as follows: (1) the owner of the lost, stolen or destroyed certificate shall file with the transfer agent of the Corporation a duly executed Affidavit or Loss and Indemnity Agreement and Certificate of Coverage, accompanied by a check representing the cost of the bond as outlined in any blanket lost securities and avoid administration bond previously approved by the Directors of the Corporation and executed by a surety company satisfactory to them, which bond shall indemnify the Corporation, its transfer agents and registrars; or (2) the Board may, in its discretion, authorize the issuance of a new certificate to replace a lost, stolen or destroyed certificate on such other terms and conditions as it may determine to be reasonable.

                                  ARTICLE VII

                      INDEMNIFICATION OF CORPORATE AGENTS

     1. Definitions. For the purposes of this Article, "agent" means any person who (i) is or was a Director, officer, employee or other agent of the Corporation, (ii) is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (iii) was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Sections 4 or 5(c) of this Article.

     2. Indemnification for Third Party Actions. The Corporation shall indemnify any person who is or was a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     3. Indemnification for Derivative Actions. The Corporation shall indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person believed to be in the best interests of the Corporation and its Shareholders. No indemnification shall be made under this Section in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its Shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (b) of amounts paid in settling or otherwise disposing of a pending action without court approval; or
(c) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     4. Successful Defense. Notwithstanding any other provision of this Article, to the extent that an agent of the Corporation has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     5. Discretionary Indemnification. Except as provided in Section 4, any indemnification under Section 3 of this Article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 3, by (a) a majority vote of a quorum consisting of Directors who are not parties to such proceeding; (b) if such a quorum of Directors is not obtainable, by independent legal counsel in a written opinion; (c) approval by the affirmative vote of a majority of the shares of this Corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares which would be entitled to vote at such meeting and, for such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote; or (d) the court in which such proceeding is or was pending, upon application made by the Corporation, the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by said agent, attorney or other person is opposed by the Corporation.

     6. Advancement of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

     7. Restriction on Indemnification. No indemnification or advance shall be made under this Article, except as provided in Sections 4 and 6 hereof, in any circumstance where it appears that it would be inconsistent with (a) a provision of the articles of incorporation of the Corporation, its bylaws, a resolution of the Shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or (b) any condition expressly imposed by a court in approving a settlement.

     8. Non-Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnification under this Article shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Section 8 of this Article shall affect any right to indemnification to which persons other than such Directors and officers may be entitled by contract or otherwise.

     9. Expenses as a Witness. To the extent that any agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     10. Insurance. The Corporation may purchase and maintain directors and officers liability insurance, at its expense, to protect itself and any Director, officer or other named or specified agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against such expense, liability or loss under the provisions of this Article or under the General Corporation Law.

     11. Separability. Each and every paragraph, sentence, term and provision of this Article is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless have the power to indemnify each Director, officer, employee, or other agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and including an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

     12. Agreements. Upon, and in the event of, a determination of the Board to do so, the Corporation is authorized to enter into indemnification agreements with any or all of its Directors, officers, employees and other agents providing for indemnification to the fullest extent permissible under California law and the Corporation's articles of incorporation.

     13. Retroactive Appeal. In the event this Article is repealed or modified so as to reduce the protection afforded herein, the indemnification provided by this Article shall remain in full force and effect with respect to any act or omission occurring prior to such repeal or modification.

                                  ARTICLE VIII

                                  OBLIGATIONS

     All obligations of the Corporation, including promissory notes, checks, drafts, bills of exchange, and contracts of every kind, and evidences of indebtedness issued in the name of, or payable to, or executed on behalf of the Corporation, shall be signed or endorsed by such officer or officers, or agent or agents, of the Corporation and in such manner as, from time to time, shall be determined by the Board.

                                   ARTICLE IX

                                 CORPORATE SEAL

     The corporate seal shall set forth the name of the Corporation, state, and date of incorporation.

                                   ARTICLE X

                                   AMENDMENTS

     These bylaws may be amended or repealed as set forth in the articles of incorporation.

                                   ARTICLE XI

                             AVAILABILITY OF BYLAWS

     A current copy of these bylaws shall be mailed or otherwise furnished to any Shareholder of record within five days after receipt of a request therefor.

     If you are planning to attend the Pacific Enterprises Special Meeting of Shareholders in person, please bring the admission ticket printed on this page with you. If you do not have an admission ticket, verification of share ownership will be necessary to obtain admission to the Annual Meeting. See "Notice of Special Meeting of Shareholders" for details.

                              PACIFIC ENTERPRISES
                                ADMISSION TICKET
                      FOR SPECIAL MEETING OF SHAREHOLDERS

            A SPECIAL MEETING OF SHAREHOLDERS OF PACIFIC ENTERPRISES
                     WILL BE HELD AT 10:00 A.M., LOCAL TIME
                         ON TUESDAY, MARCH 11, 1997 AT
                         THE WESTIN BONAVENTURE HOTEL,
                           404 SOUTH FIGUEROA STREET,
                            LOS ANGELES, CALIFORNIA

                        ADMIT ONE SHAREHOLDER AND GUEST

(Doors open at 9:00 a.m. You may by-pass the registration area and present this ticket to the hosts at the inside doors.)
 NOTE: Cameras, tape recorders, etc., will not be allowed in the meeting room.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California General Corporation Law (the "CGCL") permits indemnification of directors, officers, employees and other agents under certain conditions and subject to certain limitations, against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. The CGCL also provides that a corporation may provide the cost of defense or, settlement or the payment of any judgment against a corporate agent under certain circumstances.

     The Registrant's Articles of Incorporation authorize, and its Bylaws require, indemnification of directors and officers to the fullest extent permitted under California law. The Registrant's Bylaws further provide that rights conferred thereunder shall not be deemed to be exclusive of any other rights to which such persons may be entitled under any statute, bylaw, agreement, vote of the shareholders or disinterested directors, or otherwise.

     In addition, the Registrant's Articles of Incorporation and Bylaws authorize the Registrant to purchase and maintain directors and officers liability insurance to the fullest extent permitted by California Law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

EXHIBIT
NUMBER                                   DESCRIPTION OF DOCUMENT
-------   -------------------------------------------------------------------------------------
2.1       Agreement and Plan of Merger and Reorganization, dated as of October 12, 1996, as amended as of January 13, 1997, by and among Enova Corporation, Pacific Enterprises,
          Mineral Energy Company, G Mineral Energy Sub and B Mineral Energy Sub (attached as
          Annex A to the Joint Proxy Statement/Prospectus and incorporated by reference herein).
3.1       Articles of Incorporation of Mineral Energy Company.
3.2       Bylaws of Mineral Energy Company.
3.3       Amended and Restated Articles of Incorporation of Mineral Energy Company to be
          effective at the time of the Business Combination (attached as Annex J to the Joint
          Proxy Statement/Prospectus and incorporated by reference herein).
3.4       Amended and Restated Bylaws of Mineral Energy Company to be effective at the time of the Business Combination (attached as Annex K to the Joint Proxy Statement/Prospectus and incorporated by reference herein).
5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the Mineral
          Energy Company Stock being registered.
8.1       Form of opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.
8.2       Form of opinion of Shearman & Sterling as to certain tax matters.
10.1      Employment Agreement dated October 12, 1996 between Mineral Energy Company and
          Richard D. Farman (attached as Annex E to the Joint Proxy Statement/Prospectus and
          incorporated by reference herein).
10.2      Employment Agreement dated October 12, 1996 between Mineral Energy Company and
          Stephen L. Baum (attached as Annex F to the Joint Proxy Statement/Prospectus and
          incorporated by reference herein).
10.3      Employment Agreement dated October 12, 1996 between Mineral Energy Company and Warren
          I. Mitchell (attached as Annex G to the Joint Proxy Statement/Prospectus and
          incorporated by reference herein).

EXHIBIT
NUMBER                                   DESCRIPTION OF DOCUMENT
-------   -------------------------------------------------------------------------------------
10.4      Employment Agreement dated October 12, 1996 between Mineral Energy Company and Donald
          E. Felsinger (attached as Annex H to the Joint Proxy Statement/Prospectus and
          incorporated by reference herein).
10.5      Operating Agreement of Mineral JV, LLC dated as of January 13, 1997.
21.1      Subsidiaries of the Registrant.
23.1      Consent of Deloitte & Touche LLP, Pacific Enterprises' independent accountants.
23.2      Consent of Deloitte & Touche LLP, Enova Corporation's independent accountants.
23.3      Consent of Skadden, Arps, Slate, Meagher & Flom LLP, contained in their opinions filed as Exhibits 5.1 and 8.1.
23.4      Consent of Barr Devlin & Co. Incorporated, financial advisor to Pacific Enterprises.
23.5      Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to
          Pacific Enterprises.
23.6      Consent of Morgan Stanley & Co., Incorporated, financial advisor to Enova
          Corporation.
23.7      Consent of Shearman & Sterling, contained in their opinion filed as Exhibit 8.2.
23.8      Consent of HGP, Inc., electrical generation (nuclear, fossil), and transmission and distribution consultants.
24.1      Powers of Attorney, contained in the signature page hereto.
99.1      Forms of Proxies and Voting Instruction to be used in connection with the Special
          Meeting of Shareholders of Pacific Enterprises.
99.2      Form of Proxy to be used in connection with the Special Meeting of Shareholders of
          Enova Corporation.

     (b) Financial Statement Schedules

         Schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and have been omitted.

     (c) Opinions of Financial Advisors.

         (1) Opinion of Barr Devlin & Co. Incorporated (attached as Annex B to the Joint Proxy Statement/Prospectus and incorporated by reference herein).

         (2) Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (attached as Annex C to the Joint Proxy Statement/Prospectus and incorporated by reference herein).

         (3) Opinion of Morgan Stanley & Co. Incorporated (attached as Annex D to the Joint Proxy Statement/Prospectus and incorporated by reference herein).

ITEM 22. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          1. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of
     1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          2. That, prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          3. That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 20 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          5. To respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          6. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 5, 1997.

                                          MINERAL ENERGY COMPANY

                                          By:     /s/  RICHARD D. FARMAN

                                            ------------------------------------
                                              Richard D. Farman
                                              President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Mineral Energy Company, hereby severally and individually constitute and appoint Gary W. Kyle and Kevin
C. Sagara, and each of them, the true and lawful attorneys and agents (with full power of substitution and resubstitution in each case) of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all pre-effective or post-effective amendments to this registration statement on Form S-4 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                 TITLE                    DATE
-----------------------------------------------   ---------------------------   -----------------

                /s/  RICHARD D. FARMAN              President and Director       February 5, 1997
-----------------------------------------------
               Richard D. Farman
                  /s/  STEPHEN L. BAUM              Vice-President, Chief        February 5, 1997
-----------------------------------------------     Financial and Accounting
                Stephen L. Baum                     Officer and Director

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                  DESCRIPTION
  ------   -------------------------------------------------------------------------
   2.1     Agreement and Plan of Merger and Reorganization, dated as of October 12,
           1996, as amended as of January 13, 1997, by and among Enova Corporation,
           Pacific Enterprises, Mineral Energy Company, G Mineral Energy Sub and B
           Mineral Energy Sub (attached as Annex A to the Joint Proxy
           Statement/Prospectus and incorporated by reference herein)...............
   3.1     Articles of Incorporation of Mineral Energy Company......................
   3.2     Bylaws of Mineral Energy Company.........................................
   3.3     Amended and Restated Articles of Incorporation of Mineral Energy Company
           to be effective at the time of the Business Combination (attached as
           Annex J to the Joint Proxy Statement/Prospectus and incorporated by reference herein)........................................................
   3.4     Amended and Restated Bylaws of Mineral Energy Company to be effective at the time of the Business Combination (attached as Annex K to the Joint
           Proxy Statement/Prospectus and incorporated by reference herein).........
   5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the Mineral Energy Company Stock being registered........................
   8.1     Form of opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters..............................................................
   8.2     Form of opinion of Shearman & Sterling as to certain tax matters.........
  10.1     Employment Agreement dated October 12, 1996 between Mineral Energy
           Company and Richard D. Farman (attached as Annex E to the Joint Proxy
           Statement/Prospectus and incorporated by reference herein)...............
  10.2     Employment Agreement dated October 12, 1996 between Mineral Energy
           Company and Stephen L. Baum (attached as Annex F to the Joint Proxy
           Statement/Prospectus and incorporated by reference herein)...............
  10.3     Employment Agreement dated October 12, 1996 between Mineral Energy
           Company and Warren I. Mitchell (attached as Annex G to the Joint Proxy
           Statement/Prospectus and incorporated by reference herein)...............
  10.4     Employment Agreement dated October 12, 1996 between Mineral Energy
           Company and Donald E. Felsinger (attached as Annex H to the Joint Proxy
           Statement/Prospectus and incorporated by reference herein)...............
  10.5     Operating Agreement of Mineral JV, LLC dated as of January 13, 1997......
  21.1     Subsidiaries of the Registrant...........................................
  23.1     Consent of Deloitte & Touche LLP, Pacific Enterprises' independent accountants..............................................................
  23.2     Consent of Deloitte & Touche LLP, Enova Corporation's independent accountants..............................................................
  23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP, contained in their opinions filed as Exhibits 5.1 and 8.1...................................
  23.4     Consent of Barr Devlin & Co. Incorporated, financial advisor to Pacific
           Enterprises..............................................................
  23.5     Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to Pacific Enterprises...........................................
  23.6     Consent of Morgan Stanley & Co., Incorporated, financial advisor to Enova
           Corporation..............................................................
  23.7     Consent of Shearman & Sterling, contained in their opinion filed as
           Exhibit 8.2..............................................................
  23.8     Consent of HGP, Inc., electrical generation (nuclear, fossil) and transmission and distribution consultants................................
  24.1     Powers of Attorney, contained in the signature page hereto...............
  99.1     Forms of Proxies and Voting Instruction to be used in connection with the
           Special Meeting of Shareholders of Pacific Enterprises...................
  99.2     Form of Proxy to be used in connection with the Special Meeting of
           Shareholders of Enova Corporation........................................